   As filed with the Securities and Exchange Commission on November 13, 1998
                                                 Registration No. 333-__________

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                   FORM S-1
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933
                            WORONOCO BANCORP, INC.

                             WORONOCO SAVINGS BANK
                         401(K) EMPLOYEE BENEFIT PLAN
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                            6036                       BEING APPLIED FOR
(State or Other Jurisdiction of     (Primary Standard Industrial  (IRS Employer Identification No.)
 Incorporation or Organization)      Classification Code Number)

                                31 COURT STREET
                      WESTFIELD, MASSACHUSETTS 01085-0978
                                (413) 568-9141
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                             CORNELIUS D. MAHONEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             WORONOCO SAVINGS BANK
                                31 COURT STREET
                      WESTFIELD, MASSACHUSETTS 01085-0978
                                (413) 568-9141
           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                  Copies to:
                         DOUGLAS P. FAUCETTE, ESQUIRE
                            KENT M. KRUDYS, ESQUIRE
                          MULDOON, MURPHY & FAUCETTE
                          5101 WISCONSIN AVENUE, N.W.
                            WASHINGTON, D.C. 20016
                                (202) 362-0840


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /
                               ----

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering. /   /
                                              ----

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same
offering.   /   /
            ----

If delivery of the prospectus is expected to be made pursuant to Rule 434,
please check the following box. /   /
                                ----


                                    CALCULATION OF REGISTRATION FEE
====================================================================================================
                                                 Proposed Maximum   Proposed Maximum      Amount of
Title of each Class of            Amount to       Offering Price   Aggregate Offering   Registration
Securities to be Registered     be Registered        Per Unit           Price (2)            Fee
---------------------------     -------------    ----------------  ------------------   ------------

Common Stock                     5,998,860
$.01 par value                   Shares(1)                 $10.00         $59,988,600        $16,677
---------------------------     -------------    ----------------  ------------------   ------------
Participation                             (3)        _______                 $726,478             (4)
Interests
====================================================================================================

(1) Includes shares of Common Stock to be issued to the Woronoco Savings Charitable Foundation, a private foundation.
(2) Estimated solely for the purpose of calculating the registration fee.
(3) In addition, pursuant to Rule 416(c) under the Securities Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(4) The securities of Woronoco Bancorp, Inc. to be purchased by Woronoco Savings Bank 401(k) Employee Benefit Plan are included in the amount shown for Common Stock. Accordingly, no separate fee is required for the participation interests. In accordance with Rule 457(h) of the Securities Act, as amended, the registration fee has been calculated on the basis of the number of shares of Common Stock that may be purchased with the current assets of such Plan.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

[To be used in connection with sales to Participants in the WORONOCO SAVINGS BANK 401(k) Plan]


PROSPECTUS SUPPLEMENT
---------------------


                             WORONOCO BANCORP, INC.

                             WORONOCO SAVINGS BANK
                                  401(K) PLAN
        (PARTICIPATION INTERESTS IN UP TO 72,647 SHARES OF COMMON STOCK)

                            ________________________
     This Prospectus Supplement relates to the offer and sale to participants (the "Participants") in the Woronoco Savings Bank 401(k) Plan (the "Plan") of participation interests and shares of common stock, par value $.01 per share of Woronoco Bancorp, Inc. (the "Common Stock"), as set forth herein.

     In connection with the proposed conversion (the "Conversion") of the Bank from a Massachusetts-chartered mutual savings bank to a Massachusetts-chartered stock savings bank and the simultaneous offering of Woronoco Bancorp, Inc. (the "Company") Common Stock the Plan will be amended to permit the investment of Plan assets in the Common Stock. The amended Plan will permit Participants to direct the trustee of the Plan (the "Trustee") to invest in the Common Stock with amounts in the Plan attributable to such Participants. Such investments in the Common Stock will be made by means of the Woronoco Bancorp, Inc. Stock Fund (the "Employer Stock Fund"). Based upon the value of the Plan assets at September 30, 1998, 72,647 shares of the Common Stock could be purchased with Plan assets (assuming a purchase price of $10.00 per share). This Prospectus Supplement relates to the initial election of participants to direct that all or a portion of their accounts be invested in the Employer Stock Fund in connection with the Conversion and also their election to direct such investments after the offering is completed.

     The prospectus dated _______________________________, 1999, of the Company
(the "Prospectus"), which is attached to this Prospectus Supplement, includes detailed information with respect to the Conversion, the Common Stock and the financial condition, results of operations and business of the Bank. This Prospectus Supplement, which provides detailed information with respect to the Plan, should be read only in conjunction with the Prospectus and should be retained for future reference.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PARTICIPANT, SEE "RISK FACTORS."

     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS ____________________, 1999.

     THE INTERESTS IN THE PLAN AND THE OFFERING OF THE COMMON STOCK HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS DIVISION OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION, OR ANY OTHER STATE OR FEDERAL AGENCY OR ANY STATE SECURITIES COMMISSION, NOR HAS SUCH COMMISSION OR OTHER AGENCY OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

     THE INTEREST OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT FEDERALLY INSURED OR GUARANTEED, NOR ARE THE SHARES OF COMMON STOCK GUARANTEED BY THE COMPANY OR THE BANK. THE ENTIRE AMOUNT OF A PURCHASER'S PRINCIPAL IS SUBJECT TO LOSS.

     No person has been authorized to give any information or to make any representations other than those contained in the Prospectus or this Prospectus Supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by the Bank or the Plan. This Prospectus Supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Bank or the Plan since the date hereof, or that the information herein contained or incorporated by reference is correct as of any time subsequent to the date hereof.

                               TABLE OF CONTENTS


THE OFFERING....................................................................
     Securities Offered.........................................................
     Election to Purchase the Common Stock in the Conversion....................
     Value of Participation Interests...........................................
     Method of Directing Transfer...............................................
     Time for Directing Transfer................................................
     Irrevocability of Transfer Direction.......................................
     Direction to Purchase the Common Stock After the Conversion................
     Purchase Price of the Common Stock.........................................
     Nature of a Participant's Interest in the Common Stock.....................
     Voting and Tender Rights of the Common Stock...............................

DESCRIPTION OF THE PLAN.........................................................
     Introduction...............................................................
     Eligibility and Participation..............................................
     Contributions Under the Plan...............................................
     Limitations on Contributions...............................................
     Investment of Contributions................................................
     Benefits Under the Plan....................................................
     Withdrawals and Distributions From the Plan................................
     Administration of the Plan.................................................
     Reports to Plan Participants...............................................
     Plan Administrator.........................................................
     Amendment and Termination..................................................
     Merger, Consolidation or Transfer..........................................
     Federal Income Tax Consequences............................................
     ERISA and Other Qualification..............................................
     Restrictions on Resale.....................................................
     SEC Reporting and Short-Swing Profit Liability.............................
     Financial Information Regarding Plan Assets................................



CONTRIBUTION AND INVESTMENT FORM................................................

                                  THE OFFERING


SECURITIES OFFERED

     The securities offered hereby are participation interests in the Plan. Up to 72,647 shares (assuming the actual purchase price is $10.00 per share) of the Common Stock may be acquired by the Plan to be held in the Employer Stock Fund. The Company is the issuer of the Common Stock. Only employees of the Bank (hereinafter referred to as the "Employer") may participate in the Plan. The Common Stock to be issued hereby is conditioned on the consummation of the Conversion. A Participant's investment in the Employer Stock Fund in connection with the Conversion is subject to priorities set forth in the Plan of Conversion.

     Information with regard to the Plan is contained in this Prospectus Supplement and information with regard to the Conversion and the financial condition, results of operations and business of the Bank is contained in the attached Prospectus. The address of the principal executive office of the Bank is 31 Court Street, Westfield, Massachusetts 01086-0978. The Bank's telephone number is (413) 568-9141.

ELECTION TO PURCHASE THE COMMON STOCK IN THE CONVERSION

     In connection with the Bank's Conversion, the Plan will be amended to permit each Participant to direct that all or part of the funds which represent his or her beneficial interest in the assets of the Plan may be transferred to the Employer Stock Fund. The Trustee of the Plan will subscribe for Common Stock offered for sale in connection with the Conversion in accordance with each Participant's direction. In the event the Conversion Offering is oversubscribed and the Trustee is unable to use the full amount allocated by a Participant to purchase Common Stock in the Conversion Offering, the amount that is not invested in the Employer Stock Fund will be reallocated on a pro rata basis to the other investment options that the Participant has selected. If a Participant fails to direct the investment of his or her account, the Participant's account balance will remain in the other investment options of the Plan previously directed by the Participant.

     The ability of each Participant to invest in the Employer Stock Fund will be based on such Participant's status as an Eligible Account Holder (depositors whose accounts with the Bank totalled $50.00 or more on July 31, 1997) or Supplemental Eligible Account Holder (depositors whose account totalled $50.00 or more on June 30, 1998) pursuant to the Plan of Conversion. No Eligible Account Holders or Supplemental Eligible Account Holders may purchase in the Subscription Offering more than $200,000 of the Common Stock. To the extent that Participants fall into one of the Subscription Offering categories, they have subscription rights to purchase shares of Common Stock in the Subscription Offering and are being permitted to use funds in their Plan account to pay for the Common Stock that they subscribed for.

VALUE OF PARTICIPATION INTERESTS

     The market value of the assets of the Plan, as of September 30, 1998, was $726,478 and each Participant was informed of the value of his or her beneficial interest in the Plan. This value represented the past contributions to the Plan by the Participants and any earnings or losses thereon, less previous withdrawals.

METHOD OF DIRECTING TRANSFER

     The last page of this Prospectus Supplement is a form to direct a transfer to the Employer Stock Fund (the "Contribution and Investment Form"). If a Participant wishes to transfer all or part (in multiples of not less than 1%) of his or her beneficial interest in the assets of the Plan to the Employer Stock Fund, he or she should complete the Contribution and Investment Form. If a Participant does not wish to make such an election, he or she does not need to take any action.

TIME FOR DIRECTING TRANSFER

     The deadline for submitting a direction to transfer amounts to the Employer Stock Fund which will purchase the Common Stock issued in connection with the Conversion is ten (10) days prior to ____________________ (the "Expiration Date") of the Offering. The Contribution and Investment Form should be returned to the Bank's Human Resources Department by _:__ p.m. on such date.

IRREVOCABILITY OF TRANSFER DIRECTION

     A Participant's direction to transfer amounts credited to such Participant's account in the Plan to the Employer Stock Fund shall be irrevocable.

DIRECTION TO PURCHASE THE COMMON STOCK AFTER THE CONVERSION

     After the Conversion, a Participant shall be able to direct that a certain percentage (in multiples of not less than 1%) of the net value of such Participant's interests in the trust fund established for the Plan (the "Trust Fund") be transferred to the Employer Stock Fund and invested in the Common Stock, or to the other investment funds available under the Plan. Alternatively, a Participant may direct that a certain percentage of such Participant's interest in the Employer Stock Fund be transferred to the Trust Fund to be invested in accordance with the terms of the Plan. Participants will be permitted to direct that future contributions made to the Plan by or on their behalf will be invested in the Common Stock. Following the initial election, the allocation of a Participant's interest in the Employer Stock Fund may be changed on the first day of any calendar quarter by submitting to the Savings Bank Employees Retirement Association ("SBERA") the requisite change form which is available from the Bank's Human Resources Department. Special restrictions apply to transfers directed by those participants who are officers, directors and principal shareholders of the Bank who are subject to the provisions of
Section 16(b) of the Securities Exchange Act of 1934, as amended (the "1934
Act").

PURCHASE PRICE OF THE COMMON STOCK

     The funds transferred to the Employer Stock Fund for the purchase of the Common Stock in connection with the Conversion will be used by the Trustee to purchase shares of the Common Stock. The price to be paid by the Trust Fund for such shares of the Common Stock will be the same price as is paid by all persons who purchase shares of the Common Stock in the Conversion.

     The Common Stock purchased by the Trustee after the Conversion will be acquired in open market transactions. The prices paid by the Trustee for shares of the Common Stock will not exceed "adequate consideration" as defined in
Section 3(18) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Transaction fees associated with purchase, sale or transfer of the Common Stock after the Conversion will be paid by the Employer Stock Fund.

NATURE OF A PARTICIPANT'S INTEREST IN THE COMMON STOCK

     The Common Stock will be held in the name of the Plan, as Trustee. Shares of Common Stock acquired at the direction of a Participant will be allocated to the Participant's account under the Plan. Therefore, earnings with respect to a Participant's account should not be affected by the investment designations (including investments in Common Stock) of other Participants. The Plan Administrator will vote such allocated shares, if any, as described in the following paragraph under the heading "Voting and Tender Rights of Common Stock."

VOTING AND TENDER RIGHTS OF THE COMMON STOCK

     The Plan Administrator generally will exercise voting rights attributable to all the Common Stock held by the Employer Stock Fund. With respect to matters involving tender offers for the Company, the Plan Administrator will vote such allocated shares, if any, as directed by a Participant with interests in the Employer Stock Fund. Each Participant will be allocated voting instruction rights reflecting such Participant's proportion interest in the Employer Stock Fund. The number of shares of the Common Stock held in the Employer Stock Fund that are voted in the affirmative and negative on each matter shall be proportionate to the number of voting instruction rights exercised in the affirmative and negative, respectively. For matters not involving a tender offer, the Plan Administrator will vote such allocated shares in his own discretion and Participants will not have an opportunity to direct the voting of shares.

                            DESCRIPTION OF THE PLAN

I.     INTRODUCTION

     Effective July 1, 1994, the Bank adopted the Woronoco Savings Bank 401(k) Plan in SBERA Trust. On ______, 1998, the Plan was amended to provide for the Employer Stock Fund. The Plan is a cash or deferred arrangement established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986 (the "Code"). The Plan, as amended, will be submitted to the Internal Revenue Service (the "IRS") in a timely manner for a determination that the amended Plan is qualified under Section 401(a) of the Code, and that its related trust(s) are qualified under Section 501(a) of the Code. The Employer intends that the Plan, in operation, will comply with the requirements under
Section 401(a) and Section 401(k) of the Code. The Employer will adopt any amendments to the Plan that may be necessary to ensure the qualified status of the Plan under the Code and applicable Treasury Regulations.

     Employee Retirement Income Security Act.  The Plan is an "individual
     ---------------------------------------
account plan" other than a "money purchase pension plan" within the meaning of ERISA. As such, the Plan is subject to all of the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Internal Revenue Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA which by their terms do not apply to an individual account plan (other than a money purchase pension plan). The Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. Neither the funding requirements contained in Part 3 of Title I of ERISA nor the plan termination insurance provisions contained in Title IV of ERISA will be extended to participants (as defined below) or beneficiaries under the Plan.

     APPLICABLE FEDERAL LAW REQUIRES THE PLAN TO IMPOSE SUBSTANTIAL RESTRICTIONS ON THE RIGHT OF A PLAN PARTICIPANT TO WITHDRAW AMOUNTS HELD FOR HIS BENEFIT UNDER THE PLAN PRIOR TO THE PARTICIPANT'S TERMINATION OF EMPLOYMENT WITH THE BANK. A SUBSTANTIAL FEDERAL TAX PENALTY MAY ALSO BE IMPOSED ON WITHDRAWALS MADE PRIOR TO THE PARTICIPANT'S ATTAINMENT OF AGE 59-1/2, REGARDLESS OF WHETHER SUCH A WITHDRAWAL OCCURS DURING HIS EMPLOYMENT WITH THE BANK OR AFTER TERMINATION OF EMPLOYMENT.

     Reference to Full Text of Plan.  The following statements are summaries of
     ------------------------------
certain provisions of the Plan. They are not complete and are qualified in their entirety by the full text of the Plan. Copies of the Plan are available to all employees by filing a request with the Plan Administrator, Thomas Forese, Jr., Savings Banks Employees Retirement Association, One Linscott Road, Woburn, Massachusetts 01801. The Plan Administrator's telephone number is (781) 938-3500. Each employee is urged to read carefully the full text of the Plan.

II.    ELIGIBILITY AND PARTICIPATION

     Any employee of the Employer may participate in the Plan on the first day of the month following satisfaction of certain eligibility requirements. A Year of Service is defined as the 12 month period during which an employee completes at least 1,000 hours of service with the Bank.

     As of September 30, 1998, there were approximately 116 employees eligible to participate in the Plan, and 102 employees had elected to participate in the Plan.

III.   CONTRIBUTIONS UNDER THE PLAN

     401(k) Plan Contributions.  Each Participant of the Plan is permitted to
     -------------------------
elect to defer such Participant's Pay (as defined below) on a pre-tax basis up to the lesser of 15% of annual Pay (expressed in terms of whole percentages) or the applicable limit under the Code (for 1998, the applicable limit is $10,000) and subject to certain other restrictions imposed by the Code, and to have that amount contributed to the Plan on such Participant's behalf. For purposes of the Plan, "Pay" means, generally, a Participant's total pay received from the Bank as reported on IRS Form W-2 for purposes of income-tax withholding. In 1998, the annual Pay of each Participant taken into account under the Plan was and is limited to $160,000. (Limits established by the IRS are subject to increase pursuant to an annual cost of living adjustment, as permitted by the
Code). A Participant may elect to modify the amount contributed to the Plan, effective on the first day of the month, by filing a new deferral agreement at least 15 days prior to the effective date of the modification.

     Employer Contributions.  The Bank currently makes matching contributions to
     ----------------------
the Plan up to 3% of the Participant's deferred Pay for the Plan Year. The Plan does not require that the Bank make a matching contribution.

IV.    LIMITATIONS ON CONTRIBUTIONS

     Limitation on Employee Salary Deferral.  The annual amount of deferred Pay
     --------------------------------------
of a Participant (when aggregated with any elective deferrals of the Participant under a simplified employee pension plan or a tax-deferred annuity) may not exceed the limitation contained in Section 402(g) of the Code, adjusted for increases in the cost of living as permitted by the Code (the limitation for 1998 is $10,000). Contributions in excess of this limitation ("excess deferrals") will be included in the Participant's gross income for federal income tax purposes in the year they are made. In addition, any such excess deferral will again be subject to federal income tax when distributed by the Plan to the Participant, unless the excess deferral (together with any income allocable thereto) is distributed to the Participant not later than the first April 15th following the close of the taxable year in which the excess deferral is made. Any income on the excess deferral that is distributed not later than such date shall be treated, for federal income tax purposes, as earned and received by the Participant in the taxable year in which the distribution is made.

     Limitations on Annual Additions and Benefits.  Pursuant to the requirements
     --------------------------------------------
of the Code, the Plan provides that the amount of contributions allocated to each Elective Deferral Account and Employer Matching Contribution Account during any Plan Year may not exceed the lesser of 25% of the participant's (S)415 Compensation for the Plan Year or $30,000 (adjusted for increases in the cost of living as permitted by the Code). A participant's (S)415 Compensation is a participant's Compensation, excluding any Employer contribution to the Plan or to any other plan of deferred compensation or any distributions from a plan of deferred compensation. In addition, annual additions shall be limited to the extent necessary to prevent the limitations set forth in the Code for all of the qualified defined benefit plans and defined contribution plans maintained by the Bank from being exceeded.

     Limitation on Plan Contributions for Highly Compensated Employees.
     -----------------------------------------------------------------
Sections 401(k) and 401(m) of the Code limit the amount of deferred compensation that may be made to the Plan in any Plan Year on behalf of Highly Compensated Employees (defined below) in relation to the amount of deferred compensation made by or on behalf of all other employees eligible to participate in the Plan. Specifically, the percentage of elective deferrals made on behalf of a Participant who is a Highly Compensated Employee shall be limited so that the Average Actual Deferral Percentage for the group of such Highly Compensated Employees for the Plan Year does not exceed the greater of (i) the Average Actual Deferral Percentage for the group of eligible Employees who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or (ii) the Average Actual Deferral Percentage for the group of eligible Employees who are Non-Highly Compensated Employees for the Plan Year, multiplied by two (2); provided that the difference in the Average Actual Deferral Percentage for eligible Non-Highly Compensated Employees does not exceed two percent (2%). Use of this alternative limitation shall be subject to the provisions of Income Tax Regulations Section 1.401(m)-2 regarding the multiple use of the alternative deferral test set forth in Sections 401(k) and 401(m) of the Code.

     In general, a Highly Compensated Employee includes any employee who, (1) was a five percent owner of the Employer at any time during the year or preceding year; or (2) had compensation for the preceding year in excess of $80,000 and, if the Employer so elects, was in the top 20% of employees by compensation for such year. The dollar amounts in the foregoing sentence are for 1998. Such amounts are adjusted annually to reflect increases in the cost of living.

      In addition, the compensation of an employee who is a family member of a 5% owner, or one of the ten most highly compensated employees during the relevant period is aggregated with that of the Highly Compensated Employee. All such family members are treated as a single employee with respect to the application of the limitations on Highly Compensated Employees.

     In order to prevent the disqualification of the Plan, any amount contributed by Highly Compensated Employees that exceed the average deferral limitation in any Plan Year ("excess contributions"), together with any income allocable thereto, must be distributed to such Highly Compensated Employees before the close of the following Plan Year. However, the Employer will be subject to a 10% excise tax on any excess contributions unless such excess contributions, together with any income allocable thereto, either are recharacterized or are distributed before the close of the first 2 1/2 months following the Plan Year to which such excess contributions relate.

     Top-Heavy Plan Requirements.  If for any Plan Year the Plan is a Top-Heavy
     ---------------------------
Plan (as defined below), then (i) the Bank may be required to make certain minimum contributions to the Plan on behalf of non-key employees (as defined below), and (ii) certain additional restrictions would apply with respect to the combination of annual additions to the Plan and projected annual benefits under any defined benefit plan maintained by the Bank.

     In general, the Plan will be regarded as a "Top-Heavy Plan" for any Plan Year if, as of the last day of the preceding Plan Year, the aggregate balance of the Accounts of participants who are Key Employees (as defined below) exceeds 60% of the aggregate balance of the Accounts of all participants. Key Employees generally include any employee who, at any time during the Plan Year or any of the four preceding Plan Years, is (1) an officer of the Bank having annual compensation in excess of $60,000 who is in an administrative or policy-making capacity, (2) one of the ten employees having annual compensation in excess of $30,000 and owning, directly or indirectly, the largest interests in the Bank,
(3) a 5% owner of the Bank, (i.e., owns directly or indirectly more than 5% of the stock of the Bank, or stock possessing more than 5% of the total combined voting power of all stock of the Bank) or (4) a 1% owner of the Bank having annual compensation in excess of $150,000. The dollar amounts in the foregoing sentence are for 1998.

V.     INVESTMENT OF CONTRIBUTIONS

     All amounts credited to participants' Accounts under the Plan are held in the Plan Trust (the "Trust") which is administered by the Trustee appointed by the Bank's Board of Directors.

     Prior to [INSERT DATE OF PROSPECTUS HERE], the Accounts of a Participant held in the Trust have been invested by the Trustee at the direction of the Participant in the following funds:

     MONEY MARKET ACCOUNT: This Account seeks to maximize current income while preserving capital and liquidity. The Account intends to maintain a consistent net cash value of $1.00 per share. The objective of the Account is to consistently out-perform the Donoghue Money Fund Average. The Account is managed by the Savings Bank Employees Retirement Association.

     ASSET ALLOCATION ACCOUNT: This Account seeks to offer a competitive long-term total return and below-average volatility through a balanced and diversified investment approach. The Account invests in a carefully selected portfolio of mutual funds that emphasizes either equity, fixed income, or money market securities, both foreign and domestic. The Asset Allocation Account is managed by Putnam Investments.

     EQUITY ACCOUNT: This Account seeks long-term growth of capital and income by investing in common stocks of domestic and foreign companies. This account is managed by five investment advisors selected by the Board of Trustees of the Savings Bank Employees Retirement Association.

     BOND ACCOUNT: This Account's objective is to produce a positive real rate of return after inflation with a high degree of stability and limited volatility. The entire portfolio will be invested in United States Treasury obligations, Government National Mortgage Association mortgage-backed certificates, other United States Agency obligations and cash equivalents. The goal of the Account is to exceed the returns of the Lehman Brothers Mortgage Backed securities Index. The Account is managed by Putnam Investment Management.

     ENHANCED INDEX ACCOUNT: This Account is a domestic common stock portfolio. The goal of the account is to consistently provide excess returns over the Standard & Poor's 500 Index. The account seeks to control risk by maintaining portfolio characteristics and industry weights similar to those of the S&P 500 Index. This account is managed by the Fidelity Management Trust Company.

     INDEX 500 ACCOUNT: This Account attempts to provide investment results that parallel the performance of the Standard & Poor's 500 Composite Stock Price Index. The portfolio holds all of the 500 underlying securities in proportion to their weighting in the Index. Given this objective, the account is expected to provide investors with long-term growth of capital and income. This account is administered by the Vanguard Group.

     INTERNATIONAL EQUITY ACCOUNT: This Account's objective is to obtain long-term growth through a diversified portfolio of marketable equity securities of foreign companies. The performance objective is to outperform the Morgan Stanley Capital International EAFE (Europe, Australia, Far East) Index in U.S. dollars over a market cycle. This account is managed by Putnam International Equity Management.

     SMALL CAP EQUITY ACCOUNT: This Account's investment objective is capital appreciation. The account is designed for participants willing to assume above-average risk in exchange for above-average capital potential. The account invests primarily in common stocks of small to medium-sized companies that the account's investment advisor believes have potential for capital appreciation significantly greater than the market average. The account is administered by Putnam Investment Management.

     The Plan, as amended, will provide that in addition to the Accounts specified above, a Participant who is employed by the Bank may direct the Trustee to invest all or a portion of his Account balance in the Employer Stock Fund.

     On the first day of any calendar quarter a Participant may elect (in increments of 1%), to have both past and future contributions and additions to his Accounts invested in the Employer Stock Fund. These elections will be effective as of the last day of the calendar quarter for which the election is made, provided that written notice is filed with the administrator at least 15 days before it is to become effective. Any amounts credited to a Participant's Account for which investment directions are not given will be invested in the Money Market Account in accordance with the terms of the Plan.

     A.   Previous Funds.
          --------------

     Prior to the Conversion, contributions under the Plan were invested in the Funds specified below. The annual percentage return on these funds for the prior three years was:

                                           1997    1996     1995
                                        -----------------------

      a.  Money Market Account             5.45%   5.43%   5.83%
      b.  Asset Allocation Account        14.57   12.17   28.92
      c.  Equity Account                  21.99   21.09   29.49
      d.  Bond Account                     8.79    5.10   16.28
      e.  Enhanced Index Account          29.03   22.51   39.47(1)
      f.  Index 500 Account               33.28   22.91   37.41
      g.  International Equity Account    12.61   15.43    4.85
      h.  Small Cap Equity Account        17.20   28.72   38.18

     __________________
     (1)   Fidelity Select Equity Account

     B.       The Employer Stock Fund.
          ----------------------------


     The Employer Stock Fund will consist of investments in Common Stock made on and after the effective date of the Conversion. After the Conversion, the Trustee will, to the extent practicable, use all amounts held by it in the Employer Stock Fund, including cash dividends paid on Common Stock held in the Employer Stock Fund, to purchase shares of Common Stock of the Company. It is expected that all purchases will be made at prevailing market prices. Under certain circumstances, the Trustee may be required to limit the daily volume of shares purchased. Pending investment in Common Stock, assets held in the Employer Stock Fund will be placed in the Money Market Account.

     As of the date of this Prospectus Supplement, none of the shares of Common Stock have been issued or are outstanding and there is not established market for the Common Stock. Accordingly, there is no record of the historical performance of the Employer Stock Fund. Performance will be dependent upon a number of factors, including the financial condition and profitability of the Company and the Bank and market conditions for the Common Stock generally.

     INVESTMENTS IN THE EMPLOYER STOCK FUND MAY INVOLVE CERTAIN SPECIAL RISKS IN INVESTMENTS IN THE COMMON STOCK OF THE COMPANY. FOR A DISCUSSION OF THESE RISK FACTORS, SEE "RISK FACTORS" IN THE PROSPECTUS.

VI.    BENEFITS UNDER THE PLAN

     Vesting.  A Participant, at all times, has a fully vested, nonforfeitable
     -------
interest in his Account under the Plan.

VII. WITHDRAWALS AND DISTRIBUTIONS FROM THE PLAN

     Withdrawals Prior to Termination of Employment.  Plan participants may take
     ----------------------------------------------
in-service distributions under limited circumstances in the form of hardship distributions and Plan loans. Participants can apply for Plan loans through the Human Resources Department by completing a Loan Application which is filed with the Plan Administrator for processing. All Plan loans are repaid by payroll withholding and no Participant can have more than one loan outstanding at a time. Participants can apply for a minimum of $1,000 and a maximum of the lesser of $50,000 or 50% of a Participant's total vested Account balance. Participants may also be eligible for hardship withdrawals. In order to qualify for a hardship withdrawal, a Participant must have an immediate and substantial need to meet certain expenses and have no other reasonably available resources to meet the financial need. If a Participant qualifies for a hardship distribution, the distribution will be made, pro rata, from the Investment Funds in which a participant has invested his or her Account balances. Participants may not make more than one hardship withdrawal in any calendar year.

     Distribution Upon Retirement or Disability.  Unless an optional form of
     ------------------------------------------
benefit has been elected, the automatic form of benefit payable to a Participant who retires, incurs a disability, or otherwise terminates employment shall be a life annuity (for married participants, a qualified joint and survivor annuity). A Participant may elect to receive a lump sum payment; however, if the Participant is married, spousal consent is required.

     Distribution Upon Death.  A Participant who dies prior to the benefit
     -----------------------
commencement date for retirement, disability or termination of employment shall have his or her benefits paid to the surviving spouse or beneficiary under one or more of the forms available under the Plan.

     Distribution Upon Termination for Any Other Reason.  Distribution of
     --------------------------------------------------
benefits to a Participant who terminates employment for any reason other than retirement, disability or death whose account balance exceeds $5,000 will be made on the Participant's normal retirement date unless the Participant requests otherwise. Distribution of benefits to Participants whose account balances do not exceed $5,000 will be made as soon as administratively practicable following termination of employment but shall be made on the occurrence of an event which would result in a distribution had the Participant remained in the employ of the Bank (i.e., upon the Participant's death, disability, or attainment of early or normal retirement age). Alternatively, at the Participant's election, a Participant may receive a distribution of his account after he ceases to be an employee.

     Nonalienation of Benefits.  Except with respect to federal income tax
     -------------------------
withholding and as provided with respect to a qualified domestic relations order (as defined in the Code), benefits payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or otherwise dispose of any rights to benefits payable under the Plan shall be void.

ADMINISTRATION OF THE PLAN

     The Trustee with respect to the Plan is the named fiduciary of the Plan for purposes of Section 402 of ERISA.

     Trustees.  The Trustee is appointed by the Board of Trustees of the Bank to
     --------
serve at its pleasure. The Savings Bank Employees Retirement Association ("SBERA") has been appointed as trustee of the Employer Stock Fund.

     The Trustee receives, holds and invests the contributions to the Plan in trust and distributes them to participants and beneficiaries in accordance with the terms of the Plan and the directions of the Plan Administrator. The Trustee is responsible for investment of the assets of the Trust.

REPORTS TO PLAN PARTICIPANTS

     The Plan Administrator will furnish to each participant a statement at least quarterly showing (i) the balance in the participant's Account as of the end of that period, (ii) the amount of contributions allocated to such participant's Account for that period, and (iii) the adjustments to such participant's Account to reflect earnings or losses (if any).

PLAN ADMINISTRATOR

     Currently, the Plan Administrator is Thomas Forese, Jr., SBERA, One Linscott Road, Woburn, Massachusetts 01801, (781) 938-3500. The Plan Administrator is responsible for the administration of the Plan, interpretation of the provisions of the Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the Plan, maintenance of Plan records, books of account and all other data necessary for the proper administration of the Plan, and preparation and filing of all returns and reports relating to the Plan which are required to be filed with the U.S. Department of Labor and the IRS, and for all disclosures required to be made to participants, Beneficiaries and others under Sections 104 and 105 of ERISA.

AMENDMENT AND TERMINATION

     It is the intention of the Bank to continue the Plan indefinitely. Nevertheless, the Bank may terminate the Plan at any time. If the Plan is terminated in whole or in part, then regardless of other provisions in the Plan, each employee affected by such termination shall have a fully vested interest in his Accounts. The Bank reserves the right to make, from time to time, any amendment or amendments to the Plan which do not cause any part of the Trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that the Bank may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

MERGER, CONSOLIDATION OR TRANSFER

     In the event of the merger or consolidation of the Plan with another plan, or the transfer of the Trust assets to another plan, the Plan requires that each participant would (if either the Plan or the other plan then terminated) receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then terminated).

FEDERAL INCOME TAX CONSEQUENCES

     The following is only a brief summary of certain federal income tax aspects of the Plan which are of general application under the Code and is not intended to be a complete or definitive description of the federal income tax consequences of participating in or receiving distributions from the Plan. The summary is necessarily general in nature and does not purport to be complete. Moreover, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. PARTICIPANTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO ANY DISTRIBUTION FROM THE PLAN AND TRANSACTIONS INVOLVING THE PLAN.

     The Plan will be submitted to the IRS in a timely manner for a determination that it is qualified under Section 401(a) and 401(k) of the Code, and that the related Trust is exempt from tax under Section 501(a) of the Code. A plan that is "qualified" under these sections of the Code is afforded special tax treatment which include the following: (1) The sponsoring employer is allowed an immediate tax deduction for the amount contributed to the Plan each year; (2) participants pay no current income tax on amounts contributed by the employer on their behalf; and (3) earnings of the plan are tax-deferred thereby permitting the tax-free accumulation of income and gains on investments. The Plan will be administered to comply in operation with the requirements of the Code as of the applicable effective date of any change in the law. The Bank expects to timely adopt any amendments to the Plan that may be necessary to maintain the qualified status of the Plan under the Code. Following such an amendment, the Bank will submit the Plan to the IRS for a determination that the Plan, as amended, continues to qualify under Sections 401(a) and 501(a) of the Code and that it continues to satisfy the requirements for a qualified cash or deferred arrangement under Section 401(k) of the Code. Should the Plan receive from the IRS an adverse determination letter regarding its tax exempt status, all participants would generally recognize income equal to their vested interest in the Plan, the participants would not be permitted to transfer amounts distributed from the Plan to an IRA or to another qualified retirement plan, and the Bank may be denied certain deductions taken with respect to the Plan.

     Lump Sum Distribution.  A distribution from the Plan to a participant or
     ---------------------
the beneficiary of a participant will qualify as a Lump Sum Distribution if it is made: (i) within one taxable year of the participant or beneficiary; (ii) on account of the participant's death, disability or separation from service, or after the participant attains age 59 1/2; and (iii) consists of the balance to the credit of the participant under this Plan and all other profit sharing plans, if any, maintained by the Bank. The portion of any Lump Sum Distribution that is required to be included in the participant's or beneficiary's taxable income for federal income tax purposes (the "total taxable amount") consists of the entire amount of such Lump Sum Distribution less the amount of after-tax contributions, if any, made by the participant to any other profit sharing plans maintained by the Bank which is included in such distribution.

     Averaging Rules.  The portion of the total taxable amount of a Lump Sum
     ---------------
Distribution that is attributable to participation after 1973 in this Plan or in any other profit-sharing plan maintained by the Bank (the "ordinary income portion") will be taxable generally as ordinary income for federal income tax purposes. However, a participant who has completed at least five (5) years of participation in this Plan before the taxable year in which the distribution is made, or a beneficiary who receives a Lump Sum Distribution on account of the participant's death (regardless of the period of the participant's participation in this Plan or any other profit-sharing plan maintained by the Employers), may elect to have the ordinary income portion of such Lump Sum Distribution taxed according to a special averaging rule ("five-year averaging"). The election of the special averaging rules may apply only to one Lump Sum Distribution received by the participant or beneficiary, provided such amount is received on or after the participant turns 59-1/2 and the recipient elects to have any other Lump Sum Distribution from a qualified plan received in the same taxable year taxed under the special averaging rule. Under a special grandfather rule, individuals who turned 50 by 1986 may elect to have their Lump Sum Distribution taxed under either the five-year averaging rule or under the prior law ten-year averaging rule. Such individuals also may elect to have that portion of the Lump Sum Distribution attributable to the participant's pre-1974 participation in the Plan taxed at a flat 20% rate as gain from the sale of a capital asset.

     The Common Stock Included in Lump Sum Distribution.  If a Lump Sum
     --------------------------------------------------
Distribution includes the Common Stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount will be reduced by the amount of any net unrealized appreciation with respect to such, i.e., the excess of the value of such Common Stock at the time of the distribution over its cost or other basis of the securities to the Trust. The tax basis of such Common Stock to the participant or beneficiary for purposes of computing gain or loss on its subsequent sale will be the value of the Common Stock at the time of distribution less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of such Common Stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain regardless of the holding period of such Common Stock. Any gain on a subsequent sale or other taxable disposition of the

Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered long-term capital gain regardless of the holding period of the Common Stock. Any gain on a subsequent sale or other taxable disposition of the Common Stock in excess of the amount of net unrealized appreciation at the time of distribution will be considered either short-term, mid-term or long-term capital gain depending upon the length of the holding period of the Common Stock. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of such distribution to the extent allowed by the regulations to be issued by the IRS.

     Distributions:  Rollovers and Direct Transfers to Another Qualified Plan or
     ---------------------------------------------------------------------------
to an IRA. Pursuant to a change in the law, effective January 1, 1993, virtually
----------
all distributions from the Plan may be rolled over to another qualified Plan or to an individual retirement account ("IRA") without regard to whether the distribution is a Lump Sum Distribution or a Partial Distribution. Effective January 1, 1993, participants have the right to elect to have the Trustee transfer all or any portion of an "eligible rollover distribution" directly to another plan qualified under Section 401(a) of the Code or to an IRA. If the participant does not elect to have an "eligible rollover distribution" transferred directly to another qualified plan or to an IRA, the distribution will be subject to an mandatory federal withholding tax equal to 20% of the taxable distribution. An "eligible rollover distribution" means any amount distributed from the Plan except: (1) a distribution that is (a) one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the participant or the joint lines of the participant and his or her designated beneficiary, or (b) for a specified period of ten years or more; (2) any amount that is required to be distributed under the minimum distribution rules; and (3) any other distributions excepted under applicable federal law. The tax law change described above did not modify the special tax treatment of Lump Sum Distributions, that are not rolled over or transferred i.e., forward averaging, capital gains tax treatment and the nonrecognition of net unrealized appreciation, discussed earlier.

ERISA AND OTHER QUALIFICATION

     As noted above, the Plan is subject to certain provisions of ERISA and will be submitted to the IRS for a determination that it is qualified under Section 401(a) of the Code.

     THE FOREGOING IS ONLY A BRIEF SUMMARY OF CERTAIN FEDERAL INCOME TAX ASPECTS OF THE PLAN WHICH ARE OF GENERAL APPLICATION UNDER THE CODE AND IS NOT INTENDED TO BE A COMPLETE OR DEFINITIVE DESCRIPTION OF THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATING IN OR RECEIVING DISTRIBUTIONS FROM THE PLAN. ACCORDINGLY, EACH PARTICIPANT IS URGED TO CONSULT A TAX ADVISOR CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN AND RECEIVING DISTRIBUTIONS FROM THE PLAN.

RESTRICTIONS ON RESALE

     Any person receiving a distribution of shares of Common Stock under the Plan who is an "affiliate" of the Bank as the term "affiliate" is used in Rules 144 and 405 under the Securities

Act of 1933, as amended (the "Securities Act") (e.g., directors, officers and substantial shareholders of the Bank) may reoffer or resell such shares only pursuant to a registration statement filed under the Securities Act assuming the availability thereof, pursuant to Rule 144 or some other exemption of the registration requirements of the Securities Act. Any person who may be an "affiliate" of the Bank may wish to consult with counsel before transferring any Common Stock owned by him. In addition, participants are advised to consult with counsel as to the applicability of Section 16 of the 1934 Act which may restrict the sale of Common Stock where acquired under the Plan, or other sales of Common Stock.

     Persons who are not deemed to be "affiliates" of the Bank at the time of
                     ---
resale will be free to resell any shares of Common Stock to them under the Plan, either publicly or privately, without regard to the Registration and Prospectus delivery requirements of the Securities Act or compliance with the restrictions and conditions contained in the exemptive rules thereunder. An "affiliate" of the Bank is someone who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control, with the Bank. Normally, a director, principal officer or major shareholder of a corporation may be deemed to be an "affiliate" of that corporation. A person who may be deemed an "affiliate" of the Bank at the time of a proposed resale will be permitted to make public resales of the Bank's Common Stock only pursuant to a "reoffer" Prospectus or in accordance with the restrictions and conditions contained in Rule 144 under the Securities Act or some other exemption from registration, and will not be permitted to use this Prospectus in connection with any such resale. In general, the amount of the Bank's Common Stock which any such affiliate may publicly resell pursuant to Rule 144 in any three-month period may not exceed the greater of one percent of the Bank's Common Stock then outstanding or the average weekly trading volume reported on the National Association of Securities Dealers Automated Quotation System during the four calendar weeks prior to the sale. Such sales may be made only through brokers without solicitation and only at a time when the Bank is current in filing the reports required of it under the 1934 Act.

SEC REPORTING AND SHORT-SWING PROFIT LIABILITY

     Section 16 of the 1934 Act imposes reporting and liability requirements on officers, directors and persons beneficially owning more than ten percent of public companies such as the Holding Company. Section 16(a) of the 1934 Act requires the filing of reports of beneficial ownership. Within ten days of becoming a person subject to the reporting requirements of Section 16(a), a Form 3 reporting initial beneficial ownership must be filed with the Securities and Exchange Commission. Certain changes in beneficial ownership, such as purchases, sales, gifts and participation in savings and retirement plans must be reported periodically, either on a Form 4 within ten days after the end of the month in which a change occurs, or annually on a Form 5 within 45 days after the close of the Bank's fiscal year. Participation in the Employer Stock Fund of the Plan by officers, directors and persons beneficially owning more than ten percent of Common Stock of the Holding Company must be reported to the SEC annually on a Form 5 by such individuals.

     In addition to the reporting requirements described above, Section 16(b) of the 1934 Act provides for the recovery by the Holding Company of profits realized by any officer, director or any person beneficially owning more than ten percent of the Common Stock ("Section 16(b) Persons") resulting from the purchase and sale or sale and purchase of the Common Stock within any six-month period.

     The SEC has adopted rules that provide exemption from the profit recovery provisions of Section 16(b) for participant-directed employer security transactions within an employee benefit plan, such as the Plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) Persons.

     Except for distributions of the Common Stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, Section 16(b) Persons are required to hold shares of the Common Stock distributed from the Plan for six months following such distribution.

FINANCIAL INFORMATION REGARDING PLAN ASSETS

     The financial statements and schedules of the Plan as of October 31, 1997 and 1996 and for the years then ended have been included herein.


                                 LEGAL OPINIONS

     The validity of the issuance of the Common Stock will be passed upon by Muldoon, Murphy & Faucette, Washington, D.C., which firm acted as special counsel for the Bank in connection with the Conversion.

                             WORONOCO SAVINGS BANK
                      401(K) PLAN FINANCIALS (AS REPORTED
                           ON THE PLAN'S FORM 5500)

                                                                       YEAR ENDED OCTOBER
                                                                              31,
                                                                    ----------------------
                                                                        1997       1996
                                                                    ----------------------
ASSETS:
 Cash............................................................            --         --
 Receivables.....................................................            --         --
 Investments:
   U.S. Government securities....................................            --         --
   Corporate debt and equity instruments.........................            --         --
   Real estate and mortgages (other than to participants)........            --         --
   Loans to participants:
     Mortgages...................................................            --         --
     Other.......................................................      $  4,552   $  1,108
   Other.........................................................       524,593    311,766
                                                                       --------   --------
     Total investments...........................................       529,145    312,874
 Buildings and other property used in plan operations............            --         --
 Other assets....................................................            --         --
                                                                       --------   --------
   Total assets..................................................       529,145    312,874
LIABILITIES:
 Payables........................................................            --         --
 Acquisition indebtedness........................................            --         --
 Other liabilities...............................................            --         --
                                                                       --------   --------
 Total liabilities...............................................            --         --
                                                                       --------   --------
 Net assets......................................................       529,145    312,874
INCOME:
 Contributions received or receivable in cash from:
   Employer(s)...................................................            --         --
   Employees.....................................................            --         --
   Other.........................................................            --         --
                                                                       --------   --------
     Total.......................................................            --         --
 Noncash contributions...........................................       184,869    162,798
 Earnings from investments.......................................            --         --
 Net realized gain (loss) on sale or exchange of assets..........            --         --
 Other income....................................................        68,195     33,002
                                                                       --------   --------
   Total income..................................................       253,064    195,800
EXPENSES:
 Distribution of benefits and payments to provide benefits:
   Directly to participants or their beneficiaries...............            --         --
   Other.........................................................            --         --
                                                                       --------   --------
   Total distribution of benefits and payments to provide benefits       36,793     28,443
 Administrative expense..........................................            --         --
 Other expenses..................................................            --         --
                                                                       --------   --------
   Total expenses................................................        36,793     28,443
                                                                       --------   --------
     Net income (loss)...........................................      $216,271   $167,357

                             WORONOCO SAVINGS BANK
                                  401(K) PLAN
                        Contribution and Investment Form
                        --------------------------------

Name of Plan participant:  ________________________________

Social Security Number:    ________________________________

  1.    INSTRUCTIONS.  In connection with the proposed Conversion, the Woronoco
        ------------
Savings Bank 401(k) Plan ("Plan") has been amended to permit participants to direct their current account balances into a new fund: the Employer Stock Fund. The percentage of a Participant's Account transferred at the direction of the Participant into the Employer Stock Fund will be used to purchase shares of common stock of Woronoco Bancorp, Inc. (the "Common Stock").

  To direct a transfer of all or a part of the funds credited to your accounts to the Employer Stock Fund, you should complete and file this form with the Human Resources Department, no later than 10 days prior to the expiration date of the Offering (_____________, 1999.) A representative for the Plan Administrator will retain a copy of this form and return a copy to you. If you need any assistance in completing this form, please contact _____________ at ______________. If you do not complete and return this form to the Plan Administrator by ____________, the funds credited to your accounts under the Plan will continue to be invested in accordance with your prior investment direction, or in accordance with the terms of the Plan if no investment direction has been provided.

2. INVESTMENT DIRECTIONS. I hereby authorize the Plan Administrator to direct the Trustee to invest the following percentage (in multiples of not less than 1%) of my accounts in the Employer Stock Fund:

 a.    Money Market Account                _______%
 b.    Equity Account                      _______%
 c.    Bond Account                        _______%
 d.    Asset Allocation Account            _______%
 e.    Index 500 Account                   _______%
 f.    Enhanced Index Account              _______%
 g.    Small Cap Equity Account            _______%
 h.    International Equity Account        _______%

NOTE: The total percentage of directed investments, above, may not exceed 100% at my account balance.


3. PURCHASER INFORMATION. The ability of participants in the Plan to purchase Common Stock in the Conversion and to direct their current account balances into the Employer Stock Fund is based upon the participant's status as an Eligible Account Holder or Supplemental Eligible Account Holder. Please indicate your status.

    a. [_] Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Woronoco Savings Bank, July 31, 1997.

    b. [_] Supplemental Eligible Account Holder - Check here if you were a depositor with $50.00 or more on deposit with Woronoco Savings Bank as of June 30, 1998, but are not an Eligible Account Holder.

4. ACKNOWLEDGMENT OF PARTICIPANT. I understand that this Contribution and Investment Form shall be subject to all of the terms and conditions of the Plan. I acknowledge that I have received a copy of the Prospectus and the Prospectus Supplement.

-------------------------------  -----------------
Signature of Participant              Date

---------------------------------

ACKNOWLEDGMENT OF RECEIPT BY ADMINISTRATOR. This Investment Form was received by the Plan Administrator and will become effective on the date noted below.

-------------------------------  -----------------
By:______________                     Date


  THE PARTICIPATION INTERESTS REPRESENTED BY COMMON STOCK OFFERED HEREBY ARE NOT DEPOSIT ACCOUNTS AND ARE NOT INSURED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.

[To be used in connection with the Syndicated Community Offering only]

SYNDICATED PROSPECTUS SUPPLEMENT


                            WORONOCO BANCORP, INC.
             (PROPOSED HOLDING COMPANY FOR WORONOCO SAVINGS BANK)

                       __________ SHARES OF COMMON STOCK


     Woronoco Bancorp, Inc. (the "Company"), a Delaware corporation, is offering for sale in a syndicated community offering (the "Syndicated Community Offering") __________ shares, at a per share price of $10.00, of its common stock, $0.01 par value (the "Common Stock"), to be issued upon the conversion of Woronoco Savings Bank, Westfield, Massachusetts (the "Bank") from a Massachusetts chartered mutual savings bank to a Massachusetts chartered stock savings bank and the issuance of the Bank's outstanding capital stock to the Company pursuant to a plan of conversion (the "Plan of Conversion"). The remaining __________ shares of the Common Stock have been subscribed for in subscription and community offerings (the "Subscription and Direct Community Offerings") by the Bank's holders of deposit accounts with the Bank with a balance of $50 or more as of July 31, 1997 ("Eligible Account Holders"), by holders of deposit accounts with a balance of $50 or more as of June 30, 1998 ("Supplemental Eligible Account Holders"), by the Woronoco Savings Bank Employee Stock Ownership Plan, a tax-qualified employee benefit plan, and related trust (the "ESOP"), by trustees, corporators, directors, officers and employees of the Bank and the Company who are not entitled to a higher priority subscription right, and then by certain members of the general public. See "The Conversion - General." Contained herein is the Prospectus in the form used in the Subscription and Direct Community Offerings. The purchase price for all shares purchased in the Syndicated Community Offering will be the same as the price paid by subscribers in the Subscription and Direct Community Offerings (the "Purchase Price"). The Purchase Price of $10.00 per share is the amount to be paid for each share at the time a purchase order is submitted. See the cover page of the Prospectus and the table below for information as to the method by which the range within which the number of shares offered may vary and the method of subscribing for shares of the Common Stock. For a discussion of certain factors that should be considered by each prospective investor, see "Risk Factors" on pages ___ through ___.

     Funds submitted to the Bank with purchase orders will earn interest at the Bank's passbook rate of interest from the date of receipt until completion or termination of the Conversion. The Syndicated Community Offering will expire no later than _______________, 1999, unless extended by the Bank and the Company with the approval of the Commissioner of the Massachusetts Division of Banks and the Federal Deposit Insurance Corporation, if necessary. Such extensions may not go beyond August 26, 2000. If an extension of time has been granted, all subscribers will be notified of such extension, and of their rights to confirm their subscriptions, or to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which the subscriber must notify the Bank of his intention to confirm, modify or rescind his subscription. If an affirmative response to any resolicitation is not received by the Bank and the

Company from subscribers, such orders will be rescinded and all funds will be returned promptly with interest. The minimum number of shares which may be purchased is 25 shares. Except for the ESOP, which may purchase up to 8% of the total number of shares of Common Stock issued in the Conversion, no person, together with associates of and persons acting in concert with such person, may purchase in the Direct Community Offering and the Syndicated Community Offering more than the total number of shares offered that could be purchased for $200,000 at the Purchase Price; provided, however, that shares of Common Stock purchased in the Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered. See "The Conversion - Subscription Offering" and "Subscription Rights," "Syndicated Community Offering" and "Limitations on Common Stock Purchases." The Company reserves the right, in its absolute discretion, to accept or reject, in whole or in part, any or all subscriptions in the Syndicated Community Offering.

     The Company and the Bank have engaged Sandler O'Neill & Partners, L.P. ("Sandler O'Neill") to assist them in the sale of the Common Stock in the Syndicated Community Offering. It is anticipated that Sandler O'Neill will use the services of other registered broker-dealers ("Selected Dealers") and that fees to Sandler O'Neill and such Selected Dealers will be an amount not to exceed 5% of the aggregate Purchase Price of the shares sold in the Syndicated Community Offering. Neither Sandler O'Neill nor any Selected Dealer shall have any obligation to take or purchase any shares of Common Stock in the Syndicated Community Offering.

     The Company has applied to have its Common Stock listed on the American Stock Exchange under the symbol "______." Prior to this Offering, there has not been a public market for the Common Stock, and there can be no assurance that an active and liquid trading market for the Common Stock will develop, or that the Common Stock will trade at or above the Purchase Price. The absence or discontinuance of a market may have an adverse impact on both the price and liquidity of the stock.

     FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY EACH PROSPECTIVE INVESTOR, SEE "RISK FACTORS" ON PAGES ___ THROUGH ___.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, THE MASSACHUSETTS DIVISION OF BANKS, THE FEDERAL DEPOSIT INSURANCE CORPORATION , THE MUTUAL SAVINGS CENTRAL FUND OR ANY STATE SECURITIES COMMISSION, OR ANY OTHER AGENCY, NOR HAS SUCH COMMISSION, OFFICE, CORPORATION OR ANY STATE SECURITIES COMMISSION OR OTHER AGENCY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED OR GUARANTEED BY THE BANK INSURANCE FUND OR THE SAVINGS ASSOCIATION INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR THE

DEPOSIT INSURANCE FUND OF THE MUTUAL SAVINGS CENTRAL FUND OR ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY THE COMPANY OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF THE PRINCIPAL INVESTED.


                                               Estimated                   Estimated Net Pro-
                                              Underwriting  Estimated Net  ceeds of Subscrip-
                                              Commissions    Proceeds of      tion, Direct
                                Syndicated     and Other     Syndicated        Community
                                Community       Fees and      Community      and Syndicated
                              Offering Price    Expenses      Offering         Community
                                                                               Offerings
=============================================================================================
Minimum Per Share             $10.00          $             $              $
---------------------------------------------------------------------------------------------
Midpoint Per Share            $10.00          $             $              $
---------------------------------------------------------------------------------------------
Maximum Per Share             $10.00          $             $              $
---------------------------------------------------------------------------------------------
Total Minimum                    $            $             $              $
---------------------------------------------------------------------------------------------
Total Midpoint                   $            $             $              $
---------------------------------------------------------------------------------------------
Total Maximum                    $            $             $              $
---------------------------------------------------------------------------------------------
Total Maximum, As Adjusted       $            $             $              $
=============================================================================================


                       SANDLER O'NEILL & PARTNERS,  L.P.

                       _________________________________


        The date of this Prospectus Supplement is _______________, 1999.

PROSPECTUS (SUBJECT TO COMPLETION)

                             Woronoco Bancorp, Inc.
                         (Proposed Holding Company for
                             Woronoco Savings Bank)

                     Up to 5,554,500 Shares of Common Stock
                       (Anticipated Maximum, as Adjusted)

     This offering is made as part of the plan of conversion of Woronoco Savings Bank, Westfield, Massachusetts, from a mutual to a stock savings bank. In this conversion, the Bank will become a wholly-owned subsidiary of Woronoco Bancorp, Inc., a Delaware corporation. No shares will be sold if the minimum number of shares are not sold or if the necessary approvals from banking regulatory authorities and the corporators of the Bank are not received.

     There is currently no public market for the common stock. The Company has received conditional approval for the common stock to be listed on the American Stock Exchange, under the symbol "_____", upon completion of the conversion.

     The shares of common stock are being offered in a Subscription Offering to persons who have specified priorities of subscription rights based on their relationship with the Bank. In order to purchase shares pursuant to a subscription right, you must submit a properly completed stock order and certification form, together with payment for the shares, to the Bank prior to the expiration date, 12:00 noon, Eastern time, on _______________, 1999, unless extended.

     To the extent sufficient shares to complete the conversion are not sold in the Subscription Offering, the remaining shares will be offered for sale in a Community Offering and, if necessary, a Syndicated Community Offering or other offering. The Community Offering may be commenced prior to the completion of the Subscription Offering.

                                                                                  Maximum,
                                                                 Minimum         as adjusted
                                                                 3,570,000        5,554,500
                                                 Per Share         Shares           Shares
                                              --------------  ----------------  ---------------
Public offering price.......................       $10.00        $35,700,000      $55,545,000
Estimated underwriting commissions
   and other expenses.......................                       $1,261,000      $1,488,000
Estimated proceeds to Company...............                      $34,439,000     $54,057,000

     Investing in the common stock involves certain risks. See "Risk Factors" beginning on page __.

     These shares of common stock have not been approved or disapproved by the Securities and Exchange Commission, the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation, the Mutual Savings Central Fund or any other federal or state agency, nor has such commission, division, corporation or other agency passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is unlawful.

     The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Bank Insurance Fund, the Deposit Insurance Fund, the Savings Association Insurance Fund or any other government agency nor are they insured or guaranteed by the Bank or the Company. The Common Stock is subject to investment risk, including the possible loss of principal invested.

     Sandler O'Neill & Partners, L.P. has agreed to assist the Company in selling the shares, but does not guarantee that at least the minimum number of shares will be sold.

                     ------------------------------------
                       Sandler O'Neill & Partners, L.P.
                     ------------------------------------

                The date of this Prospectus is __________, 1999.

                              INSERT MAP PAGE HERE

                                    SUMMARY

 .    This summary highlights selected information in this Prospectus but does not contain all of the information that you need to know before making an informed investment decision. To understand the stock offering fully, you should read carefully this entire Prospectus, including the consolidated financial statements and the notes to the consolidated financial statements of Woronoco Savings Bank.

 .    References in this document to the "Bank" refer to Woronoco Savings Bank, and references to the "Company" refer to Woronoco Bancorp, Inc. References in this document to "we," "us" and "our" refer to the Bank. In certain circumstances, where appropriate, "we" "us" or "our" refer collectively to the Bank and the Company.


Woronoco Bancorp, Inc. .....   Woronoco Bancorp, Inc. was recently formed to
                               become the holding company of the Bank upon completion of the Bank's conversion to stock form. To date, the Company has not engaged in any business.

                               The Company's office is located at 31 Court
                               Street, Westfield, Massachusetts 01085, and its telephone number is (413) 568-9141. The Bank's executive office has the same address and phone number.

Woronoco Savings Bank ......   The Bank is a Massachusetts mutual savings bank.
                               At August 31, 1998, the Bank had total assets of $366.2 million, total deposits of $273.6 million and total surplus of $33.4 million.

                               We operate 11 banking offices in Hampden and Hampshire Counties in western Massachusetts. We historically have operated as a community-oriented banking institution primarily offering one- to four-family residential mortgage loans and consumer loans and a variety of retail deposit products.

The Conversion .............   We have adopted a Plan of Conversion, as amended
                               (the "Plan"), which is subject to requirements of the Commissioner of the Massachusetts Division of Banks (the "Commissioner") and the Federal
                               Deposit Insurance Corporation ("FDIC"). The conversion, which is referred to as the "Conversion," is governed by the Plan and has three major components:

                               (1) The Bank converting to stock form;

                               (2) The Company acquiring all of the outstanding
                                   capital stock of the Bank; and

                               (3) The Company selling shares of its common
                                   stock.

                               Currently, corporators of the Bank possess all voting rights in the Bank, including the election of members to the Bank's Board of Trustees. Upon Conversion, corporators will cease to exist and will no longer be entitled to vote at meetings of the Bank. The Company, as sole stockholder of the Bank, will possess all voting rights of the Bank. Voting rights of the Company will be vested in the holders of the Company's common stock.

Woronoco Savings Charitable
 Foundation ..................  We intend to establish a charitable foundation, the Woronoco Savings Charitable Foundation, or the "Foundation." The Company intends to contribute to the Foundation shares of its common stock equal to 8% of the common stock sold in the Conversion. The authority for the affairs of the Foundation will be vested in its Board of Directors. The Board of Directors will consist of persons who are existing trustees, directors or officers of the Company or the Bank. All shares held by the Foundation are expected to be voted on a pro rata basis in accordance with all other shares of outstanding common stock.

Terms of the Offering ........  The Company is offering shares of common stock at a fixed price of $10.00 per share in the Subscription Offering pursuant to subscription rights in the following order of priority:

                                (1) Eligible Account Holders in the Bank as of
                                    July 31, 1997;

                                (2) Supplemental Eligible Account Holders in
                                    the Bank as of June 30, 1998 who are not entitled to a first priority subscription right;

                                (3) the Woronoco Savings Bank Employee Stock
                                    Ownership Plan (the "ESOP"); and

                                (4) Trustees, corporators, directors, officers
                                    and employees of the Bank and the Company who are not entitled to a higher priority subscription right. See "The Conversion -- Subscription Offering and Subscription Rights" for the complete qualifications of each of the Subscription priorities.

                                Shares of common stock not subscribed for in the Subscription Offering will be offered to certain members of the general public in a Community Offering and, if necessary, a Syndicated Community Offering or other offering.

Expiration Date of
 Subscription Offering .......  Subscription rights will expire if not exercised. All orders to purchase common stock in the Subscription Offering must be physically received at one of our banking offices by 12:00 noon, Eastern time, on ________, 1999, unless extended, which is the "Expiration Date."

Nontransferability of
 Subscription Rights .........  The subscription rights are not transferable.
                                Certificates representing shares of common stock purchased in the Subscription Offering must be registered in the name of the Eligible Account Holder or the Supplemental Eligible Account Holder, as the case may be. Joint stock registration will be allowed only if the qualifying deposit account is in the name of both parties.

Number of Shares Offered .....  The Company is offering between a minimum of
                                3,570,000 shares and a maximum of 4,830,000 shares of common stock, or up to an adjusted maximum of 5,554,500 shares if the maximum number of shares is increased.

                                The number of shares offered is based upon an independent appraisal prepared by Keller & Co., Inc. ("Keller") dated as of October 23, 1998, which estimates that the aggregate pro forma market value of the common stock to be sold in the Conversion ranges from $35.7 million to $48.3 million. (This range is referred to as the "Estimated Price Range".) Keller is an independent appraisal firm experienced in appraisals of savings institutions. Establishing the Foundation in connection with the Conversion results in a lower aggregate estimated pro forma market value than if the Conversion were completed without the Foundation.

                                Keller will update the appraisal before the completion of the Conversion. The final aggregate estimated pro forma market value of the common stock to be sold in the Conversion will be determined at the close of the Subscription Offering, or if all shares are not sold in the Subscription Offering, the close of the Community Offering or other subsequent offering. The estimated aggregate pro forma market value may change due to changes in market and general financial and economic conditions. For its services, Keller will receive a fee of $31,000.

                                If the aggregate estimated pro forma market value of the common stock to be sold in the Conversion is increased, then the maximum number of shares to be sold may also be increased up to the adjusted maximum.

How Do I Order Stock? ........  If you are entitled to a subscription right, you may order shares in the Subscription
                                Offering by delivering to us a properly executed stock order and certification form along with full payment for the shares ordered. Your stock order and certification form must be received by us on or before the Expiration Date, which is _________, 1999. Once we receive your subscription order it cannot be revoked or modified without our consent. Please make sure that you review the Prospectus carefully prior to submitting an order. All stock order and certification forms must be accompanied or preceded by a Prospectus. To ensure that each purchaser receives a Prospectus at least 48 hours prior to the Expiration Date, in accordance with the rules and regulations of the Securities and Exchange Commission ("SEC"), we will not mail a Prospectus any later than five days before the Expiration Date or hand deliver a Prospectus any later than two days before the Expiration Date. We are not obligated to accept subscription orders submitted without an original stock order and certification form.

                                If you want to order shares offered in the Community Offering, you must submit a properly executed stock order and certification form before the expiration date to be set for the Community Offering.


Form of Payment for Shares ... Payment for subscriptions may be made:

                               (1) in cash (if delivered in person at any
                                   full-service banking office of the Bank);

                               (2) by check, bank draft or money order; or

                               (3) by authorization of withdrawal from deposit
                                   accounts maintained at the Bank.

Number of Shares that may
  be Ordered ................. Minimum:  25 shares ($250)

                               Maximum:

                               .  No Eligible Account Holder, Supplemental
                                  Eligible Account Holder or trustee,
                                  corporator, director, officer or employee may, in their respective capacities, purchase in the Subscription Offering more than $200,000 of common stock.

                               .  No person, together with associates or
                                  persons acting in concert with such person, may purchase in the Direct Community Offering more than $200,000 of common stock.

                               .  No person, together with associates or
                                  persons acting in concert with such person, may purchase in the aggregate more than 1% of the common stock sold in the Conversion, exclusive of any increase in the maximum of the Estimated Price Range. However, an 8% limit is applicable to purchases in the Conversion by tax-qualified employee benefit plans, such as the ESOP.

Use of Proceeds .............  The Company will use 50% of the net proceeds from the sale of the common stock to purchase all of the Bank's common stock issued in the Conversion. The Company will use the rest of the net proceeds for general business activities, including the formation and capitalization of a wholly-owned subsidiary of the Company, organized under Massachusetts law, (the "ESOP Loan Subsidiary"), which subsidiary intends to loan funds to the ESOP to enable the ESOP to purchase up to 8% of the common stock issued in the Conversion, including shares issued to the Foundation. The Company will initially invest the remaining net proceeds in short- to intermediate-term investment-grade securities. The Bank will use the net proceeds that it receives from the sale of its common stock to the Company for general business purposes, including investment in loans and, to a lesser extent, investment-grade securities and the possible repayment of Federal Home Loan Bank ("FHLB") of Boston borrowings.

Dividend Policy .............  Upon conversion, the Board of Directors of the
                               Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. However, no decisions have been made at this time concerning the payment of dividends.

Benefits of the Conversion to
 Management .................  One of the advantages anticipated from the
                               Conversion will be the ability to attract and retain quality personnel through the use of stock related benefit programs. We intend to establish the ESOP, which will purchase common stock equal to 8% of the shares issued in the Conversion, including shares issued to the Foundation. The ESOP will be a tax qualified retirement benefit for all eligible employees. It is anticipated that the common stock purchased by the ESOP in the Conversion will be allocated as required under Internal Revenue Code standards to eligible employees over an approximate 12 year period.

                               A second advantage anticipated from the
                               Conversion is that, after the Conversion, the Company intends to adopt a stock-based incentive plan for the benefit of directors, officers and employees. If the stock-based incentive plan is adopted within one year after the Conversion, it will be required to be approved by stockholders at a meeting which may not be held earlier than six months after the Conversion, and any awards or options granted under the plan would have to vest at least on a pro rata basis over a five year period.

                               The following table presents information regarding the aggregate of the shares of common stock, at the maximum of the Estimated Price Range, which would be acquired by the ESOP and allocated over an anticipated 12 year period to all eligible employees and the aggregate of all shares available for award and issuance upon the adoption of the stock-based incentive plan:

                                                                                         Percentage of Shares
                                                                   Estimated           Issued, Including Shares
                                                               Value of Shares(1)      Issued to the Foundation
                                                              --------------------    --------------------------
                        Employee Stock Ownership Plan ......       $4,173,120                     8.0%
                        Stock-Based Incentive Plan:
                          Stock Awards(2) ..................        2,086,560                     4.0
                          Stock Options(3) .................               --                    10.0
                                                                   ----------                    ----
                            Total ..........................       $6,259,680                    22.0%
                                                                   ==========                    ====

                         ----------------------

                        (1)  Assumes that shares are valued at $10.00 per share.
                        (2) Common stock awarded under the stock-based incentive plan will be awarded at no cost to the recipients.
                        (3) Stock options will be granted with an exercise price equal to the fair market value of the common stock on the day of grant. Recipients of stock options realize value only in the event of an increase in the price of the common stock of the Company following the date of grant of the stock options.

                             Additionally, some of our employees will receive employment agreements or change in control agreements which could provide those employees with cash payments upon their termination of employment under certain circumstances including following a change in control of the Company or the Bank. The stock-based incentive plan may also provide participants with benefits upon a change in control.

Voting Control of Trustees,
 Directors and Officers ...  Our trustees, directors and executive officers intend to purchase an aggregate of approximately 0.98% of the shares of common stock sold in the Conversion assuming that shares are sold at the maximum of the Estimated Price Range. If the ESOP is implemented and the stock-based incentive plan and all stock awards and stock options available under the stock-based incentive plan are granted and all such options exercised, then our trustees, directors, officers and employees, in the aggregate, could vote shares of common stock equal to 22.1% of the shares of common stock being issued in the Conversion, on a fully diluted basis, including shares issued to the Foundation.

No Board Recommendations ..  Our Boards make no recommendation to you regarding whether you should purchase the common stock. An investment in the common stock must be made pursuant to an evaluation of your best interests and financial capabilities.

Conversion Center .........  If you have any questions regarding the Conversion, please call the Conversion Center at (413) ___-___.

         SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE BANK

         The selected consolidated financial and other data of the Bank set forth below is derived in part from, and should be read in conjunction with, the Consolidated Financial Statements of the Bank and Notes thereto presented elsewhere in this Prospectus.



                                                 At
                                               August
                                                 31,                        At December 31,
                                              ---------- ----------------------------------------------------
                                                1998(1)     1997       1996       1995      1994      1993
                                              ---------- ---------- ---------- ---------- --------- ---------
Selected Financial Data:
   Total assets ...........................     $366,218   $341,909   $316,708   $275,405  $266,325  $236,174
   Cash and cash equivalents ..............       12,923     11,686     10,469     12,320     9,627    21,513
   Loans, net .............................      265,564    261,723    234,135    200,189   186,781   172,133
   Debt securities (2):
      Available-for-sale ..................           --         --        250      6,205        --        --
      Held-to-maturity/held-for-investment            --         --         --         --     7,461    12,125
   Mortgage-backed securities, net (2):
      Available-for-sale ..................       52,796     39,913     47,531     35,561        --        --
      Held-to-maturity/held-for-investment            --         --         --         --    42,756    13,223
   Equity securities(2):
      Available-for-sale ..................       18,686     15,727     13,845     12,271    11,425        --
      Held-for-investment .................           --         --         --         --        --     9,826
   Deposits ...............................      273,567    262,679    248,982    231,689   218,856   207,081
   FHLB advances ..........................       54,792     41,726     35,441     14,472    22,000     5,000
   Total surplus ..........................       33,377     33,332     29,074     26,221    22,261    20,733
   Real estate owned, net .................          335        381        423        641       955     1,126
   Nonperforming assets and
      troubled debt restructurings ........        1,197      1,540        675      3,154     3,476     4,348

                                          For the Eight
                                           Months Ended
                                            August 31,              For the Year Ended December 31,
                                       --------------------- ------------------------------------------------
                                         1998(1)    1997(1)    1997      1996      1995      1994      1993
                                       ---------- ---------  --------  --------  --------  --------  --------
                                                                         (In Thousands)
Selected Operating Data:
   Total interest income ..............   $16,650   $15,567   $23,658   $21,734   $19,869   $16,980   $16,132
   Interest expense ...................     8,829     8,087    12,500    11,022     9,823     7,035     6,537
                                          -------   -------   -------   -------   -------   -------   -------
      Net interest income .............     7,821     7,480    11,158    10,712    10,046     9,945     9,595
   Provision for loan losses ..........       160       120       180       180       210       300       508
                                          -------   -------   -------   -------   -------   -------   -------

      Net interest income after
        provision for loan losses .....     7,661     7,360    10,978    10,532     9,836     9,645     9,087
   Noninterest income .................     2,548     2,355     3,324     1,896     1,592       949     1,482
   Noninterest expense ................     6,677     6,628     9,743     8,372     7,693     7,139     5,996
                                          -------   -------   -------   -------   -------   -------   -------
   Income before income taxes and
    cumulative effect of change in
    accounting for income taxes .......     3,532     3,087     4,559     4,056     3,735     3,455     4,573
   Income taxes .......................     1,223       986     1,541     1,582     1,400     1,263     1,809
                                          -------   -------   -------   -------   -------   -------   -------
   Income before cumulative effect of
    change in accounting for income
    taxes .............................     2,309     2,101     3,018     2,474     2,335     2,192     2,764
   Cumulative effect of change in
    accounting for income taxes........        --        --        --        --        --        --       822
                                          -------   -------   -------   -------   -------   -------   -------
      Net income ......................   $ 2,309   $ 2,101   $ 3,018   $ 2,474   $ 2,335   $ 2,192   $ 3,586
                                          =======   =======   =======   =======   =======   =======   =======

                                                    (See footnotes on next page)


                                                 For the Eight
                                                 Months Ended
                                                   August 31,               For the Year Ended December 31,
                                              -------------------  ----------------------------------------------
                                               1998(1)   1997(1)    1997      1996      1995      1994      1993
                                              --------- ---------  ------    ------    ------    ------    ------
Selected Operating Ratios and Other Data (3):
Performance Ratios:
   Average yield on interest-earning assets..   7.45%     7.64%     7.62%     7.80%     7.75%     7.11%     7.60%
   Average rate paid on interest-bearing
    liabilities .............................   4.28      4.28      4.35      4.26      4.11      3.16      3.27
   Average interest rate spread (4) .........   3.17      3.36      3.27      3.54      3.64      3.95      4.33
   Net interest margin (5) ..................   3.50      3.67      3.59      3.84      3.92      4.16      4.52
   Ratio of interest-earning assets to
     interest-bearing liabilities ........... 108.38    107.73    107.96    107.70    107.35    107.37    106.12
   Net interest income after provision for
     loan losses to noninterest expense...... 114.74    111.04    112.67    125.80    127.87    135.10    151.55
   Noninterest expense as a percent of
     average assets .........................   2.83      3.08      2.96      2.84      2.85      2.85      2.67
   Return on average assets .................   0.98      0.98      0.92      0.84      0.86      0.87      1.60
   Return on average surplus ................   9.95     10.37      9.67      9.10      9.58     10.05     18.35
   Ratio of average surplus to average
    assets ..................................   9.82      9.41      9.50      9.23      9.01      8.70      8.71
   Efficiency ratio (6)......................  71.85     72.42     73.04     70.61     69.56     65.69     56.05
Regulatory Capital Ratios: (7)
   Leverage capital .........................   9.11      9.33      9.08      8.94      9.28      8.53      8.94
   Total risk-based capital .................  13.49     13.99     15.14     15.67     15.95     15.90     17.13
Asset Quality Ratios:
   Nonperforming loans and troubled debt
     restructurings as a percent of total
     loans (8) ..............................   0.32      0.51      0.44      0.11      1.24      1.34      1.85
   Nonperforming assets and troubled debt
     restructurings as a percent of total
     assets (9) .............................   0.33      0.49      0.45      0.21      1.15      1.31      1.84
   Allowance for loan losses as a percent
     of total loans (10) ....................   0.77      0.77      0.74      0.81      0.91      0.88      0.96
   Allowance for loan losses as a percent of
     nonperforming loans and troubled debt
     restructurings (10)(8) ................. 239.10    150.93    168.42    758.33     73.14     65.73     51.74
   Net loans charged-off to average
     interest-earning loans .................   0.03%     0.05%     0.06%     0.05%     0.01%     0.17%     0.20%
Banking offices at end of period (11) .......     11         9         9         8         8         7         5

----------------------------
(1) The data presented for the eight months ended August 31, 1998 and 1997 was derived from unaudited consolidated financial statements and reflect, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) which are necessary to present fairly the results for such interim periods. Interim results at and for the eight months ended August 31, 1998, are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 1998.
(2) The Bank adopted Statement of Financial Accounting Standards ("SFAS") No. 115, "Accounting for Certain Investments in Debt and Equity Securities," on January 1, 1994, and reclassified securities having a market value of $42.3 million from its held-to-maturity portfolio to its available-for-sale portfolio in November 1995 pursuant to a Financial Accounting Standards Board ("FASB") interpretation of SFAS No. 115. Prior to the adoption of SFAS No. 115, securities were carried at amortized cost, as adjusted for amortization of premiums and accretion of discounts over the remaining terms of the securities from the dates of purchase.
(3) Asset Quality Ratios and Regulatory Capital Ratios are end of period ratios. With the exception of end of period ratios, all ratios are based on average daily balances during the indicated periods and annualized where appropriate.
(4) The average interest rate spread represents the difference between the weighted average yield on average interest-earning assets and the weighted average cost of average interest-bearing liabilities.
(5) The net interest margin represents net interest income as a percent of average interest-earning assets.
(6) Does not include unrealized gains on investment securities. If the ratio included unrealized gains on investment securities, then the efficiency ratio would be 63.41%, 61.81%, 63.49%, 66.40%, 66.10%, 65.53% and 54.13%
     for the eight months ended August 31, 1998 and 1997 and for the year ended December 31, 1997, 1996, 1995, 1994 and 1993, respectively.
(7) For definitions and further information relating to the Bank's regulatory capital requirements, see "Regulation and Supervision -- Federal Regulations -- Capital Requirements." See "Regulatory Capital Compliance" for the Bank's pro forma capital levels as a result of the offerings.
(8) Nonperforming loans and troubled debt restructurings consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal. It is the policy of the Bank to cease accruing interest on all such loans. See "Business of the Bank--Delinquent Loans, Classified Assets and Real Estate Owned."
(9) Nonperforming assets consist of nonperforming loans and real estate owned, net ("REO").
(10) Total loans includes loans less unadvanced loan funds, plus deferred loan costs (fees), net. The allowance for loan losses at August 31, 1998 and 1997 and December 31, 1997, 1996 , 1995, 1994 and 1993 was $2.1 million,
     $1.9 million, $2.0 million, $1.9 million, $1.8 million, $1.7 million and $1.7 million, respectively.
(11) Includes ten full-service banking offices and one banking office located in a Westfield, Massachusetts high school which office offers only retail deposit products. See "Business of the Bank--Properties."

                                  RISK FACTORS

         The following risk factors, in addition to the other information discussed elsewhere in this Prospectus, should be considered by you in deciding whether to purchase our common stock.

Sensitivity to Changes in Interest Rates

         Our profitability, like that of most financial institutions, is dependent to a large extent upon our net interest income. Net interest income is the difference between interest income on interest-earning assets, such as loans and investments, and interest expense on interest-bearing liabilities, such as deposits and borrowings. Accordingly, our results of operations and financial condition are largely dependent on movements in market interest rates and our ability to manage our assets in response to such movements.

         At August 31, 1998, our total interest-bearing liabilities maturing or repricing within one year exceeded total interest-earning assets maturing or repricing in the same time period by $19.0 million. This represents a cumulative one-year interest sensitivity gap, as a percentage of total assets, of negative 3.00%. Such a negative interest rate gap indicates that, in a rapidly rising interest rate environment, the cost of our interest-bearing liabilities will generally increase at a rate faster than the yield on interest-earning assets, thereby adversely affecting our net interest income. Increases in interest rates also could adversely affect the type (fixed-rate or adjustable-rate) and amount of loans originated by us and the average life of loans and securities. This could adversely impact the yields earned on our loan and securities portfolios. Net interest income may also be adversely affected in a declining interest rate environment if proceeds from prepayments of loans cannot be reinvested at a comparable spread, and in periods where yields on long- and short-term securities are similar. We attempt to manage interest rate risk by: (1) emphasizing the origination of shorter-term adjustable-rate loans, such as home equity loans and lines of credit as well as emphasizing the origination of multi-family and commercial real estate loans; (2) emphasizing the origination of retail checking accounts and offering deposit products with a variety of interest rates; (3) preparing and monitoring static gap and asset/liability funding matrix reports; and (4) utilizing off-balance sheet hedging transactions, such as interest rate swaps, caps and floors (these transactions involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Bank's consolidated balance sheets). See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Management of Interest Rate Risk and Market Risk Analysis."

         Increases in market interest rates would result in an increase in the interest rates on our adjustable-rate loans, thereby causing higher loan payment amounts by our borrowers which, in turn, may result in elevated delinquencies on such loans. Increases in the level of interest rates may also adversely affect the value of our investment and mortgage-backed securities and other interest-earning assets and, in turn, our results of operations or surplus. At August 31, 1998, our securities investments had an estimated fair value of $71.5 million, which was $187,000 greater than their amortized cost. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -Management of Interest Rate Risk and Market Risk Analysis," "Business of the Bank -- Lending Activities -- One- to Four-Family Lending" and "-- Investment Activities."

Potential Low Return on Equity Following the Conversion Which May Negatively Influence Market Price and Liquidity

         At August 31, 1998, our ratio of surplus to total assets was 9.11%. Our equity position will be significantly increased as a result of the Conversion. On a pro forma basis as of August 31, 1998, assuming the sale of common stock at the midpoint of the Estimated Price Range resulting in gross proceeds of $42.0 million, our consolidated ratio of equity to assets would approximate 17.34%. Our ability to invest this new capital in interest-earning assets, such as loans and securities, which bear rates of return comparable to our current loans and securities investments, will be significantly affected by available market rates of interest, loan demand and industry competition. We currently anticipate that it will take time to prudently deploy such capital. As a result, our return on equity initially is expected to be at or below our historical return on equity and may be below peer group institutions after the Conversion. No assurances can be made as to when or if we will achieve returns on equity that are comparable to industry peers or industry averages. Additionally, the implementation of stock-based benefit plans will increase our future compensation expense, which will adversely affect our net income and return on equity.

Year 2000 Compliance

         As the year 2000 approaches, an important business issue has emerged regarding how existing computer application software programs and operating systems can accommodate this date value. Many existing application software products are designed to accommodate only two digits. If not corrected, many computer applications and systems could fail or create erroneous results by or at the Year 2000. While we maintain an internal computer system for certain operating functions, the substantial majority of our data processing is out-sourced to a third party vendor. We have implemented a plan designated to ensure that all software and hardware used in connection with our business will manage and manipulate data involving the transition with data from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. However, we recognize that our ability to be Year 2000 compliant is dependent upon the cooperation of our outside vendors and, in particular, our outside third party data processor. There can be no assurances that our plan or the performance by any of our suppliers and vendors will be effective to remedy all potential problems.

         We have budgeted approximately $235,000 in connection with the costs associated with achieving Year 2000 compliance. As of October 31, 1998, we had expended approximately $30,000 of the budgeted amount. Material costs, if any, that may arise from the failure to achieve Year 2000 compliance by either our third party data processing vendor or our significant suppliers and other vendors is not currently determinable. To the extent that our systems are not fully Year 2000 compliant, any potential systems interruptions or the cost necessary to remedy such problems could have a materially adverse effect on our business, financial condition, results of operations, cash flows or business prospects. If our progress towards becoming Year 2000 compliant is inadequate, then regulatory action may be undertaken. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000 Compliance."

Highly Competitive Industry

         Our primary market area, which includes Hampden and Hampshire Counties, Massachusetts, is a highly competitive market area for financial services. We face significant competition in both attracting deposits and in originating loans. We face direct competition from a significant number of financial service providers operating in our market area, many with a state-wide or regional presence, and, in some cases, a national presence. This competition arises from commercial banks, other savings banks, co-operative banks, mortgage brokers, mortgage banking companies, mutual and money market funds and other providers of financial services. Many of these entities are significantly larger than us and, therefore, have greater financial and marketing resources than ours. In addition, we have experienced significant competition from credit unions within our primary market area, some of which are significant in asset size. Federal and state credit unions have a significant competitive advantage over banks and savings institutions as they do not pay income taxes. This advantage, which is unique to credit unions, places competitive pressure on our loan and deposit pricing policies, which directly affects our profitability. The competitive environment raises the possibility of increasing our cost of funds and lowering the yields that we may achieve on our loans. See "Business of the Bank -- Market Area" and "-- Competition."

Weakness of Regional and Local Economy

         Economic conditions at the local and national levels, as well as government policies and regulations concerning, among other things, monetary and fiscal affairs, significantly affect the operations of financial institutions such as ours. The New England region of the United States, including our primary market area, experienced a significant economic decline beginning approximately in 1988. This decline adversely affected employment levels, the real estate markets and the financial services industry in our market area. Over the past decade, our primary market area has generally experienced higher unemployment rates and lower income levels than those experienced by the Commonwealth of Massachusetts as a whole. As a result of the late 1980s decline in the regional economy, delinquencies increased and the underlying values of properties located in our primary market area declined from the values experienced in the mid-1980s. The effects of the economic downturn were especially pronounced in the commercial real estate and condominium markets, where prices declined substantially in many cases. The declining rental market and decrease in market values of properties in turn adversely affected the ability of some real estate developers and borrowers to repay or refinance their commercial real estate and construction loans. Additionally, numerous failures of financial institutions operating in the New England region resulted in the placement of commercial and residential properties into the hands of federal liquidators, contributing to the oversupply of properties available-for-sale and also contributed to a further decline of real estate prices. The economic conditions affecting our primary market area also resulted in reduced loan demand and increased competition for the existing lower level of loan demand.

         During the past few years, there has been improvement in the economies and real estate markets of many New England areas, particularly in and around our primary market area, and the market values of residential and commercial properties in those areas have stabilized and improved relative to those levels experienced in the late 1980s and early 1990s. A slowdown in the recovery of our primary market area or downturn in the local and regional economy or real estate market could adversely affect our future financial condition and results of operations.

Increased Lending Risk Associated with Consumer, Multi-family and Commercial Real Estate and Commercial Business Lending

         Our portfolio of consumer, multi-family and commercial real estate, and commercial business loans aggregated $126.8 million, or 47.2% of our total loan portfolio as of August 31, 1998. These types of loans are generally considered to involve a higher degree of risk compared to first mortgage loans on one- to four-family real properties. See "Business of the Bank--Lending Activities." Although our level of commercial real estate and commercial business lending has historically been relatively modest in comparison to our one- to four-family and consumer lending, we plan to increase our emphasis on commercial real estate and commercial business lending in the future. In this regard, we plan to hire an additional experienced commercial loan officer who, along with our Vice President of Lending, will have the primary responsibility of increasing our commercial real estate and commercial business loan volume.

         Consumer Loans. At August 31, 1998, our consumer loan portfolio totalled $78.3 million, or 29.1%, of total loans. These consumer loans primarily consist of home equity loans and home equity lines of credit, which although secured by one- to four-family real estate, generally are secured by a second lien rather than a first mortgage on such property. Consumer loans generally are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by unemployment, divorce, illness or personal bankruptcy.

         Multi-family and Commercial Real Estate Loans. Our multi-family and commercial real estate loans aggregated $43.9 million, or 16.3%, of total loans, at August 31, 1998. Multi-family and commercial real estate loans generally are considered to have a higher degree of risk and involve larger loan amounts than one- to four-family mortgage loans. In addition, multi-family and commercial real estate loans often are dependent on the successful operation and management of the properties and, therefore, repayment of such loans may be subject to a greater number of factors, including adverse conditions in the real estate market or the economy, to a greater extent than one- to four-family loans.

         Commercial Loans. At August 31, 1998, our portfolio of commercial business loans totalled $4.6 million, or 1.7% of total loans. Substantially all of our commercial business loans are secured by collateral, such as equipment, leases, inventory and accounts receivable. Accordingly, the value of the collateral securing the commercial business loans may not be as easy to ascertain as compared to real property. Commercial business loans are often substantially dependent upon the success of the borrower's business. Accordingly, commercial business loans involve a greater degree of risk than a one- to four-family mortgage loan and other types or mortgage loans.

         As a consequence of our planned increased emphasis on and increased investment in commercial real estate and commercial business loans, we may determine it necessary to increase the level of provision for loan losses over that provided in past years. Such additional or increased provisions for loan losses would adversely affect our net income. We believe that the current allowance reserve was fully adequate at August 31, 1998. Any increased provisions are intended to increase the reserve commensurate with increases in portfolio risk.

Establishment of the Charitable Foundation

         The Company intends to contribute to the Foundation shares of common stock equal to 8% of the shares sold in the Conversion. Such contribution to the Foundation is subject to the approval of our corporators at a special meeting of corporators (the "Special Meeting"). If approved by corporators, the contribution to the Foundation will dilute the voting and ownership interests of stockholders and will have an adverse impact on our operating results for the year ending December 31, 1999, possibly resulting in an operating loss for that year.

         Dilution of Stockholders' Interests. At the maximum of the Estimated Price Range, the contribution to the Foundation would be 386,400 shares, with a value of $3.9 million based on the public offering price of $10.00 per share (the "Purchase Price"). Upon completion of the Conversion, based on the maximum of the Estimated Price Range and issuance of shares to the Foundation, we will have 5,216,400 shares issued and outstanding, of which the Foundation will own 386,400 shares, or 7.4%. As a result, if you purchase shares in the Conversion, then you will have your ownership and voting interests in the Company diluted by 7.4%.

         Negative Impact on Earnings. The Company will recognize an expense in the amount of the contribution to the Foundation in the quarter in which it occurs, which we expect to be the first quarter of 1999. Such expense will reduce earnings and have a material adverse impact on our earnings for the year. The amount of the contribution will range from $2.9 million to $4.4 million, depending on the amount of common stock sold in the Conversion. The contribution expense will be partially offset by a tax deduction for the contribution. We have been advised by our independent accountants that the contribution to the Foundation will be deductible for federal income tax purposes, subject to a limitation based on 10% of our annual taxable income. Assuming a contribution of $3.9 million in common stock, based on the maximum of the Estimated Price Range, we estimate a net tax effected expense of $2.4 million. If the Foundation had been established at December 31, 1997, we would have reported net income of $584,000 for 1997 rather than reporting net income of $3.0 million. In addition to the contribution to the Foundation, we may in the future continue to make ordinary charitable contributions within our community.

         Possible Nondeductibility of the Contribution. While we have been advised that the contribution will be deductible as a charitable contribution, there is no assurance or guarantee that this will be the case. Assuming the contribution is tax deductible, we estimate that substantially all of the contribution to the Foundation should be deductible for federal tax purposes over the permissible six-year period. However, no assurance can be made that we will have sufficient pre-tax income over the five-year period following the year in which the contribution is initially made to fully utilize the carryover related to the excess contribution. Furthermore, although we have received an opinion of our independent accountants that we will be entitled to the deduction for the contribution to the Foundation, there can be no assurance that the IRS will recognize the Foundation as a tax exempt organization or that the deduction will be permitted. In such event, there would be no tax benefit related to the Foundation.

         Potential Anti-Takeover Effect. If approved by our corporators, upon completion of the Conversion, the Foundation will own 7.4% of the total shares of common stock of the Company outstanding. However, pursuant to the terms of the contribution as mandated by the FDIC, the shares of common stock held by the Foundation must be voted in the same ratio as all other shares of our common stock on all proposals considered by our stockholders. In the event, however, that the FDIC were to waive this voting restriction and not impose other restrictions and requirements with respect to the Foundation, the Foundation's Board of Directors would exercise sole voting power over such shares. See "The Conversion -- Establishment of the Charitable Foundation -- Regulatory Conditions Imposed on the Foundation." If the Foundation's shares are combined with shares purchased directly by our officers, trustees and directors, shares held by proposed stock-based benefit plans, if approved by stockholders, and shares held in the ESOP, the total of such shares could exceed 20% of outstanding common stock. This could allow management to defeat stockholder proposals requiring an 80% approval. Consequently, if the voting restriction were waived, this potential voting control might preclude takeover attempts that some stockholders may deem to be in their best interest, and might tend to perpetuate existing management.

          We will not have any agreements or understandings regarding the exercise of either direct or indirect control over our management or policies. Any such agreements or understandings could discourage takeover attempts especially if they relate to voting, acquisition or disposition of our common stock. Nevertheless, as the Foundation sells its shares of common stock over time, its ownership interest and voting power in the Company are expected to decrease.

         Potential Challenges. Establishment and funding a charitable foundation as part of a conversion is innovative and has been done in only a limited number of instances. Therefore, the Foundation may be subject to potential challenges even though our Boards have carefully considered the various factors involved in establishing the Foundation. See "The Conversion-Establishment of the Charitable Foundation-Purpose of the Foundation." If anyone were to institute an action seeking to prevent us from establishing the Foundation, such action could result in a delay of the Conversion. In addition, such objecting persons could also ultimately be successful in obtaining the elimination of the Foundation or other equitable relief or money damages against us. If we are forced to eliminate the Foundation, we may be required to resolicit subscribers in the Offerings.

         Approval of Corporators. Establishment of the Foundation is subject to the approval of two-thirds of our corporators present and voting at the Special Meeting and, if required by the FDIC, by a majority of all corporators and a majority of all "independent corporators," as determined by the FDIC. The Foundation will be considered separately from approval of the Plan of Conversion. If our corporators approve the Plan of Conversion, but not the establishment of the Foundation, we intend to complete the Conversion without establishing the Foundation. Failure to approve the Foundation may materially increase the aggregate pro forma market value of the common stock to be sold in the Conversion since the estimate of such amount takes into account the dilutive impact of the issuance of shares to the Foundation. If the aggregate pro forma market value of the common stock without the Foundation is either greater than $55.6 million or less than $35.7 million, we will have to establish a new Estimated Price Range and commence a resolicitation of subscribers. Subscribers would then be permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or else their subscription orders will be cancelled and their money promptly returned to them with interest at our passbook rate of interest. If a resolicitation occurs, subscribers will also be permitted to increase, decrease, or cancel their subscriptions. Any change in the Estimated Price Range must be approved by the Commissioner and, if necessary, the FDIC. See "The Conversion-Stock Pricing." A resolicitation, if any, following the conclusion of the Subscription and Community Offerings would not exceed 45 days unless further extended by the Commissioner and the FDIC for periods of up to 90 days. Such extensions may not go beyond August 26, 2000.

Regulatory Oversight and Legislation

         The Bank is subject to extensive regulation, supervision and examination by the Massachusetts Division of Banks (the "Division"), as its chartering authority, and by the FDIC as insurer of its deposits up to applicable limits. The Bank also is a member of the Federal Home Loan Bank System and is subject to certain limited regulations promulgated by the FHLB. As the holding company of the Bank, the Company will be subject to regulation and oversight by the Office of Thrift Supervision (the "OTS") and the Division. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of depositors and borrowers and, with respect to regulation and supervision by the FDIC, the deposit fund. Regulatory authorities have broad discretion in their supervisory and enforcement activities and may impose restrictions on the operations and management of an institution. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection and civil rights laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act and the Massachusetts deceptive acts and practices law. These laws permit private individual and class action law suits and provide for the recovery of attorneys fees in certain instances. Any change in the interpretation or application to the Bank of such laws, regulations and oversight and enforcement powers, whether by the Division, the FDIC, other state or federal authorities, Congress or the Massachusetts legislature, could have a significant impact on our financial condition and results of operations. See "Regulation and Supervision."

Stock-Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments

         Stock-Based Incentive Plan. We intend to adopt a stock-based incentive plan which will provide for the granting of options to purchase common stock ("Stock Options"), awards of common stock ("Stock Awards"), and other related rights to our eligible officers, employees and directors. While we currently anticipate granting Stock Options and Stock Awards under a single plan, we may establish separate plans to provide for such awards. In the event that the plan is adopted within one year after Conversion, FDIC regulations require the plan to be approved by stockholders at a meeting of stockholders which may not be held earlier than six months after completion of the Conversion. It is anticipated that the stock-based incentive plan will provide for the granting of options to purchase shares of common stock equal to 10% of the shares of common stock issued in the Conversion, including shares issued to the Foundation (521,640 shares based on the maximum of the Estimated Price Range) and the granting of Stock Awards in an amount equal to 4% of the shares of common issued in the Conversion, including shares issued to the Foundation (208,656 shares based on the maximum of the Estimated Price Range).

         The stock-based incentive plan will acquire an amount of shares equal to 4% of the shares of common stock issued in the Conversion, including shares issued to the Foundation, either through open market purchases or the issuance of authorized but unissued shares of common stock. If the Stock Awards are funded by the issuance of authorized but unissued shares, the voting interests of existing stockholders at that time will be diluted by 3.8%. The exercise of the Stock Options may also be satisfied by the issuance of authorized but unissued shares. If all of the Stock Options were exercised using authorized but unissued common stock and the Stock Awards granted under the stock-based incentive plan were funded with authorized but unissued shares, the voting interests of existing stockholders at that time would be diluted by 12.3%.

         Employment Contracts and Change in Control Provisions. Upon Conversion, we intend to enter into employment and change in control agreements with certain employees and adopt an employee severance compensation plan. The agreements and plan are expected to provide benefits and cash payments to employees if there is a change in control and a subsequent termination of their employment. The provisions in such agreements and plan would provide the recipient with a cash payment in the event of the recipient's involuntary or, in certain circumstances, voluntary termination of employment after a change in control. In addition to any payments which may be made under the stock-based incentive plan upon a change in control, these agreements and plan may have the effect of increasing the cost of acquiring the Company. This could discourage future attempts to take us over. Based on current salaries, cash payments to be paid pursuant to the agreements and plan in the event of a change in control and termination of employment would be approximately $4.8 million. However, the actual amount to be paid in the event of a change in control cannot be estimated at this time because the actual amount is based on the average compensation of the employee and other factors existing at the time of the change in control. See "Restrictions on Acquisition of the Company and the Bank -- Restrictions in the Company's Certificate of Incorporation and Bylaws," "Management of the Bank -- Employment Agreements," "-- Change in Control Agreements," "-- Employee Severance Compensation Plan" and "-- Other Benefit Plans."

Anti-Takeover Provisions Which May Discourage Takeover Attempts

         Provisions in the Company's and the Bank's Governing Instruments. Certain provisions of the Company's Certificate of Incorporation and Bylaws, particularly a provision limiting voting rights, and the Bank's Stock Charter and Bylaws, as well as certain federal regulations, assist us in maintaining our status as an independent publicly owned corporation. These provisions provide for, among other things, supermajority voting on certain matters, staggered boards of directors, non-cumulative voting for directors, limits on the calling of special meetings, limits on voting shares in excess of 10% of outstanding shares, and certain uniform price provisions for certain business combinations. The Bank's Stock Charter also prohibits, for three years, the acquisition or offer to acquire, directly or indirectly, the beneficial ownership of more than 10% of its equity securities. Any person violating this restriction may not vote the securities in excess of 10%. These provisions in the governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors and, thus, generally may serve to perpetuate existing management. For a more detailed discussion of these provisions, see "Restrictions on Acquisition of the Company and the Bank."

         Voting Control of Officers and Directors. Our trustees, directors and officers expect to purchase an aggregate of approximately 0.98% of the shares of common stock sold in the Conversion, assuming that shares are sold at the maximum of the Estimated Price Range. If the ESOP is implemented and the stock-based incentive plan and all Stock Awards and Stock Options available under the stock-based incentive plan are granted and all such options are exercised, then the Bank's and Company's directors, officers and employees, in the aggregate, could vote shares of common stock equal to 22.1% of the shares issued in the Conversion, including shares issued to the Foundation. In addition, the Foundation will be funded with a contribution equal to 8% of the common stock sold in the Conversion. If a waiver of the voting restriction imposed on such common stock is obtained from the FDIC, and the FDIC does not impose other restrictions, the Foundation shares may be voted as determined by the directors of the Foundation who also will initially be directors or officers of the Company or the Bank. Management's potential voting control could, together with additional stockholder support, defeat stockholder proposals requiring 80% approval of stockholders. As a result, this potential voting control may preclude takeover attempts that some stockholders determine to be in their best interest and may tend to perpetuate existing management. See "Restrictions on Acquisition of the Company and the Bank--Restrictions in the Company's Certificate of Incorporation and Bylaws."

Absence of Market For Common Stock

         We have never issued capital stock. We have received conditional approval to have the common stock listed on the American Stock Exchange (the "AMEX") under the symbol "___" upon completion of the Conversion. However, we cannot assure that an active and liquid trading market for the common stock will develop or, once developed, will continue. Also, we cannot assure that purchasers of the common stock will be able to sell their shares at a profit. The absence or discontinuance of a market for the common stock would have an adverse impact on both the price and liquidity of the common stock. See "Market for the Common Stock."

Possible Increase in Estimated Price Range and Number of Shares Sold

         The number of shares to be sold in the Conversion may be increased as a result of an increase in the Estimated Price Range of up to 15% to reflect changes in market and financial conditions following the commencement of the Subscription and Community Offerings. In the event that the Estimated Price Range is increased, it is expected that the Company will sell up to 5,554,500 shares of common stock at the Purchase Price for an aggregate purchase price of up to $55.5 million. An increase in the number of shares sold will decrease a stockholder's pro forma net earnings per share and stockholders' equity per share and will increase our pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the offering price as a percentage of pro forma stockholders' equity per share and net earnings per share.

Possible Adverse Income Tax Consequences of the Distribution of Subscription Rights

         We have received an opinion of Keller that, pursuant to Keller's valuation, subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and those trustees, corporators, directors, officers and employees of the Bank and the Company receiving subscription rights have no value. However, such valuation is not binding on the IRS. If the subscription rights granted are deemed to have an ascertainable value, receipt of such rights could result in a taxable gain to those who receive and/or exercise the subscription rights in an amount equal to such value. Additionally, we could recognize a gain for tax purposes on such distribution. Whether subscription rights are considered to have ascertainable value is an inherently factual determination. See "The Conversion--Effects of Conversion" and "-- Tax Aspects."

Potential Delays of Consummation of the Conversion

         Orders submitted in the Offerings are irrevocable. We expect to complete the Conversion within the time periods indicated in this Prospectus. Nevertheless, it is possible that several factors, including, but not limited to, a delay in receiving regulatory approval of the final updated appraisal prepared by Keller, a delay in processing orders in the event the Offerings are oversubscribed or other actions taken in connection with the Conversion could significantly delay the completion of the Conversion. Subscribers will have no access to subscription funds and/or shares of common stock until the Conversion is completed or terminated. In the event the Conversion is terminated, subscribers will be refunded their subscription funds, together with interest at a rate equal to our interest rate paid on passbook accounts, or will have their withdrawal authorization terminated. See "The Conversion."

         Additionally, while many savings institutions have established and funded charitable foundations as part of conversions in the last two years, the establishment and funding of a charitable foundation as part of a conversion of a Massachusetts-chartered mutual institution to stock form is innovative and has, to the Bank's knowledge, only been done on one other occasion in the Commonwealth of Massachusetts. As such, the Foundation may be subject to potential challenges notwithstanding that the Board of Directors of the Company and the Board of Trustees of the Bank have carefully considered the various factors involved in the establishment of the Foundation in reaching their determination to establish the Foundation as part of the Conversion. See "The Conversion--Establishment of the Charitable Foundation--Purpose of the Foundation." If challenges were to be instituted seeking to require us to eliminate establishment of the Foundation in connection with the Conversion, no assurances can be made that the resolution of such challenges would not result in a delay in the consummation of the Conversion or that any objecting persons would not ultimately be successful in obtaining such removal or other relief against us. Additionally, if we are forced to eliminate the Foundation, the Company may be required to resolicit subscribers in the Offerings.

                             WORONOCO BANCORP, INC.

         Woronoco Bancorp, Inc. is a Delaware corporation recently organized by the Bank for the purpose of acquiring all of the capital stock of the Bank to be issued in the Conversion. The Company expects to receive approval from the Office of Thrift Supervision ("OTS") to become a savings and loan holding company and, upon completion of the Conversion, will be subject to regulation by the OTS. See "The Conversion--General" and "Regulation and Supervision--Holding Company Regulation." Upon consummation of the Conversion, the Company will have no significant assets other than all of the shares of the Bank's capital stock acquired in the Conversion and an amount equal to 50% of the net proceeds of the Conversion, including the loan to the ESOP Loan Subsidiary, and will have no significant liabilities. The Company intends to use a portion of the net proceeds it retains to form and capitalize the ESOP Loan Subsidiary which will loan funds to the ESOP to purchase 8% of the stock issued in connection with the Conversion, including shares issued to the Foundation. Based on certain regulatory and market conditions, the Company and the Bank may, however, alternatively choose to fund the ESOP's stock purchases through a loan by a third party financial institution. The remaining net proceeds will be used for general business activities, including the funding of the Stock-Based Incentive Plan. Initially, net proceeds are expected to be invested by the Company in short- to intermediate-term investment-grade securities. See "Use of Proceeds." The management of the Company is set forth under "Management of the Company." Initially, the Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers who are currently officers of the Bank but will utilize the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.

         Management believes that the holding company structure will provide flexibility to diversify its business activities through existing or newly formed subsidiaries (which subsidiaries could be financial institutions), or through acquisitions of or mergers with other financial institutions and financial services related companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such acquisition and expansion opportunities that may arise. The initial activities of the Company are anticipated to be funded by the proceeds to be retained by the Company, income thereon and through dividends from the Bank.

         The Company's executive office is located at the administrative offices of the Bank, 31 Court Street, Westfield, Massachusetts 01085. Its telephone number is (413) 568-9141.

                              WORONOCO SAVINGS BANK

         The Bank was organized in 1871 as a Massachusetts-chartered mutual savings bank. The Bank's deposit accounts are insured to the maximum allowable amount by the Bank Insurance Fund ("BIF") of the FDIC and the Depositors Insurance Fund ("DIF") of the Mutual Savings Central Fund, the Bank's excess insurer. The Bank currently maintains 11 banking offices and one stand-alone automatic teller machine ("ATM") located in the communities of Westfield, Southwick, Feeding Hills, South Hadley, Springfield and West Springfield, Massachusetts. At August 31, 1998, the Bank had total assets of $366.2 million, total deposits of $273.6 million, surplus of $33.4 million and had a leverage capital ratio of 9.08% and a total risk-based capital ratio of 13.01%. The Bank is subject to comprehensive examination, supervision and regulation by the Commissioner and the FDIC. See "Regulation and Supervision."

         The Bank is a community-oriented savings institution whose principal business consists of accepting retail deposits from the general public in its primary deposit market area, consisting of those areas surrounding its banking offices, and investing those deposits together with funds generated from operations and borrowings primarily in first mortgage loans secured by one- to four-family residences and consumer loans, primarily home equity loans and lines of credit, and to a lesser extent, multi-family and commercial real estate loans, construction loans, commercial business loans and other types of consumer loans, primarily automobile and personal loans. The Bank also invests in mortgage-backed securities, equity securities and other investments permitted by applicable laws and regulations. Although the Bank originates loans throughout western Massachusetts and northern Connecticut, the Bank's primary market area for lending consists of Hampden and Hampshire Counties, Massachusetts. See "Business of the Bank."

         At August 31, 1998, the Bank's total loan portfolio was $268.7 million, or 73.4% of total assets, of which $137.8 million were one- to four-family residential mortgage loans, $22.8 million were multi-family real estate loans, $21.1 million were commercial real estate loans, $4.2 million were construction and development loans, $78.3 million were consumer loans, consisting primarily of home equity loans and lines of credit, and $4.6 million were commercial business loans. The Bank currently originates one- to four-family mortgage loans, generally secured by properties located in the Bank's primary market area, primarily for investment, selling or securitizing some longer-term fixed-rate loans on a servicing retained basis and retaining for its portfolio all adjustable-rate mortgage ("ARM") loans and shorter-term fixed-rate mortgage loans. At August 31, 1998, the Bank was servicing $45.5 million of loans for others which servicing rights were derived from loans sold by the Bank. See "Business of the Bank."

         The Bank's securities investment activities primarily consist of investments in: (i) mortgage-backed securities, generally consisting of those guaranteed or issued by governmental-sponsored agencies such as the Federal National Mortgage Association ("Fannie Mae"), the Federal Home Loan Mortgage Corporation ("Freddie Mac") and, to a lesser extent, the Government National Mortgage Association ("Ginnie Mae"); and (ii) investment-grade equity securities. At August 31, 1998, the Bank's securities portfolio totalled $71.5 million, or 19.5% of total assets, all of which was categorized as available-for-sale. See "Business of the Bank--Investment Activities."

         At August 31, 1998, the Bank's deposit accounts totalled $273.6 million, or 82.2% of total liabilities, of which $132.3 million, or 48.4%, were comprised of saving accounts, retail checking/negotiable order of withdrawal ("NOW") accounts, money market accounts and demand accounts (collectively, "core deposits"). In addition to core deposits, the Bank had $141.2 million of certificate accounts, or 51.6% of total deposits, of which $101.9 million were certificates of deposit with maturities of less than one year. Of the $141.2 million of certificate accounts, $24.7 million were certificates of deposit with balances of $100,000 or more ("jumbo deposits"). The Bank also utilizes advances from the FHLB-Boston as a source of funds. At August 31, 1998, such advances totalled $54.8 million, or 16.5% of total liabilities. See "Business of the Bank--Sources of Funds."

         The Bank's executive office is located at 31 Court Street, Westfield, Massachusetts 01085. Its telephone number is (413) 568-9141.

                     WORONOCO SAVINGS CHARITABLE FOUNDATION

         In furtherance of the Bank's commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will create the Woronoco Savings Charitable Foundation, which will be incorporated under Delaware law as a non-stock corporation. The Foundation will be funded with shares of Common Stock contributed by the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the communities in which the Bank maintains a banking office to share in the potential growth and success of the Company over the long term. While the Bank has made charitable contributions in the past and has an existing charitable foundation, the Bank has not made contributions to charitable organizations of the magnitude of the contributions that will be made as a result of the establishment and funding of the Foundation in the Conversion. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. See "The Conversion--Establishment of the Charitable Foundation--Structure of the Foundation."

         The members of the Foundation will be the Board of Directors of the Foundation. The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation, which initially will be comprised of existing Directors or officers of the Company or the Bank, who will receive no fees for serving on the Foundation's Board of Directors. The Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. It is anticipated that the Foundation will make grants and donations to nonprofit organizations and community groups within the communities in which the Bank maintains a banking office. The Directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock held by the Foundation. However, establishment of the Foundation is subject to certain regulatory conditions, including a requirement that the Common Stock of the Company held by the Foundation be voted in the same ratio as all other shares of the Company's Common Stock on all proposals considered by stockholders of the Company. See "The Conversion--Establishment of the Charitable Foundation."

         The Company proposes to fund the Foundation by contributing to the Foundation immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to 8% of the Common Stock sold in the Offerings, or 285,600, 336,000, 386,400, and 444,360 shares at the minimum, midpoint, maximum and 15% above the maximum, respectively, of the Estimated Price Range. Such contribution, once made, will not be recoverable by the Company or the Bank. Assuming the sale of shares at the maximum of the Estimated Price Range and the issuance of shares to the Foundation, the Company will have 5,216,400 shares issued and outstanding, of which the Foundation will own 386,400 shares, or 7.4%. Due to the issuance of additional shares of Common Stock to the Foundation, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted by 7.4%. See "Pro Forma Data." The establishment of the Foundation was taken into account in determining the estimated pro forma market value of the Bank. In the event the Conversion did not include the Foundation, Keller has estimated that the pro forma market value of the Bank would be $48.0 million at the midpoint of the Estimated Price Range rather than $45.4 million. See "Pro Forma Data."

         As a result of the establishment of the Foundation, the Company will recognize an expense of the full amount of the contribution, which will be offset in part by a corresponding tax benefit, during the quarter in which the contribution is made, which is expected to be the first quarter of 1999. Such expense will reduce earnings and have a material impact on the Company's earnings for the fiscal year in which it is made. While management cannot predict earnings for 1999, it expects that the establishment and funding of the Foundation will have an adverse impact on the Company's earnings for the year in which it is made. Assuming a contribution of $3.9 million in Common Stock in 1999, based on the maximum of the Estimated Price Range and assuming a tax rate of 37%, the Company estimates a net tax effected expense of $2.4 million. If the Foundation had been established at December 31, 1997, the Bank would have reported a net gain of $584,000 for the year ended December 31, 1997, rather than reporting net income of $3.0. For further discussion of the Foundation and its impact on purchasers in the Conversion, see "Risk

Factors--Establishment of the Charitable Foundation," "Pro Forma Data" and "The Conversion--Establishment of the Charitable Foundation."

         The establishment and funding of a charitable foundation as part of a conversion of a mutual savings institution to stock form is innovative and has only been done in a limited number of instances. As such, the establishment of the Foundation in connection with the Conversion and the Commissioner's approval and FDIC's non-objection to the Plan of Conversion may be subject to potential challenges which could result in delays in the Conversion. See "Risk Factors--Establishment of the Charitable Foundation--Potential Anti-Takeover Effect."

                          REGULATORY CAPITAL COMPLIANCE

         At August 31, 1998, the Bank exceeded each of its regulatory capital requirements. Set forth below is a summary of the Bank's compliance with the FDIC capital standards as of August 31, 1998, on an historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of the Stock Awards expected to be acquired by the Stock-Based Incentive Plan are deducted from pro forma regulatory capital.

                                              Pro Forma at August 31, 1998 Based Upon the Sale at $10.00 Per Share
                                           -------------------------------------------------------------------------
                                           3,570,000 Shares  4,200,000 Shares   4,830,000 Shares     5,554,500 Shares
                                               (Minimum          (Midpoint          (Maximum            (15% Above
                                                of the            of the             of the           Maximum of the
                           Historical at       Estimated         Estimated          Estimated            Estimated
                          August 31, 1998     Price Range)      Price Range)       Price Range)        Price Range) (1)
                         ------------------  ----------------  ------------------ ------------------  ------------------
                                   Percent             Percent           Percent            Percent           Percent
                                      of                 of                of                 of                of
                          Amount  Assets(2) Amount   Assets(2) Amount   Assets(2) Amount   Assets(2) Amount  Assets(2)
                         -------  --------- ------   --------- ------   --------  ------   --------- ------  ---------
                                                           (Dollars in thousands)
GAAP Capital (3) .....   $33,377   9.11%    $45,971  12.14%    $48,268  12.67%    $50,565  13.19%    $53,206  13.78%
                         =======  =====     =======  =====     =======  =====     =======  =====     =======  =====

Leverage Capital:
  Capital Level (4) ..   $33,260   9.08%    $45,853  12.10%    $48,150  12.63%    $50,447  13.16%    $53,090  13.75%
  Requirement (5) ....    14,649   4.00      15,152   4.00      15,244   4.00      15,336   4.00      15,442   4.00
                         -------  -----     -------  -----     -------  -----     -------  -----     -------  -----
  Excess .............   $18,611   5.08%    $30,701   8.10%    $32,906   8.63%    $35,111   9.16%    $37,648   9.75%
                         =======  =====     =======  =====     =======  =====     =======  =====     =======  =====

Risk-Based Capital:
  Capital Level (4)(6)   $35,056  13.01%    $47,649  17.10%    $49,946  17.82%    $52,243  18.52%    $54,886  19.33%
  Requirement ........    21,551   8.00      22,292   8.00      22,427   8.00      22,562   8.00      22,717   8.00
                         -------  -----     -------  -----     -------  -----     -------  -----     -------  -----
  Excess .............   $13,505   5.01%    $25,357   9.10%    $27,519   9.82%    $29,681  10.52%    $32,169  11.33%
                         =======  =====     =======  =====     =======  =====     =======  =====     =======  =====

---------------------------------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial or economic conditions following the commencement of the Subscription and Direct Community Offerings.
(2) Leverage capital levels are shown as a percentage of average tangible assets. Risk-based capital levels are calculated on the basis of a percentage of risk-weighted assets.
(3)  GAAP is defined as Generally Accepted Accounting Principles.
(4) Pro forma capital levels assume receipt by the Bank of 50% of the net proceeds from the shares of Common Stock. These levels also assume funding by the Bank of the Stock Awards equal to 4% of the Common Stock issued, including shares issued to the Foundation, and repayment of the loan by the ESOP Loan Subsidiary to enable the ESOP to purchase 8% of the Common Stock issued, including shares issued to the Foundation. See "Management of the Bank--Other Benefit Plans" for a discussion of the Stock-Based Incentive Plan and ESOP.
(5) The current leverage capital requirement for FDIC-insured banks is 3% of total adjusted assets for FDIC-insured banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other FDIC-insured banks is 4% to 5%. See "Regulation and Supervision--Federal Regulations--Capital Requirements." The Company will not be subject to regulatory capital requirements.
(6) Assumes net proceeds are invested in assets that carry a risk-weighting equal to the actual risk weighting of the Bank's assets as of August 31, 1998.

                                 USE OF PROCEEDS

         Although net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed, it is anticipated that net proceeds from the sale of the Common Stock will be between $34.4 million to $46.9 million (or $54.1 million if the Estimated Price Range is increased by 15%). See "Pro Forma Data" and "The Conversion--Stock Pricing" as to the assumptions used to arrive at such amounts. The Company will be unable to utilize any of the net proceeds of the Offerings until the consummation of the Conversion.

         The Company will purchase all of the outstanding capital stock of the Bank to be issued upon Conversion in exchange for 50% of the net proceeds of the Offerings. Based on net proceeds of $34.4 million to $46.9 million, the Company expects to utilize between $17.2 million and $23.4 million of net proceeds to purchase the common stock of the Bank. Such portion of net proceeds received by the Bank from the Company will be added to the Bank's general funds which the Bank currently intends to utilize for general business activities, including investment in loans and, to a lesser extent, investment-grade securities and the possible repayment of FHLB borrowings. To the extent that the Stock-Based Incentive Plan which the Company or the Bank intend to adopt subsequent to the Conversion is not funded with authorized but unissued common stock of the Company, the Company or Bank may use net proceeds from the Conversion to fund the purchase of stock to be awarded under such program. See "Stock-Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments" and "Management of the Bank--Other Benefit Plans--Stock-Based Incentive Plan." The Bank has not yet determined the approximate amount of net proceeds to be used for any of the purposes mentioned above.

         The Company intends to use a portion of the net proceeds it retains (i.e., 50% of the net proceeds, which based on net proceeds of $34.4 million to $46.9 million will be between $17.2 million and $23.4 million) to capitalize the ESOP Loan Subsidiary which intends to loan funds to the ESOP to enable the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. Based upon the sale of 3,570,000, 4,200,000, 4,830,000 and 5,554,500 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, and the issuance of shares to the Foundation, the amount of the loan to the ESOP would be $3.1 million, $3.6 million, $4.2 million and $4.8 million, respectively, with a term of 12 years at the prevailing prime rate of interest, which currently is 8.0%. The Company and Bank may alternatively choose to fund the ESOP's stock purchases through a loan by a third party financial institution. See "Management of the Bank--Other Benefit Plans--Employment Stock Ownership Plan." The remaining net proceeds retained by the Company will initially be invested in short- to intermediate-term investment-grade securities.

         The net proceeds retained by the Company may also be used to support the future expansion of operations through the acquisition of savings associations and commercial banks or their assets, including those located within the Bank's market area, or diversification into other banking related businesses. The Company and the Bank have no current arrangements, understandings or agreements regarding any such transactions. The Company, upon the Conversion, will be a unitary savings and loan holding company, which under existing laws would not be restricted as to the types of business activities in which it may engage. See "Regulation and Supervision--Holding Company Regulation" for a description of certain regulations applicable to the Company.

         Upon completion of the Conversion, the Board of Directors of the Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. Unless previously approved, the Company, pursuant to applicable regulations, may not repurchase any Common Stock in the first year after conversion. If approval is obtained to repurchase common stock during the first year after conversion, then such repurchase may not be greater than 5% of the capital stock issued. Further, the Company may not repurchase any of its Common Stock if the repurchases would cause the Bank to become "undercapitalized" within the meaning of the FDIC prompt corrective action regulation. The Company has no current intention of implementing a stock repurchase program and any determination to do so in the future will depend on the financial condition of the Company, market conditions and satisfaction of any applicable laws or regulations. See "Regulation and Supervision--Prompt Corrective Regulatory Action."

         Based upon facts and circumstances following the Conversion and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and economic factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Company's return on equity; (ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or to fund employee stock benefit plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Company and its shareholders.

                                 DIVIDEND POLICY

         Upon Conversion, the Board of Directors of the Company will have the authority to declare dividends on the Common Stock, subject to statutory and regulatory requirements. Following the Conversion, the Board of Directors intends to consider a policy of paying cash dividends on the Common Stock. However, no decision has been made as to the amount or timing of such dividends, if any. Declarations of dividends by the Board of Directors, if any, will depend upon a number of factors, including the amount of net proceeds retained by the Company in the Conversion, investment opportunities available to the Company or the Bank, capital requirements, regulatory limitations, the Company's and the Bank's financial condition and results of operations, tax considerations and general economic conditions. No assurances can be given, however, that any dividends will be paid or, if commenced, will continue to be paid.

         A Massachusetts savings bank may only pay dividends on its capital stock if such payment would not impair the Bank's capital stock and surplus account. Additionally, the Bank will not be permitted to pay dividends to the Company on its capital stock if its stockholders' equity would be reduced below the amount required for the liquidation account. See "The Conversion-- Liquidation Rights."

         Unlike the Bank, the Company is not subject to the restrictions imposed by the Massachusetts Banking Law on the payment of dividends to its stockholders, although the source of such dividends will be, in part, dependent upon dividends from the Bank in addition to the net proceeds retained by the Company and earnings thereon. The Company is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of the Company (the amount by which total assets exceed total liabilities) over its statutory capital, or if there is no such excess, to its net profits for the current and/or immediately preceding fiscal year.


                           MARKET FOR THE COMMON STOCK

         The Company and the Bank have not previously issued capital stock and, consequently, there is no established market for the Common Stock. The Company has received conditional approval to have its Common Stock listed on the AMEX under the symbol "____" upon completion of the Conversion. Such approval is subject to various conditions, including completion of the Conversion and the satisfaction of applicable listing criteria. There can be no assurance that the Common Stock will be able to meet the applicable listing criteria in order to maintain its listing on the AMEX or that an active and liquid trading market will develop or, if developed, will be maintained. A public market having the desirable characteristics of depth, liquidity and orderliness, however, depends upon the presence in the marketplace of both willing buyers and sellers of Common Stock at any given time, which is not within the control of the Company. No assurance can be given that an investor will be able to resell the Common Stock at or above the purchase price of the Common Stock after the Conversion.

                                 CAPITALIZATION

         The following table presents the historical capitalization of the Bank at August 31, 1998, and the pro forma consolidated capitalization of the Company after giving effect to the Conversion, including the issuance of shares to the Foundation, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."


                                                          Company Pro Forma Based Upon Sale at $10.00 Per Share
                                                    ----------------------------------------------------------------
                                                                                                     5,554,500
                                                         3,570,000    4,200,000      4,830,000         Shares
                                                           Shares       Shares         Shares        (15% above
                                                        (Minimum of   (Midpoint of   (Maximum of     Maximum of
                                             Bank        Estimated     Estimated      Estimated       Estimated
                                          Historical    Price Range)  Price Range)   Price Range)   Price Range)(1)
                                         ------------  ------------- ------------- -------------- ------------------
                                                                         (In thousands)
Deposits(2) ..........................   $ 273,567       $ 273,567        $ 273,567        $ 273,567        $ 273,567
FHLB advances ........................      54,792          54,792           54,792           54,792           54,792
                                         ---------       ---------        ---------        ---------        ---------
Total deposits and borrowed funds ....   $ 328,359       $ 328,359        $ 328,359        $ 328,359        $ 328,359
                                         =========       =========        =========        =========        =========
Stockholders' equity:
  Preferred Stock, $.01 par value,
    2,000,000 shares authorized;
    none to be issued.................   $      --       $      --        $      --        $      --        $      --
  Common Stock, $.01 par value,
    16,000,000 shares authorized; shares
    to be issued as reflected.........          --              39               45               52               60
  Additional paid-in capital(3).......          --          34,400           40,621           46,842           53,997
  Surplus(4) .........................      33,259          33,259           33,259           33,259           33,259
  Less:
  Expense of contribution to
  Foundation, net of taxes(5).........          --          (1,799)          (2,117)          (2,434)          (2,800)
  Plus:
  Shares issued to Foundation.........          --           2,856            3,360            3,864            4,444
  Accumulated other comprehensive
    income............................         118             118              118              118              118
  Less:
  Common Stock acquired by the ESOP(6)          --          (3,084)          (3,629)          (4,173)          (4,799)
  Common Stock acquired by the
    Stock-Based Incentive Plan(7).....          --          (1,542)          (1,814)          (2,087)          (2,400)
                                         ---------       ---------        ---------        ---------        ---------
Total stockholders' equity ...........   $  33,377       $  64,247        $  69,843        $  75,441        $  81,879
                                         =========       =========        =========        =========        =========

---------
(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Direct Community Offerings.
(2) Does not reflect withdrawals from deposit accounts for the purchase of Common Stock in the Conversion. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.
(3) Reflects the issuance of shares sold in the Offerings and the issuance of additional shares of Common Stock to the Foundation at a value of $10.00 per share. No effect has been given to the issuance of additional shares of Common Stock pursuant to the Company's Stock-Based Incentive Plan intended to be adopted by the Company and presented for approval of stockholders at a meeting of stockholders following the Conversion. The Stock-Based Incentive Plan would provide the grant of stock options to purchase an amount of Common Stock equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation. See "Management of the Bank - Other Benefit Plans - Stock-Based Incentive Plan."
(4) The surplus of the Bank will be substantially restricted after the Conversion. See "The Conversion - Liquidation Rights."
(5) Represents the tax effect of the contribution of Common Stock to the Foundation based on a 37% tax rate. The realization of the deferred tax benefit is limited annually to 10% of the Company's annual taxable income, subject to the ability of the Company to carry forward any unused portion of the deduction for five years following the year in which the contribution is made.
(6) Assumes that 8% of the shares issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP and the funds used to acquire the ESOP shares will be borrowed from the ESOP Loan Subsidiary. The Common Stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank - Other Benefit Plans - Employee Stock Ownership Plan" and "- Other Benefit Plans - Stock-Based Incentive Plan."
(7) Assumes that, subsequent to the Conversion, an amount equal to 4% of the shares of Common Stock sold in the Conversion and issued to the Foundation is purchased by the Stock-Based Incentive Plan through open market purchases. The Common Stock purchased by the Stock-Based Incentive Plan is reflected as a reduction of stockholder's equity. See "Risk Factors - Stock-Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments," Footnote 3 to the tables under "Pro Forma Data" and "Management of the Bank - Other Benefit Plans - Stock-Based Incentive Plans."

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the Common Stock cannot be determined until the Conversion is completed. However, net proceeds are currently estimated to be between $34.4 million and $46.8 million based upon the following assumptions: (i) $487,000 will be sold to executive officers, directors and employees of the Bank and Company, the ESOP will purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, and the remaining shares will be sold in the Subscription and Direct Community Offerings; (ii) Sandler O'Neill will receive a fee equal to 1.25% of the aggregate Purchase Price of the shares sold in the Subscription Offering and Direct Community Offering, except that no fee will be paid with respect to shares purchased by the Employee Plans, including the ESOP, officers, employees, trustees, directors of the Bank and Company and their associates; (iii) the Company will issue to the Foundation an amount of Common Stock equal to 8% of the Common Stock sold in the Conversion from authorized but unissued shares; and (iv) Conversion expenses, excluding the marketing fees paid to Sandler O'Neill, will be approximately $860,000. Actual Conversion expenses may vary from those estimated.

         Pro forma consolidated net income of the Company for the eight months ended August 31, 1998 and for the year ended December 31, 1997 have been calculated as if the Common Stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 4.50% and 5.35%, respectively, (the one year U.S. Treasury bill rate as of August 31, 1998 and December 31, 1997, respectively). The tables do not reflect the effect of withdrawals from deposit accounts for the purchase of Common Stock. The pro forma after-tax yields for the Company and the Bank are assumed to be 2.84% and 3.37% for the eight months ended August 31, 1998 and the year ended December 31, 1997, respectively (based on an assumed tax rate of 37%). Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of Common Stock, as adjusted to give effect to the purchase of shares by the ESOP and the effect of the issuance of shares to the Foundation. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Company will retain 50% of the net Conversion proceeds.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Company. The pro forma stockholders' equity is not intended to represent the fair market value of the Common Stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

         The following tables summarize historical data of the Bank and the consolidated pro forma data of the Company at or for the eight months ended August 31, 1998 and the year ended December 31, 1997, based on the assumptions set forth above and in the table and should not be used as a basis for projections of market value of the Common Stock following the Conversion. The tables below give effect to stock which may be reserved for grant under the Stock-Based Incentive Plan, which is expected to be adopted by the Company following the Conversion. See Footnote 3 to the tables and "Management of the Bank--Other Benefit Plans." No effect has been given in the tables to the possible issuance of additional shares of Common Stock upon the exercise of Stock Options to be granted under the Stock-Based Incentive Plan, nor does book value give any effect to the liquidation account to be established for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders or, in the event of liquidation of the Bank, to the tax effect of the bad debt reserve and other factors. See Footnote 5 to the tables below, "The Conversion-- Liquidation Rights" and "Management of the Bank--Other Benefit Plans." The following tables assume that the Foundation is approved as part of the Conversion and therefore give effect to the issuance of authorized but unissued shares of the Company's Common Stock to the Foundation concurrently with the completion of the Conversion. The Valuation Range takes into account the dilutive impact of the issuance of shares to the Foundation.


                                                            At or For the Eight Months Ended August 31, 1998
                                                 -------------------------------------------------------------------------
                                                    3,570,000         4,200,000          4,830,000          5,554,500
                                                  Shares Sold at    Shares Sold at     Shares Sold at     Shares Sold at
                                                 $10.00 Per Share  $10.00 Per Share   $10.00 Per Share   $10.00 Per Share
                                                     (Minimum         (Midpoint           (Maximum          (15% above
                                                        of                of                 of             Maximum of
                                                    Estimated         Estimated          Estimated          Estimated
                                                   Price Range)      Price Range)       Price Range)     Price Range) (7)
                                                 ----------------- -----------------  -----------------  -----------------
                                                           (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.................................        $35,700           $42,000            $48,300            $55,545
Plus:    Shares issued to the Foundation
         (equal to 8% of stock issued in
         Conversion)...........................          2,856             3,360              3,864              4,444
                                                       -------           -------            -------            -------
Pro forma market capitalization................        $38,556           $45,360            $52,164            $59,989
                                                       =======           =======            =======            =======
Gross proceeds.................................        $35,700           $42,000            $48,300            $55,545
Less:    Offering expenses and
           commissions.........................         (1,261)           (1,334)            (1,406)            (1,488)
                                                       --------          --------           --------           --------
Estimated net proceeds.........................         34,439            40,666             46,894             54,057
Less:    Common Stock purchased
           by ESOP.............................         (3,084)           (3,629)            (4,173)            (4,799)
         Common Stock purchased by
           Stock Based Incentive Plan..........         (1,542)           (1,814)            (2,087)            (2,400)
                                                       --------          --------           --------           --------
   Estimated net proceeds, as adjusted.........        $29,813           $35,223            $40,634            $46,858
                                                       =======           =======            =======            =======
Net income (1):
   Historical..................................         $2,309            $2,309             $2,309             $2,309
   Pro forma income on net proceeds,
     as adjusted...............................            563               666                768                886
Less:    Pro forma ESOP adjustment (2).........           (212)             (249)              (286)              (329)
         Pro forma Stock Based Incentive Plan
           adjustment (3)......................           (130)             (152)              (175)              (202)
                                                        -------           -------            -------            -------
         Pro forma net income..................         $2,530            $2,574             $2,616             $2,664
                                                        ======            ======             ======             ======
Per share net income (1):
   Historical..................................          $0.65             $0.55              $0.48              $0.42
   Pro forma income on net proceeds,
     as adjusted...............................           0.16              0.16               0.16               0.16
Less:    Pro forma ESOP adjustment (2).........          (0.06)            (0.06)             (0.06)             (0.06)
         Pro forma Stock Based Incentive Plan
           adjustment (3)......................          (0.04)            (0.04)             (0.04)             (0.04)
                                                         ------            ------             ------             ------
         Pro forma net income per share........          $0.71             $0.61              $0.54              $0.48
                                                         =====             =====              =====              =====
Stockholders' equity:
   Historical..................................        $33,377           $33,377            $33,377            $33,377
   Estimated net proceeds......................         34,439            40,666             46,894             54,057
   Plus:    Tax benefit of Foundation..........          1,057             1,243              1,430              1,644
   Less:    Common Stock acquired
              by ESOP (2)......................         (3,084)           (3,629)            (4,173)            (4,799)
   Less:    Common Stock acquired by Stock
              Based Incentive Plan(3)..........         (1,542)           (1,814)            (2,087)            (2,400)
                                                        -------           -------            -------            -------
     Pro forma stockholders' equity (3)(4)(5)..        $64,247           $69,843            $75,441            $81,879
                                                       =======           =======            =======            =======
Stockholders' equity per share (3)(6):
   Historical..................................          $8.66             $7.36              $6.40              $5.56
   Estimated net proceeds......................           8.93              8.97               8.99               9.01
   Plus:    Tax benefit of Foundation..........           0.27              0.27               0.27               0.27
   Less:    Common Stock acquired
              by ESOP (2)......................          (0.80)            (0.80)             (0.80)             (0.80)
            Common Stock acquired by
              Stock Based Incentive Plan(3)....          (0.40)            (0.40)             (0.40)             (0.40)
                                                         ------            ------             ------             ------
     Pro forma stockholders' equity
       per share(3)(4)(5)......................         $16.66            $15.40             $14.46             $13.64
                                                        ======            ======             ======             ======
Offering price as a percentage of pro forma
   stockholders' equity per share..............          60.02%            64.94%             69.16%             73.31%
Offering price to pro forma net
   earnings per share (8)......................           9.39x            10.93x             12.35x             13.89x

                                                    (See footnotes on next page)

-----------------------
(1) Does not give effect to the non-recurring expense that will be recognized in 1999 as a result of the establishment of the Foundation. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $1.8 million, $2.1 million, $2.4 million and $2.8 million at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Price Range, respectively.

(2) It is assumed that 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the ESOP Loan Subsidiary, a wholly owned subsidiary of the Company and the pro forma ESOP amortized expenses are presented net of taxes using an effective combined federal and state income tax rate of 32%. See "Use of Proceeds." The ESOP Loan Subsidiary will be formed and capitalized by the Company in connection with the consummation of the Conversion. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 12 equal annual installments of principal, with an assumed interest rate at 8.0%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the eight months ended August 31, 1998, and was made at the end of the period; (ii) that 17,137, 20,161, 23,185, and 26,663 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the eight months ended August 31, 1998 at an average fair value of $10.00 per share in accordance with SOP 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank--Other Benefit Plans--Employee Stock Ownership Plan."

(3) Gives effect to the Stock Awards available for grant under the Stock-Based Incentive Plan expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. For purposes of this table, the pro forma Stock-Based Incentive Plan amortized expenses are presented net of taxes using an effective combined federal and state income tax rate of 37%. If the Stock-Based Incentive Plan is approved by stockholders, the Stock-Based Incentive Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 154,224, 181,440, 208,656 and 239,954 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock-Based Incentive Plan, it is assumed that the shares were acquired by the Stock-Based Incentive Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock-Based Incentive Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 3.8% and pro forma net earnings per share would be $0.69, $0.60, $0.53 and $0.47 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively and pro forma stockholders' equity per share would be $16.41, $15.19, $14.29 and $13.51 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the stockholder approval of the Stock-Based Incentive Plan will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Other Benefit Plans--Stock-Based Incentive Plan."

(4) No effect has been given to the issuance of additional shares of Common Stock upon the exercise of options to be granted under the Stock-Based Incentive Plan. An amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 385,560, 453,600, 521,640 and 599,886 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock-Based Incentive Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock-Based Incentive Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.64, $0.55, $0.49 and $0.43 respectively, and the pro forma stockholders' equity per share would be $15.15, $14.00, $13.15 and $12.41, respectively. See "Risk Factors--Stock-Based Benefits to Management and Directors Employment Contracts and Change in Control Payments" and "Management of the Bank--Other Benefit Plans--Stock-Based Incentive Plan."

(5) The surplus of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion--Liquidation Rights."

(6) Stockholders' equity per share data is based upon 3,855,600, 4,536,000, 5,216,400 and 5,998,900 shares outstanding representing shares sold in the conversion and shares contributed to the Foundation.

(7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Direct Community Offerings.

(8) Based on pro forma net earnings for the eight months ended August 31, 1998 that have been annualized.


                                                               At or For the Year Ended December 31, 1997
                                                 -------------------------------------------------------------------------
                                                    3,570,000         4,200,000          4,830,000          5,554,500
                                                  Shares Sold at    Shares Sold at     Shares Sold at     Shares Sold at
                                                 $10.00 Per Share  $10.00 Per Share   $10.00 Per Share   $10.00 Per Share
                                                     (Minimum         (Midpoint           (Maximum          (15% above
                                                        of                of                 of             Maximum of
                                                    Estimated         Estimated          Estimated          Estimated
                                                   Price Range)      Price Range)       Price Range)     Price Range) (7)
                                                 ----------------- -----------------  -----------------  -----------------
                                                           (Dollars in Thousands, Except Per Share Amounts)
Gross proceeds.................................       $35,700            $42,000            $48,300            $55,545
Plus:    Shares issued to the Foundation
         (equal to 8% of stock issued in
         Conversion)...........................         2,856              3,360              3,864              4,444
                                                      -------            -------            -------            -------
Pro forma market capitalization................       $38,556            $45,360            $52,164            $59,989
                                                      =======            =======            =======            =======
Gross proceeds.................................       $35,700            $42,000            $48,300            $55,545
Less:    Offering expenses and commissions.....        (1,261)            (1,334)            (1,406)            (1,488)
                                                      -------            -------            -------            -------
Estimated net proceeds.........................        34,439             40,666             46,894             54,057
Less:    Common Stock purchased by ESOP........        (3,084)            (3,629)            (4,173)            (4,799)
         Common Stock purchased by Stock Based
           Incentive Plan......................        (1,542)            (1,814)            (2,087)            (2,400)
                                                      -------            -------            -------            -------
   Estimated net proceeds, as adjusted.........       $29,813            $35,223            $40,634            $46,858
                                                      =======            =======            =======            =======
Net income (1):
   Historical..................................       $ 3,018            $ 3,018            $ 3,018            $ 3,018
   Pro forma income on net proceeds, as
     adjusted..................................         1,005              1,087              1,370              1,579
Less:    Pro forma ESOP adjustment (2).........          (317)              (373)              (429)              (494)
         Pro forma Stock Based Incentive Plan
           adjustment (3)......................          (194)              (229)              (263)              (302)
                                                      -------            -------            -------            -------
         Pro forma net income..................       $ 3,512            $ 3,603            $ 3,696            $ 3,801
                                                      =======            =======            =======            =======
Per share net income (1):
   Historical..................................         $0.84            $  0.72            $  0.62            $  0.54
   Pro forma income on net proceeds, as
     adjusted..................................          0.28               0.28               0.28               0.28
Less:    Pro forma ESOP adjustment (2).........         (0.09)             (0.09)             (0.09)             (0.09)
         Pro forma Stock Based Incentive Plan
           adjustment (3)......................         (0.05)             (0.05)             (0.05)             (0.05)
                                                      -------            -------            -------            -------
         Pro forma net income per share........       $  0.98            $  0.86            $  0.76            $  0.68
                                                      =======            =======            =======            =======
Stockholders' equity:
   Historical..................................       $33,332            $33,332            $33,332            $33,332
   Estimated net proceeds......................        34,439             40,666             46,894             54,057
   Plus:    Tax benefit of Foundation..........         1,057              1,243              1,430              1,644
   Less:    Common Stock acquired by ESOP (2)..        (3,084)            (3,629)            (4,173)            (4,799)
   Less:    Common Stock acquired by Stock
              Based Incentive Plan (3).........        (1,542)            (1,814)            (2,087)            (2,400)
                                                      -------            -------            -------            -------
     Pro forma stockholders' equity (3)(4)(5)..       $64,202            $69,798            $75,396            $81,834
                                                      =======            =======            =======            =======
Stockholders' equity per share (3)(6):
   Historical..................................       $  8.65            $  7.35            $  6.39            $  5.56
   Estimated net proceeds......................          8.93               8.97               8.99               9.01
   Plus:    Tax benefit of Foundation..........          0.27               0.27               0.27               0.27
   Less:    Common Stock acquired by ESOP (2)..         (0.80)             (0.80)             (0.80)             (0.80)
            Common Stock acquired by Stock
              Based Incentive Plan (3).........         (0.40)             (0.40)             (0.40)             (0.40)
                                                      -------            -------            -------            -------
     Pro forma stockholders' equity per
       share (3)(4)(5).........................       $ 16.65            $ 15.39            $ 14.45            $ 13.64
                                                      =======            =======            =======            =======
Offering price as a percentage of pro forma
   stockholders' equity per share..............         60.06%             64.98%             69.20%             73.31%
Offering price to pro forma net earnings per
   share.......................................         10.20x             11.63x             13.16x             14.71x

                                                    (See footnotes on next page)

------------------
(1) Does not give effect to the non-recurring expense that will be recognized in 1999 as a result of the establishment of the Foundation. In that event, the Company will recognize an after-tax expense for the amount of the contribution to the Foundation which is expected to be $1.8 million, $2.1 million, $2.4 million and $2.8 million at the minimum, midpoint, maximum and maximum as adjusted, of the Estimated Price Range, respectively.

(2) It is assumed that 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the ESOP Loan Subsidiary, a wholly owned subsidiary of the Company and the pro forma ESOP amortized expenses are presented net of taxes using an effective combined federal and state income tax rate of 32%. See "Use of Proceeds." The ESOP Loan Subsidiary will be formed and capitalized by the Company in connection with the consummation of the Conversion. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 12 equal annual installments of principal, with an assumed interest rate at 8.0%. The pro forma net earnings assumes: (i) that the Bank's contribution to the ESOP is equivalent to the debt service requirement for the year ended December 31, 1997, and was made at the end of the period; (ii) that 25,704, 30,240, 34,776, and 39,993 shares at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively, were committed to be released during the year ended December 31, 1997 at an average fair value of $10.00 per share in accordance with SOP 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank--Other Benefit Plans--Employee Stock Ownership Plan."

(3) Gives effect to the Stock Awards available for grant under the Stock-Based Incentive Plan expected to be adopted by the Company following the Conversion and presented for approval at a meeting of stockholders. For purposes of this table, the pro forma Stock-Based Incentive Plan amortized expenses are presented net of taxes using an effective combined federal and state income tax rate of 37%. If the Stock-Based Incentive Plan is approved by stockholders, the Stock-Based Incentive Plan intends to acquire an amount of Common Stock equal to 4% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 154,224, 181,440, 208,656 and 239,954 shares of Common Stock at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, either through open market purchases, if permissible, or from authorized but unissued shares of Common Stock or treasury stock of the Company, if any. In calculating the pro forma effect of the Stock-Based Incentive Plan, it is assumed that the shares were acquired by the Stock-Based Incentive Plan at the beginning of the period presented in open market purchases at the Purchase Price and that 20% of the amount contributed was an amortized expense during such period. The issuance of authorized but unissued shares of the Company's Common Stock to the Stock-Based Incentive Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4.0% and pro forma net earnings per share would be $0.96, $0.84, $0.75 and $0.67 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively and pro forma stockholders' equity per share would be $16.40, $15.18, $14.28 and $13.50 at the minimum, midpoint, maximum and 15% above the maximum of the range, respectively. There can be no assurance that the stockholder approval of the Stock-Based Incentive Plan will be obtained, or that the actual purchase price of the shares will be equal to the Purchase Price. See "Management of the Bank--Other Benefit Plans--Stock-Based Incentive Plan."

(4) No effect has been given to the issuance of additional shares of Common Stock upon the exercise of options to be granted under the Stock-Based Incentive Plan. An amount equal to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, or 385,560, 453,600, 521,640 and 599,886 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock-Based Incentive Plan. The issuance of Common Stock pursuant to the exercise of options under the Stock-Based Incentive Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price of $10.00 per share, the pro forma net earnings per share would be $0.89, $0.77, $0.69 and $0.62 respectively, and the pro forma stockholders' equity per share would be $15.14, $13.99, $13.14 and $12.40, respectively. See "Risk Factors--Stock-Based Benefits to Management and Directors, Employment Contracts and Change in Control Payments" and "Management of the Bank--Other Benefit Plans--Stock-Based Incentive Plan."

(5) The surplus of the Bank will continue to be substantially restricted after the Conversion. See "Dividend Policy," "The Conversion--Liquidation Rights."

(6) Stockholders' equity per share data is based upon 3,855,600, 4,536,000, 5,216,400 and 5,998,900 shares outstanding representing shares sold in the conversion and shares contributed to the Foundation.

(7) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Estimated Price Range of up to 15% as a result of regulatory considerations or changes in market or general financial and economic conditions following the commencement of the Subscription and Direct Community Offerings.

                           COMPARISON OF VALUATION AND
                    PRO FORMA INFORMATION WITH NO FOUNDATION

         In the event that the Foundation was not being established as part of the Conversion, Keller has estimated that the pro forma aggregate market capitalization of the Company would be approximately $48.0 million, at the midpoint, which is approximately $2.6 million greater than the pro forma aggregate market capitalization of the Company if the Foundation is included, and would result in approximately a $6.0 million, or 14.3%, increase in the amount of Common Stock offered for sale in the Conversion. The pro forma price to book ratio would be substantially the same under both the current appraisal and the estimate of the value of the Company without the Foundation. Further, assuming the midpoint of the Estimated Price Range, pro forma stockholders' equity per share and pro forma earnings per share would also be substantially the same with the Foundation as without the Foundation. In this regard, pro forma stockholders' equity and pro forma net income per share would be $15.46 and $0.58 respectively, at the midpoint of the estimate assuming no Foundation, and $15.40 and $0.61, respectively, with the Foundation. In addition, the pro forma price to book ratio and the pro forma price to earnings ratios are 64.67% and 11.45x, respectively, at the midpoint of the estimate assuming no Foundation, and 64.94% and 10.93x, respectively, with the Foundation. There is no assurance that in the event the Foundation was not formed that the appraisal prepared at that time would have concluded that the pro forma market value of the Company would be the same as that estimated herein. Any appraisal prepared at that time would be based on the facts and circumstances existing at that time, including, among other things, market and economic conditions.

         For comparative purposes only, set forth below are certain pricing ratios and financial data and ratios, at the minimum, midpoint, maximum and maximum, as adjusted, of the Estimated Price Range, assuming the Conversion was completed at August 31, 1998, using the assumptions set forth in the "Pro Forma Data."

                                                                                                             At the Maximum,
                                       At the Minimum         At the Midpoint        At the Maximum           as Adjusted
                                  ----------------------  ----------------------  ----------------------  ----------------------
                                     With         No         With        No          With        No          With        No
                                  Foundation  Foundation  Foundation  Foundation  Foundation  Foundation  Foundation  Foundation
                                  ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
                                                         (Dollars in Thousands, Except Per Share Amounts)
Estimated offering amount......     $35,700     $40,800     $42,000     $48,000     $48,300     $55,200     $55,545     $63,480
Pro forma market
  capitalization...............     $38,556     $40,800     $45,360     $48,000     $52,164     $55,200     $59,989     $63,480
Total assets...................    $397,155    $400,868    $402,753    $407,121    $408,351    $413,374    $414,789    $420,565
Total liabilities..............    $332,903    $332,903    $332,903    $332,903    $332,903    $332,903    $332,903    $332,903
Pro forma stockholders'
  equity.......................     $64,247     $67,965     $69,843     $74,218     $75,441     $80,471     $81,879     $87,662
Pro forma consolidated net
  earnings.....................      $2,530      $2,539      $2,574      $2,584      $2,616      $2,628      $2,664      $2,680
Pro forma stockholders' equity
  per share....................      $16.66      $16.66      $15.40      $15.46      $14.46      $14.58      $13.64      $13.81
Pro forma consolidated net
  earnings per share...........       $0.71       $0.67       $0.61       $0.58       $0.54       $0.52       $0.48       $0.46
Pro Forma Pricing Ratios:
  Offering price as a
    percentage of pro forma
    stockholders' equity per
    share......................       60.02%      60.03%      64.94%      64.67%      69.16%      68.60%      73.31%      72.41%
  Offering price to pro forma
    net earnings per share.....        9.39x       9.90x      10.93x      11.45x      12.35x      12.94x      13.89x      14.60x
  Offering price to assets.....        9.71%      10.18%      11.26%      11.79%      12.77%      13.35%      14.46%      15.09%
Pro Forma Financial Ratios:
  Return on assets (annualized)        0.93%       0.95%       0.93%       0.95%       0.93%       0.95%       0.93%       0.96%
  Return on stockholders'
    equity (annualized)........        5.77%       5.60%       5.38%       5.22%       5.04%       4.90%       4.72%       4.59%
  Stockholders' equity
    to total assets............       16.18%      16.95%      17.34%      18.23%      18.48%      19.47%      19.74%      20.84%

                              WORONOCO SAVINGS BANK
                        CONSOLIDATED STATEMENTS OF INCOME

    The following Consolidated Statements of Income of the Bank for each of the years in the three year period ended December 31, 1997 have been audited by Wolf & Company, P.C., independent certified public accountants, whose report thereon appears elsewhere in this Prospectus. With respect to information for the eight months ended August 31, 1998 and 1997, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such interim periods have been included and are of a normal recurring nature. Results for the eight months ended August 31, 1998 are not necessarily indicative of the results that may be expected for the year ended December 31, 1998. These statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this Prospectus.


                                                                   For the
                                                              Eight Months Ended
                                                                  August 31,             For the Year Ended December 31,
                                                             -------------------        ----------------------------------
                                                               1998       1997           1997          1996         1995
                                                             -------     -------        -------       -------      -------
                                                                 (Unaudited)
                                                                               (Dollars in thousands)
Interest and dividend income:
  Interest and fees on loans ..........................      $14,140     $12,936        $19,682       $17,732      $15,856
  Interest and dividends on investment securities:
    Non taxable interest ..............................        1,664       1,985          2,894         2,883        2,826
    Dividends .........................................          704         690            929           928          862
  Interest on federal funds sold ......................           52           4             36           115          217
  Other interest income ...............................           90          33            117            76          108
                                                             -------     -------        -------       -------      -------
    Total interest and dividend income ................       16,650      15,567         23,658        21,734       19,869
                                                             -------     -------        -------       -------      -------
  Interest expense:
    Interest on deposits (Notes 6 and 9) ..............        6,876       6,579         10,159         9,413        8,701
    Interest on advances (Note 9) .....................        1,953       1,508          2,341         1,609        1,122
                                                             -------     -------        -------       -------      -------
       Total interest expense .........................        8,829       8,087         12,500        11,022        9,823
                                                             -------     -------        -------       -------      -------

  Net interest income .................................        7,821       7,480         11,158        10,712       10,046
  Provision for loan losses (Note 3) ..................          160         120            180           180          210
                                                             -------     -------        -------       -------      -------
  Net interest income after provision for loan losses .        7,661       7,360         10,978        10,532        9,836
                                                             -------     -------        -------       -------      -------
  Other income:
    Customer service fees .............................        1,040         914          1,412         1,129          973
    Gain on sales and disposition of securities,
       net (Note 2) ...................................        1,218       1,441          1,895           751          578
    Gain on sales of property .........................           --          --             17            --           --
    Gain on sales of loans, net .......................          290          --             --            16           41
                                                             -------     -------        -------       -------      -------
       Total other income .............................        2,548       2,355          3,324         1,896        1,592
                                                             -------     -------        -------       -------      -------
  Other expenses:
    Salaries and net employee benefits (Note 11) ......        3,355       3,177          4,724         4,303        4,003
    Occupancy and equipment (Notes 5 and 9) ...........          936         844          1,302         1,130        1,045
    Other real estate owned (Note 4) ..................           42          66            110           211          189
    Marketing .........................................          444         409            610           540          383
    Professional services .............................          318         239            360           395          343
    Data processing ...................................          430         383            595           524          431
    Deposit insurance .................................           24          23             31             2          259
    Contributions .....................................          107         600            613            81          150
    Other general and administrative ..................        1,021         887          1,398         1,186          890
                                                             -------     -------        -------       -------      -------
       Total other expenses ...........................        6,677       6,628          9,743         8,372        7,693
                                                             -------     -------        -------       -------      -------
  Income before income taxes ..........................        3,532       3,087          4,559         4,056        3,735
  Provision for income taxes (Note 8) .................        1,223         986          1,541         1,582        1,400
                                                             -------     -------        -------       -------      -------
       Net income .....................................      $ 2,309     $ 2,101        $ 3,018       $ 2,474      $ 2,335
                                                             =======     =======        =======       =======      =======

See accompanying notes to Consolidated Financial Statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion should be read in conjunction with the "Selected Consolidated Financial and Other Data of the Bank" and the Bank's Consolidated Financial Statements and notes thereto, each appearing elsewhere in the Prospectus. In addition to historical information, the following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements as a result of certain factors, including those discussed in "Risk Factors" contained elsewhere in this Prospectus.

General

         The Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations are dependent primarily on net interest income, which is the difference between the interest income earned on the Bank's interest-earning assets, such as loans and investments, and the interest expense on its interest-bearing liabilities, such as deposits and borrowings. The Bank also generates non-interest income such as service charges and other fees. The Bank's noninterest expenses primarily consist of employee compensation and benefits, occupancy and equipment expense, marketing expenses, data processing, professional services and other general and administrative expenses. The Bank's results of operations are also significantly affected by general economic and competitive conditions, particularly changes in market interest rates, government policies and actions of regulatory agencies. The Bank exceeded all of its regulatory capital requirements at August 31, 1998. See "Regulatory Capital Compliance" for a discussion of the historical and pro forma capital of the Bank and capital requirements. See also "Regulation and Supervision--Federal Regulation--Capital Requirements."

Forward-Looking Statements

         This Prospectus contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake -- and specifically disclaims any obligation -- to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Management Strategy

         The Bank operates as a community-oriented savings bank, offering traditional deposit and loan products to its customers. In recent years, the Bank's strategy has been to maintain profitability while managing its capital position and limiting its credit and interest rate risk exposure. To accomplish these objectives, the Bank has sought to:

         . Emphasize providing superior service and competitive rates in order to increase deposits, including commercial accounts

         . Control credit risk by emphasizing the origination of single-family, owner-occupied residential mortgage loans and consumer loans, consisting primarily of home equity loans and lines of credit

         . Invest funds in excess of loan demand primarily in mortgage-backed and investment grade equity securities

         . Control interest rate risk by utilizing off-balance sheet hedging transactions such as interest rate swaps, caps and floors

         . Originate high quality, multi-family and commercial real estate and commercial business loans which increase the yields earned on its overall loan portfolio, without incurring unnecessary risk

         . Expand its lending and deposit base through the establishment of full-service banking offices located inside supermarket/grocery stores

         Beginning in 1994, the Bank began opening full-service banking offices in supermarket/grocery stores operated by the regionally based Big Y Foods, Inc. Since 1994, the Bank has established three such banking offices and is planning to open a fourth banking office at a Big Y supermarket located in Amherst, Massachusetts. The Bank expects that such banking office will become operational during the first quarter of 1999. The Bank will continue to seek attractive opportunities to expand its branching activities through supermarket facilities as such opportunities arise.

         The Bank intends to continue its current operating strategy in an effort to enhance its long-term profitability while maintaining a reasonable level of interest rate risk. The Bank also intends to enhance its current operating strategy by expanding the products and services that it offers, as necessary, in order to improve its market share in its primary market area. In this regard, the Bank has begun to offer new consumer and commercial deposit products and various other customer improvement services and intends to expand its trust services and invest in technological enhancements, such as PC banking, in order to better serve its customers in the future. In addition, and consistent with its plan to increase its loan portfolio, the Bank intends to hire additional loan originators, a commercial loan officer and an additional credit analyst to assist the loan department.

Management of Interest Rate Risk and Market Risk Analysis

         The principal objective of the Bank's interest rate risk management is to evaluate the interest rate risk inherent in certain balance sheet accounts, determine the level of risk appropriate given the Bank's business strategy, operating environment, capital and liquidity requirements and performance objectives, and manage the risk consistent with the Board of Trustees' approved guidelines. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank monitors its interest rate risk as such risk relates to its operating strategies. The Bank maintains an Asset/Liability Management Committee (the "ALCO"), responsible for reviewing its asset/liability policies and interest rate risk position, which meets on a quarterly basis and reports trends and interest rate risk position to the Board of Trustees on a quarterly basis. The extent of the movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors--Sensitivity to Changes in Interest Rates."

         In recent years, the Bank has utilized the following strategies to manage interest rate risk: (1) emphasizing the origination of shorter-term adjustable-rate loans, such as home equity loans and lines of credit as well as emphasizing the origination of multi-family and commercial real estate loans;
(2) emphasizing the origination of retail checking accounts and offering deposit products with a variety of interest rates; (3) preparing and monitoring static gap and asset/liability funding matrix reports; and (4) utilizing off-balance sheet hedging transactions, such as interest rate swaps, caps and floors.

         The Bank periodically is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include interest rate swap, cap and floor agreements. Interest rate swap agreements generally involve the exchange of fixed and floating-rate interest payment obligations without the exchange of the underlying principal, or notional, amounts. These transactions are accounted for using the accrual method. Net interest income resulting from the differential between exchanging floating and fixed-rate payments is recorded on a current basis. Interest rate cap and floor agreements generally involve the payment of a premium in return for cash receipts if interest rates rise above or fall below a specified interest rate level. Payments are based on a notional principal amount. Swaps are generally negotiated for periods of one to five years. Caps and floors generally are not readily available for time periods longer than five years. The Bank's stated objective regarding the utilization of interest rate swaps, caps and floors is to reduce risk associated with adverse rate volatility while enabling the Bank to benefit from favorable interest rate movements. The Bank's policies provide that a rate swap is in essence a "cross hedge" and may only be undertaken if the potential correlation of the swap is reasonable. The Bank's policies also provide that the costs of caps and floors must be analyzed as they pertain to the spread, asset yield or liability cost being protected. Such costs must be viewed in light of the Bank's overall profitability. The Bank's policies further provide that swap arrangements and the purchase of caps and floors shall only be negotiated with firms which meet the Bank's investment criteria. All counter-parties to swap, cap and floor arrangements must be pre-approved by the Bank's Board of Trustees. At August 31, 1998, the notional principal amounts of the Bank's outstanding interest rate cap and floor agreements were $10 million each. Under the terms of the cap agreements, the Bank paid premiums totalling $80,000 which is included in other assets and being amortized over three years which are the terms of the agreements. Amortization for the eight months ended August 31, 1998 totaled $8,000 and is recorded as an interest expense on advances. The agreements provide that, if the London Interbank Offered Rate ("LIBOR") increases above 6%, the Bank receives cash payments on a quarterly basis. There were no cash payments received at August 31, 1998. Under the terms of the floor agreement, the Bank paid a premium of $134,000 during 1996 which is included in other assets and is being amortized over five years which is the term of the agreement. Amortization for the eight months ended August 31, 1998 totalled $24,000, and is recorded as an interest expense on advances. The agreement provides that if the LIBOR falls below 5.75%, the Bank receives cash payments on a quarterly basis. Cash payments received during the eight months ended August 31, 1998 totalled $2,000 and is recorded as a credit to interest on advances. At August 31, 1998, the Bank was not a party to any swap arrangements.

         Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is said to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest-bearing liabilities maturing or repricing within that same time period. At August 31, 1998, the Bank's one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was negative 3.00%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position would be in a worse position to invest in higher yielding assets which, consequently, may result in the cost of its interest-bearing liabilities increasing at a rate faster than its yield on interest-earning assets than if it had a positive gap. Conversely, during a period of falling interest rates, an institution with a negative gap would tend to have its interest-bearing liabilities repricing downward at a faster rate than its interest-earning assets as compared to an institution with a positive gap which, consequently, may tend to positively affect the growth of its net interest income.

         The following table sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at August 31, 1998, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "Gap Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at August 31, 1998, on the basis of contractual maturities, anticipated prepayments, and scheduled rate adjustments within a one-year period and subsequent selected time intervals. For loans on residential properties, adjustable-rate loans, and fixed-rate loans, actual repricing and maturity dates were used. Mortgage-backed securities were assumed to prepay at rates between 16.14% and 19.45% annually. The stratification of savings deposits (including NOW, savings and money market accounts) is based on management's philosophy of repricing core deposits in response to changes in the general interest rate environment. Prepayment rates can have a significant impact on the Bank's estimated gap. While the Bank believes such assumptions to be reasonable, there can be no assurance that assumed prepayment rates will approximate actual future loan prepayment activity. See "Business of the Bank--Lending Activities," "--Investment Activities" and "--Sources of Funds."

                                                              At August 31, 1998
                                             -------------------------------------------------------
                                                            More than     More than       More than
                                              1 Year        1 Year to     2 Years to      3 Years to
                                              or less        2 Years       3 Years         4 Years
                                             ---------      ---------     ----------      ----------
                                                             (Dollars in thousands)
Interest-earning assets(1):
         Mortgage-backed securities ........ $  17,068       $  6,766      $  5,653       $  4,138
         Equity securities .................       101             --            --             --
         FHLB stock ........................     2,984             --            --             --
         Loans, net ........................   147,245         37,794        18,708         21,209
         Other .............................     1,932             --            --             --
                                             ---------       --------      --------       --------
         Total interest-earning assets ..... $ 169,338       $ 44,560      $ 24,361       $ 25,347
                                             =========       ========      ========       ========
Interest-bearing liabilities:
         Savings accounts .................. $   6,624       $     --      $     --       $     --
         Money market accounts .............    24,904             --            --             --
         NOW accounts ......................        --             --            --             --
         Certificates of deposit ...........   105,216         31,343         4,635             17
         FHLB advances .....................    43,579            706           204            152
                                             ---------       --------      --------       --------
              Total interest-bearing
               liabilities ................. $ 188,323       $ 32,049      $  4,839       $    169
                                             =========       ========      ========       ========
         Interest sensitivity gap(2) ....... $ (10,993)      $ 12,511      $ 19,522       $ 25,178
                                             =========       ========      ========       ========
         Cumulative interest sensitivity gap $ (10,993)      $  1,518      $ 21,040       $ 46,218
                                             =========       ========      ========       ========
         Cumulative interest sensitivity gap
          as a percentage of total assets...     (3.00)%         0.41%         5.75%         12.62%
         Cumulative interest sensitivity gap
          as a percentage of total interest-
          earning assets ...................     (3.22)%         0.44%         6.16%         13.52%
         Cumulative net interest-earning
          assets as a percentage of
          cumulative interest-bearing
          liabilities ......................     93.90%        100.71%       109.69%        121.26%

                                                              At August 31, 1998
                                               -------------------------------------------------------
                                               More than
                                               4 Years to     More than       Total           Fair
                                                5 Years        5 Years        Amount         Value(3)
                                               ---------      ---------     ----------      ----------
                                                               (Dollars in thousands)
 Interest-earning assets(1):
         Mortgage-backed securities ........   $   4,137       $  14,057      $  51,819       $  52,796
         Equity securities .................          --          19,374         19,475          18,686
         FHLB stock ........................          --              --          2,984           2,984
         Loans, net ........................      21,208          19,400        265,564         267,157
         Other .............................          --              --          1,932           1,932
                                               ---------       ---------      ---------       ---------
         Total interest-earning assets .....   $  25,345       $  52,831      $ 341,774       $ 343,555
                                               =========       =========      =========       =========
Interest-bearing liabilities:
         Savings accounts ..................   $      --       $  59,850      $  66,474       $  68,474
         Money market accounts .............          --              --         24,904          24,904
         NOW accounts ......................          --          29,305         29,305          29,305
         Certificates of deposit ...........          16              --        141,227         141,990
         FHLB advances .....................         151          10,000         54,792          59,956
                                               ---------       ---------      ---------       ---------
              Total interest-bearing
               liabilities..................   $     167       $  99,155      $ 316,702       $ 324,629
                                               =========       =========      =========       =========

         Interest sensitivity gap(2) .......   $  25,178       $ (46,324)     $  25,072
                                               =========       =========      =========
         Cumulative interest sensitivity gap   $  71,396       $  25,072
                                               =========       =========
         Cumulative interest sensitivity gap
          as a percentage of total assets...       19.50%           6.85%
         Cumulative interest sensitivity gap
          as a percentage of total
          interest-earning assets ..........       20.89%           7.34%
         Cumulative net interest-earning
          assets as a percentage of
          cumulative interest-bearing
          liabilities ......................      132.82%         107.92%

--------------------
(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments, and contractual maturities.
(2) Interest sensitivity gap represents the difference between net interest-earning assets and interest-bearing liabilities.
(3) Fair value of securities, including mortgage-backed securities, is based on quoted market prices, where available. If quoted market prices are not available, fair value is based on quoted market prices of comparable instruments. Fair value of loans is, depending on the type of loan, based on carrying values or estimates based on discounted cash flow analyses. Fair value of deposit liabilities are either based on carrying amounts or estimates based on a discounted cash flow calculation. Fair values for FHLB advances are estimated using a discounted cash flow analysis that applies interest rates concurrently being offered on advances of aggregated expected monthly maturities on FHLB advances.

         Certain shortcomings are inherent in the method of analysis presented in the Gap Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets, such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

Analysis of Net Interest Income

         Net interest income represents the difference between income on interest-earning assets and expense on interest-bearing liabilities. Net interest income depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rate earned or paid on them.

         Average Balance Sheet. The following table sets forth certain information relating to the Bank at August 31, 1998 and for the eight months ended August 31, 1998 and 1997, and for the years ended December 31, 1997, 1996 and 1995. The average yields and costs are derived by dividing income or expense by the average balance of interest-earning assets or interest-bearing liabilities, respectively, for the periods shown and reflect annualized yields and costs. Average balances are derived from average daily balances. The yields and costs include fees which are considered adjustments to yields. Loan interest and yield data does not include any accrued interest from nonaccruing loans.


                                                                           For the Eight Months Ended August 31,
                                      At August 31,     ------------------------------------------------------------------------
                                         1998                            1998                                 1997
                                ---------------------   ----------------------------------       -------------------------------
                                              Average                              Average                               Average
                                              Yield/       Average                  Yield/       Average                  Yield/
                                 Balance       Rate        Balance     Interest      Rate        Balance    Interest       Rate
                                --------      -------      --------    --------    -------       --------   --------     -------
                                                                     (Dollars in thousands)
Assets:
 Interest earning assets:(1)
  Investments:
    Loans, net(2) ...........   $265,564       7.85%       $271,480    $ 14,140      7.81%       $242,998   $ 12,936       7.99%
    Mortgage-backed
     securities .............     52,796       6.77          37,579       1,664      6.64          45,325      1,985       6.57
    Equity securities .......     18,686       4.10          19,046         574      4.52          13,473        503       5.60
    FHLB stock ..............      2,984       6.30           2,826         130      6.90           2,261        106       7.03
    Other ...................      1,932       4.69           4,109         142      5.18           1,410         37       3.94
                                --------                   --------    --------               -----------   --------
       Total interest-earning
        assets ..............    341,962       7.41         335,040      16,650      7.45         305,467     15,567       7.64
                                              -----                    --------     -----                   --------      -----
    Noninterest earning
     assets .................     24,256                     19,407                                17,639
                                --------                   --------                           -----------
       Total assets .........   $366,218                   $354,447                           $   323,106
                                ========                   ========                           ===========
Liabilities and surplus:
 Interest-bearing liabilities:
   Deposits:
    Money market accounts ...   $ 24,904       3.54        $ 23,457         533      3.41        $ 18,008        272       2.27
    Savings accounts (3) ....     67,310       2.28          66,375       1,003      2.27          64,208      1,110       2.59
    NOW accounts ............     29,305       1.02          27.241         189      1.04          24,542        165       1.01
    Certificates of deposit .    141,227       5.56         139,881       5,151      5.52         137.626      5,032       5.48
                                --------                   --------    --------               -----------    -------
       Total interest-
        bearing deposits.....    262,746       4.02         256,954       6,876      4.01         244,384      6,579       4.04
   FHLB advances ............     54,792       5.42          52,181       1,953      5.61          39,176      1,508       5.77
                                --------                   --------    --------               -----------    -------
       Total interest-bearing
        liabilities..........    317,538       4.26         309,135       8,829      4.28         283,560      8,087       4.28
                                              -----                    --------     -----                    -------      -----
   Demand deposits ..........     11,657                      9,763                                 7,399
   Other noninterest-bearing
    liabilities .............      3,646                        745                                 1,753
                                --------                   --------                           -----------
       Total liabilities.....    332,841                    319,643                               292,712
   Total surplus ............     33,377                     34,804                                30,394
                                --------                   --------                           -----------
       Total liabilities and
        surplus .............   $366,218                   $354,447                           $   323,106
                                ========                   ========                           ===========
   Net interest-earning
    assets ..................   $ 24,424                   $ 25,905                           $    21,907
                                ========                   ========                           ===========
   Net interest
    income/interest rate
    spread(4) ...............                  3.15%                   $  7,821      3.17%                  $  7,480       3.36%
                                              =====                    ========     =====                   ========      =====
   Net interest margin as a
    percentage of
    interest-earning
    assets(5)................                                                        3.50%                                 3.67%
                                                                                    =====                                 =====
Ratio of interest ...........
earning assets to
interest-bearing liabilities.                107.69%                               108.38%                               107.73%
                                             ======                                ======                                ======

-----------------
(1) Includes related assets available-for-sale and unamortized discounts and premiums.
(2) Amount is net of deferred loan origination fees, unadvanced loan funds, allowance for loan losses and includes nonaccruing loans. The Bank records interest income on nonaccruing loans on a cash basis.
(3)  Savings accounts include mortgagors' escrow deposits.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average interest-earning assets.


                                                                 For the Year Ended December 31,
                             -------------------------------------------------------------------------------------------------------
                                             1997                              1996                              1995
                             ----------------------------------    -----------------------------    --------------------------------
                                                        Average                          Average                             Average
                              Average                   Yield/     Average                Yield/     Average                 Yield/
                              Balance     Interest       Rate      Balance   Interest      Rate      Balance   Interest       Rate
                             --------     --------      -------   --------   --------    -------    --------   --------      -------
                                                                     (Dollars in thousands)
Assets:
 Interest-earning assets(1):
  Investments:
    Loans, net(2) .......... $247,911     $ 19,682       7.94     $215,613   $ 17,732      8.22     $191,903   $ 15,856       8.26%
    Debt securities ........       --           --         --        2,373        140      5.90        6,622        398       6.01
    Mortgage-backed
     securities ............   44,094        2,894       6.56       43,123      2,743      6.36       39,322      2,428       6.17
    Equity securities ......   13,707          785       5.73       12,392        801      6.46       12,146        735       6.05
  FHLB stock ...............    2,308          144       6.24        2,009        127      6.32        1,568        127       8.10
  Other ....................    2,568          153       5.96        3,111        191      6.19        4,757        325       6.83
                             --------     --------                --------   --------               --------   --------
    Total interest-earning
     assets ................  310,588       23,658       7.62      278,621     21,734      7.80      256,318     19,869       7.75
                                          --------     ------                --------    ------                --------     ------
Noninterest-earning assets..   18,050                               15,938                            14,028
                             --------                             --------                          --------
    Total assets............ $328,638                             $294,559                          $270,346
                             ========                             ========                          ========
Liabilities and surplus:
  Interest-bearing
   liabilities:
   Deposits:
    Money market accounts .. $ 19,238          407       2.12      $16,825        441      2.62      $17,754        499       2.81
    Savings accounts(3) ....   64,285        1,759       2.74       65,042      1,684      2.59       67,221      1,707       2.54
    NOW accounts ...........   24,941          253       1.01       22,831        243      1.06       20,920        272       1.30
    Certificates of deposit.  139,119        7,740       5.56      127,068      7,045      5.54      115,933      6,223       5.37
                             --------     --------                --------    -------               --------    -------
      Total interest-bearing
       deposits ............  247,583       10,159       4.10      231,766      9,413      4.06      221,828      8,701       3.92
   FHLB advances ...........   40,099        2,341       5.84       26,941      1,609      5.97       16,948      1,122       6.62
                             --------     --------                --------    -------               --------    -------
      Total interest-bearing
       liabilities .........  287,682       12,500       4.35      258,707     11,022      4.26      238,776      9,823       4.11
                                          --------     ------                 -------     -----                 -------      -----
   Demand deposits..........    7,939                                6,933                             5,703
                             --------                             --------                          --------
   Other noninterest-bearing
    liabilities ............    1,799                                1,744                             1,501
                             --------                             --------                          --------
      Total liabilities ....  297,420                              267,384                           245,980
   Surplus .................   31,218                               27,175                            24,366
                             --------                             --------                          --------
      Total liabilities and
       surplus ............. $328,638                             $294,559                          $270,346
                             ========                             ========                          ========
   Net interest-earning
    assets ................. $22,906                               $19,914                           $17,542
                             ========                             ========                          ========
   Net interest
    income/interest rate
    spread(4) ..............               $11,158       3.27%                $10,712      3.54%                $10,046       3.64%
                                           =======      =====                 =======     =====                 =======      =====
   Net interest margin as
    a percentage Of
    interest-earning
    assets(5)...............                             3.59%                             3.84%                              3.92%
                                                        =====                             =====                              =====
   Ratio of interest-earning
    assets to
    interest-bearing
    liabilities.............                           107.96%                           107.70%                            107.35%
                                                       ======                            ======                             ======

--------------------
(1) Includes related assets available-for-sale and unamortized discounts and premiums.
(2) Amount is net of deferred loan origination fees, unadvanced loan funds, allowance for loan losses and includes nonaccruing loans. The Bank records interest income on nonaccruing loans on a cash basis.
(3) Savings accounts include mortgagors' escrow deposits.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income divided by average interest-earning assets.

         Rate/Volume Analysis. The following table presents the extent to which changes in interest rates and changes in the volume of interest-earning assets and interest-bearing liabilities have affected the Bank's interest income and interest expense during the periods indicated. Information is provided in each category with respect to: (i) changes attributable to changes in volume (changes in volume multiplied by prior rate); (ii) changes attributable to changes in rate (changes in rate multiplied by prior volume); and (iii) the net change. The changes attributable to the combined impact of volume and rate have been allocated proportionately to the changes due to volume and the changes due to rate.


                                     Eight Months Ended            Year Ended                 Year Ended
                                       August 31, 1998          December 31, 1997         December 31, 1996
                                         Compared to               Compared to               Compared to
                                     Eight Months Ended            Year Ended                 Year Ended
                                       August 31, 1997          December 31, 1996         December 31, 1995
                                  ------------------------  -------------------------- -------------------------
                                       Increase                  Increase                   Increase
                                      (Decrease)                (Decrease)                 (Decrease)
                                        Due to                    Due to                     Due to
                                  ------------------        -----------------          ----------------
                                   Volume     Rate    Net    Volume    Rate     Net    Volume    Rate     Net
                                  --------  -------- ------ --------  ------- -------  -------  -------  ------
                                                                 (In thousands)
Interest-earning assets:
  Loans, net .................      $1,476  $ (272)  $1,204   $2,537  $ (587) $ 1,950   $1,950   $ (74) $ 1,876
  Debt securities ............          --      --       --      (70)    (70)    (140)    (251)     (7)    (258)
  Mortgage-backed securities .        (343)     22     (321)      63      88      151      240      75      315
  Equity securities ..........         133     (62)      71      227    (243)     (16)      15      51       66
  FHLB stock .................          26      (2)      24       19      (2)      17       --      --       --
  Other ......................          90      15      105      (32)     (6)     (38)    (104)    (30)    (134)
                                    ------  ------   ------   ------  ------   ------   ------   -----  -------
    Total interest-earning
     assets                          1,382    (299)   1,083    2,744    (820)   1,924    1,850      15    1,865
                                    ------  ------   ------   ------  ------   ------   ------   -----  -------
Interest-bearing liabilities:
  Deposits:
    Money market accounts ....          98     163      261       97    (131)     (34)     (25)    (33)     (58)
    Savings accounts(1) ......          40    (147)    (107)     (19)     94       75      (58)     35      (23)
    NOW accounts .............          19       5       24       20     (10)      10       29     (58)     (29)
    Certificates of deposit ..          83      36      119      670      25      695      612     210      822
                                    ------  ------   ------   ------  ------   ------   ------   -----  -------
      Total deposits .........         240      57      297      768     (22)     746      558     154      712
  FHLB advances ..............         485     (40)     445      767     (35)     732      584     (97)     487
                                    ------  ------   ------   ------  ------   ------   ------   -----  -------
      Total interest-bearing
       liabilities ...........         725      17      742    1,535     (57)   1,478    1,142      57    1,199
                                    ------  ------   ------   ------  ------   ------   ------   -----  -------
  Increase (decrease) in net
    interest income ..........        $657   $(316)    $341   $1,261   $(763)    $446     $708    $(42)    $666
                                    ======  ======   ======   ======  ======   ======   ======   =====  =======

---------------
(1) Includes interest on mortgagors' escrow deposits.

Comparison of Financial Condition at August 31, 1998 and December 31, 1997

         Total assets increased by $24.3 million, or 7.1%, to $366.2 million at August 31, 1998, from $341.9 million at December 31, 1997. The growth in assets is primary attributable to a $12.9 million increase in mortgage-backed securities available-for-sale, a $3.0 million increase in equity securities available-for-sale, a $3.8 million increase in net loans and a $1.4 million increase in banking premises and equipment. Asset growth was funded primarily through FHLB borrowings and deposit inflows. Mortgage-backed securities increased by $12.9 million, or 32.3%, to $52.8 million at August 31, 1998, from $39.9 million at December 31, 1997. The net increase in mortgage-backed securities was due to the securitization of $19.1 million of fixed rate one- to four-family mortgage loans and an increase in the unrealized gain of $322,000, less the normal amortization of the mortgage-backed securities portfolio totalling $6.5 million. Equity securities at August 31, 1998 totalled $18.7 million, an increase of $3.0 million, or 18.8%, compared to $15.7 million at December 31, 1997 attributable to net purchases of $6.9 million and a decrease in the unrealized gain of $3.9 million. Net loans increased by $3.8 million, or 1.5%, to $265.6 million at August 31, 1998, from $261.7 million at December 31, 1997, primarily due to increased originations of one- to four-family mortgage loans and home equity loans and lines of credit. These originations were partially offset by the $19.1 million in fixed rate loans that were securitized and are now classified as mortgage-backed securities. The relatively low interest rate environment during 1998 increased one- to four-family refinance activity, primarily 15- and 30-year fixed-rate mortgage products. Premises and equipment increased by $1.4 million, or 22.8%, due to the construction of an addition to the Bank's main office, which will provide additional office space for the Bank's administrative operations, and the renovation of a branch office. The construction on the main office is due to be completed in early 1999.

         Total deposits at August 31, 1998 were $273.6 million, an increase of $10.9 million, or 4.1%, compared to $262.7 million at December 31, 1997. The increase was primarily due to an increase of $12.9 million, or 10.8%, in core deposit accounts, to $132.3 million at August 31, 1998, from $119.4 million at December 31, 1997. This increase in deposits consists of $3.4 million in demand, $3.4 million in NOW, $2.7 million in money market, and $3.4 million in savings accounts and is also due in part to an active promotion to gain new checking account customers and the opening of a new banking office in 1997 which had $2.8 million of deposits at August 31, 1998. Certificates of deposit decreased $2.0 million, or 1.4%, to $141.2 million at August 31, 1998, from $143.2 million at December 31, 1997. The decrease in certificates of deposit was primarily attributable to the maturing of previously offered certificate "specials" that the Bank did not actively seek to retain. To some extent, the increase in core deposits and decrease in certificate accounts is reflective of depositors' general unwillingness to commit funds to longer time periods given the current low interest rate environment. Borrowed funds increased $13.1 million, or 31.3%, to $54.8 million at August 31, 1998 from $41.7 million at December 31, 1997 as management utilized borrowings to fund a portion of the Bank's asset growth.

         Total surplus increased $45,000, or 0.1%, to $33.4 million at August 31, 1998, from $33.3 million at December 31, 1997, primarily the result of net income of $2.3 million during the eight months ended August 31, 1998 which was offset by a $2.3 million decrease in the after-tax net unrealized gain on available-for-sale securities during the same period. The $2.3 million decrease in the after-tax net unrealized gain on available-for-sale securities, along with the increase in assets, caused a decrease in the Bank's ratio of equity capital to total assets to 9.11% at August 31, 1998, from 9.75% at December 31, 1997.

Comparison of Financial Condition at December 31, 1997 and December 31, 1996

         Total assets at December 31, 1997 were $341.9 million as compared to total assets of $316.7 million at December 31, 1996, an increase of $25.2 million, or 8.0%, primarily by a $27.6 million growth in the loan portfolio. Asset growth was funded primarily through the inflow of deposits and borrowed funds. Deposits increased $13.7 million, or 5.5%, to $262.7 million at December 31, 1997, from $249.0 million at December 31, 1996. The Bank's securities portfolio decreased by $6.0 million, or 9.7%, to $55.6 million at December 31, 1997, from $61.6 million at December 31, 1996. The decrease in the securities portfolio was comprised of a $7.6 million decrease in mortgage-backed securities due primarily to normal amortization offset by a $1.6 million increase in debt and equity securities. The increase in debt and equity securities was attributable to net purchases of both common and preferred stocks of $1.0 million, and an increase in the unrealized gain of $1.4 million on such portfolio. This increase was partially offset by a transfer of equity securities totalling $549,000 to establish The Woronoco Foundation, Inc., a charitable foundation.

         Total loans increased by $27.8 million, or 11.7%, to $264.6 million at December 31, 1997, as compared to $236.8 million at December 31, 1996. In particular, one- to four-family loans increased by $1.5 million, or 1.1%, commercial real estate loans increased by $2.1 million, or 10.5%, multi-family loans increased by $1.2 million, or 6.8%, construction and development loans increased by $1.7 million, or 155%, and consumer loans, primarily home equity loans and lines of credit, increased by $20.8 million, or 37.1%, to $76.8 million at December 31, 1997, from $56.0 million at December 31, 1996. The increase in consumer loans was in part attributable to a telemarketing effort through the services of a third party to increase the amount of home equity loans and lines of credit which loans contributed $18.6 million toward the $20.8 million increase in consumer loans. Cash and cash equivalents was $11.7 million at December 31, 1997, an increase of $1.2 million, or 11.6%, as compared to $10.5 million at December 31, 1996. The increase in cash and cash equivalents was a result of the timing of operating and investing cash flows.

         The increase in deposit growth was attributable to the combined effect of net deposit inflows of $3.5 million and interest paid on deposits of $10.2 million during the period. The Bank's core deposit accounts increased $8.8 million, or 8.0%, from $110.6 million at December 31, 1996, to $119.4 million at December 31, 1997. This increase was primarily attributable to a $5.6 million increase in money market accounts due to the Bank offering competitive money market rates, effective cross-selling of the money market product and the opening of a new banking office. Certificates of deposit increased by $4.9 million, or 3.5%, during the period to $143.2 million, representing 54.5% of total deposits at December 31, 1997. The increase in certificates reflects the effect of the promotion of higher rate certificate products that were offered at our three supermarket branch locations during the latter half of 1997.

         Total surplus was $33.3 million at December 31, 1997, or 9.7% of total assets, an increase of $4.3 million, or 14.6%, as compared to $29.1 million at December 31, 1996. The increase in surplus is attributable to net income of $3.0 million during the period and a $1.2 million increase in the component of net unrealized gain on the Bank's available-for-sale securities portfolio, net of taxes, as required by SFAS No. 115.

Comparison of Operating Results for the Eight Months Ended August 31, 1998 and August 31, 1997

         General. Net income for the eight months ended August 31, 1998 increased by $208,000, or 9.9%, to $2.3 million at August 31, 1998, from $2.1 million for the eight months ended August 31, 1997. The increase was due to an increase in net interest income which, despite a decrease in the average interest rate spread to 3.17% from 3.36%, increased by $341,000 due to an increase in the average balance of net interest-earning assets. There was also an increase in noninterest income due to the gain on the securitization of $19.1 million of one- to four-family mortgage loans. These increases were partially offset by a $49,000 increase in noninterest expense, and a 24.0% increase in income taxes to $1.2 million from $986,000.

         Interest Income. Interest income amounted to $16.7 million for the eight months ended August 31, 1998, representing an increase of $1.1 million, or 7.0%, from the same period in 1997. The increase was the result of the combined effect of a $29.6 million increase in average interest-earning assets and a 19 basis point decrease in the yield on interest-earning assets. The decrease in the average interest rate on interest-earning assets was primarily due to the lower interest rate environment during the eight month period ended August 31, 1998 which created lower yielding assets on all new loans originated or refinanced. Interest income on mortgage-backed securities decreased $321,000 for the eight months ended August 31, 1998, as compared to the same period in 1997. This decrease was primarily due to a decrease in the average balance of mortgage-backed securities of $7.7 million, which resulted from the normal amortization of the mortgage-backed securities portfolio. Dividend income on equity securities increased $71,000, or 14.1%, due to a $5.6 million increase in the average balance to $19.0 million for the eight months ended August 31, 1998, from $13.5 million for the eight month period ended August 31, 1997, which was partially offset by a 108 basis point decrease in the average yield on the equity securities portfolio for the same time periods.

         The increase in interest income on loans can be attributed to growth in the average balance of loans outstanding. Average consumer loans increased $11.2 million, or 16.7%, to $78.0 million for the eight months ended August 31, 1998, as compared to $67.1 million for the same period in 1997. The increase in consumer loans was primarily attributable to an increase in home equity loans and lines of credit, which increased $5.7 million, or 9.8%, to $64.1 million for the eight months ended August 31, 1998, from $58.4 million for the eight month period ended August 31, 1997. In addition, the Bank's one- to four-family loan portfolio also increased by $3.2 million, or 2.3%, to $137.8 million for the eight months ended August 31, 1998, through an increased market presence and refinance activity, primarily in fixed-rate mortgage products. Further contributing to the increase in interest income for the period was a 70.0% decrease in non-accrual loans, to $280,000, for the eight months ended August 31, 1998, as compared to $1.0 million for the same period in 1997. Although interest income on loans increased during the period, the average yield decreased by 18 basis points, to 7.81% for the eight months ended August 31, 1997, as compared to 7.99% for the same period in 1997.

         Interest Expense. Interest expense for the eight months ended August 31, 1998 was $8.8 million, compared to $8.1 million for the eight months ended August 31, 1997, an increase of $742,000, or 9.2%. This increase reflects both a $12.6 million increase in the average balance of interest-bearing deposits in the 1998 period compared to the 1997 period, offset by a three basis point decrease in the average rate paid on such liabilities over the same period due to a lower interest rate environment. The increase in average interest-bearing deposits was primarily attributable to an increase in the average balance of certificates of deposit to $139.9 million for the eight months ended August 31, 1998 from $137.6 million for the eight months ended August 31, 1997. The higher average balance and higher rate certificates promoted in our supermarket branch locations during the second half of 1997 resulted in an increase of $119,000 in interest expense on certificates of deposit. Interest expense decreased $107,000 on savings accounts to $1.0 million for the eight months ended August 31, 1998 from the same period a year earlier. This decrease was attributable to a decrease in the average cost to 2.27% from 2.59% and an increase in the average balance of these accounts to $66.4 million for the eight months ended August 31, 1998, from $64.2 million during the comparable period in 1997.

         Interest expense on borrowed funds increased $445,000, or 29.5%, in the eight months ended August 31, 1998 to $2.0 million from $1.5 million for the same period in 1997 due to a $13.0 million increase in the average balance of such funds to $52.2 million, of which, which was partially offset by a 16 basis point reduction in the average rate paid on borrowed funds to 5.61% for the eight months ended August 31, 1998. The increase in borrowed funds in 1998 reflects management's decision to increase its utilization of borrowings to fund asset growth in periods when such borrowings are cost effective as a source of funds.

         Provision for Loan Losses. The Bank's provision for loan losses increased by $40,000 , or 33.3%, to $160,000 for the eight months ended August 31, 1998 from $120,000 for the eight months ended August 31, 1997. The increase in the provision was due primarily to the growth of the Bank's loan portfolio. The increased provision also reflects management's strategy to continue to emphasize the origination of commercial real estate and commercial business loans. Such loans generally bear a greater degree of risk compared to one- to four-family mortgage loans. At August 31, 1998, the Bank's allowance for loan losses as a percentage of total non-performing loans and troubled debt restructurings was 239%, compared to 151% at August 31, 1997, due to the increase in the provision and a decrease in non-accruing loans to $280,000 at August 31, 1998 from $1.0 million at August 31, 1997. At August 31, 1998, the Bank's allowance for loan losses as a percentage of total loans, net, was 0.77%. Management of the Bank assesses the adequacy of the allowance for loan losses based on known and inherent risks in the loan portfolio and upon management's continuing analysis of the factors underlying the quality of the loan portfolio. While management believes that, based on information currently available, the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. Management may in the future increase its level of allowance for loan losses as a percentage of total loans and non-performing loans in the event it increases the level of commercial real estate, multi-family, commercial, construction and development or consumer lending as a percentage of its total loan portfolio. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to provide additions to the allowance based upon judgments different from management. See "Risk Factors - Increased Lending Risks Associated with Consumer, Multi-Family and Commercial Real Estate and Commercial Lending" and "Business of the Bank - Delinquent Loans, Classified Assets and Real Estate Owned Assets" and "- Allowance for Loan Losses."

         Noninterest Income. Noninterest income is composed of fee income for bank services and profits from the sale of assets. Total noninterest income for the eight months ended August 31, 1998 increased $193,000, or 8.2%, to $2.5 million from $2.4 million for the eight months ended August 31, 1997. The primary reasons for the increase were net gains of $290,000 on the securitization of 30 year fixed-rate mortgage loans and $1.0 million of fee income during the eight months ended August 31, 1998 compared to no net gains on the sale of loans and $914,000 of fee income in the comparable period for 1997. The increases in these items of noninterest income were partially offset by a decrease in security gains to $1.2 million for the eight months ended August 31, 1998 from $1.4 million for the comparable period in 1997.

         Noninterest Expense. Noninterest expense increased by $49,000, or 0.7%, to $6.7 million for the eight months ended August 31, 1998 from $6.6 million for the eight months ended August 31, 1997. Compensation and employee benefit expense increased $178,000 to $3.4 million for the eight months ended August 31, 1998 from $3.2 million for the same period in 1997 primarily due to the opening of a full-service banking office during 1998. Other significant changes in the Bank's noninterest expenses include a $359,000 net decrease in other noninterest expenses. During 1997, the Bank established a private charitable foundation to provide grants to charitable organizations. The foundation was funded by a donation from the Bank of equity securities with a fair value of $549,000 at the date of transfer, the total amount of which is included in other noninterest expenses. The Bank expects that compensation and benefits expense may increase after the Conversion, primarily as a result of the adoption of various employee benefit plans and compensation adjustments contemplated in connection with the Conversion. In this regard, the proposed ESOP, which intends to purchase 8% of the Common Stock issued in connection with the Offering, including shares issued to the Foundation, and the Stock Programs which, if implemented, would purchase an amount of Common Stock equal to 14% of the Common Stock issued in connection with the Offering, including shares issued to the Foundation, may result in increased compensation and benefits expense as the amortization of the ESOP loan and amortization of the Stock Program awards will be reflected as compensation expense. See "Management of the Bank - Other Benefit Plans - Employee Stock Ownership Plan." In addition, the Bank expects noninterest expenses to increase in future periods as a result of its renovation of its headquarters and its main banking office and the opening of a new banking office in late 1998.

         Income Taxes. Total income tax expense was $1.2 million for the eight months ended August 31, 1998, compared to $986,000 for the same period in 1997, an increase of $237,000, or 24.0%. The effective tax rates were 34.6% and 31.9% for the respective periods. The transfer of $549,000 of equity securities to a charitable foundation in 1997 reduced the effective tax rate for that year only. In addition, a securities corporation was formed in May 1997 to hold its remaining equity securities. Because this subsidiary's income is taxed at a lower rate than the Bank at the state level, both 1997 and 1998 state income taxes were reduced.

Comparison of Operating Results for the Years Ended December 31, 1997 and December 31, 1996

         General. Net income increased $544,000, or 22.0%, to $3.0 million for the year ended December 31, 1997 from $2.5 million for the year ended December 31, 1996. This increase was due to the increase in net interest income, which increased by $446,000, or 4.2%, an increase in noninterest income of $1.4 million, or 75.3%, which primarily resulted from gains on the sale of securities and a decrease in income tax expense of $41,000. Despite a decreasing interest rate spread for the Bank during 1997, net interest income increased due to a higher average balance of net interest-earning assets. An increase in noninterest expense of $1.4 million partially offset the above positive changes.

         Interest Income. Interest income increased $2.0 million to $23.7 million for the year ended December 31, 1997 compared to $21.7 million for the year ended December 31, 1996. This increase reflects a $32.0 million increase in total average interest-earning assets in 1997 compared to 1996 partially offset by an 18 basis point decrease in the average yield on such assets over the same period. Interest income on loans increased by $2.0 million to $19.7 million for the year ended December 31, 1997 from $17.7 million for the same period in 1996, due to a $32.3 million increase in the average balance of loans offset by a 28 basis point decrease in the average yield to 7.94%. The increase in the average balance of loans was primarily due to an increase in the Bank's one- to four-family mortgage loan and home equity loans and lines of credit portfolios. The decrease in the average yield on interest-earning assets was due primarily to a decrease in market interest rates and an increase in non-accruing loans and troubled debt restructurings, to $1.2 million from $252,000, at December 31, 1997 and 1996, respectively. Interest and dividend income on the securities portfolio decreased $5,000, or 0.1%, to $3.7 million for the year ended December 31, 1997.

         Interest Expense. Total interest expense for the year ended December 31, 1997 was $12.5 million, compared to $11.0 million for the year ended December 31, 1996, an increase of $1.5 million, or 13.4%. The increase in interest expense was due to an increase in the average costs of deposits and borrowings to 4.35% for 1997, from 4.26% for 1996. Interest on deposits increased by $746,000, or 7.9%, to $10.2 million for 1997 compared to $9.4 million for 1996. This increase reflects a $15.8 million increase in the average balance of interest-bearing deposits in 1997 compared to 1996 primarily due to an increase in the average balance of higher yielding certificates of deposit, which increased to $139.1 million for the year ended December 31, 1997 from $127.1 million for 1996. The increase in the average balance of certificates of deposit was primarily due to certificates of deposit promotions at the Bank's three banking offices at supermarkets and the opening of a new branch. These two increases resulted in the interest expense on certificates of deposit accounts increasing by $695,000, or 9.9%, to $7.7 million for the year ended December 31, 1997. These increases were partially offset by a decrease in the average rate paid on all other core deposits to 2.23% for 1997 from 2.26% for 1996.

         The Bank incurred interest expense on borrowed funds for 1997 of $2.3 million as compared to $1.6 million for 1996 reflecting management's decision to utilize borrowings to fund a portion of its asset growth. The average balance in borrowed funds increased $13.2 million to $40.1 million at December 31, 1997 compared to $26.9 million at December 31, 1996. The increase in the average balance in borrowed funds was partially offset by a decrease in the average rate paid on such borrowings to 5.84% for 1997 compared to 5.97% for 1996.

         Provision for Loan Losses. For 1997, the Bank's provision for loan losses was $180,000, the same amount as was provided in 1996. Management determined that an increase in the provision was unnecessary in light of its review of the adequacy of the balance in the allowance for loan losses, the quality of the loan portfolio, and the national and regional economies. At December 31, 1997, the allowance for loan losses totalled 168% of total nonperforming loans and troubled debt restructurings, a decrease from 758% at December 31, 1996. Net charge-offs for the year ended December 31, 1997 were $139,000 compared to $107,000 from the year ended December 31, 1996.

         Noninterest Income. Total noninterest income increased $1.4 million, or 75.3%, to $3.3 million for 1997, from $1.9 million for 1996. Net gains on sales of securities increased $1.1 million, or 152%, to $1.9 million for 1997 compared to $751,000 for 1996. Service charges and fees increased $283,000, of which $191,000 was due to an increase in certain NOW accounts which were introduced in the latter part of 1996 and aggressively promoted during 1997. Additionally, insufficient funds charges increased $146,000 due to the larger number of checking accounts serviced by the Bank.

         Noninterest Expense. Total noninterest expense increased by $1.4 million, or 16.4%, to $9.7 million for 1997 from $8.4 million for 1996. Compensation and employee benefits expense increased $421,000 to $4.7 million for 1997 from $4.3 million for 1996, primarily due to the added personnel costs associated with the opening of a new banking office and the addition of several new positions. Occupancy and equipment expense increased $172,000 primarily due to an increase in depreciation, an increase in rent expense due to the new banking office and an increase in real estate taxes due to the purchase of property adjacent to the main office building which property was purchased in anticipation of future growth and the need for greater storage capacity. Other noninterest expense increased $744,000 to $2.0 million for 1997 from $1.3 million for 1996, primarily due to the transfer of stock with a market value of $549,000 to fund the charitable foundation, and an increase in expenses associated with checking accounts of $152,000 due to increased volume.

         Income Taxes. Tax expense totalled $1.5 million for the year ended December 31, 1997 compared to $1.6 million in 1996. The decrease was attributable to the transfer of equity securities to establish the charitable foundation which decreased taxes by $126,000 in 1997 and the formation of a securities corporation in 1997 to hold equity securities, reducing the amount of state tax paid on the equity income.

Comparison of Operating Results For the Years Ended December 31, 1996 and December 31, 1995

         General. Net income increased $139,000, or 6.0%, to $2.5 million for the year ended December 31, 1996 from $2.3 million for the year ended December 31, 1995. The increase was primarily attributable to a $666,000 increase in net interest income, a $304,000 increase in noninterest income, and a $30,000 decrease in the provision for loan losses offset by a $679,000 increase in noninterest expenses and a $182,000 increase in income tax expense.

         Interest Income. Total income from interest-earning assets increased by $1.9 million, or 9.4%, to $21.7 million for 1996 compared to $19.9 million for 1995 due primarily to a $22.3 million increase in the average balance of interest-earning assets combined with a 5 basis point increase in the average yield on interest-earning assets. Interest and dividend income on the Bank's securities portfolio increased $123,000 to $3.8 million in 1996 compared to $3.7 million in 1995 due to the purchase of mortgage-backed securities during 1996 and the relatively higher interest rate environment. The yield on mortgage-backed securities increased to 6.36% in 1996 from 6.17% in 1995, while the yield on the Bank's debt and equity securities increased to 6.37% from 6.02% for 1996 and 1995, respectively. Interest income on loans increased by $1.9 million for the year ended December 31, 1996. Such increase was primarily attributable to a $23.7 million increase in the average balance of loans to $215.6 million for the year ended December 31, 1996 from $191.9 million for the year ended December 31, 1995 offset by a slight decrease in the average yield on loans, to 8.22% in 1996, from 8.26% in 1995. The increase was due to the effects of higher interest rates on new loan originations.

         Interest Expense. Interest expense for the year ended December 31, 1996 was $11.0 million, compared to $9.8 million for the year ended December 31, 1995, an increase of $1.2 million, or 12.2%. The increase is primarily due to a $10.0 million increase in the average balance of deposits outstanding and an increase in the average cost of deposits to 4.06% for 1996, from 3.92% for 1995. Such increases were offset by a $110,000, or 4.4%, decrease in the interest expense on core deposit accounts from $2.5 million for 1995 to $2.4 million for 1996 primarily due to the Bank's decision to reduce the rate paid on NOW and money market accounts during 1996. The average rate paid on core deposit accounts for 1996 was 2.26% compared to 2.34% for 1995. In addition, the average balance of such accounts decreased from $105.9 million for 1995 to $104.7 million for 1996. Despite the effect of the lower interest rate environment and the decreased cost of core deposit accounts, interest expense increased primarily due to higher rates paid on certificate of deposit accounts. The average rate paid on certificates of deposit accounts increased from 5.37% for the year ended December 31, 1995 to 5.54% for the year ended December 31, 1996 due primarily to the Bank's deposit pricing strategy whereby it offered certificate of deposit promotions with attractive rates in an effort to extend the maturity of its deposit accounts resulting in an increase in the average balance of such accounts from $115.9 million for 1995 to $127.1 million for 1996. The increase in interest expense on certificates of deposit accounts of $822,000 more than offset the decrease in interest expense on savings accounts.

         Provision for Loan Losses. During 1996, the provision for loan losses was reduced by $30,000, or 14.3%, to $180,000 from the prior year's level of $210,000. The lower provision was based on management's evaluation of existing real estate market conditions, improvement in the ratio of delinquent loans to total loans from 0.53% to 0.28%, and the improved level of non-accruing loans as well as a stabilization of general economic conditions in the Bank's primary market area. In particular, non-performing loans and troubled debt restructurings decreased by $2.5 million to 0.11% of total loans from 1.24% of total loans at December 31, 1996 and December 31, 1995, respectively. At December 31, 1996, the Bank's allowance for loan losses to total nonperforming loans and troubled debt restructurings and to total loans was 75.8% and 0.81%, respectively, as compared to 73.14% and 0.91%, respectively, at December 31, 1995.

         Noninterest Income. Noninterest income increased by $304,000, or 19.1%, to $1.9 million in 1996 from $1.6 million in 1995. The increase was primarily attributable to the increase in net gains on securities of $173,000 to $751,000 in 1996 from $578,000 in 1995 and a $156,000 increase in service charges and fees, approximately half of which is due to increased insufficient funds charges due to a higher number of checking account customers.

         Noninterest Expense. Total noninterest expense increased $679,000 in 1996 to $8.4 million, as compared to $7.7 million in 1995. The increase primarily relates to compensation and employee benefits which increased by $300,000, or 7.5%, to $4.3 million in 1996 from $4.0 million in 1995, primarily the result of normal salary increases and an increase in the Bank's pension plan related expenses.

         Income Taxes. The provision for income taxes increased by $182,000, or 13.0%, to $1.6 million in 1996 from $1.4 million in 1995, primarily as a result of the increase in the Bank's pre-tax income. The effective tax rate was 39.0% for the year ended December 31, 1996 as compared to 37.5% for the prior year.

Liquidity and Capital Resources

         Liquidity and funding strategies are the responsibility of the ALCO. The ALCO is responsible for establishing liquidity targets and implementing strategies to meet desired goals. Liquidity is measured by the Bank's ability to raise cash within 30 days at a reasonable cost and with a minimum of loss. The Bank's primary sources of funds are deposits, principal and interest payments on loans and investment securities and borrowings from the FHLB-Boston. While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit outflows and mortgage prepayments are greatly influenced by general interest rates, economic conditions and competition.

         The primary investing activities of the Bank are the origination of residential one-to four-family mortgage loans and consumer loans, primarily home equity loans and lines of credit, and, to a lesser extent, multi-family and commercial real estate loans, construction and development loans, commercial business loans, other types of consumer loans and the investment in mortgage-backed and equity securities. These activities are funded primarily by principal and interest payments on loans, maturing of investment securities, deposit growth and the utilization of FHLB advances. During the eight months ended August 31, 1998 and the years ended December 31, 1997 and 1996, the Bank's loan originations totalled $67.1 million, $79.1 million and $87.6 million, respectively. For the eight months ended August 31, 1998 and the years ended December 31, 1997 and 1996, the Bank's investments in mortgage-backed and equity securities totalled $71.5 million, $55.6 million and $61.4 million, respectively. The Bank experienced a net increase in total deposits of $10.9 million, $13.7 million and $17.3 million for the eight months ended August 31, 1998 and the years ended December 31, 1997 and 1996, respectively. Deposit flows are affected by the overall level of interest rates, the interest rates and products offered by the Bank and its local competitors and other factors. The Bank closely monitors its liquidity position on a daily basis. In the event the Bank should require funds beyond its ability to generate them internally, additional sources of funds are available through FHLB advances. See "Business of the Bank--Sources of Funds--Borrowed Funds." At August 31, 1998, the Bank had $54.8 million of outstanding FHLB borrowings. Although the Bank's policies allow for the use of brokered deposits, the Bank does not currently solicit brokered deposits.

         More recently, the Bank completed the securitization (converting whole loans into mortgage-backed securities) of $19.1 million of 30 year fixed-rate one- to four-family mortgage loans with Fannie Mae. The loans are serviced as mortgage-backed securities for Fannie Mae. In addition to resulting in a decrease in loans receivable and a related increase in mortgage-backed securities, the securitization provides a liquidity related benefit to the Bank in that it adds high quality collateral to the Bank's balance sheet which can be pledged for borrowings in the secondary market and designates such loans as "available-for-sale" so that the Bank could sell or collateralize such securities.

         Outstanding commitments for all loans totalled $8.4 million at August 31, 1998. Management of the Bank anticipates that it will have sufficient funds available to meet its current loan commitments. Certificates of deposit which are scheduled to mature in one year or less from August 31, 1998 totalled $101.9 million. The Bank relies primarily on competitive rates, customer service, and long-standing relationships with customers to retain deposits. From time to time, the Bank will also offer competitive special products to its customers to increase retention and to attract new deposits. Based upon the Bank's experience with deposit retention and current retention strategies, management believes that, although it is not possible to predict future terms and conditions upon renewal, a significant portion of such deposits will remain with the Bank.

         At August 31, 1998, the Bank exceeded all of its regulatory capital requirements with a leverage capital level of $33.3 million, or 9.08% of adjusted assets, which is above the required level of $14.6 million, or 4.00%, and risk-based capital of $35.1 million, or 13.01% of adjusted assets, which is above the required level of $21.6 million, or 8.00%. See "Regulatory Capital Compliance."

         The capital injection resulting from the Conversion will significantly increase liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds are utilized for general corporate purposes, including the funding of lending and security investment activities . The additional capital may also assist the Bank in offering new programs and expand services to its customers. See "Use of Proceeds." The Bank's financial condition and the results of operations will be enhanced by the capital injection, resulting in increased net earning assets and net income. However, due to the large increase in equity resulting from the capital injection, return on equity will be adversely impacted immediately following the Conversion. See "Risk Factors-- Potential Low Return on Equity Following the Conversion Which May Negatively Influence Market Price and Liquidity."

Year 2000 Compliance

         As the year 2000 approaches, an important business issue has emerged regarding how existing computer application software programs and operating systems can accommodate this date value. Many existing application software products are designed to accommodate only two digits. If not corrected, many computer applications and systems could fail or create erroneous results by or at the Year 2000. While the Bank maintains an internal computer system for certain operating functions, the substantial majority of the Bank's data processing is out-sourced to a third party vendor. The Bank's Technology Committee has been identifying potential problems associated with the Year 2000 issue and has implemented a Year 2000 Action Plan (the "Y2K Plan") designated to ensure that all software and hardware used in connection with the Bank's business will manage and manipulate data involved in the transition from 1999 to 2000 without functional or data abnormality and without inaccurate results related to such data. The Bank has prepared a critical issues schedule with a timeline and assigned responsibilities. In addition, the Bank recognizes that its ability to be Year 2000 compliant is dependent upon the cooperation of its vendors and, in particular, the outside third party data processor. The Bank is requiring its computer systems and software vendors to represent that the products provided are or will be Year 2000 compliant and has planned a program of testing for compliance. The Bank has received representations from its primary third party data processing vendor confirming completion of over 95% of that vendor's internally developed programs. Remaining internal and external programs are presently being converted to be Year 2000 compliant. The Bank began testing the data center's completed programs in April of 1998 and is currently engaged in additional testing of remaining programs. The Bank anticipates that all of its vendors also will have resolved any Year 2000 problems in their software by December 31, 1998. All Year 2000 issues for the Bank, including testing, are expected to be addressed and any problems remedied by March 31, 1999. The Bank has also identified and contacted commercial borrowers that may be vulnerable to the Year 2000 date change and has also provided brochures to its customers to make them aware of the Year 2000 issue.

         The Bank's operations may also be affected by the Year 2000 compliance of its significant suppliers and other vendors, including those vendors that provide non-information and technology systems. The Bank has begun the process of requesting information related to the Year 2000 compliance of its significant suppliers and other vendors. However, the Bank does not currently have complete information concerning the compliance status of its significant suppliers and other vendors. In the event that any of the Bank's significant suppliers or other vendors do not successfully achieve Year 2000 compliance in a timely manner, the Bank's business or operations could be adversely affected. The Bank has prepared a contingency plan in the event that there are any system interruptions. As part of the contingency plan, the Bank intends to engage alternative suppliers or other vendors if its current significant suppliers or vendors fail to meet Year 2000 operating requirements. There can be no assurances, however, that such plan or the performances by any of the Bank's suppliers and vendors will be effective to remedy all potential problems.

         The Bank has budgeted approximately $235,000 in connection with the costs associated with achieving Year 2000 compliance and, as of October 31, 1998, had expended approximately $30,000. Material costs, if any, that may arise from the failure to achieve Year 2000 compliance by either the Bank's third party data processing vendor or its significant suppliers and other vendors is not currently determinable. To the extent that the Bank's systems are not fully Year 2000 compliant, there can be no assurance that potential systems interruptions or the cost necessary to update software would not have a materially adverse effect on the Bank's business, financial condition, results of operations, cash flows or business prospects. In the event that the Bank's progress towards becoming Year 2000 compliant is deemed inadequate, regulatory action may be undertaken.

Impact of Inflation and Changing Prices

         The Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which generally require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

Impact of New Accounting Standards

         In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share." This statement establishes standards for computing and presenting earnings per share ("EPS") and applies to entities with publicly held common stock or potential common stock. This statement simplifies the standards for computing earnings per share previously found in Accounting Principles Board ("APB") Opinion 14, "Earnings per Share," and makes them comparable to international ESP standards. It replaces the presentation of primary EPS with a presentation of basic EPS. It also requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. This statement is effective for financial statements issued for periods ending after December 15, 1997, including interim periods; earlier application is not permitted.

         In February 1997, the FASB issued SFAS No. 129, "Disclosure of Information about Capital Structure" ("SFAS No. 129") which establishes standards for disclosing information about an entity's capital structure. This Statement continues the previous disclosure requirements found in APB Opinions No. 10, "Omnibus Opinion -1996," and No. 15, "Earnings Per Share," and FASB Statement No. 47, "Disclosure of Long-Term Obligations" and eliminates the exemption of nonpublic entities from certain disclosure requirements of Opinion
15. Additionally, this Statement consolidates capital disclosure requirements for ease of retrieval and greater visibility to nonpublic entities. This Statement is effective for financial statements for periods ending after December 15, 1997 and is not expected to have a material impact on the Company.

         In June 1997, the FASB issued SFAS No. 130, "Reporting Comprehensive Income" ("Statement No. 130"). This Statement establishes standards for reporting and displaying comprehensive income and its components within the financial statements. Comprehensive income is defined in FASB Concepts Statement 6 as the "change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners." The Statement is effective for fiscal years beginning after December 15, 1997 and was adopted on January 1, 1998.

         In June 1997, the FASB issued SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information" which establishes standards for the way that public business enterprises report information about operating segments in annual financial statements. This Statement requires that those enterprises report selected information about operating segments in interim financial reports issued to shareholders. This Statement supersedes FASB Statement No. 14, "Financial Reporting for Segments of a Business Enterprise." Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. This Statement is effective for financial statements for periods beginning after December 15, 1997 and is not expected to have a material impact on the Company.

         In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits" ("SFAS No. 132"), which standardizes the disclosure requirements for pensions and other postretirement benefits. This Statement supersedes FASB Statements No. 87, "Employers' Accounting for Pensions," No. 88, "Employers' Accounting for Settlements and Curtailments of Defined Benefit Pension Plans and for Termination Benefits," and No. 106, "Employers' Accounting for Postretirement Benefits other than Pensions." This Statement is effective for fiscal years beginning after December 15, 1997 and is not expected to have a material impact on the Company.

         In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for all fiscal years beginning after June 15, 1999. This Statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: a hedge of the exposure to changes in the fair market value of a recognized asset or liability, or of an unrecognized firm commitment that are attributable to a particular risk. A hedge of the exposure to variability in the cash flows of a recognized asset or liability, or of a forecasted transaction, that are attributable to a particular risk. Or, a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a forecasted transaction, or a net investment in a foreign operation. This Statement generally provides for matching the timing of a gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or the earnings effect of the hedged forecasted transaction. The Bank will adopt these disclosure requirements during the year ended December 31, 2000.

         In October 1998, FASB issued SFAS No. 134, "Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held-for-Sale by a Mortgage Banking Enterprise." This Statement requires that, after the securitization of mortgage loans held-for-sale, the resulting mortgage-backed security be classified based upon management's intent to hold or sell these securities under the provisions of SFAS No. 115. This Statement is effective for the first fiscal quarter beginning after December 15, 1998. Early adoption of this Statement is permitted and encouraged and it is not expected to have a material impact on the Company.


                             BUSINESS OF THE COMPANY

         The Company was organized in October 1998 by the Board of Directors of the Bank for the purpose of becoming a holding company to own all of the outstanding capital stock of the Bank. Upon consummation of the Conversion, it is anticipated that the Bank will become a wholly-owned subsidiary of the Company. Upon the consummation of the Conversion, the Company will be a savings and loan holding company regulated by the OTS. See "Regulation and Supervision--Holding Company Regulation."

         The Company is currently not an operating company. Following the Conversion, in addition to directing, planning and coordinating the business activities of the Bank, the Company will initially invest net proceeds it retains in short-to intermediate-term investment grade securities. In addition, the Company intends to form and capitalize the ESOP Loan Subsidiary which subsidiary will loan funds to enable the ESOP to purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; however, a third-party lender may be utilized to lend funds to the ESOP. See "Use of Proceeds." In the future, the Company may acquire or organize other operating subsidiaries, including other financial institutions and financial services companies. There are presently no other agreements, understandings or plans for an expansion of the Company's operations. Initially, the Company will neither own nor lease any property from any third party, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Company does not intend to employ any persons other than certain officers of the Bank, who will not be separately provided cash compensation by the Company. The Company may utilize the support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Company expands its business in the future.


                              BUSINESS OF THE BANK
General

         The Bank is a community-oriented Massachusetts-chartered savings bank which was organized in 1871. The Bank's principal business consists of the acceptance of retail deposits from the general public in the areas surrounding its 11 banking offices and the investment of those deposits, together with funds generated from operations and borrowings, primarily in mortgage loans secured by one- to four-family residences and consumer loans, primarily home equity loans and lines of credit, and to a lesser extent, multi-family and commercial real estate loans, construction and development loans, commercial business loans and other types of consumer loans, primarily automobile and personal loans. The Bank originates loans primarily for investment and, to a significantly lesser extent, for sale in the secondary market, generally retaining the servicing rights to all loans sold. The Bank also invests in mortgage-backed securities, equity securities and other investments permitted by applicable laws and regulations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations-- Management Strategy." The Bank's revenues are derived principally from the generation of interest and fees on loans originated and, to a lesser extent, interest and dividends on investment securities. The Bank's primary sources of funds are deposits, principal and interest payments on loans and investment securities and advances from the FHLB-Boston.

Market Area

         The Bank is headquartered in Westfield, Massachusetts. The Bank's primary deposit gathering area is concentrated in the communities surrounding its main office located in Westfield and its ten other banking offices located in the communities of Southwick, Feeding Hills, South Hadley, Springfield, Westfield and West Springfield, Massachusetts. The Bank's primary lending area is significantly broader than its deposit gathering area and includes all of Hampden and Hampshire Counties in western Massachusetts and parts of northern Connecticut.

         The city of Westfield is largely suburban and is located in the Pioneer Valley near the intersection of U.S. Interstates 90 (the Massachusetts Turnpike) and 91. Interstate 90 is the major east-west highway that transverses Massachusetts. Interstate 91 is the major north-south highway that runs directly through the heart of New England. Westfield is located approximately 90 miles west of Boston, Massachusetts, 70 miles southeast of Albany, New York and 30 miles north of Hartford, Connecticut. Westfield's estimated 1996 population was approximately 38,194 and the estimated 1996 population for Hampden and Hampshire Counties was 441,280 and 150,373, respectively. The economy in the Bank's primary market area has benefitted from the presence of large employers such as the University of Massachusetts, Baystate Medical Center, MassMutual Life Insurance Company, Big Y Foods, Inc., Friendly Ice Cream Corporation, Old Colony Envelope, Hamilton Standard, Pratt and Whitney and Strathmore Paper Company. Other employment and economic activity is provided by financial institutions, eight other colleges and universities of higher education, seven other hospitals and a variety of wholesale and retail trade businesses.

         New England had generally lagged behind the rest of the nation in coming out of the recession of the late 1980s and early 1990s. During that time, the market values of many one- to four-family residences declined throughout the region. Loan demand diminished and competition for such loans increased. However, over the past few years, the regional economy in the Bank's primary market area, based on economic indicators such as unemployment rates, residential and commercial real estate values and vacancy rates and household income trends, has stabilized and strengthened to a level which, in some areas, approaches the market values existing before the downturn in the late 1980s. As of August 1998, the unemployment rate for the Bank's primary market area and Massachusetts showed a significant decrease from prior years and was 3.3% and 2.8%, respectively, as compared to the national level of 4.5%. From 1990 to 1997, median household income in the Bank's primary market area also increased by 11.3% to $35,447 compared to a 13.9% increase to $42,084 in Massachusetts and a 29.6% increase to $36,961 nationally. The median household income is projected to increase such that by the year 2002, median household income will be $38,865, $45,253 and $42,042 in the Bank's primary market area, Massachusetts and the United States, respectively. See also "Risk Factors--Weakness of Regional and Local Economy."

Competition

         The Bank faces significant competition both in generating loans and in attracting deposits. The Bank's primary market area is highly competitive and the Bank faces direct competition from a significant number of financial institutions, many with a local, state-wide or regional presence and, in some cases, a national presence. Many of these financial institutions are significantly larger and have greater financial resources than the Bank. The Bank's competition for loans comes principally from commercial banks, other savings banks, co-operative banks, mortgage brokers, mortgage banking companies and insurance companies. Its most direct competition for deposits has historically come from savings, co-operative and commercial banks. In addition, the Bank faces significant competition for deposits from non-bank institutions such as brokerage firms and insurance companies in such instruments as short-term money market funds, corporate and government securities funds, mutual funds and annuities. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions. The Bank has also experienced significant competition from credit unions which have a competitive advantage as they do not pay state or federal income taxes. Such competitive advantage has placed increased pressure on the Bank with respect to its loan and deposit pricing. See "Risk Factors--Highly Competitive Industry."

Lending Activities

         Loan Portfolio Composition. The types of loans that the Bank may originate are subject to federal and state laws and regulations. Interest rates charged by the Bank on loans are affected principally by the Bank's current asset/liability strategy, the demand for such loans, the supply of money available for lending purposes and the rates offered by its competitors. These factors are, in turn, affected by general and economic conditions, monetary policies of the federal government, including the Federal Reserve Board ("FRB"), legislative tax policies and governmental budgetary matters.

         At August 31, 1998, the Bank's total loan portfolio was $268.7 million, of which $137.8 million were one- to four-family residential mortgage loans, or 51.3% of total loans. At such date, the remainder of the loan portfolio consisted of $22.8 million of multi-family loans, or 8.5% of total loans; $21.1 million of commercial real estate loans, or 7.9% of total loans; $4.2 million of construction and development loans, or 1.5% of total loans; and $78.3 million of consumer loans, or 29.1% of total loans consisting primarily of $64.1 million of home equity loans and lines of credit, or 81.9% of consumer loans. Primarily all loans in the Bank's portfolio, with the exception of home equity loans and lines of credit, are located in the Bank's primary market area.

         The following table sets forth the composition of the Bank's loan portfolio in dollar amounts and as a percentage of the respective portfolio at the dates indicated.


                                                                          At December 31,
                                                    --------------------------------------------------------------
                               At August 31, 1998          1997                 1996                 1995
                              --------------------  -------------------- -------------------- --------------------
                                         Percent                Percent              Percent             Percent
                                Amount   of Total     Amount    of Total   Amount    of Total   Amount   of Total
                              ---------- ---------  ---------  --------- ---------- --------- ---------- ---------
                                                               (Dollars in thousands)
Real estate loans:
   One- to four-family.....    $137,840    51.30%   $139,811     52.84%   $138,289     58.39%   $127,811    62.73%
   Multi-family............      22,775     8.47      19,047      7.20      17,826      7.53      11,843     5.81
   Commercial..............      21,088     7.85      21,757      8.22      19,697      8.32       3,032     1.49
   Construction and
    development............       4,150     1.54       2,868      1.08       1,124      0.47      18,580     9.12
                               --------   ------    --------    ------    --------    ------    --------   ------
     Total real estate
      loans................     185,853    69.16     183,483     69.34     176,936     74.71     161,266    79.15
                               --------   ------    --------    ------    --------    ------    --------   ------
Consumer loans:
   Home equity loans and
     lines of credit.......      64,144    23.87      62,227     23.52      43,662     18.43      29,305    14.39
   Automobile..............      10,019     3.73      10,287      3.89       7,969      3.36       5,507     2.70
   Other...................       4,116     1.53       4,291      1.62       4,397      1.86       4,286     2.10
                               --------   ------    --------    ------    --------    ------    --------   ------
   Total consumer loans....      78,279    29.13      76,805     29.03      56,028     23.65      39,098    19.19
                               --------   ------    --------    ------    --------    ------    --------   ------
Commercial loans...........       4,588     1.71       4,319      1.63       3,879      1.64       3,382     1.66
                               --------   ------    --------    ------    --------    ------    --------   ------
   Total loans.............     268,720   100.00%    264,607    100.00%    236,843    100.00%    203,746   100.00%
                                          ======                ======                ======               ======
Less:
   Unadvanced loan funds(1)      (1,987)              (1,866)               (1,395)               (2,089)
   Net deferred loan
     origination
     costs (fees)..........         892                  934                   598                   370
   Allowance for loan
    losses.................      (2,061)              (1,952)               (1,911)               (1,838)
                               --------             --------              --------              --------
      Loans, net...........    $265,564             $261,723              $234,135              $200,189
                               ========             ========              ========              ========

                                ---------------------------------------
                                       1994                1993
                                ------------------- -------------------
                                          Percent             Percent
                                 Amount   of Total   Amount   of Total
                                -------- ---------- --------- ---------
Real estate loans:
   One- to four-family.......... $140,614    74.11%  $134,378    76.67%
   Multi-family.................    8,823     4.65      2,780     1.59
   Commercial...................   16,500     8.70     15,214     8.68
   Construction and development.    1,037     0.55      1,511     0.86
                                 --------   ------   --------   ------
     Total real estate loans....  166,974    88.01    153,883    87.80
                                 --------   ------   --------   ------
Consumer loans:
   Home equity loans and
     lines of credit............   13,404     7.06     12,799     7.30
   Automobile...................    2,701     1.42      2,118     1.21
   Other........................    3,868     2.04      4,381     2.50
                                 --------   ------   --------   ------
   Total consumer loans.........   19,973    10.52     19,298    11.01
                                 --------   ------   --------   ------
Commercial loans................    2,795     1.47      2,090     1.19
                                 --------   ------   --------   ------
   Total loans..................  189,742   100.00%   175,271   100.00%
                                            ======              ======
Less:
   Unadvanced loan funds(1).....   (1,212)             (1,456)
   Net deferred loan origination
    costs (fees)................      (92)                (15)
   Allowance for loan losses       (1,657)             (1,667)
                                 --------            --------
    Loans, net.................. $186,781            $172,133
                                 ========            ========

------------------------------
(1) Includes committed but unadvanced loan amounts.

         Origination, Sale and Servicing of Loans. The Bank's mortgage lending activities are conducted primarily by its salaried loan representatives operating at its ten full service banking offices. All loans originated by the Bank are underwritten by the Bank pursuant to the Bank's policies and procedures. The Bank originates both adjustable-rate and fixed-rate mortgage loans. The Bank's ability to originate fixed- or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by the current and expected future level of interest rates. Consistent with its current business strategy, the Bank plans to hire at least two commissioned loan officers in the future with the primary responsibility of originating one- to four-family mortgage loans for the Bank.

         The Bank is primarily a portfolio lender, originating substantially all of its loans for investment. Recently, however, the Bank completed the securitization of $19.1 million of 30-year fixed-rate one- to four-family mortgage loans with Fannie Mae. Such loans are serviced as mortgage-backed securities for Fannie Mae. The Bank intends to continue securitizing a portion of its loans, mostly 30-year fixed-rate one- to four-family mortgage loans, in the future. See "Investment Activities." Any loans originated for sale by the Bank conform to the underwriting standards specified by Fannie Mae and Freddie Mac. The Bank generally retains the servicing rights on any mortgage loans which it sells or securitizes.

         At August 31,1998, the Bank was servicing $45.5 million of loans for others, consisting of conforming fixed-rate mortgage loans sold by the Bank. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent mortgagors, supervising foreclosures and property dispositions in the event of unremedied defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. Substantially all of the loans currently being serviced for others are loans which have been sold or securitized by the Bank. The gross servicing fee income from loans sold is generally 25 basis points of the total balance of the loan being serviced.

         During the eight months ended August 31, 1998 and the years ended December 31, 1997 and December 31, 1996, the Bank originated $31.5 million, $9.9 million and $15.6 million of fixed-rate one- to four-family loans, respectively, of which $24.1 million, $5.1 million and $9.8 million, respectively, were retained by the Bank. During these same periods, the Bank also originated $4.1 million, $8.6 million and $12.4 million of adjustable-rate one- to four-family loans, respectively, all of which were retained by the Bank. The Bank recognizes, at the time of sale, the cash gain or loss on the sale of loans based on the difference between the net cash proceeds received and the carrying value of the loans sold. The Bank has, from time-to-time, participated in loans, primarily multi-family and commercial real estate loans and commercial business loans and, at August 31, 1998, had $3.8 million in loan participation interests.

         The following table sets forth the Bank's loan originations, sales and principal repayments for the periods indicated.

                                                     For the Eight Months
                                                       Ended August 31,           For the Year Ended December 31,
                                                   -----------------------    ------------------------------------
                                                     1998          1997         1997          1996          1995
                                                   --------      ---------    --------      --------      --------
                                                                           (In thousands)
Loans, net, beginning of period ................   $261,723      $234,135     $234,135      $200,189      $186,781
                                                   --------      --------     --------      --------      --------
  Loans originated:
     Real estate ...............................     41,534        13,007       25,233        39,467        26,781
     Consumer:
        Home equity loans and lines of credit ..     16,799        31,469       40,976        35,352        37,351
        Automobile .............................      3,427         4,690        6,829         5,651         4,837
        Other ..................................      2,196         1,945        2,980         3,325         3,487
            Total consumer .....................     22,422        38,104       50,785        44,328        45,675
                                                   --------      --------     --------      --------      --------
     Commercial ................................      3,097         1,777        3,131         3,853         2,495
                                                   --------      --------     --------      --------      --------
            Total loans originated .............     67,053        52,888       79,149        87,648        74,951
                                                   --------      --------     --------      --------      --------
Principal repayments, unadvanced funds and
 other, net ....................................    (44,071)      (34,710)     (51,141)      (52,256)      (48,300)
Sale/securitization of mortgage loans, principal
 balance .......................................    (19,068)           --           --          (815)      (12,942)
Net loan charge-offs ...........................        (51)          (84)        (139)         (107)          (29)
Transfers to REO ...............................        (22)          (61)        (281)         (524)         (272)
                                                   --------      --------     --------      --------      --------
    Total deductions ...........................    (63,212)      (34,855)     (51,561)      (53,702)      (61,543)
                                                   --------      --------     --------      --------      --------
Net loan activity ..............................      3,841        18,033       27,588        33,946        13,408
                                                   --------      --------     --------      --------      --------
    Loans, net, end of period ..................   $265,564      $252,168     $261,723      $234,135      $200,189
                                                   ========      ========     ========      ========      ========

         Loan Maturity. The following table shows the remaining contractual maturity of the Bank's loan portfolio at August 31, 1998. The table does not include prepayments or scheduled principal amortization. Prepayments and scheduled principal amortization on mortgage loans totalled $53.8 million for the eight months ended August 31, 1998, and $52.7 million, $51.0 million, and $38.5 million for the years ended December 31, 1997, 1996 and 1995, respectively.

                                                                         At August 31, 1998
                         -----------------------------------------------------------------------------------------------------------
                                                                        Home Equity
                          One-to                         Construction    Loans and                                        Total
                           Four-    Multi-   Commercial      and         Lines of                  Other                  Loans
                          Family    Family   Real Estate  Development     Credit     Automobile   Consumer  Commercial   Receivable
                          -------- --------- ----------- -------------- ----------- ------------ --------- ------------ ------------
                                                                      (In thousands)
Amounts due:
 One year or less ....... $  1,172  $    84   $   1,286     $    879     $     57     $    651   $    744    $    669     $  5,542
After one year:
  More than one
   year to three years ..      615       --         212           51           31        5,743      1,894       1,086        9,632
  More than three years
   to five years ........    2,235       --         455        3,220        2,791        3,624        220         792       13,337
  More than five years
   to 10 years ..........   30,017     3,554      1,655           --        4,249           --        500       1,734       41,709
  More than 10 years
   to 15 years ..........   35,218     3,625      6,414           --        2,378           --         77          45       47,757
  More than 15 years ....   68,583    15,512     11,066           --       54,638            1        681         262      150,743
                          --------   -------    -------       ------      -------      -------     ------      ------      -------
   Total amount due ..... $137,840   $22,775    $21,088       $4,150      $64,144      $10,019     $4,116      $4,588      268,720
                          ========   =======    =======       ======      =======      =======     ======      ======
Less:
  Unadvanced loan funds .............................................................................................       (1,987)
  Net deferred loan origination costs ...............................................................................          892
  Allowance for loan losses .........................................................................................       (2,061)
                                                                                                                          --------
Loans, net .............................................................................................................  $265,564
                                                                                                                          ========

         The following table sets forth at August 31, 1998, the dollar amount of gross loans receivable contractually due after August 31, 1999, and whether such loans have fixed interest rates or adjustable interest rates.

                                                                          Due After August 31, 1999
                                                           ---------------------------------------------------------
                                                             Fixed                Adjustable               Total
                                                           -----------           -------------           -----------
                                                                                (In thousands)
Real estate loans:
  One- to four-family ................................       $ 81,885               $ 54,783              $136,668
  Multi-family and commercial real estate ............          2,499                 39,994                42,493
  Construction and development .......................             --                  3,271                 3,271
                                                             --------               --------              --------
                  Total real estate loans ............         84,384                 98,048               182,432
                                                             --------               --------              --------
Consumer loans:
         Home equity loans and lines of credit .......          6,696                 57,391                64,087
         Automobile loans ............................          9,368                     --                 9,368
         Other .......................................          3,136                    236                 3,372
Commercial loans .....................................          1,811                  2,108                 3,919
                                                             --------               --------              --------
      Total loans ....................................       $105,395               $157,783              $263,178
                                                             ========               ========              ========

         One- to Four-Family Lending. The Bank currently offers both fixed-rate and adjustable-rate mortgage ("ARM") loans with maturities of up to 30 years secured by one- to four-family residences substantially all of which are located in the Bank's primary market area. One- to four-family mortgage loan originations are generally obtained from the Bank's in-house loan representatives from existing or past customers, through advertising, and through referrals from local builders, real estate brokers and attorneys. At August 31, 1998, the Bank's one- to four-family mortgage loans totalled $137.8 million, or 51.3% of total loans. Of the one- to four-family mortgage loans outstanding at that date, 59.8% were fixed-rate mortgage loans and 40.2% were ARM loans.

         The Bank currently offers fixed-rate mortgage loans with terms of up to 30 years. Approximately 63.6% of the Bank's fixed-rate one- to four-family loan portfolio consist of loans with maturities of 15 years or less. The Bank also currently offers a number of ARM loans with terms of up to 30 years and interest rates which adjust every one or three years from the outset of the loan or which adjust annually after a five year initial fixed period. The interest rates for the Bank's ARM loans are indexed to either the one, three or five year Constant Maturity Treasury ("CMT") Index. The Bank originates ARM loans with initially discounted rates. The Bank's ARM loans generally provide for periodic (not more than 2%) and overall (not more than 6%) caps on the increase or decrease in the interest rate at any adjustment date and over the life of the loan. The Bank retains for its portfolio substantially all loans originated, selling or securitizing, from time to time, 30-year fixed-rate mortgage loans. Loans that are sold are generally sold to Freddie Mac and Fannie Mae. The Bank generally retains the servicing on all loans sold.

         The origination of adjustable-rate residential mortgage loans, as opposed to fixed-rate residential mortgage loans, helps reduce the Bank's exposure to increases in interest rates. However, adjustable-rate loans generally pose credit risks not inherent in fixed-rate loans, primarily because as interest rates rise, the underlying payments of the borrower also rise, thereby increasing the potential for default. The Bank attempts to minimize such risk by assuming a 200 basis point increase in the loan's interest rate when evaluating a borrower's creditworthiness based on the assumed higher payment. Periodic and lifetime caps on interest rate increases also help to reduce the risks associated with adjustable-rate loans but also limit the interest rate sensitivity of such loans.

         All one- to four-family mortgage loans are underwritten according to the Bank's policies and secondary market underwriting guidelines. Generally, the Bank originates one- to four-family residential mortgage loans in amounts up to 80% of the lower of the appraised value or the selling price of the property securing the loan and up to 95% of the lesser of the appraised value or selling price if private mortgage insurance ("PMI") is obtained. Mortgage loans originated by the Bank generally include due-on-sale clauses which provide the Bank with the contractual right to deem the loan immediately due and payable in the event the borrower transfers ownership of the property without the Bank's consent. Due-on-sale clauses are an important means of adjusting the yields on the Bank's fixed-rate mortgage loan portfolio and the Bank has generally exercised its rights under these clauses. The Bank requires fire, casualty, title and flood insurance, if applicable, on all properties securing real estate loans made by the Bank.

         In an effort to provide financing for first-time home buyers, the Bank offers its own first-time home buyer loan program. This program offers one- and two-family residential mortgage loans to qualified low-to-moderate income individuals. These loans are offered with initial five year fixed-rates of interest which adjust annually thereafter with terms of up to 30 years. The program includes initially discounted rates and periodic (not more than 1%) and overall (not more than 4%) caps on the increase or decrease in the interest rate at any adjustment date and over the life of the loan. Pursuant to this program, borrowers receive reduced loan origination fees and closing costs. Such loans must be secured by an owner-occupied residence. These loans are originated using similar underwriting guidelines as are the Bank's other one- to four-family mortgage loans. Such loans are originated in amounts of up to 95% of the lower of the property's appraised value or the sale price. Private mortgage insurance is required for loans with loan-to-value ("LTV") ratios of over 80%.

         Home Equity Loans and Lines of Credit. The Bank offers home equity revolving lines of credit, substantially all of which are secured by second mortgages on owner-occupied one- to four-family residences located in the Bank's primary market area and, to a lesser extent, by properties in northern Connecticut and in Franklin County, Massachusetts. The lines of credit maintained outside of the Bank's primary market were generated through the services of a third party telemarketing firm, subject to approval by the Bank. Such third party currently does very little solicitation on behalf of the Bank. At August 31, 1998, home equity loans and lines of credit totalled $64.1 million, or 24.0% of the Bank's total loans and 81.9% of consumer loans. Home equity lines of credit have adjustable-rates of interest which adjust on a monthly basis. The adjustable-rate of interest charged on such loans is indexed to the prime rate as reported in The Wall Street Journal. Home equity lines of credit generally have an 18% lifetime limit on interest rates. Generally, the maximum LTV ratio on home equity lines of credit is 75% of the assessed value of the property less the outstanding balance of the first mortgage up to a maximum of $100,000. The underwriting standards employed by the Bank for home equity lines of credit include a determination of the applicant's credit history and an assessment of the applicant's ability to meet existing obligations and payments on the proposed loan and the value of the collateral securing the loan. The stability of the applicant's monthly income may be determined by verification of gross monthly income from primary employment and, additionally, from any verifiable secondary income.

         The home equity line of credit may be drawn down by the borrower for a period of ten years from the date of the loan agreement (the "draw period"). During the draw period, the borrower has the option of paying, on a monthly basis, either principal and interest or only the interest. Following the draw period, the borrower has fifteen years in which to payback the line of credit (the "repayment period"). A borrower is precluded from accessing the home equity line of credit during the repayment period unless terms are renegotiated with the Bank. At any time during the draw period, all, or a portion of the outstanding balance of a home equity line of credit, may be converted into a fixed-rate, home equity loan with terms of five, ten or 15 years. See "Risk Factors -- Increased Lending Risk Associated with Consumer, Multi-Family and Commercial Real Estate and Commercial Business Lending."

         Multi-Family and Commercial Real Estate Lending. The Bank originates multi-family and commercial real estate loans that are generally secured by five or more unit apartment buildings and properties used for business purposes such as small office buildings, industrial facilities or retail facilities primarily located in the Bank's primary market area. The Bank's multi-family and commercial real estate underwriting policies provide that such real estate loans may be made in amounts of up to 80% of the appraised value of the property, 75% if the property is being refinanced, subject to the Bank's current loans-to-one-borrower limit, which at August 31, 1998 was $4.0 million. The Bank's multi-family and commercial real estate loans may be made with terms of up to 25 years and are offered with interest rates that adjust periodically and are generally indexed to the prime rate as reported in The Wall Street Journal. In reaching its decision on whether to make a multi-family or commercial real estate loan, the Bank considers the net operating income of the property, the borrower's expertise, credit history and profitability and the value of the underlying property. In addition, with respect to commercial real estate rental properties, the Bank will also consider the term of the lease and the quality of the tenants. The Bank has generally required that the properties securing these real estate loans have debt service coverage ratios (the ratio of earnings before debt service to debt service) of at least 1.15x. Environmental impact surveys are generally required for commercial real estate loans. Generally, all multi-family and commercial real estate loans made to corporations, partnerships and other business entities require personal guarantees by the principals. The Bank's multi-family real estate loan portfolio at August 31, 1998 was $22.8 million, or 8.5% of total loans, and the Bank's commercial real estate loan portfolio at such date was $21.1 million, or 7.9% of total loans. The largest multi-family or commercial real estate loan in the Bank's portfolio at August 31, 1998 was a $3.1 million multi-family real estate loan secured by a 126-unit apartment building located in West Springfield, Massachusetts.

         Loans secured by multi-family and commercial real estate properties generally involve larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Because payments on loans secured by multi-family and commercial real estate properties are often dependent on successful operation or management of the properties, repayment of such loans may be subject to adverse conditions in the real estate market or the economy. The Bank seeks to minimize these risks through its underwriting standards. See "Risk Factors--Increased Lending Risks Associated with Consumer, Multi-Family and Commercial Real Estate and Commercial Business Lending."

         Construction and Development Lending. The Bank originates construction and development loans primarily to finance the construction of one- to four-family, owner-occupied residential real estate and commercial real estate properties located in the Bank's primary market area. Commercial real estate construction loans typically convert into permanent financing. Construction and development loans are generally offered to customers and experienced builders with whom the Bank has an established relationship. Construction and development loans are typically offered with terms of up to 12 months; however, terms may be extended up to four years under certain circumstances. The maximum loan-to-value limit applicable to such loans is 80% for contract sales and 75% for speculative properties. Construction loan proceeds are disbursed periodically in increments as construction progresses and as inspections by the Bank's lending officers or, on larger projects, independent architects or engineering firms, warrant. At August 31, 1998, the Bank's largest construction and development loan was a performing revolving line of credit with a $1.2 million outstanding balance secured by a condominium development project in Easthampton, Massachusetts. At August 31, 1998, construction and development loans totalled $4.2 million, or 1.5%, of the Bank's total loans.

         The Bank originates land loans to local contractors and developers for the purpose of making improvements thereon, or for the purpose of holding or developing the land for sale. Such loans are secured by a lien on the property, are limited to 60% of the lower of the acquisition price or the appraised value of the land and have a term of up to three years with a floating interest rate based on the prime rate as reported in The Wall Street Journal. The Bank's land loans are generally secured by property in its primary market area. The Bank requires title insurance and, if applicable, a hazardous waste survey reporting that the land is free of hazardous or toxic waste.

         Construction and development financing is generally considered to involve a higher degree of credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan is dependent largely upon the accuracy of the initial estimate of the property's value at completion of construction compared to the estimated cost (including interest) of construction and other assumptions, including the estimated time to sell residential properties. If the estimate of value proves to be inaccurate, the Bank may be confronted with a project, when completed, having a value which is insufficient to assure full repayment.

         Automobile and Other Consumer Lending. The Bank offers automobile loans with term of up to 60 months and loan-to-value ratios of 80% for new cars. For used cars, the maximum loan-to-value ratio is 75% of the lesser of the retail value shown in the NADA Used Car Guide or the purchase price, and the terms for used automobile loans range between 48 months (for automobiles up to four years old) to 36 months (for older vehicles). The interest rates offered are the same for new and used automobile loans. At August 31, 1998, automobile loans totalled $10.0 million, or 3.7% of the Bank's total loans and 12.8% of consumer loans. Other Consumer loans at August 31, 1998 amounted to $14.1 million, or 5.3% of the Bank's total loans and 12.8% of consumer loans. These loans include education, second mortgages, collateral, motorcycle, boat, mobile home and unsecured personal loans. Motorcycle, boat and mobile home loans are generally made in amounts of up to 80% of the fair market value of the property securing the loan. Collateral loans are generally secured by a passbook account, a certificate of deposit, securities or life insurance. Unsecured personal loans generally have a maximum borrowing limitation of $5,000 and a maximum term of three years.

         Loans secured by rapidly depreciable assets such as automobiles, motorcycles, boats or that are unsecured entail greater risks than one- to four-family mortgage loans. In such cases, repossessed collateral for a defaulted loan may not provide an adequate source of repayment of the outstanding loan balance, since there is a greater likelihood of damage, loss or depreciation of the underlying collateral. Further, collections on these loans are dependent on the borrower's continuing financial stability and, therefore, are more likely to be adversely affected by job loss, divorce, illness or personal bankruptcy. Finally, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount which can be recovered on such loans in the event of a default. See "Risk Factors -- Increased Lending Risk Associated with Consumer, Multi-Family and Commercial Real Estate and Commercial Business Lending."

         Commercial Lending. At August 31, 1998, the Bank had $4.6 million in commercial loans which amounted to 1.7% of total loans. In addition, at such date, the Bank had $1.1 million of unadvanced commercial lines of credit. The Bank makes commercial business loans primarily in its market area to a variety of professionals, sole proprietorships and small businesses. The Bank offers a variety of commercial lending products, including term loans for fixed assets and working capital, revolving lines of credit, letters of credit, and Small Business Administration guaranteed loans. The maximum amount of a commercial business loan is limited by the Bank's loans-to-one-borrower limit which at August 31, 1998, was $4.0 million. Term loans are generally offered with initial fixed rates of interest for the first five years and with terms of up to 7 years. Business lines of credit have adjustable rates of interest and are payable on demand, subject to annual review and renewal. Business loans with variable rates of interest adjust on a monthly basis and are indexed to the prime rate as published in The Wall Street Journal.

         In making commercial business loans, the Bank considers the financial statements of the borrower, the Bank's lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. Commercial business loans are generally secured by a variety of collateral, primarily equipment, assets and accounts receivable, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial loans are made in amounts of up to 80% of the adjusted value of the collateral securing the loan. The Bank generally does not make unsecured commercial loans. In addition, the Bank participates in loans, often community-based, with area lenders with whom the Bank has a relationship. When determining whether to participate in such loans, the Bank will underwrite its participation interest according to its own underwriting standards. At August 31, 1998, $48,000, or 1.1% of the commercial loan portfolio, were participation loans of this nature. In an effort to increase its emphasis on commercial loans, the Bank intends to hire an experienced commercial loan officer with the primary responsibility of increasing commercial business and real estate loan volume.

         Unlike mortgage loans, which generally are made on the basis of the borrower's ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial loans are of higher risk and typically are made on the basis of the borrower's ability to make repayment from the cash flow of the borrower's business. As a result, the availability of funds for the repayment of commercial loans may be substantially dependent on the success of the business itself. Further, any collateral securing such loans may depreciate over time, may be difficult to appraise and may fluctuate in value. See "Risk Factors -- Increased Lending Risk Associated with Consumer, Multi-Family and Commercial Real Estate and Commercial Business Lending." At August 31, 1998, the Bank's largest commercial loan was a $200,000 revolving line of credit to a retail business located in South Hadley, Massachusetts.

         Loan Approval Procedures and Authority. The Board of Investment establishes, subject to ratification by the Board of Trustees, the lending policies and loan approval limits of the Bank. In connection with one- to four-family mortgage loans, the Board of Investment has authorized the following persons to approve the loans up to the amounts indicated: one assistant vice president and the vice president of commercial lending may approve loans up to $150,000; the other assistant vice president and all loan origination and underwriting officers may approve loans up to $227,150; and the Chief Executive Officer and the Senior Vice President, Lending may approve loans up to $250,000.

         With respect to consumer loans, the Board of Investment has authorized the following persons to approve loans up to the amounts indicated: assistant branch managers and all but one branch supervisor may approve secured and unsecured loans of up to $15,000 and $5,000, respectively; the remaining branch supervisor, branch managers, loan originators and underwriting officers and the vice president, operations may approve secured and unsecured loans of up to $25,000 and $10,000, respectively; and the Chief Executive Officer and the Senior Vice President, Lending may approve loans up to $75,000 and $50,000, respectively.

         The Board of Investment has authorized the following individuals to approve home equity loans and lines of credit up to the amounts indicated: one loan origination officer may approve such loans up to $25,000; lending vice presidents, assistant vice presidents and loan origination and underwriting officers may approve loans up to $100,000; and the Chief Executive Officer and the Senior Vice President, Lending may approve loans up to $125,000.

         All loans in excess of the these amounts must be approved by either the Senior Vice President, Lending, the Officers' Loan Committee and/or the Board of Investment. The Officers' Loan Committee, which currently consists of three lending officers, is selected by the Board of Investment and ratified by the Board of Trustees. Specifically, all loans, commitments or other extensions of credit, which either alone or in the aggregate total up to $350,000 may be approved by the Senior Vice President, Lending. Those loan commitments or other extensions of credit, either alone or in the aggregate, which are greater than $350,000 but are less than $750,000 must be approved by the Officers' Loan Committee and those loans commitments or other extensions of credit, either alone or in the aggregate, which exceed $750,000 must be approved by the Board of Investment. Additionally, those loans less than $750,000 must be ratified by the Board of Investment. All loans, commitments and other extensions of credit which increase the total aggregate unsecured liability of a borrower to $75,000 or more must be approved by the Officers' Loan Committee.

         With respect to commercial loans, the Board of Investment has authorized the following persons to approve loans up to the amounts indicated: the Assistant Vice President, Loan Servicing and Collection may approve commercial real estate loans, commercial secured and unsecured loans in amounts of up to $125,000, $50,000 and $10,000, respectively; the vice president/commercial lending officer may approve commercial real estate loans, commercial secured and unsecured loans in amounts of up to $250,000, $200,000 and $100,000, respectively; and the Chief Executive Officer and the Senior Vice President, Lending may approve commercial real estate loans, commercial secured and unsecured loans in amounts of up to $350,000, $250,000 and $125,000, respectively.

         All loans in excess of the these amounts must be approved by either the Officer's Loan Committee and/or the Board of Investment. The Officers' Loan Committee, which currently consists of three lending officers, is selected by the Board of Investment and ratified by the Board of Trustees. Specifically, all loans, commitments or other extensions of credit, either alone or in the aggregate which exceed $350,000 or $750,000 must be approved by the Officers' Loan Committee and the Board of Investment, respectively. Additionally, all loans, commitments and other extensions of credit which increase the total aggregate unsecured liability of a borrower to $125,000 or more must be approved by the Officers' Loan Committee.

Delinquent Loans, Classified Assets and Real Estate Owned

         Delinquencies, Classified Assets and Real Estate Owned. Reports listing all delinquent accounts are generated and reviewed by management and the Board of Investment on a monthly basis and the Board of Trustees performs a bi-monthly review of all loans or lending relationships delinquent 90 days or more. The procedures taken by the Bank with respect to delinquencies vary depending on the nature of the loan, period and cause of delinquency and whether the borrower is habitually delinquent. When a borrower fails to make a required payment on a loan, the Bank takes a number of steps to have the borrower cure the delinquency and restore the loan to current status. The Bank generally sends the borrower a written notice of non-payment after the loan is 15 days past due. The Bank's guidelines provide that telephone and written correspondence will be attempted to ascertain the reasons for delinquency and the prospects of repayment. When contact is made with the borrower at any time prior to foreclosure, the Bank will offer to work out a repayment schedule with the borrower to avoid foreclosure. In the event payment is not then received or the loan not otherwise satisfied, additional letters and telephone calls generally are made. If the loan is still not brought current or satisfied and it becomes necessary for the Bank to take legal action, which typically occurs after a loan is 90 days or more delinquent, the Bank will demand the loan and then commence foreclosure proceedings against any real property that secured the loan or accept a deed in lieu of foreclosure. If a foreclosure action is instituted and the loan is not brought current, paid in full, or refinanced before the foreclosure sale, the property securing the loan generally is sold at foreclosure and, if purchased by the Bank, becomes real estate owned.

         Federal regulations and the Bank's internal policies require that the Bank utilize an internal asset classification system as a means of reporting problem and potential problem assets. The Bank currently classifies problem and potential problem assets as "Substandard," "Doubtful" or "Loss" assets. An asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Substandard assets include those characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all of the weaknesses inherent in those classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, conditions and values, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets, without the establishment of a specific loss reserve, is not warranted. Assets which do not currently expose the Bank to a sufficient degree of risk to warrant classification in one of the aforementioned categories but possess weaknesses are required to be designated "Special Mention."

         When the Bank classifies one or more assets, or portions thereof, as Substandard or Doubtful, it is required to establish an allowance for possible loan losses in an amount deemed prudent by management unless the loss of principal appears to be remote. When the Bank classifies one or more assets, or portions thereof, as Loss, it is required either to establish a specific allowance for losses equal to 100% of the amount of the assets so classified.

         The Bank's determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the FDIC and Commissioner, which can order the establishment of additional general or specific loss allowances. The FDIC, in conjunction with the other federal banking agencies, recently adopted an interagency policy statement on the allowance for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of general valuation guidelines. Generally, the policy statement recommends that institutions have effective systems and controls to identify, monitor and address asset quality problems; that management has analyzed all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management has established acceptable allowance evaluation processes that meet the objectives set forth in the policy statement. While the Bank believes that it has established an adequate allowance for possible loan losses, there can be no assurance that regulators, in reviewing the Bank's loan portfolio, will not request the Bank to materially increase at that time its allowance for possible loan losses, thereby negatively affecting the Bank's financial condition and earnings at that time. Although management believes that adequate specific and general loan loss allowances have been established, future provisions are dependent upon future events such as loan growth and portfolio diversification and, as such, further additions to the level of specific and general loan loss allowances may become necessary.

         Management of the Bank and the Board of Investment review and classify the assets of the Bank on a monthly basis and the Board of Trustees reviews the results of the reports on a bi-monthly basis. The Bank classifies its assets in accordance with the management guidelines described above. At August 31, 1998, the Bank had $3.0 million, or 0.82%, of assets designated as Substandard, consisting of 18 one- to four-family loans, three commercial real estate loans, six multi-family loans, one construction and development loan, 14 consumer loans and three commercial business loans. At such date, the Bank had no loans classified as Doubtful or Loss. Also, at August 31, 1998, the Bank had $882,000, or 0.24% of assets designated as Special Mention, consisting of seven one- to four-family loans, three commercial real estate loans, two home equity lines of credit and four commercial business loans. At August 31, 1998, all of these classified assets represented 1.8% of total loans.

         At August 31, 1998, the Bank had two loans, each with balances of $500,000 or more, which had been adversely classified or identified as a problem credit. The first, which is classified as substandard, was restructured in 1994 and is secured by a blanket first mortgage on ten multi-family properties located in Westfield, Massachusetts. Currently, the borrower provides the Bank with monthly financial statements and the Bank actively monitors the properties' vacancy rates. The borrower is current with respect to payments. The second loan, which was originally restructured in 1992 and, more recently in December 1997, is classified as impaired. This loan is secured by an office/retail building located in Wilbraham, Massachusetts. The borrower is current with respect to payments. As of August 31, 1998, the aggregate outstanding carrying balance of these loans was $1.4 million.

         The following table sets forth the delinquencies in the Bank's loan portfolio as of the dates indicated.

                                          At August 31, 1998                       At December 31, 1997
                              ------------------------------------------- -----------------------------------------
                                   60-89 Days         90 Days or More         60-89 Days         90 Days or More
                              --------------------- --------------------- -------------------- --------------------
                                         Principal             Principal            Principal            Principal
                                Number    Balance     Number    Balance    Number    Balance     Number   Balance
                               of Loans  of Loans    of Loans   of Loans  of Loans  of Loans    of Loans of Loans
                              --------- ----------- ---------- ---------- --------- ---------- --------- ----------
                                                            (Dollars in Thousands)
One- to four-family ..........     1       $116           3       $220          2      $ 80          1      $ 95
Commercial real estate .......    --         --          --         --          2       192          1       790
Home equity loans
  and lines of credit.........    --         --           1         60          1        30         --        --
Other consumer ...............     2          5          --         --          6        38         --        --
                                ----       ----        ----       ----       ----      ----       ----      ----
Total loans ..................     3       $121           4       $280         11      $340          2      $885
                                ====       ====        ====       ====       ====      ====       ====      ====
Delinquent loans to total
  loans(1)....................             0.05%                  0.10%                0.13%                0.34%
                                           ====                   ====                 ====                 ====

                                         At December 31, 1996                      At December 31, 1995
                              ------------------------------------------- -----------------------------------------
                                   60-89 Days         90 Days or More         60-89 Days         90 Days or More
                              --------------------- --------------------- -------------------- --------------------
                                         Principal             Principal            Principal            Principal
                                Number    Balance     Number    Balance    Number    Balance     Number   Balance
                               of Loans  of Loans    of Loans   of Loans  of Loans  of Loans    of Loans of Loans
                              --------- ----------- ---------- ---------- --------- ---------- --------- ----------
                                                            (Dollars in Thousands)
One- to four-family .........      2       $ 51           1       $  7          6      $340          4      $384
Commercial real estate ......      1         43           2        124          1        43          1        61
Home equity loans and lines
  of credit .................     --         --           1         30          2        39         --        --
Other consumer ..............      1          4           4         27          4        22          1        93
Commercial ..................     --         --          --         --         --        --          1        28
                                ----       ----        ----       ----       ----      ----       ----      ----
Total loans .................      4       $ 98           8       $252         13      $444          7      $566
                                ====       ====        ====       ====       ====      ====       ====      ====
Delinquent loans to total
  loans(1) ..................              0.04%                  0.11%                0.22%                0.28%
                                           ====                   ====                 ====                 ====

----------------------
(1) Total loans includes loans, less unadvanced loan funds, plus deferred loan costs (fees), net.

         Nonperforming Assets and Impaired Loans. The following table sets forth information regarding nonaccrual loans and REO. At August 31, 1998, nonaccrual loans totalled $280,000, consisting of four loans, and REO totalled $323,000, consisting of two residential building lots, a 25 lot residential subdivision and a one- to four-family property. It is the general policy of the Bank to cease accruing interest on loans 90 days or more past due and to fully reserve for all previously accrued interest. If interest payments on all nonaccrual loans for the eight months ended August 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995 had been made in accordance with original loan agreements, interest income of $10,000, $38,000, $48,000, $13,000 and $62,000 respectively, would have been recognized. On January 1, 1995, the Bank adopted Statement of Financial Accounting Standards No. 114 "Accounting by Creditors for Impairment of a Loan," as amended by SFAS No. 118. At August 31, 1998, the Bank had a $1.2 million recorded investment in impaired loans which had specific allowances of $290,000. At August 31, 1997, there were $1.3 million of impaired loans with specific loan loss allowances of $238,000.


                                                                 At August 31,                     At December 31,
                                                          --------------------------------------------------------------------------
                                                            1998       1997       1997       1996       1995       1994       1993
                                                          --------- --------- ---------- ---------- ---------- ---------- ----------

                                                                                  (Dollars in thousands)
Nonaccrual loans:
  Real estate:
     One- to four-family ..............................    $  220     $  212     $   95     $   71     $  412     $  404     $1,638
     Multi-family .....................................        --         --         --         --         --        180         60
     Commercial .......................................        --        789        790        124         61        880         56
  Home equity loans and lines of credit ...............        60         --         --         30         93        113        170
  Other consumer ......................................        --         15         --         27         --          5         25
                                                           ------     ------     ------     ------     ------     ------     ------
     Total ............................................       280      1,016        885        252        566      1,582      1,949
Real estate owned (REO), net(1) .......................       323        385        189        348        534        955      1,126
Real estate in possession .............................        12         --        192         75        107         --         --
                                                           ------     ------     ------     ------     ------     ------     ------
  Total nonperforming assets ..........................       615      1,401      1,266        675      1,207      2,537      3,075
Troubled debt restructurings ..........................       582        274        274         --      1,947        939      1,273
                                                           ------     ------     ------     ------     ------     ------     ------
Troubled debt restructurings and
  total nonperforming assets ..........................    $1,197     $1,675     $1,540     $  675     $3,154     $3,476     $4,348
                                                           ======     ======     ======     ======     ======     ======     ======
Total nonperforming loans and
  troubled debt restructurings as a
  percentage of total loans(2)(3) .....................      0.32%      0.51%      0.44%      0.11%      1.24%      1.34%      1.85%

Total nonperforming assets and
  troubled debt restructurings as a
  percentage of total assets(3) .......................      0.33%      0.49%      0.45%      0.21%      1.15%      1.31%      1.84%
------------------------

(1)  Real estate owned balances are shown net of related loss allowances.
(2) Total loans includes loans, less unadvanced loan funds, plus deferred loan costs (fees), net.
(3) Nonperforming assets consist of nonperforming loans and REO. Nonperforming loans consist of nonaccruing loans and all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.

Allowance for Loan Losses

         The allowance for loan losses is maintained through provisions for loan losses based on management's on-going evaluation of the risks inherent in its loan portfolio in consideration of the trends in its loan portfolio, the national and regional economies and the real estate market in the Bank's primary lending area. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in its loan portfolio which are deemed probable and estimable based on information currently known to management. The Bank's loan loss allowance determinations also incorporate factors and analyses which consider the potential principal loss associated with the loan, costs of acquiring the property securing the loan through foreclosure or deed in lieu thereof, the periods of time involved with the acquisition and sale of such property, and costs and expenses associated with maintaining and holding the property until sale.

         Management calculates a loan loss allowance sufficiency analysis on a bi-monthly basis based upon the loan portfolio composition, asset classifications, loan-to-value ratios, potential impairments in the loan portfolio and other factors. The analysis is compared to actual losses, peer group comparisons and economic conditions. As of August 31, 1998, the Bank's allowance for loan losses was $2.1 million or 0.77% of total loans, and 239.1% of nonperforming loans and troubled debt restructurings as compared to $2.0 million or 0.74% of total loans, and 168% of nonperforming loans and troubled debt restructurings as of December 31, 1997. The Bank had total nonperforming loans and trouble debt restructurings of $862,000 and $1.2 million at August 31, 1998 and December 31, 1997, respectively, and nonperforming loans and trouble debt restructurings to total loans of 0.32% and 0.47%, respectively. Management believes that, based on information available at August 31, 1998, the Bank's allowance for loan losses was sufficient to cover losses inherent in its loan portfolio at that time. Based upon the Bank's plan to increase its emphasis on non-one- to four-family mortgage lending, the Bank may further increase its allowance for loan losses over future periods as conditions dictate. See "Risk Factors--Increased Lending Risk Associated With Consumer, Multi-Family and Commercial Real Estate and Commercial Business Lending." However, no assurances can be given that the Bank's level of allowance for loan losses will be sufficient to cover future loan losses incurred by the Bank or that further future adjustments to the allowance for loan losses will not be necessary if economic and other conditions differ substantially from the economic and other conditions used by management to determine the current level of the allowance for loan losses. In addition, the FDIC and the Commissioner, as an integral part of their examination processes, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to make additional provisions for estimated loan losses based upon judgments different from those of management.

         The following table sets forth activity in the Bank's allowance for loan losses for the periods set forth in the table.


                                                              At or for the
                                                               Eight Months
                                                             Ended August 31,          At or For the Year Ended December 31,
                                                           -------------------  ----------------------------------------------------
                                                             1998       1997       1997       1996       1995       1994       1993
                                                           ---------  --------  ---------  ---------  --------  ---------  ---------
                                                                                   (Dollars in thousands)
Allowance for loan losses, beginning of period ........    $1,952     $1,911     $1,911     $1,838     $1,657     $1,667     $1,500
Charged-off loans:
  Real estate .........................................        --         31         52         34         30        271        283
  Consumer ............................................        70         63        109         72         45         73         79
  Commercial ..........................................        --         10         10         30         --         --         --
                                                           ------     ------     ------     ------     ------     ------     ------
     Total charged-off loans ..........................        70        104        171        136         75        344        362
                                                           ------     ------     ------     ------     ------     ------     ------
Recoveries on loans previously charged-off:
  Real estate .........................................        --          8         11         10         24         11         --
  Consumer ............................................        19         12         21         19         22         23         19
  Commercial ..........................................        --         --         --         --         --         --          2
                                                           ------     ------     ------     ------     ------     ------     ------
     Total recoveries .................................        19         20         32         29         46         34         21
                                                           ------     ------     ------     ------     ------     ------     ------
Net loans charged-off .................................        51         84        139        107         29        310        341
Provision for loan losses .............................       160        120        180        180        210        300        508
                                                           ------     ------     ------     ------     ------     ------     ------
Allowance for loan losses, end of period ..............    $2,061     $1,947     $1,952     $1,911     $1,838     $1,657     $1,667
                                                           ======     ======     ======     ======     ======     ======     ======
Net loans charged-off to average interest-earnings
  loans(1) ............................................      0.03%      0.05%      0.06%      0.05%      0.01%      0.17%      0.20%
Allowance for loan losses to total loans(2) ...........      0.77%      0.77%      0.74%      0.81%      0.91%      0.88%      0.96%
Allowance for loan losses to nonperforming loans and
  troubled debt restructuring(3) ......................    239.10%    150.93%    168.42%    758.33%     73.14%     65.73%     51.74%
Net loans charged-off to allowance for loan losses.....      2.47%      4.31%      7.12%      5.60%      1.58%     18.71%     20.46%
Recoveries to charge-offs .............................     27.14%     19.23%     18.71%     21.32%     61.33%      9.88%      5.80%

------------------------
(1)  Ratio is annualized for the eight month periods.
(2) Total loans includes loans, less unadvanced loan funds, plus deferred loan costs (fees), net.
(3) Nonperforming loans and troubled debt restructuring consist of all loans 90 days or more past due and other loans which have been identified by the Bank as presenting uncertainty with respect to the collectibility of interest or principal.

     The following table sets forth the Bank's percent of allowance for loan losses to total allowances and the percent of loans to total loans in each of the categories listed at the dates indicated. Management believes that the allowance can be allocated by category only on an approximate basis. These allocations are not necessarily indicative of future losses and do not restrict the use of the allowance to absorb losses in any other loan category.


                                              At August 31,
                     -----------------------------------------------------------
                                 1998                         1997
                     ------------------------------ ----------------------------
                               % of     Percent of            % of    Percent of
                             Allowance   Loans in          Allowance   Loans in
                              in each      Each             in Each      Each
                             Category    Category          Category    Category
                             to Total    to Total           to Total   to Total
                     Amount  Allowance    Loans    Amount  Allowance     Loans
                     ------  ---------    -----    ------  ---------     -----
                                                         (Dollars in thousands)
Real estate loans... $1,506     73.07%     69.16%   $1,524    78.28%      70.38%
Consumer loans......    457     22.17      29.13       325    16.69       28.40
Commercial loans....     98      4.76       1.71        98     5.03        1.22
                     ------     -----      -----    ------    -----       -----
  Total allowance
    for loan losses. $2,061    100.00%    100.00%   $1,947   100.00%     100.00%
                     ======    ======     ======    ======   ======      ======


                                          At December 31,
                     -----------------------------------------------------------
                                 1997                         1996
                     ------------------------------ ----------------------------
                               % of     Percent of            % of    Percent of
                             Allowance   Loans in          Allowance   Loans in
                              in each      Each             in Each      Each
                             Category    Category          Category    Category
                             to Total    to Total           to Total   to Total
                     Amount  Allowance    Loans    Amount  Allowance     Loans
                     ------  ---------    -----    ------  ---------     -----
                     (Dollars in thousands)
Real estate loans... $1,506     77.15%     69.34%   $1,547    80.95%      74.71%
Consumer loans......    348     17.83      29.03       256    13.40       23.65
Commercial loans....     98      5.02       1.63       108     5.65        1.64
                     ------     -----      -----    ------    -----       -----
  Total allowance
    for loan losses. $1,952    100.00%    100.00%   $1,911   100.00%     100.00%
                     ======    ======     ======    ======   ======      ======






                                                                              At December 31,
                                         -------------------------------------------------------------------------------------------
                                                     1995                          1994                           1993
                                         ---------------------------- ------------------------------- ------------------------------
                                                   % of    Percent of             % of    Percent of            % of      Percent of
                                                 Allowance  Loans in            Allowance  Loans in           Allowance    Loans in
                                                  in each     Each              in each      Each              in each       Each
                                                 Category   Category           Category    Category            Category    Category
                                                 to Total   to Total            to Total    to Total           to Total    to Total
                                         Amount  Allowance   Loans     Amount  Allowance    Loans     Amount   Allowance    Loans
                                         ------  ---------   -----     ------  ---------    -----     ------   ---------    -----
                                                                          (Dollars in thousands)
Real estate loans.....................    $1,555    84.60%    79.15%    $1,441    86.96%      88.01%   $1,402    84.10%     87.80%
Consumer loans........................       145     7.89     19.19         78     4.71       10.52       127     7.62      11.01
Commercial loans......................       138     7.51      1.66        138     8.33        1.47       138     8.28       1.19
                                          ------   ------    ------     ------   ------      ------    ------   ------     ------
  Total allowance for loan losses.....    $1,838   100.00%   100.00%    $1,657   100.00%     100.00%   $1,667   100.00%    100.00%
                                          ======   ======    ======     ======   ======      ======    ======   ======     ======

         Real Estate Owned. At August 31, 1998 and December 31, 1997, the Bank had $323,000 and $188,000 of REO, respectively. When the Bank acquires property through foreclosure or deed in lieu of foreclosure, it is initially recorded at the lower of the recorded investment in the corresponding loan or the fair value of the related assets at the date of foreclosure, less costs to sell. Thereafter, if there is a further deterioration in value, the Bank provides for a specific allowance and charges operations for the diminution in value.

Investment Activities

         The Board of Trustees establishes the investment policy and procedures of the Bank and has delegated investment authority and responsibility to the Bank's Board of Investment. It is the general policy of the Bank that all investment transactions be conducted in a safe and sound manner. The Bank's investment policy further provides that investment decisions be based upon a thorough analysis of each proposed investment to determine its quality, inherent risks, fit within the Bank's overall asset/liability management objectives, the effect on the Bank's risk-based capital and prospects for yield and/or appreciation. While general investment strategies are developed and authorized by the Board of Investment, the execution of specific investment actions and the day-to-day oversight of the Bank's investment portfolio rests with the President and Senior Vice President/Treasurer. These officers are authorized to execute investment transactions of up to $5 million per transaction without the prior approval of the Board of Investment if such transactions are within the scope of the Bank's established investment policy. On a monthly basis, the Board of Investment reviews and evaluates all investment activities for safety and soundness, adherence to the Bank's investment policy and assurance that authority levels are maintained.

         As required by SFAS No. 115, the Bank has established an investment portfolio of securities that are categorized as held-to-maturity, available-for-sale or held-for-trading. The Bank generally invests in securities as a method of utilizing funds not utilized for loan origination activity and as a method of maintaining liquidity at levels deemed appropriate by management. The Bank does not currently maintain a portfolio of securities categorized as held-for-trading. At August 31, 1998, the Bank's securities portfolio totalled $71.5 million, or 19.5% of assets, all of which was categorized as available-for-sale.

         Mortgage-Backed Securities. In the past, the Bank has purchased mortgage-backed securities in order to (i) achieve positive interest rate spreads with minimal administrative expense and (ii) lower its credit risk as a result of the guarantees provided by Freddie Mac, Fannie Mae, and Ginnie Mae. The Bank purchases mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae. More recently, the Bank completed the securitization of $19.1 million of fixed-rate one- to four-family mortgage loans with Fannie Mae. The loans are serviced as mortgage-backed securities for Fannie Mae. In addition to resulting in a decrease in loans receivable and a related increase in mortgage-backed securities, the securitization provides several benefits to the Bank, including (i) improvement in the credit risk profile of the Bank's balance sheet by converting whole loans into mortgage-backed securities guaranteed by Fannie Mae, (ii) reduction of the required level of risk-based capital, and (iii) addition of high quality collateral designated as "available-for-sale" which can be pledged for borrowings or sold in the secondary market to fund future loan growth.

         Mortgage-backed securities are created by the pooling of mortgages and issuance of a security with an interest rate which is less than the interest rate on the underlying mortgage. Mortgage-backed securities typically represent a participation interest in a pool of single-family or multi-family mortgages, although the Bank focuses its investments on mortgage-backed securities backed by one- to four-family mortgages. The issuers of such securities (generally U.S. government agencies and government sponsored enterprises, including Fannie Mae, Freddie Mac and Ginnie Mae) pool and resell the participation interests in the form of securities to investors such as the Bank and guarantee the payment of principal and interest to investors. Mortgage-backed securities generally yield less than the loans that underlie such securities because of the cost of payment guarantees and credit enhancements. However, mortgage-backed securities are usually more liquid than individual mortgage loans and may be used to collateralize certain liabilities and obligations of the Bank.

         Although the Bank no longer invests in Real Estate Mortgage Investment Conduits ("REMICs"), the Bank did maintain $8.7 million of such investments in its securities portfolio at August 31, 1998. Generally, REMICs hold commercial and/or residential real estate mortgages in trust and issue securities representing an undivided interest in such mortgages. A REMIC, which can be a corporation, trust, association or partnership, assembles mortgages into pools and issues pass-through certificates, multiclass bonds (similar to a collateralized mortgage obligation) or other securities to investors in the secondary mortgage market. Mortgage-backed securities issued through a REMIC are generally debt financings of the issuer.

         At August 31, 1998, mortgage-backed securities totalled $52.8 million, or 14.4%, of assets and 15.4% of interest earning assets, all of which were classified as available-for-sale. At August 31, 1998, 17.1% of the mortgage-backed securities were backed by adjustable-rate loans and 82.4% were backed by fixed-rate loans. The mortgage-backed securities portfolio had a stated rate of 6.8% at August 31, 1998. The estimated fair value of the Bank's mortgage-backed securities at August 31, 1998, was $52.8 million, which is $976,000 more than the amortized cost of $51.8 million. Investments in mortgage-backed securities involve a risk that actual prepayments may differ from estimate prepayments over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments thereby changing the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. In addition, the market value of such securities may be adversely affected by changes in interest rates.

         Equity Securities. The Bank currently maintains a diversified equity security portfolio. At August 31, 1998, the Bank's equity securities portfolio totalled $18.7 million, or 5.1% of assets, all of which were classified as available-for-sale. Such portfolio consisted of $14.9 million of diversified common stock and $3.2 million of preferred stock issued by corporate issuers and $1.4 million of mutual funds. The Bank's current policies generally provide that the maximum equity investment in any one corporation shall not exceed $300,000 and the maximum aggregate investment in equity securities shall not exceed 10% of the Bank's total assets.

         Investments in equity securities involve risk as they are not insured or guaranteed investments and are subject to stock market fluctuations. Such investments are carried at their market value and can directly affect the net surplus of the Bank. The Bank also utilizes, from time to time, "covered" call options with respect to common stocks as a means to further supplement its revenues associated with equity investments. Such investment activity is specifically authorized by both federal and Massachusetts law.

         The following table sets forth at the dates indicated certain information regarding the amortized cost and market values of the Bank's investment securities.


                                                                               At December 31,
                                                        -------------------------------------------------------------
                                     At August 31, 1998          1997                 1996                1995
                                    ------------------- -------------------- -------------------- -------------------
                                    Amortized   Market  Amortized   Market    Amortized   Market   Amortized  Market
                                      Cost       Value     Cost      Value      Cost       Value     Cost      Value
                                    ---------- -------- ---------- --------- ----------- -------- ---------- --------
                                                                     (In thousands)
Debt Securities:
  U.S. Government and federal
   agency obligations .............   $    --   $    --   $    --   $    --   $    --   $    --   $ 5,034   $ 5,050
  Other debt securities ...........        --        --        --        --       250       250     1,157     1,155
                                      -------   -------   -------   -------   -------   -------   -------   -------
     Total debt securities ........        --        --        --        --       250       250     6,191     6,205
                                      -------   -------   -------   -------   -------   -------   -------   -------
Equity securities available-
     for-sale:
  Preferred stock .................     3,246     3,330     3,177     3,345     4,527     4,723     4,510     4,786
  Common stock(1) .................    14,858    14,226     9,425    12,382     7,576     9,122     6,631     7,485
  Mutual funds ....................     1,371     1,130        --        --        --        --        --        --
                                      -------   -------   -------   -------   -------   -------   -------   -------
     Total equity .................    19,475    18,686    12,602    15,727    12,103    13,845    11,141    12,271
                                      -------   -------   -------   -------   -------   -------   -------   -------
securities
Mortgage-backed securities
  available-for sale:
  Freddie Mae .....................     6,341     6,449     7,923     8,059    11,218    11,268     2,523     2,515
  Fannie Mae ......................    34,300    34,710    18,353    18,476    22,275    22,116    21,206    21,182
  Ginnie Mae ......................     2,513     2,648     2,814     2,941     2,937     2,999        --        --
  REMICs ..........................     8,666     8,989    10,169    10,437    10,874    11,148    11,662    11,864
                                      -------   -------   -------   -------   -------   -------   -------   -------
     Total mortgage-backed
      securities ..................    51,820    52,796    39,259    39,913    47,304    47,531    35,391    35,561
                                      -------   -------   -------   -------   -------   -------   -------   -------
     Total securities(2) ..........   $71,295   $71,482   $51,861   $55,640   $59,657   $61,626   $52,723   $54,037
                                      =======   =======   =======   =======   =======   =======   =======   =======



-----------------------
(1) On January 1, 1994, the Bank adopted SFAS 115 and, accordingly, there were no investment securities categorized as held-to-maturity during the years ended December 31, 1996 and 1995.
(2)  Does not include $3.0 million of FHLB-Boston stock held by the Bank.

         The following table sets forth the Bank's securities activities for the periods indicated. This table does not include FHLB-Boston stock held by the Bank.


                                                                        For the Eight Months
                                                                              Ended
                                                                            August 31,           For the Year Ended December 31,
                                                                     -------------------------- ------------------------------------
                                                                          1998        1997         1997         1996         1995
                                                                     ----------- -------------- ------------ ----------- -----------
                                                                                             (In thousands)
Mortgage-backed securities (available-for-sale):
  Mortgage-backed securities, beginning of period .................    $ 39,913     $ 47,531     $ 47,531     $ 35,561     $ 42,756
                                                                       --------     --------     --------     --------     --------
  Purchases and securitization ....................................      19,068           --           --       18,039           --
  Calls: mortgage-backed securities ...............................          --           (5)        (496)        (120)         (32)
  Repayments and prepayments ......................................      (6,516)      (4,756)      (7,561)      (6,017)      (7,346)

  Net accretion ...................................................           9            7           12           13           12
  Increase in unrealized gain .....................................         322          217          427           55          171
                                                                       --------     --------     --------     --------     --------
     Net increase (decrease) in mortgage-backed securities ........      12,883       (4,537)      (7,618)      11,970       (7,195)
                                                                       --------     --------     --------     --------     --------
  Mortgage-backed securities, end of period .......................    $ 52,796     $ 42,994     $ 39,913     $ 47,531     $ 35,561
                                                                       ========     ========     ========     ========     ========

Debt and equity securities:
  Debt and equity securities, beginning of period .................    $ 15,727     $ 14,095     $ 14,095     $ 18,476     $ 18,887
                                                                       --------     --------     --------     --------     --------
  Purchases: equity securities (available-for-sale) ...............      12,658        5,900       10,285        8,569        6,149
  Sales: equity securities (available-for-sale) ...................      (5,153)      (4,647)      (7,521)     (10,727)      (7,368)
  Calls:
     Debt securities (held-to-maturity) ...........................          --           --           --           --         (100)
     Debt securities (available-for-sale) .........................          --           --           --         (241)          --
     Equity securities (available-for-sale) .......................        (530)      (1,259)      (1,716)          --           (4)
  Principal payments:  Corporate bonds ............................          --           --           --         (166)        (602)
  Transfer to Charitable Foundation: equity securities
   (available-for-sale) ...........................................        (102)        (549)        (549)          --           --
  Maturities:
     Debt securities (held-to-maturity) ...........................          --           --           --           --         (505)
     Debt securities (available-for-sale) .........................          --         (250)        (250)      (2,386)          --
  Net amortization ................................................          --           --           --          (28)         (68)
  Increase (decrease) in unrealized gain ..........................      (3,914)         379        1,383          598        2,087
                                                                       --------     --------     --------     --------     --------
     Net increase (decrease) in debt and equity securities ........       2,959         (426)       1,632       (4,381)        (411)
                                                                       --------     --------     --------     --------     --------
  Debt and equity securities, end of period .......................    $ 18,686     $ 13,669     $ 15,727     $ 14,095     $ 18,476
                                                                       ========     ========     ========     ========     ========

         The table below sets forth certain information regarding the carrying value, weighted average yields and contractual maturities of the Bank's securities portfolio as of August 31, 1998. There were no securities with contractual maturities of one year or less.


                                                                           At August 31, 1998
                                           -----------------------------------------------------------------------------------------
                                               More than One         More than Five
                                            Year to Five Years     Years to Ten Years     More than Ten Years          Total
                                           --------------------   ---------------------  ---------------------  --------------------
                                                      Weighted                Weighted               Weighted              Weighted
                                            Carrying  Average     Carrying     Average   Carrying     Average   Carrying    Average
                                             Value     Yield       Value        Yield     Value        Yield     Value       Yield
                                           --------- ---------    --------    ---------  ---------  ----------  ---------  ---------
                                                                         (Dollars in thousands)
Available-for-sale securities:
  Mortgage-backed securities:
   Freddie Mae ........................       $12      10.00%     $     3       7.75%     $ 6,434       7.43%   $ 6,449       7.44%
   Fannie Mae .........................        --         --       14,858       6.31       19,853       6.97     34,710       6.69
   Ginnie Mae .........................        --         --           --         --        2,648       7.50      2,648       7.50
   REMICs .............................        --         --          258       5.25        8,731       6.42      8,989       6.38
                                              ---                 -------                 -------               -------
       Total mortgage-backed
        securities ....................        12      10.00%      15,119       6.30%      37,666       6.96%    52,796       6.77%
Equity securities .....................        --         --           --         --           --         --     18,686       4.10%
                                              ---                 -------                 -------               -------
       Total securities(1) ............       $12                 $15,119                 $37,666               $71,482
                                              ===                 =======                 =======               =======

--------------------
(1)  Does not include $3.0 million of FHLB-Boston stock held by the Bank.

Sources of Funds

         General. Deposits, repayments and prepayments of loans, cash flows generated from operations and FHLB advances are the primary sources of the Bank's funds for use in lending, investing and for other general purposes.

         Deposits. The Bank offers a variety of consumer and commercial deposit accounts with a range of interest rates and terms. The Bank's deposit accounts consist of savings, retail checking/NOW accounts, commercial checking accounts, money market accounts, club accounts and certificate of deposit accounts. The Bank offers certificate of deposit accounts with balances in excess of $100,000 at preferential rates (jumbo certificates) and also offers Individual Retirement Accounts ("IRAs") and other qualified plan accounts.

         At August 31, 1998, the Bank's deposits totalled $273.6 million, or 82.2%, of total liabilities. For the eight months ended August 31, 1998, the average balance of core deposits (savings, NOW, money market and demand accounts) totalled $126.1 million, or 47.4% of total average deposits. At August 31, 1998, the Bank had a total of $141.2 million in certificates of deposit, of which $101.9 million had maturities of less than one year. For the year ended December 31, 1997, the average balance of core deposits represented approximately 45.4% of total deposits and certificate accounts represented 54.6%, as compared to core deposits representing 46.6% of total deposits and certificate accounts representing 53.4% of deposits for the year ended December 31, 1996. Although the Bank has a significant portion of its deposits in core deposits, management monitors activity on the Bank's core deposits and, based on historical experience and the Bank's current pricing strategy, believes it will continue to retain a large portion of such accounts. The Bank is not limited with respect to the rates it may offer on deposit products.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and competition. The Bank's deposits are obtained predominantly from the areas in which its banking offices are located. The Bank relies primarily on customer service, advertising and long-standing relationships with customers to attract and retain these deposits; however, market interest rates and rates offered by competing financial institutions affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including radio and print media and generally does not solicit deposits from outside its market area. While certificate accounts in excess of $100,000 are accepted by the Bank, and may be subject to preferential rates, the Bank does not actively solicit such deposits as such deposits are more difficult to retain than core deposits. Although the Bank's policies allow for the use of brokered deposits, the Bank does not currently solicit brokered deposits. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." All Massachusetts savings banks are required to be members of the Mutual Savings Central Fund and are subject to its assessments. The Mutual Savings Central Fund maintains the DIF, a private deposit insurer, which insures all deposits in member banks in excess of FDIC deposit insurance limits. See "Regulation and Supervision--Massachusetts Banking Laws and Supervision."

         The following table presents the deposit activity of the Bank for the periods indicated.


                                           For the
                                      Eight Months Ended
                                          August 31,            For the Year Ended December 31,
                                   ------------------------- ------------------------------------
                                      1998          1997        1997         1996         1995
                                   ------------ ------------ ----------- ------------- ----------
                                                           (In thousands)
Increase before interest credited      $ 4,018       $3,359     $ 3,512      $ 7,848      $ 4,157
Interest credited(1)                     6,870        6,603      10,185        9,445        8,676
                                       -------       ------     -------      -------      -------
Net increase                           $10,888       $9,962     $13,697      $17,293      $12,833
                                       =======       ======     =======      =======      =======


------------------------
(1) Does not include escrow interest credited of $8,000, $7,000, $7,000, $5,000 and $9,000 for the periods ended August 31, 1998 and 1997 and December 31, 1997, 1996 and 1995, respectively.

         At August 31, 1998, the Bank had $24.7 million in certificate accounts in amounts of $100,000 or more, maturing as follows:

                                                                     Weighted
                                                                      Average
Maturity Period                                        Amount          Rate
---------------                                        ------        --------
                                                       (Dollars in thousands)

Three months or less ...........................       $ 7,185          5.33%
Over three through six months ..................         4,687          5.47
Over six through 12 months .....................         4,998          5.37
Over 12 months .................................         7,872          6.64
                                                       -------
Total ..........................................       $24,742          5.78%
                                                       =======

         The following table sets forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize average daily balances.

                                           For the Eight Months Ended                  For the Year Ended
                                                 August 31, 1998                       December 31, 1997
                                      -------------------------------------- ---------------------------------------
                                                     Percent     Weighted                    Percent      Weighted
                                        Average     of Total      Average      Average      of Total      Average
                                        Balance     Deposits       Rate        Balance      Deposits        Rate
                                      ------------ ------------ ------------ -------------  ----------   -----------
                                                                 (Dollars in thousands)
Demand deposits ....................     $  9,763         3.66%         --%    $  7,939         3.11%          --%
Savings accounts(1) ................       66,375        24.89        2.27       64,285        25.16         2.74
Money Market accounts ..............       23,457         8.80        3.41       19,238         7.53         2.12
NOW accounts .......................       27,241        10.21        1.04       24,941         9.76         1.01
Total certificates of deposit ......      139,881        52.44        5.52      139,119        54.44         5.56
                                         --------       ------                 --------       ------
     Total average deposits ........     $266,717       100.00%       3.87%    $255,522       100.00%        3.97%
                                         ========       ======                 ========       ======

                                                             For the Year Ended December 31,
                                      ------------------------------------------------------------------------------
                                                      1996                                    1995
                                      -------------------------------------- ---------------------------------------
                                                     Percent     Weighted                    Percent      Weighted
                                        Average     of Total      Average      Average      of Total      Average
                                        Balance     Deposits       Rate        Balance      Deposits        Rate
                                      ------------ ------------ ------------ -------------  ----------   -----------
                                                                 (Dollars in thousands)
Demand deposits ....................     $  6,933         2.90%         --%    $  5,703         2.51%          --%
Savings accounts(1) ................       65,042        27.25        2.59       67,221        29.55         2.54
Money Market accounts ..............       16,825         7.05        2.62       17,754         7.80         2.81
NOW accounts .......................       22,831         9.57        1.06       20,920         9.19         1.30
Total certificates of deposit ......      127,068        53.23        5.54      115,933        50.95         5.37
                                         --------       ------                 --------       ------
     Total average deposits ........     $238,699       100.00%       3.94%    $227,531       100.00%        3.83%
                                         ========       ======                 ========       ======

----------------------
(1) Savings accounts include mortgagors' escrow deposits.

         The following table presents by various rate categories, the amount of certificate accounts outstanding at the dates indicated and the periods to maturity of the certificate accounts outstanding at August 31, 1998.

                            Period to Maturity from August 31, 1998
                           -------------------------------------------
                              Less       One        Two                                    At December 31,
                              than        to        to        Over        Total   ----------------------------------
                              One        Two       Three      Three    August 31,
                              Year      Years      Years      Years       1998        1997       1996       1995
                           ---------- --------- ----------- ---------- ---------- ----------- ---------- -----------
                                                            (Dollars in Thousands)
Certificate accounts:
   0 to 4.00%............       $ 148      $  13      $ 11        $34        $ 206       $ 75      $ 132    $ 3,172
   4.01% to 5.00%........      26,797         --        --         --       26,797      3,744     29,506     24,914
   5.01% to 6.00%........      63,358     17,122     5,541         --       86,021    107,995     85,788     63,563
   6.01% to 7.00%........      11,554         --        --         --       11,554     15,306      7,282     16,900
   7.01% to 8.00%........          --     16,649        --         --       16,649     16,129     15,689     15,138
                             --------    -------    ------        ---     --------   --------   --------   --------
       Total.............    $101,857    $33,784    $5,552        $34     $141,227   $143,249   $138,397   $123,687
                             ========    =======    ======        ===     ========   ========   ========   ========

         Borrowed Funds. As part of its operating strategy, the Bank utilizes advances from the FHLB as an alternative to retail deposits to fund its operations. By utilizing FHLB advances, which possess varying stated maturities, the Bank can meet its liquidity needs without otherwise being dependent upon retail deposits, which have no stated maturities (except for certificates of deposit), which are interest rate sensitive and which are subject to withdrawal from the Bank at any time. These FHLB advances are collateralized primarily by certain of the Bank's mortgage loans and mortgage-backed securities and secondarily by the Bank's investment in capital stock of the FHLB. FHLB advances are made pursuant to several different credit programs, each of which has its own interest rate and range of maturities. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time-to-time in accordance with the policies of the FHLB. See "Regulation and Supervision -- Federal Home Loan Bank System." At August 31, 1998, the Bank had $54.8 million in outstanding advances from the FHLB compared to $41.7 million at December 31, 1997.

         The following table sets forth certain information regarding the Bank's borrowed funds at or for the periods ended on the dates indicated:

                                                 At or For the Eight              At or For the Year Ended
                                                     Months Ended                       December 31,
                                                      August 31,
                                              --------------------------- ------------------------------------------
                                                  1998          1997          1997          1996          1995
                                              ------------- ------------- -----------------------------------------
                                                                      (Dollars in thousands)
FHLB advances:
  Average balance outstanding..............     $52,181       $39,176       $40,099       $26,941       $16,948
                                                =======       =======       =======       =======       =======
  Maximum amount outstanding at any
    month-end during the period............     $57,758       $44,878       $44,878       $38,145       $21,494
                                                =======       =======       =======       =======       =======
  Balance outstanding at end of period.....     $54,792       $44,878       $41,726       $35,441       $14,472
                                                =======       =======       =======       =======       =======
  Weighted average interest rate during
    the period.............................        5.61%         5.77%         5.84%         5.97%         6.62%
                                                   ====          ====          ====          ====          ====
  Weighted average interest rate at end
    of period..............................        5.42%         5.75%         5.94%         5.66%         6.67%
                                                   ====          ====          ====          ====          ====

Trust Services

         In 1994, the Bank established the Woronoco Savings Bank Trust & Investment Management Department (the "trust department"). The trust department provides trust and investment services to individuals, partnerships, corporations and institutions and acts as a fiduciary of estates and conservatorships and as a trustee under various wills, trusts and other plans. The Bank believes that the trust department is an important element of its operating strategy to attract and retain customers. The Bank has implemented several policies governing the practices and procedures of the trust department, including policies relating to maintaining confidentiality of trust records, drafting trust documents and instruments, investment of trust property, handling conflicts of interest, and maintaining impartiality. Such policies are aimed at maintaining the highest standards of fiduciary conduct. At August 31, 1998, the trust department was managing 194 accounts with assets of $20.1 million, in the aggregate.

Subsidiary Activities

         Walshingham Enterprises, Inc. was established in July 1983 for the purpose of acquiring, holding and selling residential and commercial real estate. However, the subsidiary no longer holds any real property and currently is inactive. Woronoco Security Corp. and Court Street Security Corporation were established in November 1996 and March 1998, respectively, for the purpose of acquiring and holding investment securities of a type that are permissible for banks to hold under applicable law. Both Woronoco Security Corp. and Court Street Security Corporation were established to qualify as "securities corporations" for Massachusetts tax purposes. See "Federal Tax and State Taxation -- State Taxation." The results of operations of all of the Bank's subsidiaries will be consolidated in the results and operations of the Company.

The Woronoco Foundation, Inc.

         In 1996, the Bank established a private charitable foundation, The Woronoco Foundation, Inc. (the "foundation"). The foundation, which is not a subsidiary of the Bank, was established for the purpose of providing grants to charitable organizations in the communities in which the Bank operates. The foundation was funded in 1997 by a donation from the Bank of marketable equity securities with a cost basis and fair value of approximately $235,000 and $549,000, respectively, at the date of donation and transfer. The foundation's current nine member Board of Directors consists of three of each of the Bank's current Trustees, officers and corporators. The Bank will continue to maintain the foundation after conversion but may, in the future, wind down its operations and affairs. It is not expected that the existence of the Bank's current foundation will impact the business and affairs of the Woronoco Savings Charitable Foundation which is being established in connection with the Bank's Conversion. See "Woronoco Savings Charitable Foundation."

Properties

         The Bank currently conducts its business through its main office located in Westfield, Massachusetts and ten other banking offices and one stand-alone ATM. The Bank is also currently constructing a full-service banking office in Amherst, Massachusetts, to be located inside a supermarket/grocery store operated by the regionally based Big Y Foods, Inc. The construction costs for the Amherst office are estimated to be approximately $250,000 and the Bank expects the office to become fully operational during the first quarter of 1999. Once the banking office is established, the Company believes that the Bank's facilities will be adequate to meet the then present and immediately foreseeable needs of the Bank and the Company.

                                                                                                    Net Book Value
                                                                                                     of Property
                                             Leased,        Original Year         Date of            or Leasehold
                                           Licensed or          Leased         Lease/License         Improvements
              Location                        Owned          or Acquired         Expiration       at August 31, 1998
---------------------------------------  ----------------  -----------------  -----------------  ---------------------
Main/Executive Office:                                                                               (In thousands)
31 Court Street
Westfield, Massachusetts 01085..........      Owned              1951               --                         $988

Banking Offices:
44 Little River Road
Westfield, Massachusetts 01085..........      Owned              1971               --                          146

185 College Highway
Southwick, Massachusetts 01077..........      Owned              1988               --                          621

74 Lamb Street
South Hadley, Massachusetts 01075.......      Owned              1995               --                          464

119 Winsor Street
Ludlow, Massachusetts 01056.............      Owned              1997               --                          545

608 College Highway
Southwick, Massachusetts 01077..........     Leased              1977               2002                         49

1359 Springfield Street
Feeding Hills, Massachusetts 01013......     Leased              1994             1999(1)                        59

800 Boston Road
Springfield, Massachusetts 01119........    Licensed             1994            1999(1)(2)                     127

503 Memorial Avenue
West Springfield, Massachusetts 01089...    Licensed             1994            1999(1)(2)                     128

44 Willimansett Avenue
South Hadley, Massachusetts 01075.......    Licensed             1997            2002(1)(2)                      85

Other Office and Properties:

177 Montgomery Road.....................       (3)               --                 --                           --
Westfield, Massachusetts 10185

2-16 Central Street.....................    Owned(4)             1990               --                          (5)
Westfield, Massachusetts 01085

127 North Elm Street
Westfield, Massachusetts 01085..........    Leased(6)            1998               2003                         --
                                                                                                             ------
Total...................................                                                                     $3,212
                                                                                                             ======

---------------------
(1) The Bank has an option to renew this lease/license for three additional five-year periods.
(2) This banking office is located inside a supermarket/grocery store operated by the regionally based Big Y Foods, Inc. The Bank maintains a sublicense or, in the case of the South Hadley office, a license to possess the property. Generally, the holder of a license or sublicense has less property rights than the possessor of a leasehold interest.
(3) This office is located in a local high school and is operated by students for the benefit of teachers and students of the school. This office offers only retail deposit products and does not provide any other banking services. The Bank does not pay rent but does pay for its portion of the utilities. The Bank has been operating at this location since 1990.
(4) The property consists of commercial retail space which the Bank leases to a local glass and mirror company. The property also consists of vacant office space which the Bank currently utilizes as a storage facility.
(5) Net book value of the property is included in net book value for the Bank's main office.
(6) Consists of a stand-alone ATM located at a retail food and beverage establishment. The ATM became operational in September 1998.

Legal Proceedings

         The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business. Such routine legal proceedings, in the aggregate, are believed by management to be immaterial to the financial condition and results of operations of the Bank.

Personnel

         As of August 31, 1998, the Bank had 110 full-time employees and 32 part-time employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Bank--Other Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.


                          FEDERAL AND STATE TAXATION

Federal Taxation

         General. The Company and the Bank will report their income on a consolidated basis, using a calendar year and the accrual method of accounting and will be subject to federal income taxation in the same manner as other corporations with some exceptions, including particularly the Bank's treatment of its reserve for bad debts discussed below. The following discussion of tax matters material to the operations of the Company and Bank is intended only as a summary and does not purport to be a comprehensive description of the tax rules applicable to the Bank or the Company. The Bank has not been audited by the IRS or the Massachusetts Department of Revenue ("Massachusetts DOR") in the past five years.

         Bad Debt Reserves. The Small Business Job Protection Act of 1996 (the "1996 Act"), which was enacted on August 20, 1996, made significant changes to provisions of the Code relating to a savings institution's use of bad debt reserves for federal income tax purposes and requires such institutions to recapture (i.e. take into income) certain portions of their accumulated bad debt reserves. The effect of the 1996 Act on the Bank is discussed below. Prior to the enactment of the 1996 Act, the Bank was permitted to establish tax reserves for bad debts and to make annual additions thereto, which additions, within specified formula limits, were deducted in arriving at the Bank's taxable income. Prior to the 1996 Tax Act, the Bank's deduction with respect to "qualifying loans," which are generally loans secured by certain interests in real property, could be computed using an amount based on a six-year moving average of the Bank's actual loss experience (the "Experience Method"), or a percentage equal to 8% of the Bank's taxable income (the "PTI Method"), computed without regard to this deduction and with additional modifications and reduced by the amount of any permitted addition to the non-qualifying reserve. The Bank's deduction with respect to non-qualifying loans was required to be computed under the Experience Method.

         The 1996 Act. Under the 1996 Act, for its current and future taxable years, as a "Small Bank" (as defined in the 1996 Act, a "small bank" is generally defined as one with assets under $500 million) the Bank is permitted to make additions to its tax bad debt reserves under an Experience Method based on total loans. The Federal income tax reserve for loan losses at the Bank's base year amounted to approximately $1.6 million. If any portion of the reserve is used for purposes other than to absorb the losses for which established, approximately 150% of the amount actually used (limited to the amount of the reserve) would be subject to taxation in the fiscal year in which used. As the Bank intends to use the reserve only to absorb loan losses, a deferred income tax liability of approximately $831,000 has not been provided.

         Distributions. Under the 1996 Act, if the Bank makes "non-dividend distributions" to the Company, such distributions will be considered to have been made from the Bank's unrecaptured tax bad debt reserves (including the balance of its reserves as of December 31, 1987) to the extent thereof, and an amount based on the amount distributed (but not in excess of the amount of such reserves) will be included in the Bank's income. The term "non-dividend distributions" is defined as distributions in excess of the Bank's current and accumulated earnings and profits, as calculated for federal income tax purposes, distributions in redemption of stock, and distributions in partial or complete liquidation. Dividends paid out of the Bank's current or accumulated earnings and profits will not cause this pre-1988 reserve to be included in the Bank's income.

         The amount of additional taxable income created from a non-dividend distribution is an amount that, when reduced by the tax attributable to the income, is equal to the amount of the distribution. Thus, if, after the Conversion, the Bank makes a non-dividend distribution to the Company, approximately one and one-half times the amount of such distribution (but not in excess of the amount of such reserves) would be includable in income for federal income tax purposes, assuming a 35% federal corporate income tax rate. See "Regulation and Supervision" and "Dividend Policy" for limits on the payment of dividends by the Bank. The Bank does not intend to pay dividends that would result in a recapture of any portion of its tax bad debt reserves.

         Corporate Alternative Minimum Tax. The Code imposes a tax on alternative minimum taxable income ("AMTI") at a rate of 20%. Only 90% of AMTI can be offset by net operating loss carry forwards. The adjustment to AMTI based on book income will be an amount equal to 75% of the amount by which a corporation's adjusted current earnings exceeds its AMTI (determined without regard to this adjustment and prior to reduction for net operating losses). In addition, for taxable years beginning after December 31, 1986 and before January 1, 1996, an environmental tax of 0.12% of the excess of AMTI (with certain modifications) over $2.0 million, is imposed on corporations, including the Bank, whether or not an Alternative Minimum Tax ("AMT") is paid. The Bank does not expect to be subject to the AMT.

         Dividends Received Deduction and Other Matters. The Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. The corporate dividends received deduction is generally 70% in the case of dividends received from unaffiliated corporations with which the Company and the Bank will not file a consolidated tax return, except that if the Company and the Bank own more than 20% of the stock of a corporation distributing a dividend, then 80% of any dividends received may be excluded.

State Taxation

         Massachusetts Commonwealth Taxation. Prior to July, 1995, the Bank was subject to an annual Massachusetts excise (income) tax equal to 12.54% of its pre-tax income. In 1995, legislation was enacted to reduce the Massachusetts bank excise (income) tax rate and to allow Massachusetts-based financial institutions to apportion income earned in other states. Further, this legislation expands the applicability of the tax to non-bank entities and out-of-state financial institutions. The Massachusetts excise tax rate for savings banks is currently 10.91% of federal taxable income, adjusted for certain items. This rate will be reduced over the next year so that the Bank's tax rate will become 10.5% by December 31, 1999. Taxable income includes gross income as defined under the Code, plus interest from bonds, notes and evidences of indebtedness of any state, including Massachusetts, less deductions, but not the credits, allowable under the provisions of the Code. No deductions, however, are allowed for dividends received until July 1, 1999. In addition, carry forwards and carrybacks of net operating losses are not allowed.

         A financial institution or business corporation is generally entitled to special tax treatment as a "security corporation," provided that: (a) its activities are limited to buying, selling, dealing in or holding securities on its own behalf and not as a broker; and (b) it has applied for, and received, classification as a "security corporation" by the Commissioner of the Massachusetts DOR. A security corporation that is also a bank holding company under the Code is subject to a tax equal to 0.33% of its gross income. A security corporation that is not a bank holding company under the Code is subject to a tax equal to 1.32% of its gross income. The Bank has received an opinion from Wolf & Company, P.C. that the ownership of 100% of the stock the ESOP Loan Subsidiary by the Company will not prevent the Company from qualifying as a security corporation, provided that the Company: (a) applies for, and receives, security corporation classification by the Massachusetts DOR; and (b) does not conduct any activities deemed impermissible under the governing statutes and the various regulations, directives, letter rulings and administrative pronouncements issued by the Massachusetts DOR.

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         Delaware State Taxation. As a Delaware holding company not earning income in Delaware, the Company is exempted from Delaware Corporate income tax but is required to file an annual report with and pay an annual franchise tax to the State of Delaware.

                          REGULATION AND SUPERVISION

General

         As a savings bank chartered by the Commonwealth of Massachusetts, the Bank is subject to extensive regulation under state law with respect to many aspects of its banking activities; this state regulation is administered by the Commissioner. In addition, as a bank whose deposits are insured by the FDIC under the BIF, the Bank is subject to deposit insurance assessments by the FDIC, the FDIC has examination and supervisory authority over the Bank, with a broad range of enforcement powers and the FDIC regulates the Bank's activities and operations. Finally, the Bank is required to maintain reserves against deposits according to a schedule established by the Federal Reserve System. These laws and regulations have been established primarily for the protection of depositors, customers and borrowers of the Bank, not bank stockholders.

         The following discussion of the laws and regulations material to the operations of the Company and the Bank are summaries and are qualified in their entirety by reference to such laws and regulations. The Holding Company will also be required to file certain reports with, and otherwise comply with the rules and regulations, of the OTS, the Commissioner and of the Securities and Exchange Commission ("SEC") under the federal securities laws. Certain of the regulatory requirements applicable to the Bank and to the Holding Company are referred to below or elsewhere herein.

Massachusetts Banking Laws and Supervision

         Massachusetts savings banks are regulated and supervised by the Commissioner. The Commissioner is required to regularly examine each state-chartered bank. The approval of the Commissioner is required to establish or close branches, to merge with another bank, to form a holding company, to issue stock or to undertake many other activities. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Commissioner is subject to sanctions. The Commissioner may under certain circumstances suspend or remove trustees or officers of a bank who have violated the law, conducted a bank's business in a manner which is unsafe, unsound or contrary to the depositors' interests, or been negligent in the performance of their duties.

         All Massachusetts-chartered savings banks are required to be members of the Mutual Savings Central Fund and are subject to its assessments. The Mutual Savings Central Fund maintains the Deposit Insurance Fund, a private deposit insurer, which insures all deposits in member banks in excess of FDIC deposit insurance limits. In addition, the Mutual Savings Central Fund acts as a source of liquidity to its members in supplying them with low-cost funds, and purchasing certain qualifying obligations from them.

         Major changes in Massachusetts law in 1982 and 1983 substantially expanded the powers of savings banks, and made their powers virtually identical to those of state-chartered commercial banks. The powers which Massachusetts-chartered savings banks can exercise under these laws are summarized below.

         Lending Activities. A Massachusetts-chartered savings bank may make a wide variety of mortgage loans. Fixed-rate loans, adjustable-rate loans, variable-rate loans, participation loans, graduated payment loans, construction and development loans, condominium and co-operative loans, second mortgage loans and other types of loans may be made in accordance with applicable regulations. Mortgage loans may be made on real estate in Massachusetts or in another New England state if the bank making the loan has an office there or under certain other circumstances. In addition, certain mortgage loans may be made on improved real estate located anywhere in the United States. Commercial loans may be made to corporations and other commercial enterprises with or without security. With certain exceptions, such loans may be made without geographic limitation. Consumer and personal loans may be made with

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or without security and without geographic limitation. Loans to individual borrowers generally will be limited to 20% of the total of the Bank's capital accounts and stockholders' equity.

         Investments Authorized. Massachusetts-chartered savings banks have broad investment powers under Massachusetts law, including so-called "leeway" authority for investments that are not otherwise specifically authorized. The investment powers authorized under Massachusetts law are restricted by federal law to permit, in general, only investments of the kinds that would be permitted for national banks. The Bank has authority to invest in all of the classes of loans and investments that are permitted by its existing loan and investment policies.

         Payment of Dividends. A savings bank may only pay dividends on its capital stock if such payment would not impair the bank's capital stock and surplus account. No dividends may be paid to stockholders of a bank if such dividends would reduce stockholders' equity of the bank below the amount of the liquidation account required by Massachusetts conversion regulations.

         Branches. With the approval of the Commissioner, branches may be established in any city or town in Massachusetts; in addition, savings banks may operate automated teller machines at any of their offices or, with the Commissioner's approval, anywhere in Massachusetts. Sharing of ATMs or "networking" is also permitted with the Commissioner's approval.
Massachusetts-chartered savings banks may also operate ATMs outside of Massachusetts if permitted to do so by the law of the jurisdiction in which the ATM is located.

         Parity Regulation. The Massachusetts regulation on parity with national banks establishes procedures allowing state-chartered banks to exercise additional or more flexible parallel powers granted to national banks under federal law which are not otherwise permitted under state law. Under the parity regulation, a bank which is either "adequately capitalized" or "well capitalized," which has not been informed in writing by the Commissioner or an applicable federal bank regulatory agency that it has been designated to be in "troubled condition," and which has received at least a "satisfactory" CRA rating at the most recent examination by the Commissioner or other applicable federal bank regulatory agency may engage in certain activities in which Massachusetts-chartered banks ordinarily may not engage. Such activities include, but are not limited to, the establishment of temporary branch offices, investment in corporate affiliates and subsidiaries, engagement or mortgage in certain types of home equity loans, financing of mutual fund distributions, engagement in lease financing transactions, investment in community development and public welfare projects, and the provision of tax planning and preparation, payroll and financial planning services, among others. The procedures and requirements for engaging in such activities range from an application process, expedited review and notice process to activities requiring no application or notice whatsoever. The applicable procedures and requirements vary according to the nature of the activity to be engaged in and the capitalization of the bank. As of the date of this prospectus, the Bank was "well capitalized," had received a CRA rating of "satisfactory" and was not in "troubled condition" and was therefore eligible to engage in certain of the above-referenced activities, subject to the applicable procedure and requirements of Massachusetts regulation.

         Other Powers. Massachusetts-chartered savings banks may also lease machinery and equipment, act as trustee or custodian for tax qualified retirement plans, establish trust departments and act as professional trustee or fiduciary, provide payroll services for their customers, issue or participate with others in the issuance of mortgage-backed securities and establish mortgage banking companies and discount securities brokerage operations. Some of these activities require the prior approval of the Commissioner.

Federal Regulations

         Capital Requirements. Under FDIC regulations, federally insured state-chartered banks that are not members of the Federal Reserve System ("state non-member banks"), such as the Bank, are required to comply with minimum leverage capital requirements. For an institution determined by the FDIC to not be anticipating or experiencing significant growth and to have well diversified risk, including no undue interest rate risk exposure, excellent asset quality, high liquidity, good earnings and to be in general a strong banking organization, rated composite 1 under the Uniform Financial Institutions Ranking System (the rating system) established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3%. For

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all other institutions, the minimum leverage capital ratio is 3% plus an additional "cushion" amount of at least 100 to 200 basis points. Tier 1 capital is the sum of common stockholders' equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships).

         The FDIC has also adopted risk-based capital guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework designed to make regulatory capital requirements sensitive to differences in risk profiles among banking organizations. The FDIC guidelines require state non-member banks to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory capital to regulatory risk-weighted assets is referred to as the Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk. For example, under the FDIC's risk-weighting system, cash and securities backed by the full faith and credit of the U.S. government are given a 0% risk weight. Mortgage-backed securities that qualify under the Secondary Mortgage Enhancement Act, including those issued, or fully guaranteed as to principal and interest, by Fannie Mae or Freddie Mac, are assigned a 20% risk weight. Single-family first mortgages not more than 90 days past due with loan-to-value ratios under 80%, multi-family mortgages (maximum 36 dwelling units) with loan-to-value ratios under 80% and average annual occupancy rates over 80%, and certain qualifying loans for the construction of one- to four-family residences pre-sold to home purchasers, are assigned a risk weight of 50%. Consumer loans and commercial real estate loans, repossessed assets and assets more than 90 days past due, as well as all other assets not specifically assigned categories are risk weighted at 100%.

         State non-member banks must maintain a minimum ratio of qualifying capital to risk-weighted assets of at least 8%, of which at least one-half be Tier 1 capital. Qualifying total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock, preferred stock with a maturity of over 20 years, and certain other capital instruments. The includable amount of Tier 2 capital cannot exceed the amount of the institution's Tier 1 capital. Qualifying total capital is further reduced by the amount of the bank's investments in banking and finance subsidiaries that are not consolidated for regulatory capital purposes, reciprocal cross-holdings of capital securities issued by other banks and certain other deductions.

         The Federal Deposit Insurance Corporation Improvement Act ("FDICIA") required each federal banking agency to revise its risk-based capital standards for insured institutions to ensure that those standards take adequate account of interest-rate risk, concentration of credit risk, and the risk of nontraditional activities, as well as to reflect the actual performance and expected risk of loss on multi-family residential loans.

         In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies also have issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.

         The following is a summary of the Bank's regulatory capital at August 31, 1998:

       GAAP Capital to Total Assets..........................        9.11%
       Total Capital to Risk-Weighted Assets.................       13.01%
       Tier I Leverage Ratio.................................        9.08%
       Tier I to Risk-Weighted Assets........................       12.35%

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

         Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe for depository institutions under its jurisdiction standards relating to, among other things: internal controls; information systems and audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; compensation; fees and benefits; and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate risk exposure, asset growth, asset quality, earnings and compensation, and fees and benefits. Most recently, the agencies have issued guidelines for Year 2000 computer compliance If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the Federal Deposit Insurance Act, as amended, ("FDI Act"). The final regulation establishes deadlines for the submission and review of such safety and soundness compliance plans.

         Real Estate Lending Policies. Under FDIC regulations which became effective March 19, 1993, state-chartered non-member banks must adopt and maintain written policies that establish appropriate limits and standards for extensions of credit that are secured by liens or interest in real estate or are made for the purpose of financing permanent improvements to real estate. These policies must establish loan portfolio diversification standards, prudent underwriting standards, including loan-to-value limits, that are clear and measurable, loan administration procedures and documentation, approval and reporting requirements. The real estate lending policies must reflect consideration of the Interagency Guidelines for Real Estate Lending Policies (the "Interagency Guidelines") that have been adopted by the federal bank regulators.

         The Interagency Guidelines, among other things, call upon a depository institution to establish internal loan-to-value limits for real estate loans that are not in excess of the following supervisory limits: (i) for loans secured by raw land, the supervisory loan-to-value limit is 65% of the value of the collateral; (ii) for land development loans (i.e., loans for the purpose of improving unimproved property prior to the erection of structures), the supervisory limit is 75%; (iii) for loans for the construction of commercial, multi-family or other nonresidential property, the supervisory limit is 80%;
(iv) for loans for the construction of one- to four-family properties, the supervisory limit is 85%; and (v) for loans secured by other improved property (e.g., farmland, completed commercial property and other income-producing property including non owner occupied, one- to four-family property), the limit is 85%. Although no supervisory loan-to-value limit has been established for owner-occupied, one to four-family and home equity loans, the Interagency Guidelines state that for any such loan with a loan-to-value ratio that equals or exceeds 90% at origination, an institution should require appropriate credit enhancement in the form of either mortgage insurance or readily marketable collateral.

Investment Activities

         Since the enactment of the FDICIA, all state-chartered FDIC insured banks, including savings banks, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. FDICIA and the FDIC regulations thereunder permit certain exceptions to these limitations. For example, certain state chartered banks, such as the Bank, may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or the Nasdaq National Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. In addition, the FDIC is authorized to permit such institutions to engage in state authorized activities or investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the BIF. The FDIC has recently proposed revisions to its regulations governing the procedures for institutions seeking approval to engage in such activities or investments. These proposed revisions would, among other things, streamline certain application procedures for healthy banks and impose certain quantitative and qualitative restrictions on a bank's dealings with its subsidiaries engaged in activities not permitted for national bank subsidiaries. All non-subsidiary equity investments, unless otherwise authorized or

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

approved by the FDIC, must have been divested by December 19, 1996, pursuant to a FDIC-approved divestiture plan unless such investments were grandfathered by the FDIC. The Bank received grandfathering authority from the FDIC in February, 1993 to invest in listed stocks and/or registered shares subject to the maximum permissible investment of 100% of Tier 1 capital, as specified by the FDIC's regulations, or the maximum amount permitted by Massachusetts Commonwealth Banking Law, whichever is less. Such grandfathering authority is subject to termination upon the FDIC's determination that such investments pose a safety and soundness risk to the Bank or in the event the Bank converts its charter, other than a mutual to stock conversion, or undergoes a change in control. As of August 31, 1998, the Bank had $18.7 million of securities which were subject to such grandfathering authority.

Prompt Corrective Regulatory Action

         Federal law requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized.

         The FDIC has adopted regulations to implement the prompt corrective action legislation. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier I risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier I risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%. An institution is deemed to be "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3%, or a leverage ratio of less than 3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. As of August 31, 1998, the Bank was a "well capitalized" institution and immediately upon completion of the Conversion expects to be a "well capitalized" institution.

         "Undercapitalized" banks are subject to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institutions in an amount equal to the lesser of 5.0% of the Bank's total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks are subject to one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. "Critically undercapitalized" institutions also may not, beginning 60 days after becoming "critically undercapitalized," make any payment of principal or interest on certain subordinated debt or extend credit for a highly leveraged transaction or enter into any material transaction outside the ordinary course of business. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator. Generally, subject to a narrow exception, the appointment of a receiver or conservator is required for a "critically undercapitalized" institution within 270 days after it obtains such status.

Transactions with Affiliates

         Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings institution is any company or entity that controls, is controlled by, or is under common control with the savings institution, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings institution and any companies which are controlled by such parent holding company are affiliates of the savings institution . Generally, Section 23A limits the

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

extent to which the savings institution or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings institution's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate.
Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings institution or its subsidiary as similar transactions with nonaffiliates.

         Further, Section 22(h) of the Federal Reserve Act restricts a savings institution with respect to loans to directors, executive officers, and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings institution, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings institution's total capital and surplus. Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and shareholders who control 10% or more of voting securities of a stock savings institution, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings institution. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person and their related interests) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons, except that such insiders may receive preferential loans made pursuant to a benefit or compensation program that is widely available to the Bank's employees and does not give preference to the insider over the employees. Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Enforcement

         The FDIC has extensive enforcement authority over insured savings banks, including the Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and to unsafe or unsound practices.

         The FDIC has authority under Federal law to appoint a conservator or receiver for an insured bank under certain circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the savings institution became "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible capital to total assets of less than 2%. See "--Prompt Corrective Regulatory Action." The FDIC may also appoint itself as conservator or receiver for an insured state non-member savings institution under certain circumstances on the basis of the institution's financial condition or upon the occurrence of certain events, including: (i) insolvency (whereby the assets of the savings institution are less than its liabilities to depositors and others); (ii) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (iii) existence of an unsafe or unsound condition to transact business; (iv) likelihood that the savings institution will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and (v) insufficient capital, or the incurring or likely incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment of capital without federal assistance.

Insurance of Deposit Accounts

         The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending eight months before the assessment period, consisting of (1) well capitalized, (2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. The FDIC is authorized to raise the assessment rates in certain circumstances. The FDIC has exercised this authority several times in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank.

         Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the OTS. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

Federal Reserve System

         The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $47.8 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $47.8 million, the reserve requirement is $1.43 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $47.8 million. The first $4.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. FHLB System members are also authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

Community Reinvestment Act

         Under the Community Reinvestment Act, as amended ("CRA"), as implemented by FDIC regulations, a state non-member bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of an institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The CRA was amended, effective July 1, 1990, to require public disclosure of an institution's CRA rating and require the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system which replaced the five-tiered numerical rating system. The Bank's latest CRA rating, received from the FDIC was "satisfactory."

         In April 1995, the FDIC and the other federal banking agencies adopted amendments revising their CRA regulations. Among other things, the amended regulations substitute for the prior process-based assessment factors a new evaluation system that would rate an institution based on its actual performance in meeting community needs. In particular, the proposed system would focus on three tests: (a) a lending test, to evaluate the institution's record of making loans in its service areas; (b) an investment test, to evaluate the institution's record of investing in community development projects, affordable housing, and programs benefitting low or moderate income individuals and businesses; and (c) a service test, to evaluate the institution's delivery of services through its branches, ATMs, and other offices. Small banks would be assessed pursuant to a streamlined approach focusing on a lesser range of information and performance standards. The term "small bank" is defined as including banks with less than $250 million in assets or an affiliate of a holding company with banking and thrift assets of less than $1 billion, which would include the Bank.

         Massachusetts Regulation. The Bank is also subject to provisions of the Massachusetts law which impose continuing and affirmative obligations upon banking institutions organized in Massachusetts to serve the credit needs of its local community ("MCRA"), which are similar to those imposed by the CRA. The MCRA also requires the Commissioner to consider a bank's MCRA rating when reviewing a bank's application to engage in certain transactions, including mergers, asset purchases and the establishment of branch offices or automated teller machines, and provides that such assessment may serve as a basis for the denial of any such application. The Bank's latest MCRA rating received from the Division of Banks was "satisfactory."

Federal Home Loan Bank System

         The Bank is a member of the FHLB System, which consists of 12 regional FHLBs. The FHLB provides a central credit facility primarily for member institutions. The Bank, as a member of the FHLB, is required to acquire and hold shares of capital stock in the FHLB in an amount at least equal to 1% of the aggregate principal amount of its unpaid residential mortgage loans and similar obligations at the beginning of each year, or 1/20 of its advances (borrowings) from the FHLB, whichever is greater. The Bank was in compliance with this requirement with an investment in FHLB stock at August 31, 1998 of $3.0 million. FHLB advances must be secured by specified types of collateral and all long-term advances may only be obtained for the purpose of providing funds for residential housing finance. At August 31, 1998, the Bank had $54.8 million in FHLB advances.

         The FHLBs are required to provide funds for the resolution of insolvent thrifts and to contribute funds for affordable housing programs. These requirements could reduce the amount of dividends that the FHLBs pay to their members and could also result in the FHLBs imposing a higher rate of interest on advances to their members. For the eight months ended August 31, 1998 and 1997 and the years ended December 31, 1997, 1996 and 1995, cash dividends from the FHLB to the Bank amounted to approximately $130,000, $106,000, $144,000, $127,000 and $127,000, respectively. Further, there can be no assurance that the impact of recent or future legislation on the FHLBs will not also cause a decrease in the value of the FHLB stock held by the Bank.

Holding Company Regulation

         Federal law allows a state savings bank that qualifies as a "qualified thrift lender" ("QTL"), discussed below, to elect to be treated as a savings association for purposes of the savings and loan holding company provisions of the Home Owners' Loan Act, as amended ("HOLA"). Such election would result in its holding company being regulated as a savings and loan holding company by the OTS rather than as a bank holding company by the Federal Reserve Board. The Bank has made such election and expects to receive approval from the OTS to become a savings and loan holding company prior to consummation of the Conversion. The Company will be regulated as a non-diversified unitary savings and loan holding company within the meaning of the HOLA. As such, the Company will be required to register with the OTS and will be subject to OTS regulations, examinations, supervision and reporting requirements. In addition, the OTS has enforcement authority over the Company and its non-savings institution subsidiaries. Among other things, this authority permits the OTS to restrict or prohibit activities that are determined to be a serious risk to the subsidiary savings institution. Additionally, the Bank will be required to notify the OTS at least 30 days before declaring any dividend to the Company.

         As a unitary savings and loan holding company, the Company generally will not be restricted under existing laws as to the types of business activities in which it may engage. Upon any non-supervisory acquisition by the Company of another savings association as a separate subsidiary, the Company would become a multiple savings and loan holding company and would be subject to extensive limitations on the types of business activities in which it could engage. The HOLA limits the activities of a multiple savings and loan holding company and its non-insured institution subsidiaries primarily to activities permissible for bank holding companies under Section 4(c)(8) of the Bank Holding Company Act, as amended ("BHC Act"), subject to the prior approval of the OTS, and to other activities authorized by OTS regulation. Multiple savings and loan holding companies are prohibited from acquiring or retaining, with certain exceptions, more than 5% of a non-subsidiary company engaged in activities other than those permitted by the HOLA.

         The HOLA prohibits a savings and loan holding company, directly or indirectly, or through one or more subsidiaries, from acquiring more than 5% of the voting stock of another savings association or holding company thereof or from acquiring such an institution or company by merger, consolidation or purchase of its assets, without prior written approval of the OTS. In evaluating applications by holding companies to acquire savings association, the OTS must consider the financial and managerial resources and future prospects of the company and institution involved, the effect of the acquisition on the risk to the insurance funds, the convenience and needs of the community and competitive factors.

         The OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, except: (i) interstate supervisory acquisitions by savings and loan holding companies; and (ii) the acquisition of a savings institution in another state if the laws of the state of the target savings institution specifically permit such acquisitions. The states vary in the extent to which they permit interstate savings and loan holding company acquisitions. In a savings and loan holding company structure, the Bank is prohibited from extending credit to affiliates not engaged exclusively in activities permissible for a bank holding company and may not invest in the securities of an affiliate, except a subsidiary.

         In order to elect and continue to be regulated as a savings and loan holding company by the OTS (rather than as a bank holding company by the Federal Reserve Board), the Bank must continue to qualify as a QTL. In order to qualify as a QTL, the Bank must maintain compliance with the test for a "domestic building and loan association," as defined in the Code, or with a Qualified Thrift Lender Test ("QTL Test"). Under the QTL Test, a savings institution is required to maintain at least 65% of its "portfolio assets" (total assets less:
(i) specified liquid assets up to 20% of total assets; (ii) intangibles, including goodwill; and (iii) the value of property used to conduct business) in certain "qualified thrift investments" (primarily residential mortgages and related investments, including certain mortgage-backed and related securities) in at least 9 months out of each 12 month period. A holding company of a savings institution that fails to qualify as a QTL must either convert to a bank holding company and thereby become subject to the regulation and supervision of the Federal Reserve Board or operate under certain restrictions. As of August 31, 1998, the Bank maintained in excess of 65% of its portfolio assets in qualified thrift investments. The Bank also met the QTL test in each of the prior 12 months and, therefore, met the QTL test. Recent legislative amendments have broadened the scope of "qualified thrift investments" that go toward meeting the QTL test to fully include credit card loans, student loans and small business loans.

         Massachusetts Holding Company Regulation. In addition to the federal holding company regulations, a bank holding company organized or doing business in Massachusetts may be also subject to regulation under the Massachusetts law. The term "bank holding company," for the purposes of Massachusetts law, is defined generally to include any company: (i) which, directly or indirectly, owns, controls or holds with power to vote more than 25% of the voting stock of each of two or more banking institutions, including commercial banks and state co-operative banks, savings banks and savings and loan associations and national banks, federal savings banks and federal savings and loan associations; (ii) which controls the election of a majority of the directors of each of two or more banking institutions; or (iii) if the company is a banking institution, which, directly or indirectly, owns, controls or holds 25% or more of the voting stock of one or more banking institutions or which controls the election of a majority of directors of one or more banking institutions. In general, a holding company controlling, directly or indirectly, only one banking institution will not be deemed to be a bank holding company for the purposes of Massachusetts law. Under Massachusetts law, the prior approval of the Board of Bank Incorporation is required before: (1) any action is taken that causes any company to become a bank holding company; (2) any action is taken to acquire direct or indirect ownership or control of any additional voting stock in any such banking institution; (3) any bank holding company acquires direct or indirect ownership or control of more than 5% of the voting stock of a banking institution; (4) any bank holding company or subsidiary thereof acquires all or substantially all of the assets of a banking institution; or (5) any action is taken that causes any bank holding company to merge or consolidate with another bank holding company. Although the Company will not be a bank holding company for purposes of Massachusetts law upon the Effective Date of the Conversion, any future acquisition of ownership, control, or the power to vote 25% or more of the voting stock of another banking institution or bank holding company would cause it to become such. The Company has no current plan or arrangement to acquire ownership or control, directly or indirectly, of 25% or more of the voting stock of another banking institution.

Interstate Banking and Branching

         The Company, as a savings and loan holding company, will be limited under HOLA with respect to its acquisition of a savings association located in a state other than Massachusetts. In general, a savings and loan holding company may not acquire an additional savings association subsidiary that is located in a state other than the home state of its first savings association subsidiary unless such an interstate acquisition is permitted by the statutes of such other state. Many states permit such interstate acquisitions if the statutes of the home state of the acquiring savings and loan holding company satisfy various reciprocity conditions. Massachusetts is one of a number of states that permit, subject to the reciprocity conditions of the Massachusetts Banking Law, out-of-state bank and savings and loan holding companies to acquire Massachusetts savings associations.

         In contrast, bank holding companies are generally authorized to acquire banking subsidiaries in more than one state irrespective of any state law restrictions on such acquisitions. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act"), which was enacted on September 29, 1994, permits approval under the BHC Act of the acquisition of a bank located outside of the holding company's home state regardless of whether the acquisition is permitted under the law of the state of the acquired bank. The Federal Reserve Board may not approve an acquisition under the BHC Act that would result in the acquiring holding company controlling more than 10% of the deposits in the United States or more than 30% of the deposits in any particular state.

         In the past, branching across state lines was not generally available to a state bank such as the Bank. Out-of-state branches of banking institutions are authorized under the Massachusetts Banking Law, but similar authority does not exist generally under the laws of most other states. The Interstate Banking Act permitted, beginning June 1, 1997, the responsible federal banking agencies to approve merger transactions between banks located in different states, regardless of whether the merger would be prohibited under the law of the two states. The Interstate Banking Act also permitted a state to "opt in" to the provisions of the Interstate Banking Act prior to June 1, 1997, and permitted a state to "opt out" of the provisions of the Interstate Banking Act by adopting appropriate legislation before that date. Accordingly, the Interstate Banking Act, beginning June 1, 1997, permitted a bank, such as the Bank, to acquire branches in a state other than Massachusetts unless the other state had opted out of the Interstate Banking Act. The Interstate Banking Act also authorizes de novo branching into another state if the host state enacts a law expressly permitting out of state banks to establish such branches within its borders.

         The Interstate Banking Act may facilitate the further consolidation of the banking industry. The effect of the Interstate Banking Act on the Bank, if any, is likely to occur as banking institutions, state legislators, and bank regulators respond to the new federal regulatory structure. The states will have to establish appropriate corporate law, tax and regulatory structures to adjust to the growth of new interstate banks.

Thrift Rechartering

         The Bank is subject to extensive regulation and supervision as a savings bank. In addition, the Company, as a savings and loan holding company, will be subject to extensive regulation and supervision. Such regulations, which affect the Bank on a daily basis, may be changed at any time, and the interpretation of the relevant law and regulations is also subject to change by the authorities who examine the Bank and interpret those laws and regulations. Any change in the regulatory structure or the applicable statutes or regulations, whether by the Commissioner, the OTS, the FDIC or the Congress, could have a material impact on the Company, the Bank, its operations or the Conversion.

         Legislation enacted several years ago provides that the BIF and the Savings Association Insurance Fund ("SAIF") will merge on January 1, 1999 if there are no more savings associations as of that date. Several bills have been introduced in the current Congress that would eliminate the federal thrift charter and the OTS. A bill that was recently passed by the House of Representatives would subject unitary savings and loan holding companies to the activities restrictions generally applicable to multiple savings and loan holding companies under the legislation and would not require state savings institutions, such as the Bank, to change their charter. A grandfathering provision would allow existing unitary savings and loan holding companies to continue to engage in activities permitted a unitary savings and loan holding company under existing law and that grandfather could be transferred to acquirers. Unless the grandfather date in the bill is changed, the Company would not qualify for the grandfather if the legislation is enacted. The Bank is unable to predict whether the legislation will be enacted or, given such uncertainty, determine the extent to which the legislation, if enacted, would affect its business. The Bank is also unable to predict whether the SAIF and BIF will eventually be merged.

Federal Securities Laws

         The Company has filed with the SEC a registration statement under the Securities Act for the registration of the Common Stock to be issued pursuant to the Conversion. Upon completion of the Conversion, the Company's Common Stock will be registered with the SEC under the Exchange Act. The Company will then be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Exchange Act.

         The registration under the Securities Act of shares of the Common Stock to be issued in the Conversion does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

                           MANAGEMENT OF THE COMPANY

         The Board of Directors of the Company is divided into three classes, each of which approximately contains one-third of the Board. The directors shall be elected by the stockholders of the Company for staggered three year terms, or until their successors are elected and qualified. One class of directors, consisting of Messrs. Paul S. Allen, Joseph M. Houser, Jr., Asher Nesin and Norman H. Storey, has a term of office expiring at the first annual meeting of stockholders, a second class, consisting of Messrs. James A. Adams, Francis J. Ehrhardt, Cornelius D. Mahoney and D. Jeffrey Templeton, has a term expiring at the second annual meeting of stockholders and a third class, consisting of Messrs. William G. Aiken, Richard L. Pomeroy, Paul Tsatsos and Joseph P. Keenan and Ms. Ann V. Schultz, has a term of office expiring at the third annual meeting of stockholders.

         The following individuals are executive officers of the Company and hold the offices set forth below opposite their names. Information concerning the principal occupations, employment and other information for each executive officer and director of the Company during the past five years is set forth under "Management of the Bank--Biographical Information."

Name                         Position(s) Held With the Company
----                         ---------------------------------

Cornelius D. Mahoney.......  President and Chief Executive Officer
Debra L. Murphy............  Senior Vice President and Chief Financial Officer
Agostino J. Calheno........  Senior Vice President
Terry J. Bennett...........  Corporate Secretary


         The executive officers of the Company are elected annually and hold office until their respective successors have been elected and qualified or until death, resignation, retirement or removal by the Board of Directors.

Director Compensation

         Since formation of the Company, none of the executive officers, directors or other personnel have received remuneration from the Company. For information regarding fees paid to the Bank's Board of Trustees, see "Management of the Bank--Trustee and Director Compensation."

                            MANAGEMENT OF THE BANK

Trustees

         The Directors of the Company are also Trustees of the Bank. Upon consummation of the Conversion, the current Trustees of the Bank will become the Directors of the stock chartered Bank. The following table sets forth certain information regarding the Board of Trustees of the Bank.

                                                                                Trustee      Term
Name                       Age (1)    Position(s) Held With the Bank             Since      Expires
--------                   ---------  ----------------------------------       ----------  ---------
James A. Adams                74      Trustee                                     1962        2000
William G. Aiken              57      Trustee                                     1983        2001
Paul S. Allen                 78      Trustee                                     1974        1999
Francis J. Ehrhardt           71      Trustee                                     1979        2000
Joseph M. Houser, Jr.         59      Trustee                                     1983        1999
Joseph P. Keenan              50      Trustee                                     1991        2001
Cornelius D. Mahoney          53      Trustee, President and                      1985        2000
                                      Chief Executive Officer
Asher Nesin                   80      Chairman of the Board and Vice              1963        1999
                                      President
Richard L. Pomeroy            71      Trustee                                     1986        2001
Ann V. Schultz                64      Trustee                                     1991        2001
Norman H. Storey              52      Trustee                                     1987        1999
D. Jeffrey Templeton          57      Trustee                                     1988        2000
Paul Tsatsos                  51      Trustee                                     1995        2001

-------------------------------
(1)  As of August 31, 1998


Executive Officers Who Are Not Trustees

         The following table sets forth certain information regarding the executive officers of the Bank who are not also trustees.

Name                     Age (1)            Position(s) Held With the Bank
----                     -------            ------------------------------
Agostino J. Calheno         48              Senior Vice President - Lending
Debra L. Murphy             42              Senior Vice President and Treasurer

---------------------------
(1)  As of August 31, 1998.

         The executive officers of the Bank are elected annually and will hold office in the converted Bank until the annual meeting of the Board of Directors of the Bank held immediately after the first annual meeting of stockholders of the Bank subsequent to Conversion, and until their successors are elected and qualified or until death, resignation, retirement or removal by the Board of Directors. Officers are re-elected by the Board of Directors annually.

Biographical Information

Trustees

         James A. Adams is president and funeral director of Adams Funeral Service, Inc., located in Westfield, Massachusetts. Mr. Adams has served as a Trustee since 1962.

         William G. Aiken has been a pharmacy manager with Foodmart Pharmacy since October, 1997. From 1990 to September, 1997, Mr. Aiken was the pharmacy manager of Brooks Drug. He has been a member of the Board of Trustees since 1983.

         Paul S. Allen is a certified public accountant. He has maintained a practice with Paul S. Allen, sole proprietorship, for over fifty years. He has served on the Board of Trustees since 1974.

         Francis J. Ehrhardt is a manager of commercial real estate and a general contractor. He has served as a Trustee since 1979.

         Joseph M. Houser, Jr. has been a self-employed certified public accountant for the past twenty-seven years and a consultant with Data Results, Inc. for the past seven years. Mr. Houser has been a Trustee since 1983.

         Joseph P. Keenan is a self-employed physician. He has been a Trustee since 1991.

         Cornelius D. Mahoney joined Woronoco Savings Bank in 1975 after five years at First Hawaiian Bank, Honolulu, Hawaii. He became President and Chief Executive Office and Trustee of the Bank in 1986. He is the immediate Past Chairman of America's Community Bankers, Past Chairman of the Massachusetts Bankers Association and a former Director of the Federal Home Loan Bank of Boston. Mr. Mahoney holds an MBA from Western New England College.

         Asher Nesin has served since 1994 as Chairman of the Board of Directors of Micro Abrasives Corp., a company that manufactures precision abrasive lapping powders. From 1957 until 1994, Mr. Nesin was President and Chief Executive Officer of Micro Abrasives Corp. He has been a Trustee of the Bank since 1963, Chairman of the Board of Trustees since 1979 and Vice President of the Bank since 1979.

         Richard L. Pomeroy has been a member of the Board of Trustees since 1986. Until his retirement in 1987, he was the owner of and an insurance agent with Pomeroy Insurance, Inc.

         Ann V. Schultz served as a vice president of the Bank from 1987 to 1990. She has served on the Board of Trustees since 1991.

         Norman H. Storey has been a real estate broker with Storey Real Estate for the past thirty years. In addition, Mr. Storey has been a reserve police officer and Justice of the Peace with the Town of Southwick, Massachusetts for the last twenty-five years. Mr. Storey has served as a Trustee of the Bank since 1987.

         D. Jeffrey Templeton is the owner and President of The Mosher 6 Inc., a machinery manufacturing and distribution firm located in Chicopee, Massachusetts. Mr. Templeton has been a member of the Board of Trustees since 1988.

         Paul Tsatsos is a self-employed certified public accountant. He has been a Trustee with the Bank since 1995.

Executive Officers Who Are Not Trustees

         Agostino J. Calheno joined the Bank in 1992 as Senior Vice President of Lending. He operates as the chief lending officer of the Bank, overseeing all lending operations. Mr. Calheno has over twenty-four years of bank lending experience in the local area. He is a member of the Mortgage Markets and Lending Technology Committee of America's Community Bankers and serves on numerous boards of local charitable organizations. Mr. Calheno received a B.B.A. from the University of Massachusetts and is a graduate of the National School of Finance & Management and Executive Development Program at Fairfield University.

         Debra L. Murphy, CPA joined the Bank in 1988 as Senior Vice President and Treasurer. She operates as the chief financial officer of the Bank and is responsible for all regulatory financial reporting and management of the investment portfolio, in addition to overseeing the human resource and training areas of the Bank. She has ten years previous experience with KPMG Peat Marwick as senior audit manager specializing in the audits of financial institutions. Ms. Murphy received a B.B.A. from the University of Massachusetts and is a graduate of the National School of Finance & Management and the Executive Development Program at Fairfield University. She also serves on several boards of charitable organization within the local community.

Meetings and Committees of the Boards of the Bank and the Company

         Currently, the Bank's Board of Trustees meets every two months and may have additional special meetings as may be called in the manner specified in the Bylaws. During the year ended December 31, 1997, the Board held six meetings. No Trustee attended fewer than 75% in the aggregate of the total number of meetings of the Board or Board Committees on which such Trustee served for the year ended December 31, 1997. After Conversion, the Bank anticipates conducting board meetings on a monthly basis.

         The Board of Trustees of the Bank has established the following committees:

         The Bank's Board of Investment consists of Messrs. Nesin (Chairperson), Ehrhardt, Aiken, Houser, Mahoney and Storey. The Board of Investment is responsible for approving all loans made or acquired by the Bank, establishing rates of interest charged for loans and paid for deposits, approving and monitoring all securities investment activities and approving and monitoring foreclosure actions. The Board of Investment meets bi-weekly or more frequently if necessary and met 24 times in 1997. After Conversion, the Board of Investment will be replaced by an Executive Committee. The Bank anticipates that such committee will meet on a monthly basis.

         The Audit Committee consists of Messrs. Tsatsos (Chairperson), Allen and Templeton. This committee is responsible for reviewing the Bank's financial statements, supervising the Bank's internal auditor and engaging the Bank's external auditors. The committee meets quarterly and met four times in 1997.

         The Long Range Planning Committee consist of Messrs. Aiken (Chairperson), Mahoney and Nesin and Ms. Schultz. This Committee reviews and assesses the validity of the Bank's long-term Business Plan and reaffirms the Business Plan's underlying principles and strategies. The Committee meets annually and met once in 1997.

         The Bylaw Committee consists of Carl J. Antonellis, Jr., clerk of the Bank (Chairperson), and Messrs. Pomeroy and Templeton. This committee is responsible for reviewing and proposing revisions to the Bylaws of the Bank, as necessary. The committee meets on an as-needed basis and met once in 1997.

         The Building Committee consists of Messrs. Ehrhardt (Chairperson), Pomeroy and Storey as voting members and Mr. James E. Gardner, Executive Vice President of the Bank, in an ex officio capacity. This committee is responsible for examining and supervising the physical structure and maintenance of the Bank's real estate facilities. The committee meets quarterly or on an as-needed basis and met ten times in 1997.

         The Personnel and Compensation Committee consists of Messrs. Templeton (Chairperson), Nesin and Ehrhardt and is responsible for all matters regarding compensation and fringe benefits for executive officers of the Bank. The committee meets annually or on an as-needed basis and met three times in 1997.

         The Trust Committee consists of Messrs. Houser (Chairperson), Adams, Pomeroy and Mahoney. This committee is responsible for certifying the activities of the Bank's trust department. The committee meets on a bi-monthly basis and met six times in 1997.

         Additionally, the Bank has a number of management committees including the Asset/Liability Management Committee and the Technology Committee.

         The Board of Directors of the Company has established the following committees: the Audit Committee consisting of Messrs. Allen, Templeton and Tsatsos; the Pricing Committee consisting of the entire Board of Directors of the Company; the Compensation Committee consisting of Messrs. Ehrhardt, Nesin and Templeton; and the Nominating Committee consisting of Ms. Schultz and Messrs. Adams and Storey.

Trustee and Director Compensation

         Non-employee Trustees of the Bank currently receive an annual retainer of $1,200, except that the Chairman of the Board receives an annual retainer of $6,000, and receive a fee of $300 for every Board of Trustee or committee meeting attended. Members of the Bank's Board of Investment additionally receive an annual retainer of $3,600 and a fee of $300 for every meeting attended. The Clerk of the Board of Investment receives an annual retainer of $900. Additionally, committee chairpersons, other than the Chairman of the Board of Trustees, receive an annual retainer of $1,200. The Clerk of the Bank receives an annual retainer of $600 and a fee of $350 for every Board of Trustee meeting attended. In 1997, the Board of Trustees met six times and the Board of Investment held 24 meetings.

         After Conversion, the Bank plans to provide all non-employee directors of the Bank with an annual retainer of $3,600 and a fee of $500 for all regular monthly and special meetings attended. In addition, the Bank plans to replace the Board of Investment with an executive committee. All members of the Board committees will receive a fee of $300 for each meeting attended, except that no committee member will receive committee fees which aggregate more than $1,200. The Bank plans that there will be no annual retainers for committee members or chairpersons and no fees associated with serving as a clerk or secretary of the Board of Directors or of any committee.

         The Bank currently sponsors the Trustee Indexed Fee Continuation Plan (the "Trustee Plan") for members of its Board of Trustees. The Trustee Plan provides an annual retirement benefit to each trustee upon the trustee's retirement from the Board. In order to qualify for benefits under the Trustee Plan, a trustee must have reached age 65 and completed ten years of continuous service with the Board at the time of his or her retirement. If the trustee has completed at least five but less than ten continuous years of service with the Board at the time of retirement, his or her benefits will be reduced based on a vesting schedule contained in the plan. The retirement benefit provided to each trustee is based on an indexed formula contained in the plan. The indexed formula is tied to the earnings on a specific life insurance policy. The Bank has funded the Trustee Plan through the purchase of split-dollar life insurance on the lives of the trustees. In most cases, the Bank will recover the full cost of the plan for each trustee through the proceeds of the life insurance policies.

Honorary Trustees

         The Bank also maintains three Honorary Trustees. Pursuant to the Bank's Bylaws, persons who have served as a Trustee at the Bank for at least ten years may be elected for an indefinite term. Honorary Trustees are not officers nor members of the Board of Trustees and therefore are not included in determining whether a quorum is present. Such persons receive no compensation nor are they entitled to vote.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended December 31, 1997, to the Chief Executive Officer and to other officers of the Bank who received salary and bonus in excess of $100,000 ("Named Executive Officers").

                                                                          Long-Term Compensation(2)
                                                                       ------------------------------
                                        Annual Compensation (1)                 Awards           Payouts
                                    ---------------------------------  -----------------------   --------
                                                                       Restricted      Securities
                             Fiscal                    Other Annual       Stock        Underlying    LTIP      All Other
Executive                     Year   Salary    Bonus   Compensation(2)   Awards       Option/SARs   Payouts  Compensation(3)
-------------------          ------  -------   ------  --------------  ----------     -----------  --------  -------------
Cornelius D. Mahoney          1997  $171,572  $32,200       --             --              --         --        $121,000
  President and Chief
  Executive Officer

Agostino J. Calheno           1997   $94,800  $17,940       --             --              --         --            --
   Senior Vice
   President-Lending

Debra L. Murphy               1997   $94,800  $17,800       --             --              --         --            --
   Senior Vice President and
   Treasurer

James E. Gardner              1997   $94,400   $9,060       --             --              --         --            --
   Executive Vice President

----------------------------------------
(1) Under Annual Compensation, the column titled "Salary" includes amounts deferred by the Named Executive Officers under the Bank's 401(k) Plan. "Bonus" consists of Board approved discretionary bonus.
(2) For 1997, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual's total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long-term incentive plans prior to settlement or maturation; (d) tax payment reimbursements; or (e) preferential discounts on stock. For 1997, the Bank had no restricted stock or stock related plans in existence.
(3) Other compensation includes insurance premiums paid by the Bank under a split-dollar life insurance arrangement for Mr. Mahoney.

Employment Agreements

      Upon the Conversion, the Bank and the Company each intend to enter into employment agreements with Messrs. Mahoney and Calheno and Ms. Murphy (individually, the "Executive") (collectively, the "Employment Agreements"). The Employment Agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base after the Conversion. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of the above referenced officers.

      The Employment Agreements will provide for a three-year term. The term of the Company Employment Agreements shall be extended on a daily basis unless written notice of non-renewal is given by the Board of Directors and the term of the Bank Employment Agreements shall be renewable on an annual basis. The Employment Agreements provide that the Executive's base salary will be reviewed annually. The base salaries which will be effective for such Employment Agreements for Messrs. Mahoney and Calheno and Ms. Murphy will be $215,000 $115,000 and $115,000 respectively. In addition to the base salary, the Employment Agreements provide for, among other things, participation in stock benefits plans and other fringe benefits applicable to executive personnel. The Employment Agreements provide for termination by the Bank or the Company for cause, as defined in the Employment Agreements, at any time. In the event the Bank or the Company chooses to terminate the Executive's employment for reasons other than for cause, or in the event of the Executive's resignation from the Bank and the Company upon: (i) failure to re-elect the Executive to his/her current offices; (ii) a material change in the Executive's functions, duties or responsibilities; (iii) a relocation of the Executive's principal place of employment by more than 25 miles; (iv) a reduction in the benefits and perquisites being provided to the Executive in the Employment Agreement; (v) liquidation or dissolution of the Bank or the Company; or (vi) a breach of the Employment Agreement by the Bank or the Company, the Executive or, in the event of death, his/her beneficiary would be entitled to receive an amount equal to the remaining base salary payments due to the Executive for the remaining term of the Employment Agreement and the contributions that would have been made on the Executive's behalf to any employee benefit plans of the Bank and the Company during the remaining term of the Employment Agreement. The Bank and the Company would also continue and pay for the Executive's life, health, dental and disability coverage for the remaining term of the Employment Agreement. Upon any termination of the Executive, the Executive is subject to a one year non-competition agreement.

      Under the Employment Agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company, the Executive or, in the event of the Executive's death, his/her beneficiary, would be entitled to a severance payment equal to the greater of: (i) the payments due for the remaining terms of the agreement; or (ii) three times the average of the five preceding taxable years' annual compensation. The Bank and the Company would also continue the Executive's life, health, and disability coverage for thirty-six months. Notwithstanding that both the Bank and Company Employment Agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

      Payments to the Executive under the Bank's Employment Agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company's Employment Agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the Employment Agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The Employment Agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under Massachusetts and Delaware law, respectively. In the event of a change in control of the Bank or the Company, the total amount of payments due under the Agreements, based solely on the base salaries of the officers who will receive Employment Agreements excluding any benefits under any employee benefit plan which may be payable, would equal approximately $2.2 million.

Change in Control Agreements

      Upon Conversion, the Bank intends to enter into three-year Change in Control Agreements with six officers, who will not be covered by an employment agreement. The Change in Control Agreement shall be renewable on an annual basis. The Change in Control Agreements will provide that in the event that voluntary or involuntary termination follows a change in control of the Company or the Bank, the officers would be entitled to receive a severance payment equal to three times their average annual compensation for the five most recent taxable years. The Bank would also continue and pay for the officers' life, health and disability coverage for thirty-six months following termination. In the event of a change in control of the Company or the Bank, the total payments that would be due under the Change in Control Agreements, based solely on the current annual compensation paid to the officers covered by the Change in Control Agreements and excluding any benefits under any employee benefit plan which may be payable, would equal approximately $1.2 million.

Employee Severance Compensation Plan

      Upon consummation of the Conversion, the Bank intends to establish the Woronoco Savings Bank Employee Severance Compensation Plan ("Severance Plan") which will provide eligible employees with severance pay benefits in the event of a change in control of the Bank or the Company following Conversion. The Bank anticipates that eligible employees will participate in the Severance Plan once they have completed one year of service with the Bank. Management personnel with Employment Agreements or Change in Control Agreements will not participate in the Severance Plan.

      Under the Severance Plan, in the event of a change in control of the Bank or the Company, eligible employees who are terminated from or terminate their employment within one year of the change in control (for reasons specified under the Severance Plan), will be entitled to receive a severance payment. As a severance benefit, a terminated individual will receive an amount equal to one month's base pay for each year of service with the Bank, up to a maximum of two years' base salary. The Bank reserves the right to amend or terminate the Severance Plan at any time prior to a change in control. In the event the provisions of the Severance Plan are triggered, the total amount of payments that would be due thereunder, based solely upon current salary levels and the anticipated benefit described above, would equal approximately $1.3 million.

Insurance Plans

      All full-time employees of the Bank, upon completion of the applicable introductory period, may elect coverage for comprehensive hospitalization and medical insurance.

Other Benefit Plans

      401(k) Plan. The Bank has adopted the SBERA 401(k) Plan (the "401(k) Plan"), a tax-qualified profit sharing plan with a qualified cash or deferred arrangement under Section 401(k) of the Code for the benefit of its eligible employees. The 401(k) Plan currently provides participants with savings and retirement benefits based on employee deferrals of compensation, as well as matching and other discretionary contributions made by the Bank. Eligible employees may begin participating in the 401(k) Plan upon the completion of one "Year of Service" (as defined in the 401(k) Plan) and attainment of age twenty-one. Participants currently may make annual salary reduction contributions to the 401(k) Plan in amounts from 1% to 15% of their compensation, subject to a legally permissible limit ($10,000 for 1998). The Bank, effective July 1, 1998, makes a matching contribution equal to 100% of the first 3% of compensation deferred by each participant in the 401(k) Plan. A participant is always 100% vested in his or her elective deferrals of compensation under the 401(k) Plan. Participants are also always 100% vested in employer contributions to the 401(k) Plan.

      Currently, participants may invest their accounts under the 401(k) Plan in and among eight funds sponsored by SBERA. The Bank intends to add, as an investment option, an employer stock fund in which participants may invest a portion of their account balances primarily in Company stock, subject to limitations set forth in the plan document.

      Generally, distributions from the 401(k) Plan may commence upon a participant's separation from service for any reason. However, participants may request hardship withdrawals and loans from the 401(k) Plan under certain circumstances. Distributions from the 401(k) Plan are generally subject to federal and state income taxes and distributions made prior to a participant attaining age 59 1/2 are also subject to a federal excise tax.

      Pension Plan. The Bank also maintains a tax-qualified defined benefit pension plan for its employees (the "Pension Plan"). Generally, eligible employees of the Bank begin participating in the Pension Plan upon the completion of one "Year of Service" (as defined in the Pension Plan) and the attainment of age twenty-one. The Bank makes contributions to the Pension Plan sufficient to fund benefits determined according to a formula set forth in the plan. A participant's accrued benefit under the Pension Plan is actuarially determined based on the participant's compensation (as described in the plan) and the participant's service with the Bank. A participant becomes eligible for a full benefit upon attainment of his normal retirement age (age 65). The Pension Plan also provides a reduced early retirement benefit for participants who retire between the ages of 55 and 65. Participants become vested in their accrued benefits under the Pension Plan upon completing 3 years of service or age sixty-two, if earlier.

         The table below reflects the annual pension benefit payable to a participant in the Pension Plan, assuming various levels of compensation and years of service credited as of the participant's normal retirement age. As of August 31, 1998, Mr. Mahoney had 22.5 years of service with the Bank for purposes of the Pension Plan.

                                 Years of Credited Service
               ----------------------------------------------------------
    Average
    Annual
  Earnings(1)     15          20          25           30          35
 ------------- ---------   ---------   ---------    ---------   ---------

    $50,000     $11,823     $15,765     $19,706      $23,647     $23,647
    $75,000      19,136      25,515      31,893       38,272      38,272
   $100,000      26,448      35,265      44,081       52,897      52,897
   $125,000      33,761      45,015      56,268       67,522      67,522
   $150,000      41,073      54,765      68,456       82,147      82,147
   $175,000      43,998      58,665      73,331       87,997      87,997
   $200,000      43,998      58,665      73,331       87,997      87,997
   $250,000      43,998      58,665      73,331       87,997      87,997
   $300,000      43,998      58,665      73,331       87,997      87,997
   $350,000      43,998      58,665      73,331       87,997      87,997
   $400,000      43,998      58,665      73,331       87,997      87,997

-------------------------------
(1) Code Section 401(a)(17) limits the amount of compensation the Bank may consider in computing benefits under the Pension Plan to $150,000, as periodically adjusted ($160,000 for 1998).


      Employee Stock Ownership Plan. The Bank intends to establish a tax-qualified employee stock ownership plan (the "ESOP") in connection with the Conversion. Generally, eligible employees will become participants in the ESOP upon the completion of one year of service with the Bank (with credit given for service with the Bank prior to adoption of the plan) and attainment of age twenty-one. With the consent of the Bank, an affiliate of the Bank may adopt the ESOP for the benefit of its employees.

      The Bank expects a committee of the Board of Directors to serve as the administrative committee of the ESOP (the "ESOP Committee"). The ESOP Committee will appoint an unrelated corporate trustee for the ESOP prior to the Conversion. Among other matters, the ESOP Committee may generally instruct the trustee regarding the investment of funds contributed to the ESOP, subject to the terms of the plan document and the trust agreement. The Bank expects the ESOP to purchase 8% of the Common Stock issued in the Conversion, including shares issued to the Foundation. As part of the Conversion, and in order to fund the ESOP's purchase of the Common Stock issued in the Conversion, the ESOP intends to borrow funds either from the ESOP Loan Subsidiary or a third-party lender equal to 100% of the aggregate purchase price of the Common Stock. The trustee of the ESOP will repay the loan principally from the Bank's annual contributions to the ESOP over an expected period of 12 years. Subject to receipt of any necessary regulatory approvals or opinions, the Bank may make contributions to the ESOP for repayment of the loan since participants in the ESOP are employees of the Bank or, alternatively, the Bank may reimburse the Company for contributions made by the Company with respect to employees of the Bank. The Bank expects the initial interest rate (which may be fixed or variable) for the loan to be at or near the prime rate on or about the date of Conversion.

      The trustee of the ESOP will pledge shares of Common Stock purchased by the ESOP in connection with the Conversion as collateral for the loan and will hold the shares in a suspense account. As the trustee repays the loan, the trustee will release a portion of the shares from the suspense account and allocated them to the accounts of participants in the ESOP. The trustee will release the pledged shares annually from the suspense account in an amount proportional to the repayment of the ESOP loan and allocate the released shares to the participants as follows: first, if applicable, a portion of the shares released during the plan year will be allocated to a special "matching" account under the ESOP equal in value to the amount of matching contribution, if any, to which the participant would be entitled under the terms of the 401(k) Plan for the plan year. Second, the trustee will allocate the remaining shares released from the suspense account (as well as any other non-matching contributions made to the ESOP) to active participants' accounts in an amount proportional to each participant's compensation (as determined under the terms of the plan) relative to all participants' compensation for the plan year.

      Participants will generally become fully vested in contributions made to the ESOP by the Bank, including any matching contributions relating to employee deferrals under the 401(k) Plan upon the completion of three years of service (with credit given for service with the Bank prior to its adoption of the ESOP). Benefits generally become distributable under the ESOP and become subject to income tax upon death, retirement, disability or other separation from service.

      The ESOP trustee will vote all allocated shares held in the ESOP in accordance with the instructions of the plan participants. The ESOP trustee, subject to its fiduciary duties under ERISA, will vote the unallocated shares (i.e., those held in the suspense account) and allocated shares for which it receives no proper voting instructions in a manner calculated to most accurately reflect the instructions it receives from participants regarding the allocated stock. In the event no shares have been allocated under the ESOP at the time such shares are to be voted, each participant shall be deemed to have one share allocated to his account solely for voting purposes.

      Supplemental Executive Retirement Plan. The Code limits the amount of compensation the Bank may consider in providing benefits under its tax-qualified retirement plans, such as the 401(k) Plan, the Pension Plan and the ESOP. The Code further limits the amount of benefit accruals and annual contributions under such plans on behalf of any employee. Upon Conversion, the Bank intends to implement a non-qualified deferred compensation arrangement known as a Supplemental Executive Retirement Plan ("SERP"). The SERP will generally provide benefits to eligible individuals (designated by the Board of Directors of the Bank or its affiliates) that cannot be provided under the ESOP as a result of the limitations imposed by the Code, but that would have been provided under the ESOP but for such limitations. In addition to providing for benefits lost under the ESOP as a result of limitations imposed by the Code, the SERP will also make up lost ESOP benefits to designated individuals who retire, who terminate employment in connection with a change in control, or whose participation in the ESOP ends due to termination of the ESOP in connection with a change in control prior to the complete scheduled repayment of the ESOP loan. Generally, upon the retirement of an eligible individual or upon a change in control of the Bank or the Company prior to complete repayment of the ESOP Loan, the SERP will provide the individual with a benefit equal to what the individual would have received under the ESOP had he remained employed throughout the term of the ESOP or had the ESOP not been terminated prior to the scheduled repayment of the ESOP loan less the benefits actually provided under the ESOP on behalf of such individual. An individual's benefits under the SERP will generally become payable upon the participant's retirement (in accordance with the standard retirement policies of the Bank), upon the change in control of the Bank or the Company, or as determined under the ESOP.

      The Bank may establish a grantor trust in connection with the SERP to satisfy the obligations of the Bank with respect to the SERP. The assets of the grantor trust would remain subject to the claims of the Bank's general creditors in the event of the Bank's insolvency until paid to the individual pursuant to the terms of the SERP.

      Split Dollar Life Insurance Arrangement. In 1995, the Bank established a split-dollar life insurance arrangement for Mr. Mahoney primarily in order to restore retirement benefits lost under the Pension Plan due to limitations imposed by the Code. Pursuant to the terms of the split-dollar arrangement, the Bank pays the premiums on the life insurance policy, which is owned by Mr. Mahoney. Upon Mr. Mahoney's death, or upon liquidation of the policy's cash surrender value, the Bank will recover all of the cumulative payments it made with respect to the policy. In connection with the split-dollar arrangement, the Bank also agreed to reimburse Mr. Mahoney each year for the tax obligations arising from any federal or state taxable income he recognizes as a result of the reportable economic benefit of the arrangement and as a result of the Bank's reimbursement for such tax liabilities.

      Stock-Based Incentive Plan. Following the Conversion, the Board of Directors of the Company intends to adopt the Stock-Based Incentive Plan which will provide for the granting of options to purchase Common Stock ("Stock Options"), Common Stock ("Stock Awards"), Limited Option Rights and Limited Stock Rights to eligible officers, employees, and directors of the Company and Bank. The Company may provide such stock based benefits under the Stock-Based Incentive Plan or may establish one or more separate plans which would provide for the benefits described herein.

      In the event the Stock-Based Incentive Plan (or any separate plan(s)) is adopted within one year after conversion, applicable regulations require such plan to be approved by a majority of the Company's stockholders at a meeting of stockholders to be held no earlier than six months after the completion of the Conversion. Under the Stock-Based Incentive Plan, the Company intends to grant Stock Options in an amount equal to 10% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (385,560, 453,600, 521,640 and 599,886 shares based upon the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range), and intends to grant Stock Awards in an amount equal to 4% of the shares of Common Stock issued in the Conversion, including shares issued to the Foundation (154,224, 181,440, 208,656 and 239,954 shares based upon the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range). Any Common Stock awarded under the Stock-Based Incentive Plan will be awarded at no cost to the recipients. The plan may be funded through the purchase of Common Stock by a trust established in connection with the Stock-Based Incentive Plan (or any separate plan(s)) or from authorized but unissued shares. The Board intends to appoint an independent fiduciary to serve as trustee of a trust to be established in connection with the Stock-Based Incentive Plan. In the event that additional authorized but unissued shares are acquired by the Stock-Based Incentive Plan after the Conversion, the interests of existing shareholders would be diluted. See "Pro Forma Data."

      The grants of Stock Options and Stock Awards will be designed to attract and retain qualified personnel in key positions, provide officers and key employees with a propriety interest in the Company as an incentive to contribute to the success of the Company and reward key employees for outstanding performance. All employees of the Company and its subsidiaries, including the Bank, will be eligible to participate in the Stock-Based Incentive Plan. It is expected that the committee administering the plan will determine the terms of awards granted to officers and employees. The committee will also determine whether Stock Options will be Incentive or Non-Statutory Stock Options, as defined below, the number of shares subject to each stock option and Stock Award, the exercise price of each Non-Statutory Stock Option, whether Stock Options may be exercised by delivering other shares of Common Stock, and when Stock Options become exercisable or Stock Awards vest. Only employees may receive grants of Incentive Stock Options. Therefore, under the Stock-Based Incentive Plan, directors may receive only grants of Non-Statutory Stock Options. If such plan is adopted within one year after conversion, FDIC regulations provide that no individual officer or employee of the Bank may receive more than 25% of the stock options available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the stock options available under the Stock-Based Incentive Plan (or any separate plan for directors). FDIC regulations also provide that no individual officer or employee of the Bank may receive more than 25% of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for officers and employees) and non-employee directors may not receive more than 5% individually, or 30% in the aggregate, of the restricted stock awards available under the Stock-Based Incentive Plan (or any separate plan for directors).

      The Stock-Based Incentive Plan will provide for the grant of: (i) Stock Options intended to qualify as incentive Stock Options under Section 422 of the Code ("Incentive Stock Options"); (ii) Stock Options that do not so qualify ("Non-Statutory Stock Options"); and (iii) limited option rights ("Limited Option Rights"). Limited Option Rights are exercisable only upon a change in control of the Bank or the Company. It is anticipated that all Stock Options granted contemporaneously with stockholder approval of the Stock-Based Incentive Plan will qualify as Incentive Stock Options to the extent permitted under
Section 422 of the Code. Unless sooner terminated, the Stock-Based Incentive Plan will be in effect for a period of ten years from the earlier of adoption by the Board of Directors or approval by the Company's Stockholders. Subject to stockholder approval, the Company intends to grant Stock Options with Limited Option Rights under the plan at an exercise price equal to at least the fair market value of the underlying Common Stock on the date of grant.

      An individual will not be deemed to have received taxable income upon the grant or exercise of any Incentive Stock Option, provided that such shares received through the exercise of such option are not disposed of by the employee for at least one year after the date the stock is received in connection with the stock option exercise and two years after the date of grant of the stock option (a "disqualifying disposition"). No compensation deduction will be available to the Company as a result of the grant or exercise of Incentive Stock Options unless there has been a disqualifying disposition. In the case of a Non-Statutory Stock Option and in the case of a disqualifying disposition of an Incentive Stock Option, an individual will realize ordinary income upon exercise of the stock option (or upon the disqualifying disposition) in an amount equal to the amount by which the exercise price exceeds the fair market value of the Common Stock purchased by exercising the stock option on the date of exercise. The amount of any ordinary income realized by an optionee upon the exercise of a Non-Statutory Stock Option or due to a disqualifying disposition of an Incentive Stock Option will be a deductible expense to the Company for tax purposes. In the case of Limited Rights, the option holder will have to include the amount paid to him or her upon exercise in his gross income for federal income tax purposes in the year in which the payment is made and the Company will be entitled to a deduction for federal income tax purposes of the amount paid.

      The Stock-Based Incentive Plan will provide for the granting of Stock Awards and Limited Stock Rights. Limited Stock Rights would be exercisable by participants upon a change in control of the Company or Bank as described in the plan. Subject to any applicable Massachusetts or FDIC regulations, upon the exercise of a Limited Stock Right, the recipient will be entitled to receive a cash payment equal to the fair market value of all unvested Stock Awards in exchange for any rights to such unvested Stock Awards. Grants of Stock Awards and Limited Stock Rights to officers and employees may be made in the form of base grants and/or performance grants (the vesting of which would be contingent upon performance goals established by the committee administering the plan). In establishing any performance goals, the committee may utilize the annual financial results of the Bank, actual performance of the Bank as compared to targeted goals such as the ratio of the Bank's net worth to total assets, the Bank's return on average assets, or such other performance standards as determined by the committee with the approval of the Board of Directors.

      When a participant becomes vested with respect to Stock Award, the participant will realize ordinary income equal to the fair market value of the Common Stock at the time of vesting (unless the participant made an election pursuant to Section 83(b) of the Code). The amount of income recognized by the participants will be a deductible expense for tax purposes for the Bank. When restricted Stock Awards become vested and shares of Common Stock are actually distributed to participants, the participants would receive amounts equal to any accrued dividends with respect thereto. Prior to vesting, recipients of Stock Awards may direct the voting of the shares awarded to them. Shares not subject to grants and shares allocated subject to the achievement of performance goals will be voted by the trustee in proportion to the directions provided with respect to shares subject to grants. Vested shares will be distributed to recipients as soon as practicable following the day on which they vest.

      The vesting periods for awards under the Stock-Based Incentive Plan will be determined by the Committee administering the Plan. If the Stock-Based Incentive Plan (or any separate plans for employees and directors) is adopted within one year after conversion, awards would become vested and exercisable subject to applicable regulations, which such regulations require that any awards begin vesting no earlier than one year from the date of shareholder approval of the plan and, thereafter, vest at a rate of no more than 20% per year and may not be accelerated except in the case of death or disability. Stock Options could be exercisable for three months following the date on which the employee or director ceases to perform services for the Bank or the Company, except that in the event of death or disability, options accelerate and become fully vested and could be exercisable for up to one year thereafter or such longer period as determined by the Company. In the case of death or disability, Stock Options may be exercised for a period of 12 months. However, any Incentive Stock Options exercised more than three months following the date the employee ceases to perform services as an employee would be treated as a Non-Statutory Stock Option. In the event of retirement, if the optionee continues to perform services as a director or consultant on behalf of the Bank, the Company or an affiliate, unvested options would continue to vest in accordance with their original vesting schedule until the optionee ceases to serve as a consultant or director. In the event of death, disability or normal retirement, the Company, if requested by the optionee, or the optionee's beneficiary, could elect, in exchange for vested options, to pay the optionee, or the optionee's beneficiary in the event of death, the amount by which the fair market value of the Common Stock exceeds the exercise price of the options on the date of the employee's termination of employment.

      Subject to any applicable regulatory requirements, the Stock-Based Incentive Plan (or any separate plans for employees and directors) may be amended subsequent to the expiration of the one-year period to provide for accelerated vesting of previously granted Stock Options or Stock Awards in the event of a change in control of the Company or the Bank. A change in control would generally be considered to occur when a person or group of persons acting in concert acquires beneficial ownership of 20% or more of any class of equity security of the Company or the Bank or in the event of a tender or exchange offer, merger or other form of business combination, sale of all or substantially all of the assets of the Company or the Bank or contested election of directors which resulted in the replacement of a majority of the Board of Directors by persons not nominated by the directors in office prior to the contested election.

Transactions With Certain Related Persons

      Federal regulations require that all loans or extensions of credit to executive officers and trustees must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with the general public and must not involve more than the normal risk of repayment or present other unfavorable features. In addition, loans made to a trustee or executive officer in excess of the greater of $25,000 or 5% of the Bank's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Trustees.

      The Bank currently makes loans to its executive officers and trustees on the same terms and conditions offered to the general public. The Bank's policy provides that all loans made by the Bank to its executive officers and trustees be made in the ordinary course of business, on substantially the same terms, including collateral, as those prevailing at the time for comparable transactions with other persons and may not involve more than the normal risk of collectibility or present other unfavorable features. As of August 31, 1998, 19 of the Bank's executive officers or trustees had loans with outstanding balances totaling $1.4 million in the aggregate. All such loans were made by the Bank in the ordinary course of business, with no favorable terms and such loans do not involve more than the normal risk of collectibility or present unfavorable features.

      The Company intends that all transactions in the future between the Company and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock and affiliates thereof, will contain terms no less favorable to the Company than could have been obtained by it in arm's length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Company not having any interest in the transaction.

Subscriptions of Trustees and Executive Officers

      The following table sets forth the number of shares of Common Stock that the Bank's trustees and executive officers and their associates propose to purchase, assuming shares of Common Stock are sold at the minimum and maximum of the Estimated Price Range and that sufficient shares will be available to satisfy their subscriptions. The table also sets forth the total expected beneficial ownership of Common Stock as to all trustees and executive officers as a group.

                                                                At the Minimum             At the Maximum
                                                            of the Estimated Price      of the Estimated Price
                                                                  Range (1)                   Range (1)
                                                        ---------------------------   -------------------------
                                                                       As a Percent                As a Percent
                                                           Number        of Shares     Number       of Shares
Name                                        Amount       of Shares         Sold       of Shares        Sold
--------                                  ---------     -----------    ------------   ---------    ------------
James A. Adams ..........................  $ 30,000         3,000           0.08         3,000         0.06%
William G. Aiken ........................     5,000           500           0.01           500         0.01
Paul S. Allen ...........................     5,000           500           0.01           500         0.01
Francis J. Ehrhardt .....................    15,000         1,500           0.04         1,500         0.03
Joseph M. Houser, Jr ....................    10,000         1,000           0.03         1,000         0.02
Joseph P. Keenan ........................   200,000(2)     20,000           0.56        20,000         0.41
Cornelius D. Mahoney ....................    15,000         1,500           0.04         1,500         0.03
Asher Nesin .............................    50,000         5,000           0.14         5,000         0.10
Richard L. Pomeroy ......................    10,000         1,000           0.03         1,000         0.02
Ann V. Schultz ..........................     2,000           200           0.01           200           --
Norman H. Storey ........................    25,000         2,500           0.07         2,500         0.05
D. Jeffrey Templeton ....................    50,000         5,000           0.14         5,000         0.10
Paul Tsatsos ............................    40,000         4,000           0.11         4,000         0.08
Agostino J. Calheno .....................    15,000         1,500           0.04         1,500         0.03
Debra L. Murphy .........................    15,000         1,500           0.04         1,500         0.03
                                             ------         -----           ----         -----         ----

All Trustees and Executive Officers
  as a Group (15 persons)(3).............  $487,000        48,700           1.35%       48,700         0.98%
                                           ========        ======           ====        ======         ====

------------------------------
(1) Includes proposed subscriptions, if any, by associates. Does not include orders by the ESOP. Intended purchases by the ESOP are expected to be 8% of the shares issued in the Conversion, including shares issued to the Foundation. Also does not include Common Stock which may be awarded under the Stock-Based Incentive Plan to be adopted equal to 4% of the Common Stock issued in the Conversion, including shares issued to the Foundation, and Common Stock which may be purchased pursuant to options which may be granted under the Stock-Based Incentive Plan equal to 10% of the number of shares of Common Stock issued in the Conversion, including shares issued to the Foundation.
(2)  Such  amount  represents  the  maximum  allowable   purchase  for  such
     individual.
(3) Including the effect of shares issued to the Foundation, the aggregate beneficial ownership of all trustees and executive officers as a group would be 1.26% and 0.93% at the minimum and maximum of the Estimated Price Range, respectively.

                                THE CONVERSION

         THE BOARD OF TRUSTEES OF THE BANK AND THE COMMISSIONER OF BANKS OF THE COMMONWEALTH OF MASSACHUSETTS HAVE APPROVED THE PLAN OF CONVERSION, SUBJECT TO APPROVAL BY THE CORPORATORS OF THE BANK ENTITLED TO VOTE ON THE MATTER AND THE SATISFACTION OF CERTAIN OTHER CONDITIONS. HOWEVER, SUCH APPROVAL BY THE COMMISSIONER DOES NOT CONSTITUTE A RECOMMENDATION OR ENDORSEMENT OF THE PLAN OF CONVERSION BY SUCH AGENCY.

General

         On August 26, 1998, the Bank's Board of Directors unanimously adopted the Plan of Conversion, which was subsequently amended, pursuant to which the Bank will be converted from a Massachusetts-chartered mutual savings bank to a Massachusetts-chartered stock savings bank. It is currently intended that all of the capital stock of the Bank will be held by the Company, which is incorporated under Delaware law. The Plan has been approved by the Commissioner and the Bank has received a notice of intent not to object to the Plan from the FDIC, subject to, among other things, approval of the Plan by the Bank's corporators. A special meeting of the Bank's corporators has been called for this purpose to be held on ___________, 1998 (the "Special Meeting").

         The Company expects to receive approval from the OTS to become a savings and loan holding company and to acquire all of the common stock of the Bank to be issued in the Conversion. The Company plans to retain 50% of the net proceeds from the sale of the Common Stock and to use the remaining 50% to purchase all of the common stock of the Bank to be issued in the Conversion. The Conversion will be effected only upon completion of the sale of all of the shares of Common Stock of the Company or all of the common stock of the Bank, if the holding company form of organization is not utilized, to be issued in the Conversion.

         The Plan provides that the Board of Directors of the Bank, at any time prior to the issuance of the Common Stock and for any reason, may decide not to use the holding company form of organization in implementing the Conversion. Such reasons may include possible delays resulting from overlapping regulatory processing, or policies or conditions, which could adversely affect the Bank's or the Company's ability to consummate the Conversion and transact its business after the Conversion as contemplated herein and in accordance with the Bank's operating policies. In the event that such a decision is made, the Bank will withdraw the Company's registration statement from the SEC and will take all steps necessary to complete the Conversion without the Company, including filing any necessary documents with the Commissioner, FDIC and any other appropriate regulatory authority. In such event, and provided there is no regulatory action, directive or other consideration upon which basis the Bank determines not to complete the Conversion, if permitted by the Commissioner, the Bank will issue and sell the common stock of the Bank and subscribers will be notified of the elimination of the Company and resolicited (i.e., be permitted to affirm their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their funds will be promptly refunded with interest, or be permitted to modify or rescind their subscriptions) and notified of the time period within which subscribers must affirmatively notify the Bank of their intention to affirm, modify or rescind their subscription. The following description of the Plan assumes that a holding company form of organization will be used in the Conversion. In the event that a holding company form of organization is not used, all other pertinent terms of the Plan as described below will apply to the conversion of the Bank from the mutual to stock form of organization and the sale of the Bank's common stock.

         The Plan provides generally that the Bank will convert from a mutual savings bank to a capital stock savings bank and that non-transferable subscription rights to subscribe for the Common Stock in a subscription offering (the "Subscription Offering") will be granted in the following order of priority: (1) holders of deposit accounts of the Bank which totalled $50 or more on July 31, 1997 ("Eligible Account Holders"); (2) holders of deposit accounts of the Bank which totalled $50 or more on June 30, 1998 ("Supplemental Eligible Account Holders"); (3) the Employee Plans, consisting of the ESOP which intends to subscribe for up to 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation; and (4) trustees, corporators, directors, officers and employees of the Bank and Company who do not otherwise qualify as an Eligible Account Holder or Supplemental Eligible Account Holder. Concurrently with the Subscription Offering, subject to the approval of the Commissioner, shares will be offered in a direct community offering to certain members of the general public (the "Direct Community Offering") with a preference given to natural persons residing in Hampden and Hampshire Counties, Massachusetts (such natural persons are referred to as "Preferred Subscribers"), subject to the prior rights of holders of subscription rights. It is anticipated that all shares not subscribed for in the Subscription and Direct Community Offerings will be offered for sale by the Company to the general public in a syndicated community offering (the "Syndicated Community Offering"). The Bank and Company have the right to accept or reject, in whole or in part, any orders to purchase shares of the Common Stock received in the Direct Community Offering or Syndicated Community Offering.

         The aggregate price of the shares of Common Stock to be sold in the Conversion will be determined based upon an independent appraisal prepared by Keller of the estimated pro forma market value of the Common Stock giving effect to the Conversion. All shares of Common Stock to be issued and sold in the Conversion will be sold at the same price. Keller's independent appraisal will be updated and the final price of the shares will be determined at the completion of the Subscription and Direct Community Offerings, if all shares are subscribed for, or at the completion of the Syndicated Community Offering. The independent appraisal has been performed by Keller, a consulting firm experienced in the valuation and appraisal of savings institutions. See "--Stock Pricing" for a determination of the estimated pro forma market value of the Common Stock.

         The following is a brief summary of material aspects of the Conversion. The summary is qualified in its entirety by reference to the provisions of the Plan. A copy of the Plan is available upon written request from the Bank and is available for inspection at the main office of the Bank. The Plan is also filed as an Exhibit to the Registration Statement of which this Prospectus is a part, copies of which may be obtained from the SEC. See "Additional Information."

Establishment of the Charitable Foundation

         General. In furtherance of the Bank's commitment to its local community, the Plan of Conversion provides for the establishment of a charitable foundation in connection with the Conversion. The Plan provides that the Bank and the Company will establish the Foundation, which will be incorporated under Delaware law as a non-stock corporation, and will fund the Foundation with Common Stock of the Company, as further described below. The Company and the Bank believe that the funding of the Foundation with Common Stock of the Company is a means of establishing a common bond between the Bank and its community and thereby enables the Bank's community to share in the potential growth and success of the Company over the long-term. By further enhancing the Bank's visibility and reputation in its local community, the Bank believes that the Foundation will enhance the long-term value of the Bank's community banking franchise. The Foundation will be dedicated to charitable purposes within the communities in which the Bank maintains a banking office, including community development activities.

         Purpose of the Foundation. The purpose of the Foundation is to provide funding to support charitable causes and community development activities. In recent years, the Bank has emphasized community lending and community activities within the Bank's local community and has previously formed a charitable foundation. See "Business of the Bank--The Woronoco Foundation, Inc." The Bank received a "satisfactory" CRA rating in its last CRA examination. The Bank's latest MCRA rating received from the Commissioner was "satisfactory." The Foundation is being formed as a complement to the Bank's existing community activities and its existing foundation's activities, not as a replacement for such activities. The Bank intends to continue to emphasize community lending and community activities following the Conversion. However, such activities are not the Bank's sole corporate purpose. The Foundation, conversely, will be completely dedicated to community activities and the promotion of charitable causes, and may be able to support such activities in manners that are not presently available to the Bank. The Bank believes that the Foundation will enable the Company and the Bank to assist within the communities in which the Bank maintains a banking office in areas beyond community development and lending and will enhance its current activities under the CRA. In this regard, the Board of Trustees believes the establishment of a charitable foundation is consistent with the Bank's commitment to community service. The Board further believes that the funding of the Foundation with Common Stock of the Company is a means of enabling the Bank's community to share in the potential growth and success of the Company long after completion of the Conversion. The Foundation will accomplish that goal by providing for continued ties between the Foundation and Bank, thereby forming a partnership within the communities in which the Bank maintains a banking office. The establishment of the Foundation will also enable the Company and the Bank to develop a unified charitable donation strategy and will centralize the responsibility for administration and allocation of corporate charitable funds. Charitable foundations have been formed by other financial institutions for this purpose, among others. The Bank, however, does not expect the contribution to the Foundation to take the place of the Bank's traditional community lending and charitable activities.

         Structure of the Foundation. The Foundation will be incorporated under Delaware law as a non-stock corporation. Pursuant to the Foundation's Bylaws, the Foundation's Board of Directors will be comprised of seven members, all of whom are existing Directors, Trustees or officers of the Company or the Bank. A Nominating Committee of the Board will nominate individuals eligible for election to the board of directors. The members of the Foundation, who are comprised of its Board members, will elect the Directors at the annual meeting of the Foundation from those nominated by the Nominating Committee. Directors will be divided into three classes with each class appointed for three-year terms. The certificate of incorporation of the Foundation provides that the corporation is organized exclusively for charitable purposes, including community development, as set forth in Section 501(c)(3) of the Code. The Foundation's certificate of incorporation further provides that no part of the net earnings of the Foundation will inure to the benefit of, or be distributable to, its directors, officers or members.

         The authority for the affairs of the Foundation will be vested in the Board of Directors of the Foundation. The Directors of the Foundation will be responsible for establishing the policies of the Foundation with respect to grants or donations by the Foundation, consistent with the purposes for which the Foundation was established. Although no formal policy governing Foundation grants exists at this time, the Foundation's Board of Directors will adopt such a policy upon establishment of the Foundation. As directors of a nonprofit corporation, directors of the Foundation will at all times be bound by their fiduciary duty to advance the Foundation's charitable goals, to protect the assets of the Foundation and to act in a manner consistent with the charitable purpose for which the Foundation is established. The Directors of the Foundation will also be responsible for directing the activities of the Foundation, including the management of the Common Stock of the Company held by the Foundation. However, all shares of Common Stock held by the Foundation will be voted in the same ratio as all other shares of the Common Stock on all proposals considered by stockholders of the Company; provided, however, that the FDIC may waive the voting restriction under certain circumstances, such as if the restriction would result in the loss of the tax-exempt status of the Foundation. In the event that the FDIC were to waive the voting requirement or the voting restriction becomes unenforceable, the FDIC may, at that time, impose additional conditions relating to the control of the Common Stock held by the Foundation. There can be no assurances that the FDIC would grant a waiver of such voting restriction, unconditional or otherwise.

         The Foundation's place of business will be located at the Company's administrative offices and initially the Foundation is expected to have no employees but will utilize the members of the staff of the Company or the Bank. The Board of Directors of the Foundation will appoint such officers as may be necessary to manage the operations of the Foundation.

         The Company intends to capitalize the Foundation with Common Stock of the Company in an amount equal to 8% of the total amount of Common Stock to be sold in connection with the Conversion. At the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, the contribution to the Foundation would equal 285,600, 336,000, 386,400 and 444,360 shares, which would have a market value of $2.9 million, $3.4 million, $3.9 million and $4.4 million, respectively, assuming the Purchase Price of $10.00 per share. The Company and the Bank determined to fund the Foundation with Common Stock rather than cash because it desired to form a bond within the communities in which the Bank maintains a banking office in a manner that would allow those communities to share in the potential growth and success of the Company and the Bank over the long-term. The funding of the Foundation with stock also provides the Foundation with a potentially larger endowment than if the Company contributed cash to the Foundation since, as a shareholder, the Foundation will share in the potential growth and success of the Company. As such, the contribution of stock to the Foundation has the potential to provide a self-sustaining funding mechanism which reduces the amount of cash that the Company, if it were not making the stock donation, would have to contribute to the Foundation in future years in order to maintain a level amount of the charitable grants and donations.

         The Foundation will receive working capital from any dividends that may be paid on the Company's Common Stock in the future, and subject to applicable federal and state laws, loans collateralized by the Common Stock or from the proceeds of the sale of any of the Common Stock in the open market from time to time as may be permitted to provide the Foundation with additional liquidity. As a private foundation under Section 501(c)(3) of the Code, the Foundation will be required to distribute annually in grants or donations, a minimum of 5% of the average fair market value of its net investment assets. One of the conditions imposed on the gift of Common Stock by the Company is that the amount of Common Stock that may be sold by the Foundation in any one year shall not exceed 5% of the average market value of the assets held by the Foundation, except where the Board of Directors of the Foundation determines that the failure to sell an amount of common stock greater than such amount would result in a long-term reduction of the value of the Foundation's assets and/or would otherwise jeopardize the Foundation's capacity to carry out its charitable purposes. Upon completion of the Conversion and the contribution of shares to the Foundation immediately following the Conversion, the Company would have 3,855,600, 4,536,000, 5,216,400 and 5,998,860 shares issued and outstanding at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range. Because the Company will have an increased number of shares outstanding, the voting and ownership interests of shareholders in the Company's common stock would be diluted by 7.4%, as compared to their interests in the Company if the Foundation was not established. For additional discussion of the dilutive effect, see "Pro Forma Data."

         Tax Considerations. The Company and the Bank have been advised by their independent tax advisors that an organization created for the above purposes will qualify as a Section 501(c)(3) exempt organization under the Code, and will be classified as a private foundation. The Foundation will submit a request to the IRS to be recognized as an exempt organization. As long as the Foundation files its application for tax-exempt status within 15 months from the date of its organization, and provided the IRS approves the application, the effective date of the Foundation's status as a Section 501(c)(3) organization will be the date of its organization. The Company's independent accountants, however, have not rendered any advice on the regulatory condition to the contribution agreed to by the Foundation which requires that all shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other outstanding shares of Common Stock of the Company on all proposals considered by stockholders of the Company. See "--Regulatory Conditions Imposed on the Foundation."

         Under Delaware law, the Company is authorized by statute to make charitable contributions and case law has recognized the benefits of such contributions to a Delaware corporation. In this regard, Delaware case law provides that a charitable gift must be within reasonable limits as to amount and purpose to be valid. Under the Code, the Company may deduct up to 10% of its taxable income before the charitable contribution deduction in any one year and any contributions made by the Company in excess of the deductible amount will be deductible over each of the five succeeding taxable years, subject to a 10% limitation each year. The Company and the Bank believe that the Conversion presents a unique opportunity to establish and fund a charitable foundation given the substantial amount of additional capital being raised in the Conversion. In making such a determination, the Company and the Bank considered the dilutive impact of the contribution of Common Stock to the Foundation on the amount of Common Stock available to be offered for sale in the Conversion. Based on such consideration, the Company and Bank believe that the contribution to the Foundation in excess of the 10% annual limitation is justified given the Bank's capital position and its earnings, the substantial additional capital being raised in the Conversion and the potential benefits of the Foundation within the communities in which the Bank maintains a banking office. In this regard, assuming the sale of the Common Stock at the midpoint of the Estimated Price Range, the Company would have pro forma consolidated capital of $69.8 million or 17.33% of pro forma consolidated assets and the Bank's pro forma leverage and risk-based capital ratios would be 12.63% and 17.82%, respectively. See "Regulatory Capital Compliance," "Capitalization," and "Comparison of Valuation and Pro Forma Information with No Foundation." Thus, the amount of the contribution will not adversely impact the financial condition of the Company and the Bank and the Company and the Bank therefore believe that the amount of the charitable contribution is reasonable given the Company's and the Bank's pro forma capital positions. As such, the Company and the Bank believe that the contribution does not raise safety and soundness concerns.

         The Company and the Bank have received an opinion of their independent tax advisors that the Company's contribution of its own stock to the Foundation should not constitute an act of self-dealing, and that the Company will be entitled to a deduction in the amount of the fair market value of the stock at the time of the contribution less the nominal par value that the Foundation is required to pay the Company for such stock, subject to a limitation based on 10% of the Company's annual taxable income before the charitable contribution deduction. The Company would be able to carry forward for federal income purposes any unused portion of the deduction for five years following the contribution. However, the Company would not be able to carry forward any unused portion of its charitable contribution for Commonwealth of Massachusetts income tax purposes. If the Foundation had been established in 1997, assuming the sale of the Common Stock at the maximum Estimated Price Range, the Company would have received a charitable contribution deduction of approximately $1.4 (based on the Bank's pre-tax income for 1997, an assumed tax rate of 37% and a contribution of Common Stock equal to $3.9 The Company is permitted under the Code to carry over the excess contribution over the five year period following the contribution to the Foundation. Assuming the close of the Offerings at the midpoint of the Estimated Price Range, the Company estimates that all of the deduction should be deductible over the six-year period. Neither the Company nor the Bank expect to make any further contributions to the Foundation within the first five years following the initial contribution. After that time, the Company and the Bank may consider future contributions to the Foundation. Any such decisions would be based on an assessment of, among other factors, the financial condition of the Company and the Bank at that time, the interests of shareholders and depositors of the Company and the Bank, and the financial condition and operations of the Foundation.

         Although the Company and the Bank have received an opinion of their independent tax advisors that the Company will be entitled to a deduction for the charitable contribution, there can be no assurances that the IRS will recognize the Foundation as a Section 501(c)(3) exempt organization or that the deduction will be permitted. In such event, the Company's tax benefit related to the contribution to the Foundation would be expensed without tax benefit, resulting in a reduction in earnings in the year in which the IRS makes such a determination. See "Risk Factors--Establishment of the Charitable Foundation."

         As a private foundation, earnings and gains, if any, from the sale of Common Stock or other assets are exempt from federal and state corporate taxation. However, investment income, such as interest, dividends and capital gains, will be subject to a federal excise tax of 2.0%. The Foundation will be required to make an annual filing with the IRS within four and one-half months after the close of the Foundation's fiscal year to maintain its tax-exempt status. The Foundation will be required to publish a notice that the annual information return will be available for public inspection for a period of 180 days after the date of such public notice. The information return for a private foundation must include, among other things, an itemized list of all grants made or approved, showing the amount of each grant, the recipient, any relationship between a grant recipient and the Foundation's managers and a concise statement of the purpose of each grant.

         Regulatory Conditions Imposed on the Foundation. Establishment of the Foundation is subject to the following conditions to be agreed to by the Foundation in writing as a condition to receiving the FDIC's non-objection to the Bank's Conversion:

         1.       the Foundation will be subject to examination by the FDIC;

         2. the Foundation must comply with supervisory directives imposed by the FDIC;

         3. the Foundation will operate in accordance with written policies adopted by the Foundation's board of directors, including a conflict of interest policy acceptable to the FDIC;

         4. the Foundation shall not engage in self-dealing and shall comply with all laws necessary to maintain its tax-exempt status under the Code; and

         5. any shares of Common Stock of the Company held by the Foundation must be voted in the same ratio as all other shares of Common Stock of the Company voted on all proposals considered by stockholders of the Company; provided, however, the FDIC may waive this voting restriction under certain circumstances, such as in the event the restriction would result in the loss of the tax-exempt status of the Foundation, but may impose additional conditions as part of the granting of such waiver.

         There can be no assurances that the FDIC would grant a waiver, unconditional or otherwise, of the voting restriction. If the voting restriction is waived or becomes unenforceable, the FDIC may impose such other conditions relating to control of the Foundation's Common Stock as is determined by the FDIC to be appropriate at the time. The Foundation will also be subject to substantially similar conditions imposed by the Commissioner and the Massachusetts Division of Banks, as well as the requirement that the Foundation be approved by the affirmative vote of two-thirds of the corporators present and voting at the Special Meeting.

Purposes of Conversion

         The Bank, as a mutual bank, currently does not have stockholders and has no authority to issue stock. By converting to the stock form of organization and simultaneously forming its holding company, the Bank will be structured in the form used by commercial banks, most business entities and a growing number of savings institutions. The Board of Trustees of the Bank currently contemplates that all of the stock of the Bank shall be held by the Company, a business corporation organized under the laws of the State of Delaware, and that the Company will issue and sell the Common Stock pursuant to the Plan. The Conversion will be important to the future growth and performance of the Bank by enhancing the net worth position of the Bank to enable the Bank to expand the Bank's franchise, compete more effectively with commercial banks and other financial institutions for new business opportunities and, as a stock institution, to increase its equity capital base and access the capital markets when needed. The business purposes of the Conversion are to provide the Bank with equity capital which will enable it to increase its reserves and net worth to support future lending and operational growth and branching activities and to increase its ability to render services to the communities it serves. The Bank believes that by combining quality service and products with a local ownership base, its customers and community members who become stockholders will be more inclined to do business with, and perhaps bring additional business to the Bank.

         The holding company form of organization would provide additional flexibility to diversify the Bank's business activities through existing or newly formed subsidiaries, or through acquisitions of or mergers with both mutual and stock financial institutions, as well as other companies. Although there are no current arrangements, understandings or agreements regarding any such opportunities, the Company will be in a position after the Conversion, subject to regulatory limitations and the Company's financial position, to take advantage of any such opportunities that may arise. While there are benefits associated with the holding company form of organization, such form of organization may involve additional costs associated with its maintenance and regulation as a savings and loan company, such as additional administrative expenses, taxes and regulatory filings or examination fees.

         The potential impact of Conversion upon the Bank's capital base is significant. At August 31, 1998, the Bank had Tier I Leverage capital of $33.3 million, or 9.08% of average assets. Assuming that $40.7 million (based on the $42.0 million at the midpoint of the Estimated Price Range) of net proceeds are realized from the sale of Common Stock (see "Pro Forma Data" for the basis of this assumption) and assuming that 50% of the net proceeds are used by the Company to purchase the capital stock of the Bank, the Bank's Tier I Leverage capital would increase to $48.2 million, resulting in a pro forma leverage capital ratio of 12.63% giving effect to the Conversion. In the event that the holding company form of organization is not utilized and all the net proceeds, at the midpoint of the Estimated Price Range, are retained by the Bank, the Bank's Tier I Leverage capital would increase to $73.9 million, resulting in a pro forma Tier I Leverage capital ratio of 18.6% at August 31, 1998. The investment of the net proceeds from the sale of the Common Stock will provide the Bank with additional income to further increase its capital position.

         After completion of the Conversion, the unissued Common Stock and preferred stock authorized by the Company's Certificate of Incorporation will permit the Company, subject to market conditions and applicable regulatory approvals, to raise additional equity capital through further sales of securities, and to issue securities in connection with possible acquisitions. At the present time, the Company has no plans with respect to additional offerings of securities, other than the issuance of additional shares upon exercise of stock options under the Stock-Based Incentive Plan or the possible issuance of authorized but unissued shares to the Stock-Based Incentive Plan. Following the Conversion, the Company will also be able to use stock-based benefit plans to attract and retain executive and other personnel for itself and its subsidiaries. See "Management of the Bank--Executive Compensation."

Effects of Conversion

         General. Each depositor in a mutual savings bank has both a deposit account in the institution and a pro rata ownership interest in the net worth of the institution based upon the balance in his or her account, which interest may only be realized in the event of a liquidation of the institution. However, this ownership interest is tied to the depositor's account and has no tangible market value separate from such deposit account. Any depositor who opens a deposit account obtains a pro rata ownership interest in the net worth of the institution without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his account receives a portion or all of the balance in the account but nothing for his ownership interest in the net worth of the institution, which is lost to the extent that the balance in the account is reduced.

         Consequently, mutual savings bank depositors normally have no way to realize the value of their ownership interest, which may have realizable value only in the unlikely event that the mutual savings bank is liquidated. In such event, the depositors of record at that time, as owners, would have a claim to share pro rata in any residual surplus and reserves after other claims, including claims of depositors to the amounts of their deposits, are paid.

         When a mutual savings bank converts to stock form, depositors lose all rights to the net worth of the mutual savings bank, except to the extent depositors have rights to claim a pro rata share of funds representing the liquidation account established in connection with the Conversion. Additionally, permanent nonwithdrawable capital stock is created and offered to depositors which represents the ownership of the institution's net worth. The Common Stock is separate and apart from deposit accounts and cannot be and is not insured by the FDIC, the Mutual Savings Central Fund or any other governmental agency. Certificates are issued to evidence ownership of the permanent stock. The stock certificates are transferable, and therefore the stock may be sold or traded if a purchaser is available with no effect on any deposit account the seller may hold in the institution.

         No assets of the Company or the Bank will be distributed in connection with the Conversion other than pursuant to the payment of expenses incurred in connection therewith.

         Continuity. While the Conversion is being accomplished, the normal business of the Bank of accepting deposits and making loans will continue without interruption. The Bank will continue to be subject to regulation by the Commissioner, the FDIC and the Mutual Savings Central Fund. After Conversion, the Bank will continue to provide services for depositors and borrowers under current policies by its present management and staff.

         The Trustees of the Bank at the time of Conversion will serve as Directors of the Bank after the Conversion. The Directors of the Company will consist of the same individuals who will serve on the Board of Directors of the Bank. All officers of the Bank at the time of Conversion will retain their positions after the Conversion.

         Effect on Deposit Accounts. Under the Plan, each depositor in the Bank at the time of Conversion will automatically continue as a depositor after the Conversion, and each deposit account will remain the same with respect to deposit balance, interest rate and other terms. Each such account will be insured by the FDIC and the Mutual Savings Central Fund to the same extent as before the Conversion. Depositors will continue to hold their existing passbooks and other evidences of their accounts.

         Effect on Loans. No loan outstanding from the Bank will be affected by the Conversion, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed prior to the Conversion.

         Effect on Voting Rights of Corporators. At present, corporators of the Bank possess all voting rights in the Bank. Upon Conversion, corporators will cease to exist and will no longer be entitled to vote at meetings of the Bank. Upon Conversion, all voting rights in the Bank will be vested in the Company as the sole stockholder of the Bank. Exclusive voting rights with respect to the Company will be vested in the holders of Common Stock. Depositors of the Bank will not have voting rights after the Conversion except to the extent that they become stockholders of the Company through the purchase of Common Stock.

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

         Tax Effects. The Bank has received opinions with regard to Federal and Massachusetts income taxation which indicate that the adoption and implementation of the Plan of Conversion set forth herein will not be taxable for Federal or Massachusetts income tax purposes to the Bank or its Eligible Account Holders or Supplemental Eligible Account Holders or the Company, subject to the limitations and qualifications in such opinions. See "--Tax Aspects."

         Effect on Liquidation Rights. If a mutual savings bank were to liquidate, all claims of creditors (including those of depositors, to the extent of deposit balances) would be paid first. Thereafter, if there were any assets remaining, depositors would have a claim to receive such remaining assets, pro rata, based upon the deposit balances in their deposit accounts immediately prior to liquidation. In the unlikely event that the Bank were to liquidate after Conversion, all claims of creditors (including those of depositors, to the extent of their deposit balances) would also be paid first, followed by distribution of the "liquidation account," if any, to certain depositors (as described in "--Liquidation Rights," below), with any assets remaining thereafter distributed to the Company as the holder of the Bank's capital stock. Pursuant to applicable rules and regulations, a post-conversion merger, consolidation, sale of bulk assets or similar combination or transaction with another insured savings institution would not be considered a liquidation and in such a transaction, the liquidation account would be required to be assumed by the surviving institution.

Stock Pricing

         The Plan of Conversion requires that the purchase price of the Common Stock must be based on the appraised pro forma market value of the Common Stock, as determined on the basis of an independent appraisal. The Bank and the Company have retained Keller, which is experienced in the evaluation and appraisal of business entities, to make such appraisal. For its services in making such appraisal, Keller will receive a fee of $31,000, including expenses and fees related to the preparation of a business plan for the Bank and the Company. The Bank and the Company have agreed to indemnify Keller and its employees and affiliates against certain losses (including any losses in connection with claims under the federal securities laws) arising out of its services as the independent appraiser, except where Keller's liability results from its own negligence or fault.

         An appraisal has been made by Keller in reliance upon the information contained in this Prospectus, including the Consolidated Financial Statements. Keller also considered the following factors, among others: the present and projected operating results and financial condition of the Company and the Bank, including liquidity, capitalization, asset composition, funding mix, amount of intangible assets owned, and level of interest rate risk; the economic, demographic and competitive aspects of the Bank's existing marketing area; the quality and depth of the Bank's management; certain historical, financial and other information relating to the Bank; a comparative evaluation of the operating and financial statistics of the Bank with those of other savings institutions; the aggregate size of the offering of the Common Stock; the impact of Conversion on the Bank's net worth and earnings potential; the proposed dividend policy of the Company and the Bank; the trading market for securities of comparable institutions and general conditions in the market for such securities; and recent regulatory matters. In particular, the appraisal considered the Bank's financial condition and projected and historical operating results, including income and expense trends, asset size, loan portfolio composition, nonperforming loans and assets, interest rate sensitivity position, capital position, and yields on assets and costs of liabilities in comparison to a select group of publicly-traded thrifts with assets equal to or less than $700 million. The Board of Trustees of the Bank and Board of Directors of the Company have reviewed the appraisal of Keller in determining the reasonableness and adequacy of such appraisal consistent with applicable regulations and have reviewed the methodology and reasonableness of assumptions utilized by Keller in the preparation of such appraisal and established the Estimated Price in a manner consistent with this appraisal.

         On the basis of the foregoing, Keller has advised the Company and the Bank that, in its opinion dated as of October 23, 1998, the estimated pro forma market value of the Common Stock being sold in connection with the Conversion ranged from a minimum of $35.7 million to a maximum of $48.3 million with a midpoint of $42.0 million. The Board of Directors established the Estimated Price Range of $35.7 million to $48.3 million within the Valuation Price Range based on the issuance of 3,570,000 to 4,830,000 shares at the Purchase Price of $10.00 per share. The Estimated Price Range may be amended with the approval of the Commissioner and FDIC, if required, if necessitated by subsequent developments in the financial condition of the Company or the Bank or market conditions generally.

         Such appraisal, however, is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing such shares of Common Stock. Keller did not independently verify the Consolidated Financial Statements and other information provided by the Bank, nor did Keller value independently the assets or liabilities of the Bank. The appraisal considers the Bank as a going concern and should not be considered as an indication of the liquidation value of the Bank. Moreover, because such appraisal is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing such shares in the Conversion will thereafter be able to sell such shares at prices at or above the Purchase Price or in the range of the foregoing valuation of the pro forma market value thereof.

         Following commencement of the Subscription and Direct Community Offerings, the maximum of the Estimated Price Range may be increased up to 15% and the number of shares of Common Stock being sold in the Conversion may be increased to 5,554,500 shares due to regulatory considerations, or changes in the market and general financial and economic conditions, without the resolicitation of subscribers. See "--Limitations on Common Stock Purchases" as to the method of distribution and allocation of additional shares that may be issued in the event of an increase in the Estimated Price Range to fill unfilled orders in the Subscription and Direct Community Offerings.

         No sale of shares of Common Stock in the Conversion may be consummated unless prior to such consummation Keller confirms that nothing of a material nature has occurred which, taking into account all relevant factors, would cause it to conclude that the aggregate price is materially incompatible with the estimate of the pro forma valuation of the aggregate market value of the Common Stock at the time of the sale of the Common Stock. If such is not the case, a new Estimated Price Range may be set, a new Subscription and Direct Community Offering and/or Syndicated Community Offering may be held or such other action may be taken as the Company and the Bank shall determine and the Commissioner and FDIC may permit.

         Copies of the appraisal report of Keller including any amendments thereto, and the detailed memorandum of the appraiser setting forth the method and assumptions for such appraisal are available for inspection at the main office of the Bank and the other locations specified under "Additional Information."

Number of Shares to be Issued

         Depending upon market or financial conditions following the commencement of the Subscription and Direct Community Offerings, the total number of shares to be sold in the Conversion may be increased or decreased without a resolicitation of subscribers, provided that the product of the total number of shares times the price per share is not below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range. Based on a fixed purchase price of $10.00 per share and the Keller estimate of the pro forma market value of the Common Stock ranging from a minimum of $35.7 million to a maximum, as increased by 15%, of $55.5 million, the number of shares of Common Stock expected to be sold is between a minimum of 3,570,000 shares and a maximum, as adjusted by 15%, of 5,554,500 shares. The actual number of shares issued between this range will depend on a number of factors and shall be determined by the Bank and Company subject to the approval of the Commissioner and FDIC.

         In the event market or financial conditions change so as to cause the aggregate purchase price of the shares to be below the minimum of the Estimated Price Range or more than 15% above the maximum of the Estimated Price Range, if the Plan is not terminated by the Company and the Bank after consultation with the Commissioner and FDIC, purchasers will be resolicited (i.e., permitted to continue their orders, in which case they will need to affirmatively reconfirm their subscriptions prior to the expiration of the resolicitation offering or their subscription funds will be promptly refunded, or be permitted to modify or rescind their subscriptions). Any change in the Estimated Price Range must be approved by the Commissioner and FDIC. If the number of shares issued in the Conversion is increased due to an increase of up to 15% in the Estimated Price Range to reflect changes in market or financial conditions, persons who subscribed for the maximum number of shares will not be given the opportunity to subscribe for an adjusted maximum number of shares. See "--Limitations on Common Stock Purchases."

         An increase in the number of shares to be issued in the Conversion as a result of an increase in the estimated pro forma market value would decrease both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while increasing pro forma net earnings and stockholders' equity on an aggregate basis. A decrease in the number of shares to be issued in the Conversion would increase both a subscriber's ownership interest and the Company's pro forma net earnings and stockholders' equity on a per share basis while decreasing pro forma net earnings and stockholder's equity on an aggregate basis. For a presentation of the effects of such changes, see "Pro Forma Data."

         The number of shares to be issued and outstanding as a result of the sale of Common Stock in the Conversion will be increased by a number of shares equal to 8% of the Common Stock sold in the Conversion to fund the Foundation. Assuming the sale of shares in the Offerings at the maximum of the Estimated Price Range, the Company will issue 386,400 shares of its Common Stock from authorized but unissued shares to the Foundation immediately following the completion of the Conversion. In that event, the Company will have total shares of Common Stock outstanding of 5,216,400 shares. Of that amount, the Foundation will own 8%. Funding the Foundation with authorized but unissued shares will have the effect of diluting the ownership and voting interests of persons purchasing shares in the Conversion by 7.4% since a greater number of shares will be outstanding upon completion of the Conversion than would be if the Foundation were not established. See "Pro Forma Data."

Subscription Offering and Subscription Rights

         In accordance with the Plan of Conversion, rights to subscribe for the purchase of Common Stock have been granted under the Plan of Conversion to the following persons in the following order of descending priority: (1) holders of deposit accounts with the Bank who had a balance of $50 or more as of July 31, 1997 ("Eligible Account Holders"); (2) holders of deposit accounts with a balance of $50 or more as of June 30, 1998 ("Supplemental Eligible Account Holders"); (3) the Employee Plans, including the ESOP; and (4) trustees, corporators, directors, officers and employees who do not otherwise qualify as Eligible or Supplemental Eligible Account Holders. All subscriptions received will be subject to the availability of Common Stock after satisfaction of all subscriptions of all persons having prior rights in the Subscription Offering and to the maximum and minimum purchase limitations set forth in the Plan of Conversion and as described below under "--Limitations on Common Stock Purchases."

         Priority 1: Eligible Account Holders. Each Eligible Account Holder will receive, without payment therefor, first priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of: (1) $200,000 of Common Stock but which may be increased to 5.0% of the Common Stock offered or decreased to 0.10% of the Common Stock offered without the further approval of the corporators or resolicitation of subscribers; (2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $50 or more as of July 31, 1997) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders ($___) in each case on the Eligibility Record Date. All of such subscription rights amounts are subject to the overall maximum purchase limitation. See "--Limitations on Common Stock Purchases." Subscription rights received by trustees, corporators and officers of the Bank and their associates based on increased deposits in the Bank in the one-year period preceding July 31, 1997 will be subordinated to all other subscription rights of Eligible Account Holders.

         In the event that Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of such shares eligible for subscription, the shares of Common Stock will be allocated so as to permit each subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective Qualifying Deposits bear to the total amount of Qualifying Deposits of all remaining Eligible Account Holders whose subscriptions remain unfilled; provided, however, that no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Eligible

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

Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         To ensure proper allocation of stock, each Eligible Account Holder must list on his or her stock order form all accounts in which such Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed.

         Priority 2: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after the satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder will receive, without payment therefor, as second priority, nontransferable subscription rights to subscribe for in the Subscription Offering up to the greater of: (1) $200,000 of Common Stock but which may be increased to 5.0% of the Common stock offered or decreased to 0.10% of the Common Stock offered without the further approval of the corporators or resolicitation of subscribers; (2) one tenth of one percent (.10%) of the total offering of shares of Common Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date. All of such subscription rights amounts are subject to the overall maximum purchase limitation. See "--Limitations on Common Stock Purchases."

         In the event that Supplemental Eligible Account Holders exercise subscription rights for a number of shares of Common Stock in excess of the total number of shares eligible for subscription after the satisfaction of subscriptions by Eligible Account Holders, the shares of Common Stock will be allocated so as to permit each subscribing Supplemental Eligible Account Holder, to the extent possible, to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated among the remaining subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled in the proportion that the amounts of their respective qualifying deposits bear to the total amount of Qualifying Deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unfilled; provided, however, that no fractional shares shall be issued. If the amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated (one or more times as necessary) among those Supplemental Eligible Account Holders whose subscriptions are still not fully satisfied on the same principle until all available shares have been allocated or all subscriptions satisfied.

         To ensure proper allocation of stock, each Supplemental Eligible Account Holder must list on his or her stock order form all accounts in which such Supplemental Eligible Account Holder has an ownership interest. Failure to list an account could result in less shares being allocated than if all accounts had been disclosed. The subscription rights received by Eligible Account Holders will be applied in partial satisfaction of the subscription rights to be received as a Supplemental Eligible Account Holder.

         Priority 3: Employee Plans. To the extent that there are sufficient shares remaining after satisfaction of the subscriptions by Eligible Account Holders and Supplemental Eligible Account Holders, the Employee Plans, including the ESOP, will receive, without payment therefor, as third priority, nontransferable subscription rights to purchase, in the aggregate, up to 8% of Common Stock issued in the Conversion, including any increase in the number of shares of Common Stock to be issued in the Conversion after the date hereof as a result of an increase of up to 15% in the maximum of the Estimated Price Range. The ESOP intends to purchase 8% of the shares to be issued in connection with the Conversion, including shares issued to the Foundation, or 308,448, 362,880, 417,312 and 479,908 shares at the minimum, midpoint, maximum and 15% above the maximum of the Estimated Price Range, respectively. If, after the filling of subscriptions of Eligible Account Holders and Supplemental Eligible Account Holders, a sufficient number of shares are not available to fill the subscriptions by the ESOP, the subscription by the ESOP shall be filled to the maximum extent possible. If all the shares of Common Stock offered in the Subscription Offering are purchased by Eligible Account Holders and Supplemental Account Holders, then the ESOP will purchase shares in the open market following consummation of the conversion. The ESOP shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any trustee, corporator, director or officer of the Company or the Bank. Subscriptions by the ESOP will not be aggregated with shares of Common Stock purchased directly by or which are otherwise attributable to any other participants in the Subscription and Direct Community Offerings, including subscriptions of any of the Bank's trustees, corporators, officers, employees or associates thereof. See "Management of the Bank--Other Benefit Plans--Employee Stock Ownership Plan."

         Priority 4: Trustees, Corporators, Directors, Officers and Employees. Trustees, corporators, directors, officers and employees of the Bank and the Company shall be entitled to purchase up to 30% of the total offering of shares of capital stock, but only to the extent that shares are available after satisfying the subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plan. The shares shall be allocated among trustees, corporators, directors, officers and employees on an equitable basis such as by giving weight to the period of service, compensation and position of the individual, subject to the 5% limitation on the amount of shares which may be purchased by any Person or Participant, together with any Associate or group of persons Acting in Concert. However, trustees, corporators, directors and officers of the Bank and the Company shall not be deemed to be Associates or Persons Acting in Concert solely as a result of their board membership or employment.

         Expiration Date for the Subscription Offering. The Subscription Offering will expire on the Expiration Date (________, 1999) at 12:00 noon, Eastern time, unless extended for up to 45 days by the Bank and Company or such additional periods with the approval of the Commissioner and FDIC, if required. Subscription rights which have not been exercised prior to the Expiration Date will become void. The Bank will not execute orders until all shares of Common Stock have been subscribed for or otherwise sold. If all shares have not been subscribed for or sold within 45 days after the Expiration Date, unless such period is extended with the consent of the Commissioner and FDIC, all funds delivered to the Bank pursuant to the Subscription Offering will be returned promptly to the subscribers with interest and all withdrawal authorizations will be canceled. If an extension beyond the 45 day period following the Expiration Date is granted, the Bank will notify subscribers of the extension of time and of any rights of subscribers to modify or rescind their subscriptions and have their funds returned promptly with interest, and of the time period within which subscribers must affirmatively notify the Bank of their intention to confirm, modify, or rescind their subscription. If an affirmative response to any resolicitation is not received by the Company from a subscriber, such order will be rescinded and all subscription funds will be promptly returned with interest. Such extensions may not go beyond August 26, 2000.

Direct Community Offering

         To the extent that shares remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders, the ESOP and trustees, corporators, directors, officers and employees, the Bank has determined to offer shares pursuant to the Plan to certain members of the general public with a preference given to Preferred Subscribers. Such persons, together with associates of and persons acting in concert with such persons, may purchase up to $200,000 of Common Stock, subject to the maximum overall purchase limitation and exclusive of shares issued pursuant to an increase in the Estimated Price Range by up to 15%. See "--Limitations on Common Stock Purchases." This amount may be increased to up to a maximum of 5% of the Common Stock issued or decreased to less than $200,000 at the discretion of the Company and the Bank, subject to the approval of the Commissioner and the FDIC. Orders accepted in the Direct Community Offering shall be filled up to a maximum of 2% of the total offering and thereafter remaining shares shall be allocated on an equal number of shares basis per order until all orders have been filled. The opportunity to subscribe for shares of Common Stock in the Direct Community Offering category is subject to the right of the Bank and the Company, in its sole discretion, to accept or reject any such orders, in whole or in part, either at the time of receipt of an order or as soon as practicable following the Expiration Date. The Direct Community Offering may be commenced at any time during the Subscription Offering or subsequent thereto.

Residents of Foreign Countries and Certain States

         The Company will make reasonable efforts to comply with the securities laws of all states of the United States in which persons entitled to subscribe for Conversion stock pursuant to the Plan reside. However, no such person will be offered any subscription rights or sold any Conversion stock under the Plan who resides in a foreign country or who resides in a state of the United States with respect to which the Bank determines that compliance with the securities laws of such state would be impracticable for reasons of cost or otherwise. No payments will be made in lieu of the granting of subscription rights to such persons.

Marketing and Underwriting Arrangements

         The Bank and the Company have engaged Sandler O'Neill as a financial and marketing advisor to advise the Company and the Bank with respect to the Subscription and Direct Community Offerings. Sandler O'Neill is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. ("NASD"). Sandler O'Neill will assist the Company and the Bank in the Conversion by, among other things: (i) developing marketing materials; (ii) targeting potential investors in the Subscription Offering and other investors eligible to participate in the Direct Community Offering; (iii) soliciting potential investors by phone or in person; (iv) training management and staff to perform tasks in connection with the Conversion; (v) managing and setting up the Conversion Center; and (vi) managing the subscription campaign.

         The Bank will pay Sandler O'Neill a management fee in the amount of $20,000 and a commission equal to 1.25% of the aggregate dollar amount of all stock sold in the Subscription and Direct Community Offerings. Such amount is exclusive of any shares sold to the ESOP, trustees, corporators, directors, officers and employees and associates as defined the Bank's Plan of Conversion. Such fees will be paid upon completion of the Conversion. Sandler O'Neill shall be reimbursed for its expenses, in an amount not to exceed $50,000, including legal fees. Sandler O'Neill has not prepared any report or opinion constituting a recommendation or advice to the Company or the Bank or to persons who subscribe in the Offerings, nor has it prepared an opinion as to the fairness to the Company or the Bank of the Purchase Price or the terms of the Offerings. Sandler O'Neill expresses no opinion as to the prices at which Common Stock to be issued in the Offerings may trade. The Bank has agreed to indemnify Sandler O'Neill against certain liabilities including certain liabilities under the Securities Act and certain misrepresentations or breaches by the Company or the Bank relating to the agreement with Sandler O'Neill. Total marketing fees to Sandler O'Neill are expected to be $401,000 to $628,000 at the minimum and 15% above the maximum of the Estimated Price Range, respectively. See "Pro Forma Data" for the assumptions used to arrive at these estimates.

         Trustees, corporators, directors and officers of the Bank and the Company may participate in the solicitation of offers to purchase Common Stock. Questions of prospective purchasers will be directed to officers or registered representatives. Other employees of the Bank may participate in the Offerings in ministerial capacities or providing clerical work in effecting a sales transaction. Such other employees have been instructed not to solicit offers to purchase Common Stock or provide advice regarding the purchase of Common Stock. The Company will rely on Rule 3a4-1 under the Exchange Act, and sales of Common Stock will be conducted within the requirements of Rule 3a4-1, so as to permit trustees, directors, officers and employees to participate in the sale of Common Stock. No trustee, director, officer or employee of the Company or the Bank will be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the Common Stock.

Procedure for Purchasing Shares in Subscription and Direct Community Offerings

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date in accordance with Rule 15c2-8 of the Exchange Act, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Execution of the stock order form and certification form will confirm receipt or delivery in accordance with Rule 15c2-8. Stock order and certification forms will only be distributed with a prospectus.

         To purchase shares in the Subscription and Direct Community Offerings, an executed stock order and certification form with the required payment for each share subscribed for, or with appropriate authorization for withdrawal from the Bank's deposit account (which may be given by completing the appropriate blanks in the stock order form), must be physically received by the Bank at any of its offices by 12:00 noon, Eastern time, on the Expiration Date. Stock order forms which are: (i) returned as undeliverable by the United States Postal Service; (ii) not received

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

by such time; (iii) executed defectively; or (iv) received without full payment (or appropriate withdrawal instructions) are not required to be accepted. In addition, the Bank and Company are not obligated to accept orders submitted on photocopied or facsimilied stock order forms and will not accept stock order forms unaccompanied by an executed certification form. Notwithstanding the foregoing, the Company and Bank shall have the right, each in their sole discretion, to permit institutional investors to submit irrevocable orders together with a legally binding commitment for payment and to thereafter pay for the shares of Common Stock for which they subscribe in the Direct Community Offering at any time prior to 48 hours before the completion of the Conversion. The Company and the Bank have the right to waive or permit the correction of incomplete or improperly executed forms, but do not represent that they will do so. Once received, an executed stock order form may not be modified, amended or rescinded without the consent of the Bank unless the Conversion has not been completed within 45 days after the end of the Subscription and Direct Community Offerings, unless such period has been extended.

         In order to ensure that Eligible Account Holders, Supplemental Eligible Account Holders and trustees, corporators, directors, officers and employees are properly identified as to their stock purchase priorities, depositors as of the Eligibility Record Date (July 31, 1997) and the Supplemental Eligibility Record Date (June 30, 1998) must list all accounts on the stock order form giving all names, account numbers and social security/tax identification numbers relating to each account. Failure to list all such names, account numbers and social security/tax identification numbers relating to each account may result in a reduction in the number of shares allocated to a subscribing member.

         Payment for subscriptions may be made (i) in cash if delivered in person at any full-service banking office of the Bank; (ii) by check, bank draft or money order, provided that checks will only be accepted subject to collection; or (iii) by authorization of withdrawal from deposit accounts maintained at the Bank. The funds authorized to be withdrawn from a deposit account will continue to accrue interest at the contractual rates until completion or termination of the Conversion, but a hold will be placed on such funds, thereby making them unavailable to the depositor until completion or termination of the Conversion. No wire transfers or third party checks will be accepted. Interest will be paid on payments made by cash, check, bank draft or money order at the Bank's passbook rate of interest from the date payment is received until the completion or termination of the Conversion.

         If a subscriber authorizes the Bank to withdraw the amount of the purchase price from his deposit account, the Bank will do so as of the effective date of the Conversion. The Bank will waive any applicable penalties for early withdrawal from certificate accounts. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the Bank's passbook rate.

         If the ESOP subscribes for shares during the Subscription Offering, the ESOP will not be required to pay for the shares subscribed for at the time it subscribes, but rather, may pay for such shares of Common Stock subscribed for at the Purchase Price upon consummation of the Subscription and Direct Community Offering, if all shares are sold, or upon consummation of the Syndicated Community Offering if shares remain to be sold in such offering; provided, that there is in force from the time of its subscription until such time, a loan commitment from an unrelated financial institution or the Company or the ESOP Loan Subsidiary to lend to the ESOP, at such time, the aggregate Purchase Price of the shares for which it subscribed.

         Owners of self-directed IRAs and other Qualified Plan accounts, such as Keogh accounts, may use the assets of such IRAs and other Qualified Plan accounts, to purchase shares of Common Stock in the Subscription and Direct Community Offerings, provided that such IRAs or other Qualified Plan accounts are not maintained at the Bank. Persons with IRAs or Qualified Plan accounts maintained at the Bank must have their accounts transferred to an unaffiliated institution or broker to purchase shares of Common Stock in the Subscription and Direct Community Offerings. In addition, the provisions of ERISA and IRS regulations require that officers, directors and ten percent shareholders who use self-directed IRA or Qualified Plan account funds to purchase shares of Common Stock in the Subscription and Direct Community Offerings, make such purchases for the exclusive benefit of the IRAs or Qualified Plan accounts. For further information regarding the transfer of the above-mentioned accounts, please call the Conversion Center at (413) ___-____.

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

         Certificates representing shares of Common Stock purchased will be mailed to purchasers at the address specified in properly completed stock order forms, as soon as practicable following consummation of the sale of all shares of Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

Restrictions on Transfer of Subscription Rights and Shares

         Pursuant to the rules and regulations of the Commissioner and the FDIC, no person with subscription rights may transfer or enter into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the Plan or the shares of Common Stock to be issued upon their exercise. Such rights may be exercised only by the person to whom they are granted and only for his or her account. Stock purchased in the Subscription Offering must be registered in the name(s) of the registered account holder(s) and failure to do so will result in the rejection of the order. Each person exercising such subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase such subscription rights or shares of Common Stock prior to the completion of the Conversion.

         The Bank and the Company will pursue any and all legal and equitable remedies (including forfeiture) in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve the transfer of such rights.

Syndicated Community Offering

         As a final step in the Conversion, the Plan provides that, if feasible, all shares of Common Stock not purchased in the Subscription and Direct Community Offerings, if any, will be offered for sale to the general public in a Syndicated Community Offering through a syndicate of registered broker-dealers to be formed and managed by Sandler O'Neill acting as agent of the Company to assist the Company and the Bank in the sale of the Common Stock. The Company and the Bank have the right to reject orders in whole or in part in their sole discretion in the Syndicated Community Offering. Neither Sandler O'Neill nor any registered broker-dealer shall have any obligation to take or purchase any shares of the Common Stock in the Syndicated Community Offering, however, Sandler O'Neill has agreed to use its best efforts in the sale of shares in the Syndicated Community Offering.

         The price at which Common Stock is sold in the Syndicated Community Offering will be determined as described above under "--Stock Pricing." Subject to the overall maximum purchase limitation, no person, together with any associate or group of persons acting in concert, will be permitted to subscribe in the Syndicated Community Offering for more than $200,000 of Common Stock; provided, however, that shares of Common Stock purchased in the Direct Community Offering by any persons, together with associates of or persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering and be subject to an overall maximum purchase limitation of 1.0% of the shares offered, exclusive of an increase in shares issued pursuant to an increase in the Estimated Price Range by up to 15%.

         Payments made in the form of a check, bank draft, money order or in cash will earn interest at the Bank's passbook rate of interest from the date such payment is actually received by the Bank until completion or termination of the Conversion.

         In addition to the foregoing, if a syndicate of broker-dealers ("selected dealers") is formed to assist in the Syndicated Community Offering, a purchaser may pay for his shares with funds held by or deposited with a selected dealer. If an order form is executed and forwarded to the selected dealer or if the selected dealer is authorized to execute the order form on behalf of a purchaser, the selected dealer is required to forward the order form and funds to the Bank for deposit in a segregated account on or before 12:00 noon of the business day following receipt of the order form or execution of the order form by the selected dealer. Alternatively, selected dealers may solicit indications of interest from their customers to place orders for shares. Such selected dealers shall subsequently contact their customers who

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

indicated an interest and seek their confirmation as to their intent to purchase. Those indicating an intent to purchase shall execute order forms and forward them to their selected dealer or authorize the selected dealer to execute such forms. The selected dealer will acknowledge receipt of the order to its customer in writing on the following business day and will debit such customer's account on the third business day after the customer has confirmed his intent to purchase (the "debit date") and on or before 12:00 noon of the next business day following the debit date will send order forms and funds to the Bank for deposit in a segregated account. Although purchasers' funds are not required to be in their accounts with selected dealers until the debit date in the event that such alternative procedure is employed once a confirmation of an intent to purchase has been received by the selected dealer, the purchaser has no right to rescind his order.

         Certificates representing shares of Common Stock purchased, together with any refund due, will be mailed to purchasers at the address specified in the order form, as soon as practicable following consummation of the sale of the Common Stock. Any certificates returned as undeliverable will be disposed of in accordance with applicable law.

         The Syndicated Community Offering will terminate no more than 45 days following the Subscription Expiration Date, unless extended by the Company with the approval of the Commissioner and FDIC. Such extensions may not be beyond August 26, 2000. See "--Stock Pricing" above for a discussion of rights of subscribers, if any, in the event an extension is granted.

Limitations on Common Stock Purchases

         The Plan includes the following limitations on the number of shares of Common Stock which may be purchased during the Conversion:

         (1)      No less than 25 shares;

         (2) Each Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: (1) $200,000 of Common Stock; (2) one-tenth of one percent (.10%) of the total offering of shares of Common Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $50 or more as of July 31, 1997) and the denominator is the total amount of Qualifying Deposits of all Eligible Account Holders, in each case on the Eligibility Record Date, subject to the overall maximum purchase limitation described in (8) below;

         (3) Each Supplemental Eligible Account Holder may subscribe for and purchase in the Subscription Offering up to the greater of: (1) $200,000 of Common Stock; (2) one tenth of one percent (.10%) of the total offering of shares of Common Stock; or (3) fifteen times the product (rounded down to the next whole number) obtained by multiplying the total number of shares of Common Stock to be issued by a fraction of which the numerator is the amount of the Supplemental Eligible Account Holder's Qualifying Deposit (defined by the Plan as any deposit account in the Bank with a balance of $50 or more as of June 30, 1998) and the denominator is the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders, in each case on the Supplemental Eligibility Record Date, subject to the overall maximum purchase limitation described in (8) below;

         (4) The Employee Plans, including the ESOP, are permitted to purchase, in the aggregate, up to 10% of the shares of Common Stock issued in the Conversion, including shares issued in the event of an increase in the Estimated Price Range of 15%, and the ESOP intends to purchase 8% of the shares of Common Stock issued in connection with the Conversion, including shares issued to the Foundation;

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

         (5) Trustees, corporators, directors, officers and employees of the Bank and the Company shall be entitled to purchase up to 30% of the total offering of shares of capital stock, but only to the extent that shares are available after satisfying the subscriptions of Eligible Account Holders, Supplemental Eligible Account Holders and the Tax-Qualified Employee Stock Benefit Plan;

         (6) Persons purchasing shares of Common Stock in the Direct Community Offering, together with associates of and groups of persons acting in concert with such persons, may purchase in the Direct Community Offering up to $200,000 of Common Stock, subject to the overall maximum purchase limitation described in (8) below;

         (7) Persons purchasing shares of Common Stock in the Syndicated Community Offering, together with associates of and persons acting in concert with such persons, may purchase in the Syndicated Community Offering up to $200,000 of Common Stock subject to the overall maximum purchase limitation described in (8) below and, provided further, that shares of Common Stock purchased in the Direct Community Offering by any persons, together with associates of and persons acting in concert with such persons, will be aggregated with purchases in the Syndicated Community Offering in applying the $200,000 purchase limitation; and

         (8) Eligible Account Holders, Supplemental Eligible Account Holders and trustees, corporators, directors, officers and employees may purchase stock in the Direct Community Offering and Syndicated Community Offering, subject to the purchase limitations described in (6) and (7) above, provided that, except for the ESOP, the overall maximum number of shares of Common Stock subscribed for or purchased in all categories of the Conversion by any person, together with associates of and groups of persons acting in concert with such persons, shall not exceed 1.0% of the shares of Common Stock offered in the Conversion and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Price Range of up to 15%.

         Subject to any required regulatory approval and the requirements of applicable laws and regulations, but without further approval of depositors of the Bank or subscribers for Common Stock, both the individual amount permitted to be subscribed for and the overall maximum purchase limitation may be increased to up to a maximum of 5% of the Common Stock to be issued at the sole discretion of the Company and the Bank. If such amount is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit.

         The overall maximum purchase limitation may not be reduced to less than 1.0%, and the individual amount permitted to be subscribed for may not be reduced by the Bank to less than .10% without the further approval of members or resolicitation of subscribers. An Eligible Account Holder, Supplemental Eligible Account Holder, or trustee, corporator, director, officer or employee of the Bank or the Company may not purchase individually in the Subscription Offering the overall maximum purchase limit of 1.0% of the shares offered, but may make such purchase, together with associates of and persons acting in concert with such person, by also purchasing in other available categories of the Conversion, subject to availability of shares and the maximum overall purchase limit for purchases in the Conversion.

         The term "acting in concert" is defined in the Plan of Conversion to mean: knowing participation in a joint activity or interdependent conscious parallel action toward a common goal whether or not pursuant to an express agreement; a combination or pooling of voting or other interest in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise; or a person or company which acts in concert with another person or company ("other party") shall also be deemed to be acting in concert with any person or company who is also in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with any other Tax-Qualified Employee Stock Benefit Plan or Non-Tax-Qualified Employee Stock Benefit Plan or with its director or a person who serves in a similar capacity solely for the purpose of determining whether stock held by the director and stock held by the plan will be aggregated. The Company and the Bank may presume that certain Persons are acting in concert based upon, among other things, joint account relationships and the fact that such Persons have filed joint Schedules 13D with the SEC with respect to other companies. When Persons act together for such a common purpose, their group is deemed to have acquired their stock.

         The term "associate" of a person is defined to mean: any corporation or organization (other than the Company, the Bank or a majority-owned subsidiary of the Bank) of which such person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities; any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as director or in a similar fiduciary capacity except that (i) the term "Associate" does not include any Non-Tax-Qualified Employee Stock Benefit Plan or any Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a director or in a similar fiduciary capacity; and (ii) for purposes of aggregating total shares that may be held by officers, trustees and directors, the term "Associate" does not include any Tax-Qualified or Non-Tax-Qualified Employee Stock Benefit Plan; and any relative or spouse of such person, or any relative of such spouse, who has the same home as such person or who is a director or officer of the Holding Company, the Bank, or any of its parents or subsidiaries. Trustees and directors are not treated as associates of each other solely because of their Board membership.

         The term "Officer" means the chairman of the board, chief executive officer, president, any officer at the level of vice president or above, clerk and the treasurer of the Bank.

         For a further discussion of limitations on purchases of a converting institution's stock at the time of Conversion and subsequent to Conversion, see "Management of the Bank--Subscriptions of Trustees and Executive Officers," "--Certain Restrictions on Purchase or Transfer of Shares After Conversion" and "Restrictions on Acquisition of the Company and the Bank."

Liquidation Rights

         In the unlikely event of a complete liquidation of the Bank in its present mutual form, each depositor would have a claim to receive their pro rata share of any assets of the Bank remaining after payment of claims of all creditors (including the claims of all depositors to the withdrawal value of their accounts). To the extent there are remaining assets, a depositor would have a claim to receive a pro rata share of any such remaining assets in the same proportion as the value of such depositor's deposit accounts to the total value of all deposit accounts in the Bank at the time of liquidation. After the Conversion, each depositor, in the event of a complete liquidation, would have a claim as a creditor of the same general priority as the claims of all other general creditors of the Bank. However, except as described below, their claim would be solely in the amount of the balance in their deposit account plus accrued interest. Such depositor would not have an interest in the value or assets of the Bank above that amount.

         The Plan provides for the establishment, upon the completion of the Conversion, of a special "liquidation account" for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to the surplus and reserves of the Bank as of the date of its latest balance sheet contained in the final Prospectus used in connection with the Conversion. Such liquidation account will not be reflected as an asset or liability on the Company's or the Bank's financial statements subsequent to the Conversion. Additionally, no dividends may be paid to stockholders of the Bank if such dividends would reduce stockholders' equity in the Bank below the amount of such liquidation account. Eligible Account Holders and Supplemental Eligible Account Holders, if they were to continue to maintain their deposit account at the Bank, would, on a complete liquidation of the Bank, have a claim to an interest in the liquidation account after payment of all creditors prior to any payment to the stockholders of the Bank. Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial interest in such liquidation account for each deposit account, including, but not limited to, demand accounts, NOW accounts, money market deposit accounts, and certificate of deposit accounts, with a balance of $50 or more held in the Bank on July 31, 1997 and June 30, 1998, respectively. Each Eligible Account Holder and Supplemental Eligible Account Holder will have a claim to a pro rata interest in the total liquidation account for each of his deposit accounts based on the proportion that the balance of each such deposit account on the July 31, 1997 Eligibility Record Date or the June 30, 1998 Supplemental Eligibility Record Date bore to the balance of all qualifying deposits of all Eligible Account Holders and Supplemental Eligible Account Holders on such date.

         If, however, at the close of business on the last day of any period for which the Bank or Company has prepared audited financial statements subsequent to the effective date of the Conversion ("annual closing date"), the amount in any deposit account is less than the amount in such deposit account on any other annual closing date, then such person's interest in the liquidation account relating to such deposit account would be reduced from time to time by the proportion of any such reduction, and such interest will cease to exist if such deposit account is withdrawn or closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be distributed to the Company as the sole stockholder of the Bank.

Tax Aspects

         Consummation of the Conversion is expressly conditioned upon the receipt by the Bank of either a favorable ruling from the IRS or an opinion of counsel with respect to matters of federal income taxation material to the operations of the Company and the Bank, and an opinion of its independent auditors with respect to certain matters of Massachusetts commonwealth taxation material to the operations of the Company and the Bank, to the effect that the Conversion will not be a taxable transaction to the Company, the Bank, Eligible Account Holders or Supplemental Eligible Account Holders, except as noted below. The federal and Massachusetts tax consequences will remain unchanged in the event that a holding company form of organization is not utilized.

         No private ruling has been requested from the IRS with respect to the proposed Conversion. Instead, the Bank has received an opinion of its counsel, Muldoon, Murphy & Faucette, which has been filed with the SEC as an exhibit to the Company's Registration Statement to the effect that for federal income tax purposes, among other matters:

         1. the Bank's change in form from mutual to stock ownership will constitute a reorganization under section 368(a)(1)(F) of the Internal Revenue Code and neither the Bank nor the Company will recognize any gain or loss as a result of the Conversion;

         2. no gain or loss will be recognized by the Bank or the Company upon the purchase of the Bank's capital stock by the Company or by the Company upon the purchase of its Common Stock in the Conversion;

         3. no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the issuance to them of deposit accounts in the Bank in its stock form plus their interests in the liquidation account in exchange for their deposit accounts in the Bank;

         4. the tax basis of the depositors' deposit accounts in the Bank immediately after the Conversion will be the same as the basis of their deposit accounts immediately prior to the Conversion;

         5.       the  tax  basis  of  each   Eligible   Account   Holder's   or
                  Supplemental   Eligible  Account  Holder's   interest  in  the
                  liquidation account will be zero;

         6. no gain or loss will be recognized by Eligible Account Holders or Supplemental Eligible Account Holders upon the distribution to them of nontransferable subscription rights to purchase shares of the Common Stock, provided that the amount to be paid for the Common Stock is equal to the fair market value of such stock; and

         7. the tax basis to the stockholders of the Common Stock of the Company purchased in the Conversion will be the amount paid therefor and the holding period for the shares of Common Stock purchased by such persons will begin on the date on which their subscription rights are exercised.

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

Wolf & Company, P.C. has opined, subject to the limitations and qualifications in its opinion, that: the foregoing tax effects of the Conversion under Massachusetts law are substantially the same as they are under Federal law. Certain portions of both the Federal and the state tax opinions are based upon the opinion of Keller that subscription rights issued in connection with the Conversion will have no value.

         In the opinion of Keller, which opinion is not binding on the IRS, the subscription rights do not have any value, based on the fact that such rights are acquired by the recipients without cost, are nontransferable and of short duration, and afford the recipients the right only to purchase the Common Stock at a price equal to its estimated fair market value, which will be the same price as the Purchase Price for the unsubscribed shares of Common Stock. If the subscription rights granted to eligible subscribers are deemed to have an ascertainable value, such recipients could be taxed either on the receipt or exercise of such subscription rights.

         Unlike private rulings, an opinion of counsel is not binding on the IRS and the IRS could disagree with conclusions reached therein. In the event of such disagreement, there can be no assurance that the IRS would not prevail in a judicial or administrative proceeding.

Certain Restrictions on Purchase or Transfer of Shares After Conversion

         All shares of Common Stock purchased in connection with the Conversion by trustees, corporators, directors, officers of the Bank or Company or their associates will be subject to a restriction that the shares not be sold for a period of one year following the Conversion, except in the event of the death of such trustee, corporator, director, officer or associate. Each certificate for such restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within such time period of any certificate or record ownership of such shares other than as provided above is a violation of such restriction. Any shares of Common Stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to such restricted stock will be subject to the restriction that they may not be sold for a period of one year following the Conversion. The directors and officers of the Bank or Company will also be subject to the insider trading rules promulgated pursuant to the Exchange Act.

         Purchases of outstanding shares of Common Stock of the Company by directors, officers (or any person who was an officer or trustee of the Bank after adoption of the Plan of Conversion) and their associates during the three-year period following Conversion may be made only through a broker or dealer registered with the SEC, except with the prior written approval of the Commissioner. This restriction does not apply, however, to the purchase of Common Stock pursuant to the Stock-Based Incentive Plan.

         Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including those that require the affiliate's sale to be aggregated with those of certain other persons) would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of: (i) 1% of the outstanding shares of the Company or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

Interpretation, Amendment and Termination

         To the extent permitted by law, all interpretations of the Plan by the Bank will be final; however, such interpretations have no binding effect on the Commissioner or the FDIC. The Plan provides that, if deemed necessary or desirable by the Board of Trustees, the Plan may be substantively amended by the Board of Trustees as a result of comments from regulatory authorities or otherwise, prior to the date of mailing of material to the Bank's corporators in connection with the Special Meeting called to consider the Plan and at any time thereafter with the concurrence of the Commissioner and the FDIC, if required.

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         Completion of the Conversion requires the sale of all shares of the
Common Stock within 24 months following approval of the Plan by the Board of Trustees of the Bank. If this condition is not satisfied, the Plan will be terminated and the Bank will continue its business in the mutual form of organization. The Plan may be terminated by the Board of Trustees at any time with the approval of the Commissioner.

             RESTRICTIONS ON ACQUISITION OF THE COMPANY AND THE BANK

General

         The Bank's Plan of Conversion provides for the Conversion of the Bank from the mutual to the stock form of organization and, in connection therewith, new stock Charter and Bylaws to be approved by the corporators of the Bank eligible to vote at the Special Meeting. The Plan also provides for the concurrent formation of a holding company. See "The Conversion--General." As described below and elsewhere herein, certain provisions in the Company's Certificate of Incorporation and Bylaws and in its management remuneration provided for in the Conversion, together with provisions of Delaware corporate law, may have anti-takeover effects. In addition, the Bank's Charter and Bylaws and management remuneration provided for in the Conversion may also have "anti-takeover" effects. Finally, regulatory restrictions may make it difficult for persons or companies to acquire control of either the Company or the Bank.

Restrictions in the Company's Certificate of Incorporation and Bylaws

         General. A number of provisions of the Company's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of stockholders. The following discussion is a general summary of certain provisions of the Company's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential anti-takeover effect. These provisions may have the effect of discouraging a future takeover attempt which is not approved by the Board of Directors but which individual Company stockholders may deem to be in their best interests or in which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of the current Board of Directors or management of the Company more difficult. The following description of certain of the provisions of the Certificate of Incorporation and Bylaws of the Company is necessarily general and reference should be made in each case to such Certificate of Incorporation and Bylaws, which are incorporated herein by reference. See "Additional Information" as to how to obtain a copy of these documents.

         Limitation on Voting Rights. The Certificate of Incorporation of the Company provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise and shares as to which such person and his affiliates have sole or shared voting or investment power, but shall not include shares that are subject to a publicly solicited revocable proxy and that are not otherwise deemed to be beneficially owned by such person and his affiliates. No Director or officer (or any affiliate thereof) of the Company shall, solely by reason of any or all of such Directors or officers acting in their capacities as such, be deemed to beneficially own any shares beneficially owned by any other Director or officer (or affiliate thereof) nor will the ESOP or any similar plan of the Company or the Bank or any director with respect thereto (solely by reason of such director's capacity) be deemed to beneficially own any shares held under any such plan. The Certificate of Incorporation of the Company further provides that the provisions limiting voting rights may only be amended upon the vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon (after giving effect to the provision limiting voting rights).

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

         Board of Directors. The Board of Directors of the Company is divided into three classes, each of which shall contain approximately one-third of the whole number of the members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of Directors being elected each year. The Company's Certificate of Incorporation and Bylaws provide that the size of the Board shall be determined by a majority of the Whole Board of Directors. The Certificate of Incorporation and the Bylaws provide that any vacancy occurring in the Board, including a vacancy created by an increase in the number of Directors or resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the Directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a stockholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of the Company. Directors may be removed by the shareholders only for cause by the affirmative vote of the holders of at least 80% of the voting power of all then outstanding shares of capital stock entitled to vote thereon.

         In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders choice.

         Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of stockholders of the Company may be called only by a resolution adopted by a majority of the whole Board of Directors of the Company. The Certificate of Incorporation also provides that any action required or permitted to be taken by the stockholders of the Company may be taken only at an annual or special meeting and prohibits stockholder action by written consent in lieu of a meeting.

         Authorized Shares. The Certificate of Incorporation authorizes the issuance of 16,000,000 million shares of Common Stock and 2,000,000 shares of preferred stock. The shares of Common Stock and preferred stock were authorized in an amount greater than that to be issued in the Conversion to provide the Company's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Board of Directors also has sole authority to determine the terms of any one or more series of preferred stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, the Board has the power to the extent consistent with its fiduciary duty to issue a series of preferred stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. The Company's Board currently has no plans for the issuance of additional shares, other than the issuance of shares in the Conversion, including shares contributed to the Foundation, and the issuance of additional shares upon exercise of stock options.

         Stockholder Vote Required to Approve Business Combinations with Interested Stockholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of the Company's outstanding shares of voting stock entitled to vote thereon to approve certain "Business Combinations" with an "Interested Stockholder," each as defined therein, and related transactions. Under Delaware law, absent this provision, business combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of Common Stock of the Company and any other affected class of stock. Under the Certificate of Incorporation, the approval of the holders of at least 80% of the shares of capital stock entitled to vote thereon is required for any business combination involving an Interested Stockholder (as defined below) except (i) in cases where the proposed transaction has been approved by a majority of those members of the Company's Board of Directors who are unaffiliated with the Interested Stockholder and were Directors prior to the time when the Interested Stockholder became an Interested Stockholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the stockholders a fair price in consideration for their shares. In each such case, where stockholder approval is required, the approval of only a majority of the outstanding shares of voting stock is sufficient. The term "Interested Stockholder" is defined to include, among others, any individual, a group acting in concert, corporation, partnership, association or other entity (other than the Company or its subsidiary) who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of voting stock of the Company. This provision of the Certificate of Incorporation applies to any

"Business Combination," which is defined to include: (i) any merger or consolidation of the Company or any of its subsidiaries with any Interested Stockholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Stockholder or any corporation which is, or after such merger or consolidation would be, an Affiliate of an Interested Stockholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Stockholder or Affiliate of 25% or more of the assets of the Company or combined assets of the Company and its subsidiary; (iii) the issuance or transfer to any Interested Stockholder or its Affiliate by the Company (or any subsidiary) of any securities of the Company (or any subsidiary) in exchange for any cash, securities or other property the value of which equals or exceeds 25% of the fair market value of the Common Stock of the Company; (iv) the adoption of any plan for the liquidation or dissolution of the Company proposed by or on behalf of any Interested Stockholder or Affiliate thereof; and (v) any reclassification of securities, recapitalization, merger or consolidation of the Company with any of its subsidiaries which has the effect of increasing the proportionate share of Common Stock or any class of equity or convertible securities of the Company or subsidiary owned directly or indirectly, by an Interested Stockholder or Affiliate thereof. The Trustees and executive officers of the Bank are purchasing in the aggregate approximately 0.98% of the shares of the Common Stock to be sold in the Conversion based on the maximum of the Estimated Price Range. In addition, the ESOP intends to purchase 8% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation. Additionally, if at a meeting of stockholders following the Conversion stockholder approval of the proposed Stock-Based Incentive Plan is received, the Company expects to acquire 4% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, on behalf of the Stock-Based Incentive Plan and expects to issue options to purchase up to 10% of the Common Stock issued in connection with the Conversion, including shares issued to the Foundation, under the Stock-Based Incentive Plan to directors and executive officers. As a result, directors, executive officers and employees have the potential to control the voting of approximately 22.1% of the Company's Common Stock on a diluted basis at the maximum of the Estimated Price Range, thereby enabling them to prevent the approval of the transactions requiring the approval of at least 80% of the Company's outstanding shares of voting stock described herein above.

         Evaluation of Offers. The Certificate of Incorporation of the Company further provides that the Board of Directors of the Company, when evaluating any offer of another "Person" (as defined therein), to (i) make a tender or exchange offer for any equity security of the Company, (ii) merge or consolidate the Company with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, may, in connection with the exercise of its judgment in determining what is in the best interest of the Company and the stockholders of the Company, give due consideration to all relevant factors, including, without limitation, those factors that directors of any subsidiary (including the Bank) may consider in evaluating any action that may result in a change or potential change of control of such subsidiary, and the social and economic effects of acceptance of such offer on: the Company's present and future customers and employees and those of its subsidiaries (including the Bank); the communities in which the Company and the Bank operate or are located; the ability of the Company to fulfill its corporate objectives as a bank holding company; and the ability of the Bank to fulfill the objectives of a stock savings bank under applicable statutes and regulations. By having these standards in the Certificate of Incorporation of the Company, the Board of Directors may be in a stronger position to oppose such a transaction if the Board concludes that the transaction would not be in the best interest of the Company, even if the price offered is significantly greater than the then market price of any equity security of the Company.

         Amendment of Certificate of Incorporation and Bylaws. Amendments to the Company's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock, provided, however, that an affirmative vote of the holders of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of Directors, Director and officer indemnification by the Company and amendment of the Company's Bylaws and Certificate of Incorporation. The Company's Bylaws may be amended by a majority of the whole Board of Directors, or by a vote of the holders of at least 80% (after giving effect to the provision limiting voting rights) of the total votes eligible to be voted at a duly constituted meeting of stockholders.

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

         Certain Bylaw Provisions. The Bylaws of the Company also require a stockholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at an annual stockholder meeting to give at least 90 days' advance notice to the Secretary of the Company. The notice provision requires a stockholder who desires to raise new business to provide certain information to the Company concerning the nature of the new business, the stockholder and the stockholder's interest in the business matter. Similarly, a stockholder wishing to nominate any person for election as a Director must provide the Company with certain information concerning the nominee and the proposing stockholder.

Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion

         The provisions described above are intended to reduce the Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by members of its Board of Directors. Certain provisions of the Stock-Based Incentive Plan provide for accelerated benefits to participants in the event of a change in control of the Company or the Bank or a tender or exchange offer for their stock. See "Management of the Bank--Other Benefit Plans--Stock-Based Incentive Plan." The Company and the Bank have also entered into agreements with key officers and intends to establish the Severance Compensation Plan which will provide such officers and eligible employees with additional payments and benefits on the officer's termination in connection with a change in control of the Company or the Bank. See "Management of the Bank--Employment Agreements," "--Change in Control Agreements" and "--Employee Severance Compensation Plan." The foregoing provisions and limitations may make it more difficult for companies or persons to acquire control of the Bank. Additionally, the provisions could deter offers to acquire the outstanding shares of the Company which might be viewed by stockholders to be in their best interests.

         The Company's Board of Directors believes that the provisions of the Certificate of Incorporation and Bylaws are in the best interest of the Company and its stockholders. An unsolicited non-negotiated takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Accordingly, the Board of Directors believes it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with management and that these provisions will encourage such negotiations and discourage non-negotiated takeover attempts.

Delaware Corporate Law

         The State of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporate Law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

         In general, Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an Interested Stockholder) may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Stockholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

         The statute exempts the following transactions from the requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Stockholder, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an Interested Stockholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Stockholder, excluding, for purposes of determining the number of shares outstanding, shares owned by the corporation's directors who are also officers and certain employee stock plans; (iii) any business combination with an Interested Stockholder that is approved by the board of directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Stockholder; and (iv) certain business combinations that are

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

proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the board of directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its certificate of incorporation or bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

Restrictions in the Bank's New Charter and Bylaws

         Although the Board of Trustees of the Bank is not aware of any effort that might be made to obtain control of the Bank after Conversion, the Board of Trustees believes that it is appropriate to adopt certain provisions permitted by Massachusetts General Laws to protect the interests of the converted Bank and its stockholders from any hostile takeover. Such provisions may, indirectly, inhibit a change in control of the Company, as the Bank's sole stockholder.
See "Risk Factors--Anti-Takeover Provisions Which May Discourage Takeover Attempts."

         The Bank's stock Charter will contain a provision whereby the acquisition of beneficial ownership of more than 10% of the issued and outstanding shares of any class of equity securities of the Bank by any person (i.e., any individual, corporation, group acting in concert, trust, partnership, joint stock company or similar organization), either directly or through an affiliate thereof, will be prohibited for a period of three years following the date of completion of the Conversion. In the event shares are acquired in violation of this provision of the Bank's stock Charter, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. This limitation shall not apply to any transaction in which the Bank forms a holding company without a change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter or appraisal rights. In the event that holders of revocable proxies for more than 10% of the shares of the Common Stock of the Company seek, among other things, to elect one-third or more of the Company's Board of Directors, to cause the Company's stockholders to approve the acquisition or corporate reorganization of the Company or to exert a continuing influence on a material aspect of the business operations of the Company, which actions could indirectly result in a change in control of the Bank, the Board of Trustees of the Bank will be able to assert this provision of the Bank's stock Charter against such holders. Although the Board of Trustees of the Bank is not currently able to determine when and if it would assert this provision of the Bank's stock Charter, the Board, in exercising its fiduciary duty, may assert this provision if it were deemed to be in the best interests of the Bank, the Company and its stockholders. It is unclear, however, whether this provision, if asserted, would be successful against such persons in a proxy contest which could result in a change in control of the Bank indirectly through a change in control of the Company.

         In addition, stockholders will not be permitted to call a special meeting of stockholders or to cumulate their votes in the election of Directors. Furthermore, the Bank's Bylaws provide for the election of three classes of directors to staggered terms. The staggered terms of the Board of Directors could have an anti-takeover effect by making it more difficult for a majority of shares to force an immediate change in the Board of Directors since only one-third of the Board is elected each year. The purpose of these provisions is to assure stability and continuity of management of the Bank in the years immediately following the Conversion.

         Finally, the stock Charter provides for the issuance of shares of preferred stock on such terms, including conversion and voting rights, as may be determined by the Bank's Board of Directors without stockholder approval. Although the Bank has no arrangements, understandings or plans at the present time for the issuance or use of the shares of undesignated preferred stock (the "Preferred Stock") proposed to be authorized, the Board believes that the availability of such shares will provide the Bank with increased flexibility in structuring possible future financings and acquisitions and in meeting other corporate needs which may arise. In the event of a proposed merger, tender offer or other attempt to gain control of the Bank of which management does not approve, the Board can authorize the issuance of one or more series of Preferred Stock with rights and preferences which could impede the completion of such a transaction. An effect of the possible issuance of such Preferred Stock, therefore, may be to deter a future takeover attempt. The Board does not intend to issue any Preferred Stock except on terms which the Board deems to be in the best interest of the Bank and its then existing stockholders.

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

Regulatory Restrictions

         Massachusetts Division of Banks Conversion Regulations. Regulations issued by the Commissioner provide that for a period of three years following the date of the completion of the Conversion, no person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of any equity security of the Company without prior written notice to the Company and the prior written approval of the Commissioner. Where any person, directly or indirectly, acquires beneficial ownership of more than ten percent (10%) of any class of any equity security of the Company without prior written notice to the Company and the prior written approval of the Commissioner, the securities beneficially owned by such person in excess of ten percent (10%) shall not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and shall not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote. The Commissioner may take any further action to enforce these regulatory restrictions as he deems appropriate.

         Change in Bank Control Act. In addition to the foregoing restrictions, the acquisition of ten percent (10%) or more of the Common Stock outstanding may, in certain circumstances, be subject to the provisions of the Change in Bank Control Act. The FDIC has also adopted a regulation pursuant to the Change in Bank Control Act which generally requires persons who at any time intend to acquire control of an FDIC-insured state-chartered non-member bank, including a converted savings bank such as the Bank, to provide 60 days prior written notice and certain financial and other information to the FDIC.

         The 60-day notice period does not commence until the information is deemed to be substantially complete. Control for the purpose of this Act exists in situations in which the acquiring party has voting control of at least twenty-five percent (25%) of any class of the Bank's voting stock or the power to direct the management or policies of the Bank. However, under FDIC regulations, control is presumed to exist where the acquiring party has voting control of at least ten percent (10%) of any class of the Bank's voting securities if (i) the Bank has a class of voting securities which is registered under Section 12 of the Exchange Act, or (ii) the acquiring party would be the largest holder of a class of voting shares of the Bank. The statute and underlying regulations authorize the FDIC to disapprove a proposed acquisition on certain specified grounds. In some circumstances, similar filings with the Commissioner may be required under the Massachusetts Change in Bank Control Act.

         Federal Reserve Board Regulations. In the event the Bank does not qualify to be a QTL, attempts to acquire control of the Bank become subject to regulations of the FRB under the Change in Bank Control Act.

         Massachusetts Banking Law. Massachusetts banking law also prohibits any "company," defined to include banking institutions as well as corporations, from directly or indirectly controlling the voting power of 25% or more of the voting stock of two or more banking institutions without the prior approval of the Board of Bank Incorporation. Additionally, an out-of-state company which already directly or indirectly controls voting power of 25% or more of the voting stock of two or more banking institutions may not also acquire direct or indirect ownership or control of more than 5% of the voting stock of a Massachusetts banking institution without the prior approval of the Board of Bank Incorporation. Finally, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual savings bank without prior written approval of the Board of Bank Incorporation.

         Prior approval of the Commissioner is also required before any action is taken that causes any stock banking institution to acquire all of the capital stock of any other stock banking institution. The Commissioner will approve such a plan of acquisition, following approval by a majority vote of the boards of directors of the acquiror and the acquiree and a two-thirds approval of the stockholders of the acquiree, provided the Commissioner finds that competition among banking institutions will not be unreasonably affected and that public convenience and advantage will be promoted. Any such company shall engage directly or indirectly only in such activities as are now or may hereafter be proper activities for bank holding companies under the BHC Act.

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

                          DESCRIPTION OF CAPITAL STOCK
                                 OF THE COMPANY

General

         The Company is authorized to issue 16,000,000 million shares of Common Stock having a par value of $0.01 per share and 2,000,000 shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"). Based on the sale of Common Stock in connection with the Conversion and issuance of authorized but unissued Common Stock in an amount equal to 8% of the Common Stock sold in the Conversion to the Foundation, the Company currently expects to issue up to 5,998,860 shares of Common Stock (based on the maximum of the Estimated Price Range, as adjusted by 15%) and no shares of Preferred Stock in the Conversion. Except for shares issued in connection with the Conversion, the Company presently does not have plans to issue Common Stock. Each share of the Company's Common Stock will have the same relative rights as, and will be identical in all respects with, each other share of Common Stock. Upon payment of the Actual Purchase Price for the Common Stock, in accordance with the Plan of Conversion, all such stock will be duly authorized, fully paid and nonassessable.

         The Common Stock of the Company will represent nonwithdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or the Mutual Savings Central Fund.

Common Stock

         Dividends. The Company can pay dividends out of statutory surplus or from certain net profits if, as and when declared by its Board of Directors. The payment of dividends by the Company is subject to limitations which are imposed by law and applicable regulations. See "Dividend Policy" and "Regulation and Supervision." The holders of Common Stock of the Company will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Company out of funds legally available therefor. If the Company issues Preferred Stock, the holders thereof may have a priority over the holders of the Common Stock with respect to dividends.

         Voting Rights. Upon the Conversion, the holders of Common Stock of the Company will possess exclusive voting rights in the Company. They will elect the Company's Board of Directors and act on such other matters as are required to be presented to them under Delaware law or as are otherwise presented to them by the Board of Directors. Except as discussed in "Restrictions on Acquisition of the Company and the Bank," each holder of Common Stock will be entitled to one vote per share. Stockholders will not have any right to cumulate votes in the election of Directors. If the Company issues Preferred Stock, holders of the Preferred Stock may also possess voting rights. Certain matters require an 80% stockholder vote (after giving effect to the provision limiting voting rights). See "Restrictions on Acquisition of the Company and the Bank."

         As a Massachusetts-chartered mutual savings bank, corporate powers and control of the Bank are vested in its Board of Trustees, who elect the officers of the Bank and who fill any vacancies on the Board of Trustees as it exists upon Conversion. Subsequent to Conversion, voting rights will be vested exclusively in the owners of the shares of capital stock of the Bank, which will be the Company, and voted at the direction of the Company's Board of Directors. Consequently, the holders of the Common Stock will not have direct control of the Bank.

         Liquidation. In the event of any liquidation, dissolution or winding up of the Bank, the Company, as holder of the Bank's capital stock would be entitled to receive, after payment or provision for payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon) and after distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders (see "The Conversion--Liquidation Rights"), all assets of the Bank available for distribution. In the event of liquidation, dissolution or winding up of the Company, the holders of its Common Stock would be entitled to receive, after payment or provision for payment of all of its debts and liabilities, all of the assets of the Company available for distribution. If Preferred Stock is issued, the holders thereof may have a priority over the holders of the Common Stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the Common Stock of the Company will not be entitled to preemptive rights with respect to any shares which may be issued. The Common Stock is not subject to redemption.

         Indemnification and Limit on Liability. The Company's Certificate of Incorporation contains provisions which limit the liability of directors, officers and employees of the Company and indemnify such individuals. Such provisions provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Under certain circumstances, the right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition. In addition, a Director of the Company shall not be personally liable to the Company or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation, or for any transaction from which the Director derived an improper personal benefit.

Preferred Stock

         None of the shares of the Company's authorized Preferred Stock will be issued in the Conversion. Such stock may be issued with such designations, powers, preferences and rights as the Board of Directors may from time to time determine. The Board of Directors can, without stockholder approval, issue Preferred Stock with voting, dividend, liquidation and conversion rights which could dilute the voting strength of the holders of the Common Stock and may assist management in impeding an unfriendly takeover or attempted change in control. The Company presently does not have plans to issue Preferred Stock.

                    DESCRIPTION OF CAPITAL STOCK OF THE BANK

General

         In the event the holding company form of organization is not utilized in connection with the Conversion, the Bank may offer shares of its common stock in connection with the Conversion. The following is a discussion of the capital stock of the Bank.

         The stock Charter of the Bank, to be effective upon the Conversion, authorizes the issuance of capital stock consisting of 16,000,000 million shares of common stock, par value $1.00 per share, and 2,000,000 shares of preferred stock, par value $1.00 per share, which preferred stock may be issued in series and classes having such rights, preferences, privileges and restrictions as the Board of Directors may determine. Each share of common stock of the Bank will have the same relative rights as, and will be identical in all respects with, each other share of common stock. After the Conversion, the Board of Directors will be authorized to approve the issuance of common stock up to the amount authorized by the stock charter without the approval of the Bank's stockholders. Assuming that the holding company form of organization is utilized, all of the issued and outstanding common stock of the Bank will be held by the Company as the Bank's sole stockholder. The capital stock of the Bank will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the FDIC or the Mutual Savings Central Fund.

Common Stock

         Dividends. The holders of the Bank's common stock will be entitled to receive and to share equally in such dividends as may be declared by the Board of Directors of the Bank out of funds legally available therefor. See "Dividend Policy" for certain restrictions on the payment of dividends and "Federal and State Taxation--Federal Taxation" for a discussion of the consequences of the payment of cash dividends from income appropriated to bad debt reserves.

         Voting Rights. Immediately after the Conversion, the holders of the Bank's common stock will possess exclusive voting rights in the Bank. Each holder of shares of common stock will be entitled to one vote for each share held. Shareholders shall not be entitled to cumulate their votes for the election of directors. See "Restrictions on Acquisition of the Company and the Bank--Anti-Takeover Effects of the Company's Certificate of Incorporation and Bylaws and Management Remuneration Adopted in Conversion."

         Liquidation. In the event of any liquidation, dissolution, or winding up of the Bank, the holders of common stock will be entitled to receive, after payment of all debts and liabilities of the Bank (including all deposit accounts and accrued interest thereon), and distribution of the balance in the special liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders, all assets of the Bank available for distribution in cash or in kind. If additional preferred stock is issued subsequent to the Conversion, the holders thereof may also have priority over the holders of common stock in the event of liquidation or dissolution.

         Preemptive Rights; Redemption. Holders of the common stock of the Bank will not be entitled to preemptive rights with respect to any shares of the Bank which may be issued. Upon receipt by the Bank of the full specified purchase price therefor, the common stock will be fully paid and non-assessable.

                          TRANSFER AGENT AND REGISTRAR

The transfer agent and registrar for the Common Stock is ______________________.

                                     EXPERTS

         The financial statements of the Bank as of December 31, 1997, and for the three years ended December 31, 1997 have been included in this Prospectus in reliance upon the report of Wolf & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

         Keller has consented to the publication herein of the summary of its report to the Bank and Company setting forth its opinion as to the estimated pro forma market value of the Common Stock upon Conversion and its valuation with respect to subscription rights.

                             LEGAL AND TAX OPINIONS

         The legality of the Common Stock and the federal income tax consequences of the Conversion will be passed upon for the Bank and Company by Muldoon, Murphy & Faucette, Washington, D.C., special counsel to the Bank and Company. The federal income tax consequences of the Woronoco Savings Charitable Foundation will be passed upon for the Bank and the Company by Wolf & Company, P.C. independent certified public accountants who have served as the Bank's and the Company's independent tax advisors. Muldoon, Murphy & Faucette will rely as to certain matters of Delaware law on the opinion of Morris, Nichols, Arsht & Tunnell. Massachusetts commonwealth income tax consequences will be passed upon by Wolf & Company, P.C. Certain legal matters will be passed upon for Sandler O'Neill by Silver, Freedman & Taff, L.L.P.

                             ADDITIONAL INFORMATION

         The Company has filed with the SEC a registration statement under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the SEC, this Prospectus does not contain all the information set forth in the registration statement. Such information, including the Conversion Valuation Appraisal Report, which is an exhibit to the Registration Statement, can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. In addition, the SEC maintains a web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC, including the Company. The Conversion Valuation Appraisal Report may also be inspected by depositors of the Bank at the offices of the Bank during normal business hours. This Prospectus contains a description of the material terms and features of all material contracts, reports or exhibits to the registration statement required to be described; however, the statements contained in this Prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete; each such statement is qualified by reference to such contract or document.

         The Bank has filed an application for approval of conversion with the Commissioner and the FDIC. This Prospectus omits certain information contained in that application. The application may be examined at the Office of the Commissioner, Commonwealth of Massachusetts, Leverett Saltonstall Building, Room 2004, 100 Cambridge Street, Boston, Massachusetts 02202 and 15 Braintree Hill, Office Park, Braintree, Massachusetts 02184.

         The Company has filed with the Office of Thrift Supervision an Application to form a Holding Company. This Prospectus omits certain information contained in such Application. Such Application may be inspected at the offices of the OTS, 1700 G Street, N.W., Washington, D.C. 20552.

         In connection with the Conversion, the Company will register its Common Stock with the SEC under Section 12(b) of the Exchange Act, and, upon such registration, the Company and the holders of its stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the Plan, the Company has undertaken that it will not terminate such registration for a period of at least three years following the Conversion. In the event that the Bank amends the Plan to eliminate the concurrent formation of the Company as part of the Conversion, the Bank will register its stock with the Federal Deposit Insurance Corporation under Section 12(b) of the Exchange Act and, upon such registration, the Bank and the holders of its stock will become subject to the same obligations and restrictions.

         A copy of the Plan of Conversion, Certificate of Incorporation and the Bylaws of the Company and the stock Charter and Bylaws of the Bank are available without charge from the Bank. The Bank's main office is located at 31 Court Street, Westfield, Massachusetts 01085. Its telephone number is (413) 658-9141.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                     PAGE
                                                                     ----
Independent Auditors' Report                                         F-2

Consolidated Balance Sheets as of August 31, 1998 (unaudited) and
    December 31, 1997 and 1996                                       F-3

Consolidated Statements of Income for the Eight Months Ended
    August 31, 1998 and 1997 (unaudited) and for the Years
    Ended December 31, 1997, 1996 and 1995                            31

Consolidated Statements of Changes in Surplus for the Eight
    Months Ended August 31, 1998 and 1997 (unaudited) and for
    the Years Ended December 31, 1997, 1996 and 1995                 F-4

Consolidated Statements of Cash Flows for the Eight Months
    Ended August 31, 1998 and 1997 (unaudited) and for the
    Years Ended December 31, 1997, 1996 and 1995                     F-5

Notes to Consolidated Financial Statements                           F-7

All schedules are omitted because they are not required or applicable, or the required information is shown in the consolidated financial statements.

The consolidated financial statements of Woronoco Bancorp, Inc. have been omitted because Woronoco Bancorp, Inc. has not yet issued any stock, has no assets and no liabilities, and has not conducted any business other than of an organizational nature.

                          INDEPENDENT AUDITORS' REPORT


The Audit Committee
Woronoco Savings Bank
Westfield, Massachusetts

We have audited the consolidated balance sheets of Woronoco Savings Bank and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in surplus and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Woronoco Savings Bank and subsidiaries as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997 in conformity with generally accepted accounting principles.


/s/ Wolf & Company, P.C.
Wolf & Company, P.C.


Boston, Massachusetts
February 27, 1998, except for Note 16 as to which the date is August 26, 1998

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                (IN THOUSANDS)

                                                   ASSETS

                                                                                   December 31,
                                                         August 31,      -------------------------------
                                                            1998              1997              1996
                                                        -----------      -------------     -------------
                                                        (unaudited)
Cash and due from banks                                    $ 11,023           $  9,246          $  8,716
Interest-bearing balances                                     1,900              2,440             1,403
Federal funds sold                                                -                  -               350
                                                        -----------      -------------     -------------
               Total cash and cash equivalents               12,923             11,686            10,469

Securities available for sale (Notes 2 and 7)                71,482             55,640            61,626
Federal Home Loan Bank stock, at cost (Note 7)                2,984              2,433             2,101
Loans, net (Notes 3 and 7)                                  265,564            261,723           234,135
Other real estate owned, net (Note 4)                           335                381               423
Banking premises and equipment, net (Note 5)                  7,270              5,919             3,827
Accrued interest receivable                                   1,648              1,479             1,427
Prepaid income taxes                                            818                268               317
Cash surrender value of life insurance (Note 11)              1,818              1,716             1,592
Other assets                                                  1,376                664               791
                                                        -----------      -------------     -------------

                                                           $366,218           $341,909          $316,708
                                                        ===========      =============     =============

                                         LIABILITIES AND SURPLUS

Deposits (Note 6)                                          $273,567           $262,679          $248,982
Federal Home Loan Bank advances (Note 7)                     54,792             41,726            35,441
Mortgagors' escrow accounts                                     836                647               515
Net deferred tax liability (Note 8)                               -                452                91
Accrued expenses and other liabilities (Note 11)              3,646              3,073             2,605
                                                        -----------      -------------     -------------
               Total liabilities                            332,841            308,577           287,634
                                                        -----------      -------------     -------------

Commitments and contingencies (Note 9)

Surplus:
    Surplus (Note 10)                                        33,259             30,950            27,932
    Net unrealized gain on securities available
        for sale,  after tax effects of  $1,397
        and $827 (Notes 2 and 8)                                  -              2,382             1,142
   Accumulated other comprehensive income                       118                  -                 -
                                                        -----------      -------------     -------------
              Total surplus                                  33,377             33,332            29,074
                                                        -----------      -------------     -------------

                                                           $366,218           $341,909          $316,708
                                                        ===========      =============     =============

See accompanying notes to consolidated financial statements.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF CHANGES IN SURPLUS

            EIGHT MONTHS ENDED AUGUST 31, 1998 (UNAUDITED) AND THE
                 YEARS ENDED DECEMBER 31, 1997, 1996 AND 1995

                                (IN THOUSANDS)

                                                                                          Net
                                                                                       Unrealized
                                                            Accumulated                 Gain on
                                                               Other                   Securities
                                             Comprehensive  Comprehensive              Available     Total
                                                Income         Income       Surplus     For Sale    Surplus
                                             -------------  -------------  ----------  ----------  ----------
Balance at December 31, 1994                                                $ 23,123    $  (862)      22,261

Net Income                                                                     2,335          -        2,335

Change in net unrealized gain on
  securities available for sale,
  after tax effects                                                                -      1,625        1,625
                                                                            --------    -------     --------

Balance at December 31, 1995                                                  25,458        763       26,221

Net income                                                                     2,474          -        2,474

Change in net unrealized gain on
    securities available for sale,
    after tax effects                                                              -        379          379
                                                                            --------    -------     --------

Balance at December 31, 1996                                                  27,932      1,142       29,074

Net income                                                                     3,018          -        3,018

Change in net unrealized gain on
    securities available for sale,
    after tax effects                                                              -      1,240        1,240
                                                                            --------    -------     --------

Balance at December 31, 1997                                                  30,950    $ 2,382       33,332
                                                                                        =======

Comprehensive income:

Balance at December 31, 1997                                   $  2,382

Net income (unaudited)                          $  2,309                       2,309                   2,309

Change in net unrealized gain on
   securities available for sale,
   after tax effects and reclassification
   adjustment (unaudited)                         (2,264)        (2,264)           -                  (2,264)
                                                --------       --------     --------                --------

Comprehensive income (unaudited)                $     45
                                                ========

Balance at August 31, 1998 (unaudited)                         $    118     $ 33,259                $ 33,377
                                                               ========     ========                ========

See accompanying notes to consolidated financial statements.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                (IN THOUSANDS)

                                                                    Eight Months Ended
                                                                        August 31,             Years Ended December 31,
                                                                 -----------------------  ----------------------------------
                                                                    1998         1997        1997        1996        1995
                                                                 ----------   ----------  ----------  ----------  ----------
                                                                       (unaudited)
Cash flows from operating activities:
  Net income                                                      $  2,309     $  2,101    $  3,018    $  2,474      $2,335
  Adjustments to reconcile net income to net cash
    provided by operating activities:
      Provision for loan losses                                        160          120         180         180         210
      Provision for losses on other real estate owned                   10            -          21          52          65
      Charitable contribution in the form of equity
        securities                                                     102          549         549           -           -
      Net (accretion) amortization of investments                       (9)          (7)        (12)         15          56
      Amortization (accretion) of net deferred loan
        fees (costs)                                                   153           97         152         109         (27)
      Depreciation and amortization                                    432          357         550         487         425
      Deferred taxes                                                   (51)        (180)       (173)        222          (8)
      Gain on sales and disposition of securities, net              (1,218)      (1,441)     (1,895)       (751)       (578)
      Gain on sales of loans, net                                     (290)           -           -         (16)        (41)
      Gain on sales of property                                          -            -         (17)          -           -
      Loss (gain) on other real estate owned                             5           16           7         (16)         31
      Changes in operating assets and liabilities:
           Accrued interest receivable                                (169)         (95)        (51)        (61)       (111)
           Prepaid income taxes                                        377          340          49        (495)        178
           Accrued taxes and expenses                                  572          746         469         350        (175)
           Other                                                      (817)        (454)        (33)        (67)       (276)
                                                                 ----------   ----------  ----------  ----------  ----------
               Net cash provided by operating activities             1,566        2,149       2,814       2,483       2,084
                                                                 ----------   ----------  ----------  ----------  ----------

Cash flows from investing activities:
  Proceeds from sales of securities available for sale               6,371        6,088       9,416      11,478       7,946
  Purchase of securities available for sale                        (12,658)      (5,900)    (10,285)    (26,608)     (6,495)
  Proceeds from maturities of securities available for sale            530        1,514       2,461       2,747           -
  Proceeds from maturities and calls of securities held
    to maturity                                                          -            -           -           -         641
  Principal payments on mortgage-backed investments                  6,516        4,756       7,561       6,183       7,948
  Purchase of Federal Home Loan Bank stock                            (551)        (268)       (332)       (202)          -
  Loans originated, net of loan payments received                  (22,954)     (18,312)    (28,201)    (35,574)    (26,641)
  Proceeds from the sale of loans                                        -            -           -         830      12,983
  Purchases of banking premises and equipment                       (1,784)      (1,512)     (2,751)       (541)     (1,217)
  Proceeds on sales of property                                          -            -         126           -           -
  Proceeds from sales of foreclosed real estate                         58           82         295         665         326
  Purchase of life insurance                                             -            -           -      (1,500)          -
                                                                 ----------   ----------  ----------  ----------  ----------
               Net cash used by investing activities               (24,472)     (13,552)    (21,710)    (42,522)     (4,509)
                                                                 ----------   ----------  ----------  ----------  ----------

                                  (continued)

See accompanying notes to consolidated financial statements.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

               CONSOLIDATED STATEMENTS OF CASH FLOWS (CONCLUDED)

                                (IN THOUSANDS)

                                                                Eight Months Ended
                                                                    August 31,             Years Ended December 31,
                                                             -----------------------  ----------------------------------
                                                                1998         1997        1997        1996        1995
                                                             ----------   ----------  ----------  ----------  ----------
                                                                   (unaudited)
Cash flows from financing activities:
  Net increase in deposits                                      10,888        9,962      13,697      17,293      12,833
  Net increase (decrease) in mortgagors' escrow accounts           189          374         131         (74)       (188)
  Net increase (decrease) in Federal Home Loan Bank
    advances with maturities of three months or less            (6,910)       7,460       6,320      16,000      (7,500)
  Proceeds from Federal Home Loan Bank advances with
    maturities in excess of three months                        50,000       17,000      22,000      19,000      10,000
  Repayment of Federal Home Loan Bank advances
    with maturities in excess of three months                  (30,024)     (15,023)    (22,035)    (14,031)    (10,028)
                                                             ----------   ----------  ----------  ----------  ----------
        Net cash provided by financing activities               24,143       19,773      20,113      38,188       5,117
                                                             ----------   ----------  ----------  ----------  ----------

Net increase (decrease) in cash and cash equivalents             1,237        8,370       1,217      (1,851)      2,692

Cash and cash equivalents at beginning of year                  11,686       10,469      10,469      12,320       9,628
                                                             ----------   ----------  ----------  ----------  ----------

Cash and cash equivalents at end of year                      $ 12,923     $ 18,839    $ 11,686    $ 10,469    $ 12,320
                                                             ==========   ==========  ==========  ==========  ==========

Supplemental cash flow information:
  Interest paid on deposits                                   $  6,878     $  6,610    $ 10,192    $  9,450    $  8,685
  Interest paid on advances                                      1,866        1,485       2,346       1,535       1,173
  Income taxes paid                                                             651       1,701       1,855       1,205
  Transfers from loans to other real estate owned                   22           61         281         524         272
  Transfers from other real estate owned to banking
    premises and equipment                                           -            -           -          41           -
  Securitization of loans to mortgage-backed securities         19,068            -           -           -           -

See accompanying notes to consolidated financial statements.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

   AUGUST 31, 1998 AND 1997 (UNAUDITED) AND DECEMBER 31, 1997, 1996 AND 1995

                            (DOLLARS IN THOUSANDS)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION AND CONSOLIDATION

    The consolidated financial statements include the accounts of Woronoco Savings Bank (the "Bank") and its wholly-owned subsidiaries Walshingham Enterprises, Inc., which previously held certain real estate and Woronoco Security Corporation which engages exclusively in securities transactions. All significant intercompany balances and transactions have been eliminated in consolidation.

    BUSINESS

    The Bank provides a variety of financial services, including trust and financial management services, mutual funds and various deposit and lending products to individuals and small businesses through its nine offices in western Massachusetts. Its primary deposit products are checking, savings and term certificate accounts and its primary lending products are residential, commercial mortgage, consumer and home equity loans.

    USE OF ESTIMATES

    In preparing consolidated financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A material estimate that is particularly susceptible to significant change in the near term relates to the determination of the allowance for loan losses.

    RECLASSIFICATION

    Certain amounts have been reclassified in the 1996 and 1995 consolidated financial statements to conform to the 1997 presentation.

    CASH EQUIVALENTS

    Cash equivalents include amounts due from banks, interest-bearing balances with maturities of ninety days or less and federal funds sold.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    INVESTMENT SECURITIES

    Investments are classified as "available for sale" and reflected on the consolidated balance sheet at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of surplus, net of tax effects.

    Purchase premiums and discounts are amortized to earnings by a method which approximates the interest method over the terms of the investments. Declines in the value of investments that are deemed to be other than temporary are reflected in earnings when identified. Gains and losses on disposition of investments are recorded on the trade date and determined using the specific identification method.

    LOANS

    Loans, as reported, have been reduced by unadvanced loan funds, net deferred loan costs, and the allowance for loan losses.

    Interest on loans is recognized on a simple interest basis and is not accrued on loans which are identified as impaired or loans which are ninety days or more past due. Interest income previously accrued on such loans is reversed against current period interest income. Interest income on all nonaccrual loans is recognized only to the extent of interest payments received.

    Net deferred loan costs are amortized against income over the contractual lives of the related loans on the interest method.

    ALLOWANCE FOR LOAN LOSSES

    The allowance for loan losses is established through a provision for loan losses charged to earnings and is maintained at a level considered adequate by management to provide for reasonably foreseeable loan losses.

    The provision and the level of the allowance are evaluated on a regular basis by management and are based upon management's periodic review of the collectibility of the loans in light of known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant change. Ultimately losses may vary from current estimates and future additions to the allowance may be necessary.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    ALLOWANCE FOR LOAN LOSSES (CONCLUDED)

    Loan losses are charged against the allowance when management believes the collectibility of the loan balance is unlikely. Subsequent recoveries, if any, are credited to the allowance.

    Loans are considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis by either the present value of expected future cash flows discounted at the loan's effective interest rate, the loan's obtainable market price, or the fair value of the collateral if the loan is collateral dependent. Substantially all of the Bank's loans which have been identified as impaired have been measured by the fair value of existing collateral.

    Large groups of smaller balance homogeneous loans that are collectively evaluated for impairment, and loans that are measured at fair value fall outside the scope of evaluation for impairment.

    OTHER REAL ESTATE OWNED

    Other real estate owned includes both formally foreclosed properties and repossessed properties, whereby the Bank has taken physical possession of the property without formal foreclosure proceedings.

    Foreclosed real estate is initially recorded at the lower of cost or fair value at the date of acquisition. Costs relating to the development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    OTHER REAL ESTATE OWNED (CONCLUDED)

    Valuations are periodically performed by management, and an allowance for losses is established through a charge to earnings if the carrying value of a property exceeds its fair value less estimated costs to sell.

    BANKING PREMISES AND EQUIPMENT

    Land is carried at cost. Buildings and improvements and equipment are stated at cost, less accumulated depreciation and amortization, computed on the straight-line method over the estimated useful lives of the assets or the terms of the leases, if shorter.

    It is general practice to charge the cost of maintenance and repairs to earnings when incurred; major expenditures for betterments are capitalized and depreciated.

    INCOME TAXES

    Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes. The Bank's base amount of its federal income tax reserve for loan losses for tax purposes is a permanent difference for which there is no recognition of a deferred tax liability. However, the loan loss allowance maintained for financial reporting purposes is treated as a temporary difference with allowable recognition of a related deferred tax asset, if it is deemed realizable.

    PENSION PLAN

    The compensation cost of an employee's pension benefit is recognized on the net periodic pension cost method over the employee's approximate service period. The aggregate cost method is utilized for funding purposes.

    ADVERTISING COSTS

    Advertising costs are charged to earnings when incurred.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    TRUST ASSETS

    Trust assets held in a fiduciary or agency capacity are not included in these consolidated financial statements because they are not assets of the Bank. Trust assets totaled $21,043, $15,496 and $10,446 at August 31, 1998 (unaudited), December 31, 1997 and 1996, respectively.

    COMPREHENSIVE INCOME

    The Bank adopted SFAS No. 130, "Reporting Comprehensive Income," as of January 1, 1998. Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income. The adoption of SFAS No. 130 had no effect on the Bank's net income or shareholders' equity.

    The components of other comprehensive income and related tax effects are as follows:

                                                     Eight Months
                                                        Ended
                                                      August 31,
                                                         1998
                                                     ------------
                                                     (unaudited)
    Unrealized holding losses on available for
      sale securities                                 $  (2,628)
    Less:  Reclassification adjustment for gains
      realized in income                                   (964)
                                                     ------------
    Net unrealized gains                                 (3,592)

    Tax effect                                            1,328
                                                     ------------

                                                      $  (2,264)
                                                     ============

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED)

    RECENT ACCOUNTING PRONOUNCEMENT

    The FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," effective for all fiscal quarters of all fiscal years beginning after June 15, 1999. This Statement standardizes the accounting for derivative instruments, including certain derivative instruments embedded in other contracts, by requiring that an entity recognize those items as assets or liabilities in the balance sheet and measure them at fair value. If certain conditions are met, an entity may elect to designate a derivative as follows: a hedge of the exposure to changes in the fair value of a recognized asset or liability, or of an unrecognized firm commitment that are attributable to a particular risk. A hedge of the exposure to variability in the cash flows of a recognized asset or liability, or of a forecasted transaction, that is attributable to a particular risk. Or, a hedge of the foreign currency exposure of an unrecognized firm commitment, an available-for-sale security, a forecasted transaction, or a net investment in a foreign operation. This Statement generally provides for matching the timing of a gain or loss recognition on the hedging instrument with the recognition of the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or the earnings effect of the hedged forecasted transaction. The Bank will adopt these disclosure requirements during the year ended December 31, 2000.

2.  SECURITIES AVAILABLE FOR SALE

    The amortized cost and estimated fair value of securities available for sale, with gross unrealized gains and losses, follows:

                                      August 31, 1998
                      -----------------------------------------------
                                    Gross       Gross
                       Amortized  Unrealized  Unrealized     Fair
                         Cost       Gains       Losses       Value
                      ----------  ----------  ----------  -----------
                                        (unaudited)
Marketable equity
    securities         $ 19,475     $  849     $(1,638)    $ 18,686

Mortgage-backed:
    FHLMC                11,446        444         (15)      11,875
    FNMA                 37,861        494         (82)      38,273
    GNMA                  2,513        135           -        2,648
                      ----------  ----------  ----------  -----------

                       $ 71,295     $1,922     $(1,735)    $ 71,482
                      ==========  ==========  ==========  ===========

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    SECURITIES AVAILABLE FOR SALE (CONTINUED)

                                             December 31, 1997
                            -------------------------------------------------
                                           Gross        Gross
                            Amortized    Unrealized   Unrealized      Fair
                               Cost        Gains        Losses       Value
                            ----------   ----------   ----------   ----------
    Marketable equity
        securities           $ 12,602      $ 3,399      $ (274)     $ 15,727

    Mortgage-backed:
        FHLMC                  13,765          435         (22)       14,178
        FNMA                   22,680          234        (119)       22,795
        GNMA                    2,814          126           -         2,940
                            ----------   ----------   ----------   ----------

                             $ 51,861      $ 4,194      $ (415)     $ 55,640
                            ==========   ==========   ==========   ==========

                                             December 31, 1996
                            -------------------------------------------------
                                           Gross        Gross
                            Amortized    Unrealized   Unrealized      Fair
                               Cost        Gains        Losses       Value
                            ----------   ----------   ----------   ----------
    Marketable equity
        securities           $ 12,103     $ 1,992       $ (250)     $ 13,845

    Debt Securities:
        Corporate                 250           -            -           250
        Mortgage-backed:
            FHLMC              16,966         382          (45)       17,303
            FNMA               27,401         116         (287)       27,230
            GNMA                2,937          61            -         2,998
                            ----------   ----------   ----------   ----------

                             $ 59,657     $ 2,551       $ (582)     $ 61,626
                            ==========   ==========   ==========   ==========

    At August 31, 1998 (unaudited) and December 31, 1997 and 1996, the Bank has pledged securities available for sale with an amortized cost of $2,063, $997 and $997, and a fair value of $2,072, $992 and $990, respectively, as collateral against its treasury, tax and loan account and sweep account.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    SECURITIES AVAILABLE FOR SALE (CONCLUDED)

    Proceeds from the sale of securities available for sale for the eight months ended August 31, 1998 and 1997 (unaudited) amounted to $6,371 and $6,088, respectively. Gross gains of $1,221 and $1,198, and gross losses of $72 and $20, were realized during the eight months ended August 31, 1998 and 1997 (unaudited), respectively.

    Proceeds from sales of securities available for sale during the years ended December 31, 1997, 1996 and 1995 amounted to $9,416, $11,478 and $7,946, respectively. Gross realized gains of $1,601, $758 and $726, and gross realized losses of $20, $7 and $157, were realized during the years ended December 31, 1997, 1996 and 1995, respectively.

    During 1995, proceeds from calls of securities held to maturity amounted to $141 resulting in a gross realized gain of $9.

    During 1997, the Bank established a private charitable foundation (the "Foundation") to provide grants to charitable organizations in the Westfield area. The Foundation, which is not a subsidiary of the Bank, was funded by a donation from the Bank of marketable equity securities with a cost basis and fair value of $235 and $549, respectively, at the date of transfer.
    Such securities had been classified as available for sale and, accordingly, the transfer resulted in the Bank recognizing the unrealized appreciation of the securities of $314 in the consolidated statement of income.

    During the eight months ended August 31, 1998 (unaudited), additional marketable equity securities with a cost basis and fair value of $33 and $102, respectively, were transferred from the Bank, resulting in the Bank recognizing the unrealized appreciation of $69 in the consolidated statement of income.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

3.  LOANS

    A summary of the balances of loans follows:

                                                            December 31,
                                        August 31,    -----------------------
                                          1998           1997         1996
                                      -------------   ----------   ----------
                                       (unaudited)
    Mortgage loans on real estate:
        Residential                     $ 160,615      $ 158,858    $ 156,115
        Commercial                         21,088         21,757       19,697
        Construction                        4,150          2,868        1,124
        Home equity                        64,144         62,227       43,662
                                      -------------   ----------   ----------
                                          249,997        245,710      220,598
                                      -------------   ----------   ----------
    Other loans:
        Commercial                          4,588          4,319        3,879
        Consumer                           14,135         14,578       12,366
                                      -------------   ----------   ----------
                                           18,723         18,897       16,245
                                      -------------   ----------   ----------

                   Total loans            268,720        264,607      236,843

    Less:  Allowance for loan losses       (2,061)        (1,952)      (1,911)
           Net deferred loan costs            892            934          598
           Unadvanced loan funds           (1,987)        (1,866)      (1,395)
                                      -------------   ----------   ----------

                   Loans, net            $ 265,564     $ 261,723    $ 234,135
                                      =============   ==========   ==========

    An analysis of the allowance for loan losses follows:

                                               Eight Months Ended
                                                   August 31,           Years Ended December 31,
                                              ---------------------  -------------------------------
                                                1998        1997       1997       1996       1995
                                              ---------   ---------  ---------  ---------  ---------
                                                  (unaudited)
    Balance at beginning of period             $ 1,952     $ 1,911    $ 1,911    $ 1,838    $ 1,657
    Provision for loan losses                      160         120        180        180        210
    Recoveries                                      19          20         32         29         46
    Loans charged-off                              (70)       (104)      (171)      (136)       (75)
                                              ---------   ---------  ---------  ---------  ---------

    Balance at end of period                   $ 2,061     $ 1,947    $ 1,952    $ 1,911    $ 1,838
                                              =========   =========  =========  =========  =========

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    LOANS (CONCLUDED)

    The following is a summary of the impaired and non-accrual loans:

                                                   December 31,
                                    August 31,  ------------------
                                       1998       1997      1996
                                    ---------   --------  --------
                                   (unaudited)
    Total impaired loans with no
       valuation allowance            $ 893      $  929     $ 983
                                     =======    ========   =======

    Non-accrual loans                 $ 862      $1,159     $ 252
                                     =======    ========   =======

    No additional funds are committed to be advanced in connection with impaired loans.

                                          Eight Months Ended
                                              August 31,         Years Ended December 31,
                                         --------------------  ----------------------------
                                           1998        1997      1997      1996      1995
                                         ---------   --------  --------  --------  --------
                                             (unaudited)
    Average recorded investment in
       impaired loans                      $ 888      $ 952     $ 953      $ 753     $ 256
                                         =========   ========  ========  ========  ========

    Interest income recognized on
       a cash basis on impaired loans      $  47      $  52     $  57      $  38     $  21
                                         =========   ========  ========  ========  ========

    The Bank has sold mortgage loans in the secondary mortgage market and has retained the servicing responsibility and receives fees for the services provided. Loans sold and serviced for others amounted to $45,511, $29,868 and $32,986 at August 31, 1998 (unaudited), December 31, 1997 and 1996, respectively. All loans serviced for others were sold without recourse provisions and are not included in the accompanying consolidated balance sheets.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

4.  OTHER REAL ESTATE OWNED

    Other real estate owned consists of the following:

                                                                 December 31,
                                                  August 31,  ------------------
                                                    1998        1997      1996
                                                  ---------   --------  --------
                                                 (unaudited)
    Real estate acquired in settlement of loans    $  871      $  727    $  865
    Real estate in possession                          12         192        75
                                                  ---------   --------  --------
                                                      883         919       940
    Less allowance for losses                        (548)       (538)     (517)
                                                  ---------   --------  --------

                                                   $  335      $  381    $  423
                                                  =========   ========  ========

    An analysis of the allowance for losses on other real estate owned is as follows:

                                        Eight Months Ended
                                           August 31,          Years Ended December 31,
                                       --------------------  -----------------------------
                                          1998       1997      1997      1996       1995
                                       ---------   --------  --------  --------  ---------
                                            (unaudited)
    Balance at beginning of period     $ 538         $ 517     $ 517    $  613    $ 1,127
    Provision for losses                  10             -        21        52         65
    Charge-offs                            -             -         -      (148)      (554)
    Transfer upon adoption of
        SFAS No. 114 (Note 1)              -             -         -         -        (25)
                                      --------     --------  --------  --------  ---------

    Balance at end of period           $ 548         $ 517     $ 538    $  517    $   613
                                      ========     ========  ========  ========  =========

    Expenses applicable to other real estate owned consist of the following:

                                                  Eight Months Ended
                                                      August 31,         Years Ended December 31,
                                                 --------------------  ----------------------------
                                                   1998        1997      1997      1996      1995
                                                 ---------   --------  --------  --------  --------
                                                      (unaudited)
    Net (gain) loss on sales of other
        real estate owned                          $ (5)       $ 16      $   7     $ (16)    $  31
    Provision for losses                             10           -         21        52        65
    Operating expenses, net of rental income         37          50         82       175        93
                                                  -------    --------  --------  --------  --------

                                                   $ 42        $ 66      $ 110     $ 211     $ 189
                                                  =======    ========  ========  ========  ========

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

5.  BANKING PREMISES AND EQUIPMENT

    A summary of the cost and accumulated depreciation and amortization of banking premises and equipment and their estimated useful lives follows:

                                                      December 31,
                                      August 31,  --------------------    Estimated
                                         1998       1997       1996     Useful Lives
                                      ----------  ---------  ---------  ------------
                                      (unaudited)
    Banking premises:
        Land                           $   560     $   589       $344
        Buildings and improvements       3,792       3,893      3,205   5 - 40 years
    Equipment                            3,370       2,838      2,348   3 - 10 years
    Construction in progress             2,640       1,289         91
                                      ----------  ---------  ---------
                                        10,362       8,609      5,988
    Less accumulated depreciation
        and amortization                (3,092)     (2,690)    (2,161)
                                      ----------  ---------  ---------

                                       $ 7,270     $ 5,919     $3,827
                                      ==========  =========   ========

    The balance of construction in progress represents costs incurred to date in connection with expansion of the Bank's main office. As part of the expansion project, on January 2, 1997, the Bank entered into an agreement with a builder for expansion work at a cost of up to $3,300.

    Depreciation and amortization expense for the eight months ended August 31, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995 amounted to $432, $357, $550, $487 and $425, respectively.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

6.  DEPOSITS

    A summary of deposit balances, by type, is as follows:

                                                                       December 31,
                                                     August 31,  ------------------------
                                                        1998        1997         1996
                                                     ----------  -----------  -----------
                                                     (unaudited)
    Demand                                            $ 11,657     $  8,264     $  7,565
    NOW                                                 29,305       25,862       23,845
    Money market deposit                                24,904       22,234       16,649
    Regular                                             66,474       63,070       62,526
                                                     ----------  -----------  -----------
                   Total non-certificate accounts      132,340      119,430      110,585
                                                     ----------  -----------  -----------

    Certificate accounts less than $100,000            116,485      117,855      113,918
    Certificate accounts $100,000 or more               24,742       25,394       24,479
                                                     ----------  -----------  -----------
                   Total certificate accounts          141,227      143,249      138,397
                                                     ----------  -----------  -----------

                                                      $273,567     $262,679     $248,982
                                                     ==========   ==========   ==========

    A summary of certificate accounts, by maturity, is as follows:

                                   August 31, 1998           December 31, 1997          December 31, 1996
                               ------------------------  -------------------------  -------------------------
                                             Weighted                  Weighted                   Weighted
                                              Average                   Average                    Average
                                 Amount        Rate        Amount        Rate         Amount        Rate
                               -----------  -----------  -----------  ------------  -----------  ------------
                                     (unaudited)
    Within 1 year                $101,857      5.31%       $106,334      5.42%         $96,237       5.24%
    Over 1 year to 3 years         39,336      6.25          36,895      6.26           32,693       5.96
    Over 3 years to 5 years            34      2.50              20      2.50            9,467       7.23
                               -----------               -----------                -----------

                                 $141,227      5.54%       $143,249      5.63%        $138,397       5.54%
                               ===========               ===========                 ==========

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    DEPOSITS (CONCLUDED)

    Interest on deposits, classified by type, is as follows:

                            Eight Months Ended
                                August 31,            Years Ended December 31,
                           ---------------------  --------------------------------
                             1998        1997        1997       1996       1995
                           ---------   ---------  ----------  ---------  ---------
                               (unaudited)
    NOW                     $  189      $  165     $   253     $  243     $  272
    Money market deposit       533         272         407        441        499
    Regular                  1,003       1,110       1,759      1,684      1,707
    Certificate accounts     5,151       5,032       7,740      7,045      6,223
                          ---------    ---------  ----------  ---------  ---------

                            $6,876      $6,579     $10,159     $9,413     $8,701
                          =========    =========  ==========  =========  ========

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)


7.  FEDERAL HOME LOAN BANK ADVANCES

    Federal Home Loan Bank of Boston ("FHLB") advances consist of the following:

                                                          December 31,
                         Interest       August 31,   ----------------------
   Maturity Date           Rate            1998         1997        1996
-------------------      --------      ------------  ----------  ----------
                                       (unaudited)
September 23, 1998         5.59%         $ 9,000      $     -      $     -
October 6, 1998            5.55            4,000            -            -
October 15, 1998           5.54            5,000            -            -
December 16, 1998          5.56            5,000            -            -
January 6, 1999            5.56           10,000            -            -
February 8, 1999           4.99           10,000            -            -
February 24, 1999          4.89           10,000            -            -
January 7, 1998            5.62                -       10,000            -
February 27, 1998          5.73                -        3,000            -
March 9, 1998              5.77                -        4,000            -
March 19, 1998             5.78                -        4,000            -
March 24, 1998             5.77                -       10,000            -
April 15, 1998             5.64                -        5,000            -
January 21, 1997           5.47                -            -        5,000
March 3, 1997              5.38                -            -        4,000
March 11, 1997             5.44                -            -       10,000
March 21, 1997             5.66                -            -       10,000
April 17, 1997             5.67                -            -        5,000
December 30, 2004          8.51            1,382        1,406        1,441
                                       ------------  ----------  ----------
                                          54,382       37,406       35,441
Line of credit                               410        4,320            -
                                       ------------  ----------  ----------

                                         $54,792      $41,726      $35,441
                                       ============  ==========  ==========

    The advance due on December 30, 2004 requires monthly principal and interest payments.

    The interest rate on the line of credit adjusts daily. Borrowings under the line are limited to 2% of the Bank's total assets. All borrowings from the Federal Home Loan Bank of Boston are secured by a blanket lien on qualified collateral, defined principally as 75% of the carrying value of first mortgage loans on owner-occupied residential property and 90% of the market value of U.S. government and federal agency securities.

    Additionally, as a member of the FHLB, the Bank is eligible to borrow amounts up to the level of qualified collateral maintained.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

8.  INCOME TAXES

    Allocation of federal and state income taxes between current and deferred portions is as follows:

                                             Eight Months Ended
                                                 August 31,         Years Ended December 31,
                                          ---------------------  -------------------------------
                                            1998        1997       1997       1996       1995
                                          ---------   ---------  ---------  ---------  ---------
                                               (unaudited)
    Current tax provision:
        Federal                            $1,041      $  868     $1,385     $  927     $  984
        State                                 233         298        365        433        424
                                         ---------    ---------  ---------  ---------  ---------
                                            1,274       1,166      1,750      1,360      1,408
                                         ---------    ---------  ---------  ---------  ---------
    Deferred tax provision (benefit):
        Federal                               (28)       (134)      (165)       165        (44)
        State                                 (23)        (46)       (44)        57         36
                                         ---------    ---------  ---------  ---------  ---------
                                              (51)       (180)      (209)       222         (8)
                                         ---------    ---------  ---------  ---------  ---------

                                           $1,223      $  986     $1,541     $1,582     $1,400
                                          ========     ========   ========   ========   ========

    The reasons for the differences between the statutory federal income tax rate and the effective tax rates are summarized as follows:

                                                            Eight Months Ended
                                                                August 31,          Years Ended December 31,
                                                           ---------------------  ----------------------------
                                                             1998        1997       1997      1996      1995
                                                           ---------   ---------  --------  --------  --------
                                                                (unaudited)
    Statutory rate                                           34.0%        34.0%     34.0%     34.0%     34.0%
    Increase (decrease) resulting from:
        State taxes, net of federal tax benefit               3.9          5.4       4.6       8.0       8.1
        Dividends received deduction                         (2.9)        (3.3)     (2.6)     (3.8)     (4.3)
        Non-taxable appreciation of securities donated       (0.4)        (3.5)     (2.3)        -         -
        Other, net                                              -         (0.7)      0.1       0.8      (0.3)
                                                          ---------    ---------  --------  --------  --------

               Effective tax rates                           34.6%        31.9%     33.8%     39.0%     37.5%
                                                          =========    =========  ========  ========  ========

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    INCOME TAXES (CONTINUED)

    The components of the net deferred tax asset (liability) are as follows:

                                                         December 31,
                                         August 31,  ---------------------
                                            1998       1997       1996
                                        -----------  ---------  ----------
                                        (unaudited)
    Deferred tax asset:
        Federal                            $  985     $   952    $   930
        State                                 340         316        321
                                         ----------  ---------  ----------
                                            1,325       1,268      1,251
                                         ----------  ---------  ----------

    Deferred tax liability:
        Federal                              (312)     (1,521)      (979)
        State                                 (86)       (199)      (363)
                                         ----------  ---------  ----------
                                             (398)     (1,720)    (1,342)
                                         ----------  ---------  ----------

    Net deferred tax asset (liability)     $  927     $  (452)   $   (91)
                                         ==========  =========  ==========

    The tax effects of each type of income and expense item that give rise to deferred taxes are as follows:

                                                        December 31,
                                         August 31,  ------------------
                                            1998       1997      1996
                                        -----------  --------  --------
                                        (unaudited)
    Cash basis of accounting               $  20     $    (7)   $ (17)
    Net unrealized gain on securities
        available for sale                   (69)     (1,397)    (827)
    Charitable donation                        -           -     (205)
    Depreciation                             (66)        (65)     (65)
    Deferred income                         (235)       (221)    (196)
    Allowance for loan losses                838         792      773
    Employee benefit plans                   451         412      412
    Other                                    (12)         34       34
                                         ----------  --------  --------

    Net deferred tax asset (liability)     $ 927     $  (452)   $ (91)
                                         ==========  ========  ========

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    INCOME TAXES (CONCLUDED)

    A summary of the change in the net deferred tax asset (liability) is as follows:

                                                     Eight Months Ended
                                                         August 31,          Years Ended December 31,
                                                    --------------------  -----------------------------
                                                      1998        1997      1997      1996      1995
                                                    ---------   --------  --------  --------  ---------
                                                         (unaudited)
    Balance at beginning of period                   $  (452)    $  (91)   $  (91)   $  406    $ 1,031
    Deferred tax (provision) benefit                      51        180       209      (222)         8
    Deferred tax effects on net unrealized gain
        on securities available for sale               1,328       (250)     (570)     (275)      (633)
                                                    --------    --------  --------  --------  ---------

    Balance at end of period                         $   927     $ (161)   $ (452)   $  (91)   $   406
                                                    ========    ========  ========  ========  =========

    There was no valuation allowance for deferred tax assets as of August 31, 1998 and December 31, 1997 and 1996.

    The federal income tax reserve for loan losses at the Bank's base year is approximately $1,551. If any portion of the reserve is used for purposes other than to absorb loan losses, approximately 150% of the amount actually used, (limited to the amount of the reserve) would be subject to taxation in the fiscal year in which used. As the Bank intends to use the reserve, to absorb only loan losses, a deferred tax liability of approximately $831 has not been provided.

9.  COMMITMENTS AND CONTINGENCIES

    In the normal course of business, there are outstanding commitments and contingencies which are not reflected in the consolidated financial statements.

    The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers and to reduce its own exposure to fluctuations in interest rates. These financial instruments include commitments to extend credit, standby letters of credit, interest rate swap agreements, interest rate cap agreements and interest rate floor agreements. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of the Bank's involvement in particular classes of financial instruments.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    COMMITMENTS AND CONTINGENCIES (CONTINUED)

    The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of these commitments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

    For interest rate swap, cap, and floor transactions, the notional amounts do not represent exposure to credit loss. Rather, the credit loss exposure relates to the net fair value to be received if such contracts were to be offset in the marketplace. The Bank controls the credit risk of such contracts through credit approvals, limits, and monitoring procedures.

    LOAN COMMITMENTS

    A summary of outstanding loan commitments whose contract amounts represent credit risk is as follows:

                                                          December 31,
                                          August 31,  -------------------
                                            1998        1997      1996
                                          ---------   --------- ---------
                                         (unaudited)
    Commitments to grant loans:
        Fixed                              $ 5,136     $ 4,539   $ 4,971
        Variable                             3,307       1,261       328
    Unadvanced funds on lines of credit     53,968      48,324    42,254
    Standby letters of credit                   87          87        32

    Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for lines of credit may expire without being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. These financial instruments are generally collateralized by real estate or other business assets.

    Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. These letters of credit are primarily issued to support borrowing arrangements and are generally written for one year terms. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Standby letters of credit are collateralized by real estate and deposit accounts.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    COMMITMENTS AND CONTINGENCIES (CONTINUED)

    INTEREST RATE SWAP AGREEMENTS

    The Bank periodically enters into interest rate swap agreements with the FHLB to moderate its exposure to interest rate changes and offset deposit costs. Interest rate swap agreements generally involve the exchange of fixed and floating-rate interest payment obligations without the exchange of the underlying principal, or notional, amounts. These transactions are accounted for using the accrual method. Net interest income resulting from the differential between exchanging floating and fixed-rate payments is recorded on a current basis.

    The notional principal amount of the Bank's outstanding interest rate swaps was $5,000 at December 31, 1996. Under the terms of the swap agreement, the FHLB agreed to pay semi-annual fixed rate payments of 6.635% while the Bank must pay quarterly floating rate payments. The agreement matured on June 29, 1997 and the original term was three years. Net interest income resulting from the differential between the floating and fixed-rate interest payments amounted to $20, $53 and $22 for the years ended December 31, 1997, 1996 and 1995, respectively, and is recorded against interest expense on deposits.

    INTEREST RATE CAP AND FLOOR AGREEMENTS

    The Bank periodically enters into interest cap and floor agreements to moderate its exposure to interest rate changes and offset borrowing costs. Interest rate cap and floor agreements generally involve the payment of a premium in return for cash receipts if interest rates rise above or fall below a specified interest rate level. Payments are based on a notional principal amount.

    During the eight months ended August 31, 1998 (unaudited), the Bank entered into two interest rate cap agreements. The notional principal amount of the cap agreements amounted to $10,000. Under the terms of the cap agreements, the Bank paid premiums of $80 in exchange for future cash paymnents if LIBOR increases above 6%. Amortization for the eight month period ended August 31, 1998 amounted to $8. The agreements have a term of three years and mature in May and June 2001.

    The notional principal amount of the Bank's interest rate cap was $5,000, which matured on January 16, 1996. Cash payments received during 1996 and 1995 related to this interest rate cap totaled $12 and $52, respectively, and are recorded as a credit to interest on advances.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    COMMITMENTS AND CONTINGENCIES (CONTINUED)

    INTEREST RATE CAP AND FLOOR AGREEMENTS (CONCLUDED)

    The notional principal amount of the Bank's outstanding interest rate floor was $10,000 at August 31, 1998 (unaudited) and December 31, 1997 and 1996. Under the terms of the floor agreement, the Bank paid a premium of $134 during 1996 which is included in other assets and is being amortized over five years which is the term of the agreement. Amortization for the eight months ended August 31, 1998 and the years ended December 31, 1997 and 1996 totaled $18, $27 and $16, respectively, and is recorded as interest expense on advances. If LIBOR falls below 5.75%, the Bank receives cash payments on a quarterly basis. Cash payments received during the eight months ended August 31, 1998 (unaudited) and the years ended December 31, 1997 and 1996 totaled $2, $12 and $4, respectively, and are recorded as a credit to interest on advances.

    LEASE COMMITMENTS

    Pursuant to the terms of noncancelable lease agreements in effect at August 31, 1998 (unaudited) and December 31, 1997, future minimum rent commitments pertaining to banking premises are as follows:

            Years Ending         August 31,   December 31,
            December 31,            1998         1997
            -----------          -----------  -----------
                                 (unaudited)
               1998                 $   47       $  141
               1999                    129          129
               2000                     53           53
               2001                     53           53
               2002                     50           50
            Thereafter                 825          825
                                 -----------  -----------

                                    $1,157       $1,251
                                 ===========  ===========

    Annual real estate taxes assessed to the leased premises will be added to the basic rental scheduled above. The leases contain options to extend for periods from five to twenty-five years. The cost of such rentals is not included above.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    COMMITMENTS AND CONTINGENCIES (CONCLUDED)

    LEASE COMMITMENTS (CONCLUDED)

    Rent expense for the eight months ended August 31, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995 amounted to $94, $72, $119, $96 and $106, respectively.

    CONTINGENCIES

    Various legal claims arise from time to time in the ordinary course of business. In the opinion of management, these claims will have no material effect on the Bank's consolidated financial position.

10. MINIMUM REGULATORY CAPITAL REQUIREMENTS

    The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined) to average assets (as defined). Management believes, as of August 31, 1998 (unaudited) and December 31, 1997 and 1996, that the Bank meets all capital adequacy requirements to which it is subject.

    As of August 31, 1998 (unaudited) and December 31, 1997 and 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)


    MINIMUM REGULATORY CAPITAL REQUIREMENTS (CONCLUDED)

    The Bank's actual capital amounts and ratios as of August 31, 1998 (unaudited) and December 31, 1997 and 1996 are also presented in the table.

                                                                               Minimum
                                                                              To Be Well
                                                                           Capitalized Under
                                                      Minimum for Capital  Prompt Corrective
                                        Actual        Adequacy Purposes    Action Provisions
                                 -------------------  -------------------  -----------------
                                   Amount     Ratio     Amount     Ratio     Amount    Ratio
                                 ----------  -------  ----------  -------  ----------  -----
                                                     (Dollars in Thousands)
    As of August 31, 1998 (unaudited):
    --------------------------------
    Total Capital to Risk
        Weighted Assets            $34,530    13.5%     $20,477     8.0%     $25,596   10.0%
    Tier 1 Capital to Risk
        Weighted Assets             32,469    12.7       10,238     4.0       15,358    6.0
    Tier 1 Capital to Average
        Assets                      32,469     9.1       10,688     3.0       17,813    5.0
                                                         17,813     5.0

    As of December 31, 1997:
    -----------------------
    Total Capital to Risk
        Weighted Assets            $32,902    15.1%     $17,389     8.0%     $21,736   10.0%
    Tier 1 Capital to Risk
        Weighted Assets             30,950    14.2        8,694     4.0       13,042    6.0
    Tier 1 Capital to Average
        Assets                      30,950     9.1       10,225     3.0       17,043    5.0
                                                         17,043     5.0

    As of December 31, 1996:
    -----------------------
    Total Capital to Risk
        Weighted Assets            $29,843    15.7%     $15,234     8.0%     $19,042   10.0%
    Tier 1 Capital to Risk
        Weighted Assets             27,932    14.7        7,617     4.0       11,425    6.0
    Tier 1 Capital to Average
        Assets                      27,932     8.9        9,375     3.0       15,626    5.0
                                                         15,626     5.0

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

11. PENSION PLANS

    DEFINED BENEFIT PLAN

    The Bank provides basic and supplemental pension benefits for eligible employees through the Savings Banks Employees Retirement Association ("SBERA") Pension Plan. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in one twelve-month period, beginning with such employee's date of employment, automatically becomes a participant in the retirement plan. All participants are fully vested after three years of such service.

    Net periodic pension cost consists of the following:


                                                            Plan Years Ended October 31,
                                                            ------------------------------
                                                             1997       1996       1995
                                                            --------   --------   --------

    Service cost - benefits earned during year              $ 282      $ 270       $ 206
    Interest cost on projected benefits                       259        244         222
    Actual return on plan assets                             (464)      (377)       (377)
    Amortization of net loss                                  194        183         216
                                                            -----      -----       -----

                                                            $ 271      $ 320       $ 267
                                                            =====      =====       =====

    Actuarial assumptions used in accounting were:


                                                                   1997            1996
                                                                 --------        --------
    Discount rates on benefit obligations                         7.25%           7.50%
    Rates of increase in compensation levels                      6.00            6.00
    Expected long-term rates of return on plan assets             8.00            8.00


    According to SBERA, a reconciliation of the funded status of the plan is as follows:


                                                                        October 31,
                                                                 ----------      ---------
                                                                   1997            1996
                                                                 ----------      ---------
     Plan assets at fair value, primarily consisting of U.S.
         government securities and equity securities              $ 3,399         $ 3,071
     Actuarial present value of projected benefit obligation        3,891           3,460
                                                                 ----------      ---------
     Projected benefit obligation in excess of plan assets           (492)           (389)
     Unamortized net surplus since adoption of SFAS No. 87             46              50
     Unrecognized net gain                                           (561)           (657)
                                                                 ----------      ---------

     Accrued pension liability                                    $(1,007)          $(996)
                                                                  =========       ========



    The accumulated benefit obligation (substantially all vested) at October 31, 1997 was $1,975 which was less than the plan assets at fair value.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    PENSION PLANS (CONCLUDED)

    DEFINED BENEFIT PLAN (CONCLUDED)

    Total pension expense for the eight months ended August 31, 1998 and 1997 (unaudited) and the years ended December 31, 1997, 1996 and 1995 amounted to $292, $192, $336, $386 and $294, respectively.

    DEFINED CONTRIBUTION PLAN

    In addition to the defined benefit plan, the Bank has a 401(k) plan. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in one twelve month period, beginning with such employee's date of hire, automatically becomes a participant in the plan. The plan provides for voluntary contributions by participating employees up to 15% of their compensation, subject to certain limits based on federal tax laws. Presently, the Bank does not make matching contributions.

    TRUSTEES' RETIREMENT PLAN

    During 1996, the Board of Trustees voted to adopt a Trustee's Indexed Fee Continuation Program effective as of January 1, 1997. Under the terms of the plan, Trustees are eligible to participate in the plan upon election to the Board of Trustees and the retirement benefits vest over a 10 year period. The retirement benefit for any plan year is determined by the performance of the insurance contracts, as defined in the plan. During, 1996, the Bank purchased life insurance contracts for $1,500. Plan expenses for eight months ended August 31, 1998 and 1997 (unaudited) and the year ended December 31, 1997 were $15, $17 and $50, respectively.

    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Bank has entered into a Split Dollar Life Insurance Arrangement with its President and Chief Executive Officer intended to provide supplemental retirement benefits. The Bank pays the annual premiums and records its share of the cash surrender value in other assets.

12. RELATED PARTY TRANSACTIONS

    In the ordinary course of business, the Bank has granted loans to officers, trustees and their affiliates amounting to approximately $1,448, $1,579 and $1,448 at August 31, 1998 (unaudited), and December 31, 1997 and 1996, respectively.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    RELATED PARTY TRANSACTIONS (CONCLUDED)

    An analysis of the activity of these loans is as follows:



                                      Eight Months
                                         Ended                  Years Ended
                                       August 31,               December 31,
                                      -----------       ---------------------------
                                          1998            1997              1996
                                      -----------       ---------         ---------
                                       (unaudited)

Balance at beginning of period            $1,579          $1,448            $1,922
Additions                                    196             416               290
Repayments                                  (327)           (285)             (764)
                                       ----------       ---------         ---------

Balance at end of period                  $1,448          $1,579            $1,448
                                        =========        ========          ========

13. FAIR VALUE OF FINANCIAL INSTRUMENTS

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of estimated fair values of all financial instruments where it is practicable to estimate such values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

    The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

         Cash and cash equivalents:  The carrying amounts of cash and short-term
         -------------------------
         instruments approximate fair values.

         Securities available for sale:  Fair values for securities available
         -----------------------------
         for sale are based on quoted market prices.

         Federal Home Loan Bank stock:  The carrying value of Federal Home Loan
         ----------------------------
         Bank stock approximates fair value based on the redemption provisions of the Federal Home Loan Bank of Boston.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    FAIR VALUE OF FINANCIAL INSTRUMENTS (CONTINUED)

         Loans receivable: Fair values for performing loans are estimated using
         ----------------
         discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for non-performing loans are estimated using underlying collateral values, where applicable.

         Deposit liabilities:  The fair values of non-certificate accounts are,
         -------------------
         by definition, equal to the amount payable on demand at the reporting date which is their carrying amounts. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

         Federal Home Loan Bank advances:  The fair values of the Bank's
         -------------------------------
         borrowings are estimated using discounted cash flow analyses based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

         Accrued interest:  The carrying amounts of accrued interest approximate
         ----------------
         fair value.

         Loan commitments:  Fair values for loan commitments are based on fees
         ----------------
         currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing, and are not significant since fees charged are not material.

         Interest rate swap, cap, and floor agreements:  The fair value of
         ---------------------------------------------
         interest rate swap, cap, and floor agreements are obtained from dealer quotes. These values represent the estimated amount the Bank would receive or pay to terminate agreements taking into consideration current interest rates.

                    WORONOCO SAVINGS BANK AND SUBSIDIARIES

                            (DOLLARS IN THOUSANDS)

    FAIR VALUE OF FINANCIAL INSTRUMENTS (CONCLUDED)

    The carrying or notional amounts and estimated fair values of the Bank's financial instruments are as follows:

                                                                                   December 31,
                                                                  --------------------------------------------
                                             August 31, 1998               1997                 1996
                                         -----------------------  ---------------------  ---------------------
                                          Carrying       Fair      Carrying      Fair     Carrying      Fair
                                           Amount       Value       Amount      Value      Amount      Value
                                         ----------   ----------  ----------  ---------  ----------  ---------
                                               (unaudited)
    Financial assets:
        Cash and cash equivalents          $12,923      $12,923     $11,686    $11,686     $10,469    $10,469
        Securities available for sale       71,482       71,482      55,640     55,640      61,626     61,626
        Federal Home Loan Bank
            stock                            2,984        2,984       2,433      2,433       2,101      2,101
        Loans, net                         265,564      267,157     261,723    263,564     234,135    232,947
        Accrued interest receivable          1,648        1,648       1,479      1,479       1,427      1,427

    Financial liabilities:
        Deposits                           273,567      274,330     262,679    263,383     248,982    250,043
        Federal Home Loan Bank
            advances                        54,792       54,956      41,726     41,835      35,441     35,540


                                           Notional      Fair      Notional      Fair     Notional      Fair
                                            Amount      Value       Amount      Value      Amount      Value
                                          ----------  ----------  ----------  ---------  ----------  ---------
    Other:
        Interest rate swap
            agreement                      $     -     $      -    $      -   $      -      $5,000       $(23)
        Interest rate floor
            agreement                       10,000          139      10,000        102      10,000        167
        Interest rate cap
            agreements                      10,000           41          --         --          --         --

16. PLAN OF CONVERSION (UNAUDITED)

    On August 26, 1998, the Board of Trustees of Bank approved a Plan of Conversion, as amended, for Woronoco Savings Bank ("Plan"). The Plan provides for the conversion of the Bank from a state-chartered mutual savings bank to a state-chartered stock savings bank. It is currently intended that all of the stock of the Bank will be held by a holding company, Woronoco Bancorp, Inc. (the "Company"), a Delaware corporation. The Plan is subject to the approval of the Bank's Corporators and various regulatory agencies.

                     WORONOCO SAVINGS BANK AND SUBSIDIARIES

                             (DOLLARS IN THOUSANDS)

    PLAN OF CONVERSION (CONCLUDED)

    As part of the Conversion, the Bank will establish a liquidation account for the benefit of eligible and supplemental eligible account holders. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible and supplemental eligible account holder will be entitled to receive balances for accounts then held.

    In addition, pursuant to the Plan of Conversion, the Company intends to establish a charitable foundation and the Bank an Employees' Stock Ownership Plan. Also, the Company and Bank each intend to enter into employment agreements, change in control agreements and severance agreements with certain offices.

    Subsequent to the Conversion, the Company and the Bank may not declare or pay dividends on and the Company may not repurchase any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

    Conversion costs will be deferred and deducted from the proceeds of the shares sold. If the Conversion is not completed, all costs will be expensed. As of August 31, 1998, no offering costs have been incurred.

================================================================================
         No dealer, salesman or any other person has been authorized to give any information or to make any representation other than as contained in this Prospectus in connection with the offering made hereby, and, if given or made, such other information or representation must not be relied upon as having been authorized by Woronoco Bancorp, Inc., Woronoco Savings Bank or Sandler O'Neill & Partners, Inc. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall under any circumstances create any implication that there has been no change in the affairs of Woronoco Bancorp, Inc. or Woronoco Savings Bank since any of the dates as of which information is furnished herein or since the date hereof.

                   ------------------------------

                          TABLE OF CONTENTS
                                                                 Page
                                                                 ----
Summary of the Conversion and the Offerings..........................
Selected Consolidated Financial and Other Data of the Bank...........
Risk Factors.........................................................
Woronoco Bancorp, Inc. ..............................................
Woronoco Savings Bank................................................
Woronoco Savings Charitable Foundation...............................
Regulatory Capital Compliance........................................
Use of Proceeds......................................................
Dividend Policy......................................................
Market for the Common Stock..........................................
Capitalization.......................................................
Pro Forma Data.......................................................
Comparison of Valuation and Pro Forma Information
 with No Foundation..................................................
Woronoco Savings Bank Consolidated Statements of Income..............
Management's Discussion and
  Analysis of Financial Condition
  and Results of Operations..........................................
Business of the Company..............................................
Business of the Bank.................................................
Federal and State Taxation...........................................
Regulation and Supervision...........................................
Management of the Company............................................
Management of the Bank...............................................
The Conversion.......................................................
Restrictions on Acquisition of the
   Company and the Bank..............................................
Description of Capital Stock of the Company..........................
Description of Capital Stock of the Bank.............................
Transfer Agent and Registrar.........................................
Experts..............................................................
Legal and Tax Opinions...............................................
Additional Information...............................................
Woronoco Savings Bank Index to Consolidated
    Financial Statements.............................................

                    -----------------------------

          Until _________, 1999 or 25 days after commencement of the Syndicated Community Offering, if any, whichever is later, all dealers effecting transactions in the registered securities, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================




                            Up to 5,554,500 Shares
                      (Anticipated Maximum, as Adjusted)





                                    [LOGO]




                            Woronoco Bancorp, Inc.

                         (Proposed Holding Company for
                            Woronoco Savings Bank)




                                 COMMON STOCK
                          (par value $0.01 per share)




                                  __________

                                  PROSPECTUS
                                  __________




                       Sandler O'Neill & Partners, Inc.





                               __________, 1999




================================================================================

                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


     Massachusetts filing fee......................................    $  5,000
     SEC filing(1).................................................      16,677
     OTS holding company filing fee................................       2,000
     NASD filing fee(1)............................................       6,499
     AMEX listing fee(1)...........................................      27,500
     Printing, postage and mailing.................................     350,000
     Legal fees and expenses.......................................     225,000
     Accounting fees and expenses..................................      80,000
     Appraisers' fees and expenses (including
         business plan)............................................      31,000
     Marketing fees and selling commissions(1).....................     628,000
     Underwriter's expenses (including counsel's fees).............      50,000
     Conversion agent fees and expenses............................      20,000
     Transfer agent fees and expenses..............................      10,000
     Certificate printing..........................................       5,000
     Telephone, temporary help and other equipment.................      10,000
     Miscellaneous.................................................      21,324
                                                                     ----------
     TOTAL.........................................................  $1,488,000
                                                                     ==========

______________________
(1) Unless otherwise noted, based upon the registration and issuance of 5,998,860 shares at $10.00 per share.

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the General Corporation Law of the State of Delaware (being Chapter 1 of Title 8 of the Delaware Code), Articles 10 and 11 of the registrant's Certificate of Incorporation provide as follows:

TENTH:

A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent, or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B. The right to indemnification conferred in Section A of this Article TENTH shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or Officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, services to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article TENTH shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

C. If a claim under Section A or B of this Article TENTH is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expenses of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article TENTH or otherwise shall be on the Corporation.

D. The rights to indemnification and to the advancement of expenses conferred in this Article TENTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or subsidiary or Affiliate or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article TENTH with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation.

ELEVENTH:

A Director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability: (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or
(iv) for any transaction from which the Director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a Director of the Corporation existing at the time of such repeal or modification.

ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits and financial statement schedules filed as a part of this registration statement are as follows:

(a)   List of Exhibits (filed herewith unless otherwise noted)

1.1 Engagement Letter between Woronoco Savings Bank and Sandler O'Neill & Partners, L.P.
1.2 Draft Form of Agency Agreement between Woronoco Savings Bank and Sandler O'Neill & Partners, L.P.*
2.1 Amended Plan of Conversion (including the Stock Charter and Stock Bylaws of Woronoco Savings Bank)
3.1   Certificate of Incorporation of Woronoco Bancorp, Inc.
3.2   Bylaws of Woronoco Bancorp, Inc.
3.3   Stock Charter and Stock Bylaws of Woronoco Savings Bank
      (See Exhibit 2.1 hereto)
4.0   Draft Stock Certificate of Woronoco Bancorp, Inc.
5.0   Draft Opinion of Muldoon, Murphy & Faucette re: legality
5.1   Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
8.0   Draft Opinion of Muldoon, Murphy & Faucette re:  Federal Tax Matters
8.1   Opinion of Wolf & Company, P.C. re:  State Tax Matters
10.1  Form of Woronoco Savings Bank Employee Stock Ownership Plan Trust
      Agreement
10.2  Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3 Form of Employment Agreement between Woronoco Savings Bank and certain executive officers
10.4 Form of Employment Agreement between Woronoco Bancorp, Inc. and certain executive officers
10.5 Form of Change in Control Agreement between Woronoco Savings Bank and certain executive officers
10.6  Form of Woronoco Savings Bank Employee Severance Compensation Plan
10.7  Form of Woronoco Savings Bank Supplemental Executive Retirement Plan
23.1  Consent of Wolf & Company, P.C.
23.2  Consent of Muldoon, Murphy & Faucette
23.3  Consent of Morris, Nichols, Arsht & Tunnell
23.4  Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.0  Powers of Attorney
27.0  Financial Data Schedule
99.1  Appraisal Report of Keller & Company, Inc. (P)
99.2  Draft of Woronoco Savings Charitable Foundation Gift Instrument

--------------------------------------
*To be filed by amendment
(P) Filed pursuant to Rule 202 of Regulation S-T.

(b)  Financial Statement Schedules

All schedules have been omitted as not applicable or not required under the rules of Regulation S-X.

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

CONFORMED
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westfield, Commonwealth of Massachusetts, on November 13, 1998.

Woronoco Bancorp, Inc.

By:  /s/ Cornelius D. Mahoney
     -------------------------------
     Cornelius D. Mahoney
     Chairman of the Board, President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

   Name                         Title                                              Date
   ----                         -----                                              ----
/s/ Cornelius D. Mahoney        Chairman of the Board, President              November 13, 1998
------------------------------  and Chief Executive Officer
Cornelius D. Mahoney            (principal executive officer)


/s/ Debra L. Murphy             Senior Vice President and Chief               November 13, 1998
------------------------------  Financial Officer
Debra L. Murphy                 (principal accounting and
                                financial officer)

/s/ James A. Adams              Director                                      November 13, 1998
------------------------------
James A. Adams

/s/ William G. Aiken            Director                                      November 13, 1998
------------------------------
William G. Aiken

/s/ Paul S. Allen               Director                                      November 13, 1998
------------------------------
Paul S. Allen

/s/ Francis J. Ehrhardt         Director                                      November 13, 1998
------------------------------
Francis J. Ehrhardt

/s/ Joseph M. Houser, Jr.       Director                                      November 13, 1998
------------------------------
Joseph M. Houser, Jr.

/s/ Joseph P. Keenan            Director                                      November 13, 1998
------------------------------
Joseph P. Keenan


/s/ Asher Nesin                 Director                                      November 13, 1998
------------------------------
Asher Nesin


/s/ Richard L. Pomeroy          Director                                      November 13, 1998
------------------------------
Richard L. Pomeroy


/s/ Norman H. Storey            Director                                      November 13, 1998
------------------------------
Norman H. Storey

/s/ Ann V. Schultz              Director                                      November 13, 1998
------------------------------
Ann V. Schultz

/s/ D. Jeffrey Templeton        Director                                      November 13, 1998
------------------------------
D. Jeffrey Templeton

/s/                             Director
------------------------------
Paul Tsatsos

   As filed with the Securities and Exchange Commission on November 13, 1998
                                                     Registration No. 333-______

================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------



                                   EXHIBITS

                                    TO THE

                                   FORM S-1

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933


                             --------------------


                            WORONOCO BANCORP, INC.

            (Exact name of registrant as specified in its charter)


================================================================================

                               TABLE OF CONTENTS


LIST OF EXHIBITS (FILED HEREWITH UNLESS OTHERWISE NOTED)

1.1 Engagement Letter between Woronoco Savings Bank and Sandler O'Neill & Partners, L.P.
1.2 Draft Form of Agency Agreement between Woronoco Savings Bank and Sandler O'Neill & Partners, L.P.*
2.1 Amended Plan of Conversion (including the Stock Charter and Stock Bylaws of Woronoco Savings Bank)
3.1   Certificate of Incorporation of Woronoco Bancorp, Inc.
3.2   Bylaws of Woronoco Bancorp, Inc.
3.3   Stock Charter and Stock Bylaws of Woronoco Savings Bank
      (See Exhibit 2.1 hereto)
4.0   Draft Stock Certificate of Woronoco Bancorp, Inc.
5.0   Draft Opinion of Muldoon, Murphy & Faucette re: legality
5.1   Draft Opinion of Morris, Nichols, Arsht & Tunnell re: legality
8.0   Draft Opinion of Muldoon, Murphy & Faucette re:  Federal Tax Matters
8.1   Opinion of Wolf & Company, P.C. re:  State Tax Matters
10.1  Form of Woronoco Savings Bank Employee Stock Ownership Plan Trust
      Agreement
10.2  Draft ESOP Loan Commitment Letter and ESOP Loan Documents
10.3 Form of Employment Agreement between Woronoco Savings Bank and certain executive officers
10.4 Form of Employment Agreement between Woronoco Bancorp, Inc. and certain executive officers
10.5 Form of Change in Control Agreement between Woronoco Savings Bank and certain executive officers
10.6  Form of Woronoco Savings Bank Employee Severance Compensation Plan
10.7  Form of Woronoco Savings Bank Supplemental Executive Retirement Plan
23.1  Consent of Wolf & Company, P.C.
23.2  Consent of Muldoon, Murphy & Faucette
23.3  Consent of Morris, Nichols, Arsht & Tunnell
23.4  Consent and Subscription Rights Opinion of Keller & Company, Inc.
24.0  Powers of Attorney
27.0  Financial Data Schedule
99.1  Appraisal Report of Keller & Company, Inc. (P)
99.2  Draft of Woronoco Savings Charitable Foundation Gift Instrument

--------------------------------------
*To be filed by amendment
(P) Filed pursuant to Rule 202 of Regulation S-T.